Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of August 6, 2026 (this “First Amendment”), is entered into among CARGURUS, INC., a Delaware corporation (the “Borrower”), each of the Lenders (as defined below), and the Administrative Agent (as defined below), and modifies that certain Credit Agreement, dated as of September 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified in writing from time to time and in effect immediately prior to the effectiveness of this First Amendment, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by this First Amendment, the “Amended Credit Agreement”), among the Borrower, the lenders from time to time party thereto (each a “Lender”, and collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), Collateral Agent and an L/C Issuer. Capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Amended Credit Agreement.

PRELIMINARY STATEMENTS

The Borrower has requested that the Administrative Agent and the Lenders under the Existing Credit Agreement agree to amend certain of the terms and provisions of the Existing Credit Agreement as specifically set forth in this First Amendment. For good and valuable consideration, the parties hereto hereby agree as follows:

1.
Amendments to the Existing Credit Agreement.
(a)
Amended Credit Agreement. The Existing Credit Agreement (excluding the schedules and exhibits thereto, which shall remain in full force and effect, except as specifically amended and restated pursuant to Section 1(b) and (c) of this First Amendment) is hereby amended as set forth in Annex A attached hereto such that all of the newly inserted underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) shall be deemed to be deleted therefrom.
(b)
Amendments to Schedules to the Existing Credit Agreement. Each of the following schedules to the Existing Credit Agreement is hereby deleted in its entirety and replaced with the corresponding schedules set forth in Annexes B and C attached to this First Amendment:
(i)
Schedule 2.01 (Commitments and Pro Rata Shares); and
(ii)
Schedule 10.02 (Administrative Agent’s Office, Certain Addresses for Notices).
(c)
Amendments to Exhibits to the Existing Credit Agreement. Exhibit A (Form of Committed Loan Notice) to the Existing Credit Agreement is hereby deleted in its entirety and replaced with the corresponding exhibit set forth in Annex D attached to this First Amendment.
2.
Conditions Precedent to First Amendment. This First Amendment shall become effective as of the date first written above (the “First Amendment Effective Date”) upon the satisfaction of each of the following conditions precedent set forth in this Section 2.
(a)
First Amendment. The Administrative Agent shall have received this First Amendment, duly executed by the Administrative Agent, the Borrower, and each Lender, and acknowledged by the Guarantor.

(b)
Notes. Each Lender that has requested a Revolving Credit Note shall have received a copy of a duly executed Revolving Credit Note in its favor (it being understood and agreed that the original executed Revolving Credit Note for each such Lender shall be delivered promptly following the First Amendment Effective Date).
(c)
Collateral Matters. The Administrative Agent shall have received (i) copies of favorable UCC, tax, and judgment lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties, as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Liens permitted under the Amended Credit Agreement and (ii) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement or any other Collateral Document (or evidence that such actions, recordings or filings will be completed substantially concurrently with the effectiveness of this First Amendment) that the Administrative Agent may deem necessary with respect to the perfection of the Liens granted under the Security Agreement or any other Collateral Document.
(d)
Opinions of Counsel. The Administrative Agent shall have received a favorable written opinion, dated as of the First Amendment Effective Date, of Morgan, Lewis & Bockius LLP, counsel to the Loan Parties (addressed to the Administrative Agent, the Collateral Agent, and the Lenders as of the First Amendment Effective Date) and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated by this First Amendment, in form and substance reasonably satisfactory to the Administrative Agent.
(e)
Secretary’s Certificate. The Administrative Agent shall have received (i) a certificate from each Loan Party, signed by a Responsible Officer of such Loan Party, and attested to by the secretary or any assistant secretary of such Loan Party, together with (x) copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Loan Party, (y) the resolutions of such Loan Party referred to in such certificate, and (z) a signature and incumbency certificate to the officers of such persons executing this First Amendment and the other Loan Documents, in each case, each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent and (ii) certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization or formation of each Loan Party (in each case, to the extent applicable).
(f)
KYC; PATRIOT Act. The Borrower shall have provided, or caused to be provided, the documentation and other information relating to the Loan Parties reasonably requested in writing at least five (5) Business Days prior to the First Amendment Effective Date by the Administrative Agent and the Lenders as they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and, if any Loan Party or Subsidiary thereof qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower, in each case at least three (3) Business Days prior to the First Amendment Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).
(g)
Accrued Interest and Fees. The Borrower shall have paid to the Administrative Agent, for the account of the Lenders under the Existing Credit Agreement, all unpaid interest, Revolving Commitment Fees, and other amounts in respect of the Revolving Credit Loans and Revolving Credit Commitments of the Lenders under the Existing Credit Agreement, in each case that have accrued through the First Amendment Effective Date.
(h)
Fees and Expenses. The Administrative Agent (and, as applicable, the Arrangers) shall have received payment of (i) all fees payable on or prior to the First Amendment Effective Date and (ii) to the extent invoiced at least one (1) Business Day prior to the First Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable fees, charges and disbursements of counsel to the Administrative Agent), in each case, required to be reimbursed or paid by the Borrower under any Loan Document or under any agreement with the Administrative Agent or any Arranger.
(i)
Assignment and Assumption. The Administrative Agent shall have received an Assignment and Assumption, in form and substance reasonably satisfactory to the Administrative Agent and dated as of the date hereof, duly executed by each of the Lenders under the Existing Credit Agreement and the Amended Credit Agreement party thereto, the Administrative Agent, and the Borrower.
(j)
Commitment Reduction Notice. The Administrative Agent shall have received a duly executed notice from the Borrower, pursuant to which the Borrower notifies the Administrative Agent and the Lenders that the Revolving Credit Commitments shall be reduced from $400,000,000 to $200,000,000 upon the effectiveness of this First Amendment.
3.
Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender as of the First Amendment Effective Date as follows:
(a)
Power; Authorization; No Contravention. Each Loan Party has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under this First Amendment and the other Loan Documents to which it is a party. The execution, delivery and performance by each Loan Party of this First Amendment and each other Loan Document to which such Person is or is to be a party are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action and do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with any material contract that such Person is a party to except to the extent that any such conflict under this clause (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) result in the creation or imposition of any Lien (other than Permitted Liens) on any Collateral of such Person or (iv) violate any Law or any writ, judgment, order or decree of any Governmental Authority except to the extent that any such violation under this clause (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)
Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery, performance by, or enforcement against, any Loan Party of this First Amendment or any other Loan Document to which it is a party, or for the consummation of the transactions contemplated by this First Amendment on the First Amendment Effective Date.
(c)
Binding Effect. This First Amendment and each other Loan Document has been duly executed and delivered by each Loan Party (to the extent such concept is applicable in the relevant jurisdiction and subject, in each case, to the Legal Reservations) that is party thereto. Subject to the Legal Reservations, this First Amendment and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
(d)
Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by Material Adverse Effect)), on and as of the date hereof after giving effect to this First Amendment and the consummation of the transactions contemplated by this First Amendment taking place on the First Amendment Effective Date, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by Material Adverse Effect)) as of such earlier date, and except that for purposes of this Section 3(e), the representations and warranties contained in Sections 5.05(a) and (b) of the Amended Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b) under the Existing Credit Agreement.
(e)
No Default. No Default or Event of Default exists on and as of the First Amendment Effective Date or, after giving effect to this First Amendment, would result from this First Amendment and the transactions contemplated hereby.
(f)
Solvency. On and as of the First Amendment Effective Date after giving effect to this First Amendment, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
4.
Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification and expense reimbursement obligations as to which no claim has been asserted by the Person entitled thereto or other obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been Cash Collateralized in an amount equal to one hundred five percent (105%) of the Dollar Amount of the aggregate Outstanding Amount of all L/C Obligations or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made).
5.
First Amendment as a Loan Document. This First Amendment constitutes a “Loan Document” under the Amended Credit Agreement.
6.
Effect on Loan Documents. After giving effect to this First Amendment on the First Amendment Effective Date, the Amended Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and are hereby ratified and confirmed by the Borrower in all respects. The execution, delivery, and performance of this First Amendment shall not operate as a waiver of any right, power, or remedy of the Administrative Agent, the Collateral Agent or the Lenders under the Existing Credit Agreement or the other Loan Documents. The Borrower hereby acknowledges and agrees that, after giving effect to this First Amendment, all of its obligations and liabilities under the Existing Credit Agreement and the other Loan Documents to which it is a party, as such obligations and liabilities have been amended by this First Amendment, are reaffirmed and remain in full force and effect. All references to the Existing Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to the Amended Credit Agreement. Nothing contained herein shall be construed as a novation of the Obligations outstanding under and as defined in the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby.
7.
Limited Effect. This First Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Administrative Agent or any Lender may have under the Existing Credit Agreement or any other Loan

Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.
8.
Governing Law. This First Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this First Amendment and the transactions contemplated hereby shall be governed by, and construed and interpreted in accordance with, the Law of the State of New York without giving effect to the conflicts of laws principles thereof, but including Section 5-1401 of the New York General Obligations Law.
9.
Counterparts; Electronic Signatures. This First Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this First Amendment shall be effective as delivery of an original executed counterpart of this First Amendment. The Administrative Agent may also require that this First Amendment delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission. The words “execution,” “signed,” “signature,” and words of like import in this First Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Credit Agreement to be executed and delivered as of the date first above written.

CARGURUS, INC.

By: /s/ Jason Trevisan

Name: Jason Trevisan

Title: Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By: /s/ Terence J. O’Malley

Name: Terence J. O’Malley

Title: Senior Vice President

CITIBANK, N.A.,

as a Lender

By: /s/ Nathan Hamsik

Name: Nathan Hamsik

Title: Director

BANK OF AMERICA, N.A.,

as a Lender

By: /s/ Frank RATNASAMY

Name: Frank RATNASAMY

Title: Vice President

GOLDMAN SACHS BANK USA,

as a Lender

By: /s/ Dan Starr

Name: Dan Starr

Title: Authorized Signatory

Acknowledgment, Ratification and Reaffirmation of Guarantor

August 6, 2026

The Guarantor acknowledges that its consent to this First Amendment is not required, but the undersigned nevertheless does hereby agree and consent to this First Amendment and to the documents and agreements referred to herein. The Guarantor agrees and acknowledges that (i) notwithstanding the effectiveness of this First Amendment, the Guarantor’s guarantee of the Obligations pursuant to the Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of the Guarantor’s guarantee of the Obligations pursuant to the Guaranty or the Guarantor’s obligations under any other Loan Document to which it is a party (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. The Guarantor hereby further acknowledges that the Borrower, the Administrative Agent and the Lenders may from time to time enter into further amendments, amendments and restatements, modifications, terminations and/or amendments of the Amended Credit Agreement and any other Loan Document without notice to or consent from the Guarantor and without affecting the validity or enforceability of the Guarantor’s guarantee of the Obligations pursuant to the Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of the Guarantor’s guarantee of the Obligations pursuant to the Guaranty.

The Guarantor hereby reaffirms its grant to the Collateral Agent, for the benefit of the Secured Parties, of a continuing security interest in and Lien upon the Collateral of the Guarantor, whether now owned or hereafter acquired or arising, and wherever located, all as provided in the Security Agreement and in the other Collateral Documents, and the Guarantor hereby reaffirms that the Obligations are and shall continue to be secured by the continuing security interest and Lien granted by the Guarantor to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement and in the other Collateral Documents.

This acknowledgment may be executed via electronic signature as described in Section 9 of this First Amendment.

[Signature Pages Follow]

The undersigned Guarantor is a signatory to this Acknowledgment, Ratification and Reaffirmation in its capacity as Guarantor.

CAROFFER, LLC

By: /s/ Samuel Zales

Name: Samuel Zales
Title: Authorized Signatory

ANNEX A

Amended Credit Agreement

[Please See Attached]

~~EXECUTION VERSION~~Execution Version

Annex A

Published CUSIP Numbers
Deal: 14179JAA2
Revolver: 14179JAB0

CREDIT AGREEMENT~~1~~

dated as of September 26, 2022

~~among~~,

as amended as of August 6, 2026

among

CARGURUS, INC.,
as Borrower,

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent and an L/C Issuer,

and

THE LENDERS AND OTHER L/C ISSUERS
FROM TIME TO TIME PARTY HERETO

____________________________________

PNC CAPITAL MARKETS LLC ~~and CITIBANK, N.A.~~,
as ~~Joint~~ Lead ~~Arrangers and Joint Bookrunners~~Arranger and Bookrunner,

and

CITIBANK, N.A.,
as ~~Syndication~~Documentation Agent~~,~~

~~CITIZENS BANK, N.A.,~~
~~as Documentation Agent,~~

~~and~~

~~PNC CAPITAL MARKETS LLC,~~
~~as Sustainability Structuring Agent~~

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Section 1.07 Timing of Payment or Performance...............................................~~117~~116

Section 1.08 Currency Equivalents Generally....................................................~~117~~116

Section 1.09 Letter of Credit Amounts...............................................................~~118~~117

Section 1.10 Pro Forma Calculations..................................................................~~118~~117

Section 1.11 Calculation of Consolidated Total Assets Basket..........................~~119~~118

Section 1.12 Cashless Rollovers.........................................................................~~119~~118

Section 1.13 Interest Rates........................................................................................119

Section 1.14 Limited Condition Transaction......................................................~~120~~119

Article II THE COMMITMENTS AND CREDIT EXTENSIONS............................~~121~~120

Section 2.01 The Loans.......................................................................................~~121~~120

Section 2.02 Borrowings, Conversions and Continuations of Loans..................~~121~~120

Section 2.03 Letters of Credit.............................................................................~~124~~123

Section 2.07 Repayment of Loans.......................................................................~~139~~138

Section 2.08 Interest............................................................................................~~139~~138

Section 2.09 Fees.................................................................................................~~140~~139

Section 2.10 Computation of Interest and Fees.........................................................140

Section 2.11 Evidence of Indebtedness...............................................................~~141~~140

Section 2.12 Payments Generally; Administrative Agent’s Clawback...............~~142~~141

Section 2.16 Cash Collateral...............................................................................~~152~~151

Section 2.17 Defaulting Lenders.........................................................................~~153~~152

Section 2.18 Specified Refinancing Debt.................................................................154

Section 2.19 Extension of Revolving Credit Commitments...............................~~157~~156

Section 2.20 Reserved...............................................................................................160

Section 2.21 Alternative Currencies....................................................................~~161~~160

Article III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY..........161

Section 3.01 Taxes....................................................................................................161

Section 3.02 Alternate Rate of Interest...............................................................~~166~~165

Section 3.03 Illegality...............................................................................................167

Section 3.04 [Reserved]......................................................................................~~168~~167

Section 3.05 Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements..~~168~~167

i

(continued)

Page

Section 3.06 Funding Losses...............................................................................~~170~~169

Section 3.07 Matters Applicable to All Requests for Compensation........................170

Section 3.08 Replacement of Lenders Under Certain Circumstances................~~172~~171

Article IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS....................~~174~~173

Section 4.01 Conditions to the Initial Credit Extension on the Closing Date.....~~174~~173

Section 4.02 Conditions to Certain Credit Extensions Occurring After the Closing Date..176

Article V REPRESENTATIONS AND WARRANTIES...................................................177

Section 5.01 Existence, Qualification and Power; Compliance with Laws..............177

Section 5.02 Authorization; No Contravention...................................................~~178~~177

Section 5.03 Governmental Authorization; Other Consents...............................~~178~~177

Section 5.04 Binding Effect......................................................................................178

Section 5.05 Financial Statements; No Material Adverse Effect..............................178

Section 5.06 Litigation........................................................................................~~179~~178

Section 5.07 Use of Proceeds....................................................................................179

Section 5.08 Ownership of Property; Liens..............................................................179

Section 5.09 Environmental Compliance............................................................~~180~~179

Section 5.14 Disclosure.......................................................................................~~182~~181

Section 5.15 Compliance with Laws...................................................................~~182~~181

Section 5.16 Intellectual Property; Licenses, Etc......................................................182

Section 5.17 Solvency.........................................................................................~~183~~182

Section 5.18 Validity, Priority and Perfection of Security Interests in the Collateral.~~183~~182

Article VI AFFIRMATIVE COVENANTS..................................................................~~185~~184

Section 6.01 Financial Statements......................................................................~~185~~184

Section 6.07 Maintenance of Insurance..............................................................~~190~~189

Section 6.08 Compliance with Laws.........................................................................190

Section 6.09 Maintenance of Books and Records.....................................................190

Section 6.10 Inspection Rights............................................................................~~191~~190

Section 6.11 Use of Proceeds....................................................................................191

Section 6.12 Covenant to Guarantee Obligations and Give Security.................~~192~~191

Section 6.13 Compliance with Environmental Laws................................................195

(continued)

Section 6.18 Unrestricted Subsidiaries................................................................~~196~~197

Section 6.19 Transactions with Affiliates.................................................................197

Article VII NEGATIVE COVENANTS........................................................................~~201~~202

Section 7.01 Indebtedness...................................................................................~~201~~202

Section 7.02 Limitations on Liens.............................................................................211

Section 7.03 Fundamental Changes....................................................................~~211~~212

Section 7.07 Massachusetts Security Corporation..............................................~~226~~227

Section 7.08 Financial Covenant.........................................................................~~226~~227

Article VIII EVENTS OF DEFAULT AND REMEDIES.................................................227

Section 8.01 Events of Default..................................................................................227

Section 8.02 Remedies Upon Event of Default...................................................~~230~~231

Section 9.02 Delegation of Duties.......................................................................~~236~~237

Section 9.03 Liability of Agents.........................................................................~~236~~237

Section 9.04 Reliance by Agents...............................................................................238

Section 9.05 Notice of Default..................................................................................239

Section 9.06 Credit Decision; Disclosure of Information by Agents..................~~239~~240

Section 9.11 Collateral and Guaranty Matters....................................................~~243~~244

Section 9.12 Other Agents; Arranger and Managers................................................246

Section 9.13 Secured Cash Management Agreements and Secured Hedge Agreements..246

Section 9.14 Appointment of Supplemental Agents and Incremental Arrangers.~~246~~247

Section 9.15 Intercreditor Agreement.................................................................~~248~~249

Section 9.16 Withholding Tax............................................................................~~248~~249

Section 9.17 Credit Bidding......................................................................................249

Section 9.18 Certain ERISA Matters..................................................................~~250~~251

Section 9.19 Erroneous Payments.......................................................................~~251~~252

Article X MISCELLANEOUS........................................................................................~~254~~255

Section 10.01 Amendments, Etc...........................................................................~~254~~255

(continued)

Section 10.10 Interest Rate Limitation..................................................................~~275~~276

Section 10.19 No Advisory or Fiduciary Responsibility......................................~~278~~279

Section 10.20 Affiliate Activities................................................................................279

Section 10.21 Electronic Execution of Assignments and Certain Other Documents..~~279~~280

Section 10.22 USA PATRIOT Act.............................................................................280

Section 10.23 Judgment Currency..............................................................................280

Section 10.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.~~280~~281

SCHEDULES

Schedule 1 Subsidiary Guarantors

Schedule 1.01(f) Closing Date L/C Issuers and Letter of Credit Sublimits

Schedule 2.01 Commitments and Pro Rata Shares

Schedule 5.08 Material Real Property

Schedule 5.12 Subsidiaries

Schedule 5.16 IP Rights

Schedule 6.16 Post-Closing Undertakings

Schedule 7.01 Indebtedness

Schedule 7.02 Liens

Schedule 7.04 Scheduled Asset Sales

Schedule 7.05 Investments

Schedule 8.01 Events of Default - Supplemental Terms

Schedule 10.02 Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

Exhibit A Committed Loan Notice

Exhibit B-1 [Reserved]

Exhibit B-2 Revolving Credit Note

Exhibit C Compliance Certificate

Exhibit D-1 Assignment and Assumption

Exhibit D-2 Administrative Questionnaire

Exhibit D-3 [Reserved]

Exhibit G-1 Junior Lien Intercreditor Agreement

Exhibit G-2 Pari Passu Intercreditor Agreement

Exhibit H Intercompany Subordination Agreement

Exhibit I-1 U.S. Tax Compliance Certificate

Exhibit I-2 U.S. Tax Compliance Certificate

Exhibit I-3 U.S. Tax Compliance Certificate

Exhibit I-4 U.S. Tax Compliance Certificate

Exhibit J Optional Prepayment Notice

Exhibit K Co-Borrower Joinder Agreement

Exhibit L [Reserved]

Exhibit M Solvency Certificate

Exhibit N Secured Party Designation Notice

v

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of September 26, 2022, among CarGurus, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer party hereto and PNC Bank, National Association (“PNC”), as Administrative Agent, Collateral Agent and an L/C Issuer.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has requested that, upon the satisfaction or waiver of the conditions precedent set forth in the applicable provisions of Article IV below, the applicable Lenders make available to the Borrower a $400,000,000 multicurrency revolving credit facility (as reduced to $200,000,000 on the First Amendment Effective Date) for the making, from time to time, of revolving loans and the issuance, from time to time, of letters of credit, in each case on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS
Section 1.01
Defined Terms. As used in this Agreement (including, for the avoidance of doubt, the Exhibits and Schedules hereto), the following terms shall have the meanings set forth below:

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means any transaction or series of transactions consummated on or after the Closing Date, by which any Borrower Party, whether through a single transaction or a series of related transactions, (a) acquires any going business, division, line of business or business unit or all or substantially all of the assets of any Person, whether through purchase of assets, merger, consolidation or otherwise or (b) directly or indirectly acquires Capital Stock of a Person, whether by purchase of such Equity Interest or upon the exercise of an option or warrant for, or conversion of securities into, such Equity Interest, including by way of merger or consolidation.

“Adjusted Alternative Currency Rate” means the Adjusted ~~CDOR~~CORRA Rate, the Adjusted EURIBOR Rate, Adjusted Daily Simple RFR or other adjusted rate with respect to an Alternative Currency elected pursuant to Section 2.21, as applicable.

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“Adjusted Cash” means the amount of unrestricted (other than restrictions regarding (a) Liens in favor of the Secured Parties and (b) bankers’ Liens) cash after giving effect to unrealized gains and losses under (and as determined by) any currency Swap Contracts in place at the time of determination (but only with respect to the then-elapsed portion of the current monthly or quarterly (as applicable under the relevant currency Swap Contract) calculation period thereunder).

“Adjusted ~~CDOR~~CORRA Rate” means, with respect to any Alternative Currency Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (a) the ~~CDOR~~Term CORRA Rate for such Interest Period~~; provided that if the Adjusted CDOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement~~ plus (b) the Term CORRA Adjustment for such Interest Period.

“Adjusted Daily Simple RFR” means, with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Pounds Sterling plus (b) 0.0326%; provided that if Adjusted Daily Simple RFR as so determined would be less than the Floor (for the avoidance of doubt, calculated after giving effect to clause (b)), such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Alternative Currency Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to the EURIBOR Rate for such Interest Period; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term SOFR Borrowing for any Interest Period, an interest rate per annum equal to ~~(a)~~ Term SOFR for such Interest Period~~, plus (b) the Term SOFR Adjustment~~; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor ~~(for the avoidance of doubt, calculated after giving effect to clause (b))~~, such rate shall be deemed to be equal to the Floor.

“Administrative Agent” means PNC acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms

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“controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 6.19(a).

“Agent Fee Letter” means that certain ~~amended and restated~~ fee letter, dated as of ~~the Closing Date~~June 10, 2026, by and among the Borrower, PNC, and PNC Capital Markets LLC.

“Agent-Related Distress Event” means, with respect to the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent or the Collateral Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law is commenced, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide the Administrative Agent or the Collateral Agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent or the Collateral Agent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent or the Collateral Agent.

“Agent-Related Persons” means each Agent, together with its Related Parties.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the ~~Arrangers~~Arranger, the Incremental Arrangers and the Supplemental Agents (if any).

“Agreed Currency” means Dollars and each Alternative Currency.

“Agreement” means this credit agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning specified in Section 10.23.

“Aggregate Commitments” means the Commitments of all the Lenders.

“AHYDO Catch-up Payment” means any payment required to be made (as determined by the Borrower in its sole discretion) under the terms of Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness.

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“Alternative Currency” means (a) Euros, Pounds Sterling and Canadian Dollars and (b) any currency added pursuant to Section 2.21.

“Alternative Currency Borrowing” means a Borrowing comprising of Alternative Currency Loans.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent, in its reasonable discretion, by reference to the applicable Bloomberg page (or such other publicly available service for displaying exchange rates as reasonably determined by the Administrative Agent and the Borrower from time to time), to be the exchange rate for the purchase of such Alternative Currency with Dollars on the date that is (i) with respect to RFR Loans and Letters of Credit to which an RFR would apply, the ~~applicable Daily Simple RFR~~SONIA Lookback Day, (ii) with respect to any Alternative Currency Loans and Letters of Credit denominated in ~~Canadian Dollars or~~ Euros, the ~~applicable Eurocurrency Rate~~EURIBOR Lookback Day, ~~and~~ (iii) with respect to any Alternative Currency Loans and Letters of Credit denominated in Canadian Dollars, the Term CORRA Reference Rate Lookback Day and (iv) with respect to any Alternative Currency Loans and Letters of Credit denominated in any other currency (excluding Canadian Dollars, Euros, and Pounds Sterling), on the date which is two (2) Business Days immediately preceding the date of determination, or otherwise with respect to Loans to which any other “Interest Period” option applies, the lookback date applicable thereto, in each case, prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be reasonably determined by the Administrative Agent and the Borrower or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later~~)~~.

“Alternative Currency Loans” means Loans denominated in an Alternative Currency.

“Anticipated Cure Deadline” has the meaning specified in Section 8.03(a).

“Anti-Corruption Laws” has the meaning specified in Section 5.20.

“~~Anti-Terrorism~~Anti-Money Laundering Laws” means any applicable Laws relating to the prohibition of terrorism or money laundering or economic sanctions and related financial record keeping and reporting requirements in any jurisdiction in which any Loan Party is located or doing business, including, without limitation, Executive Order No. 13224, the PATRIOT Act, and the Laws comprising or implementing the Bank Secrecy Act, 31 U.S.C §5311, et. seq., the International Emergency Economic Powers Act, 50 U.S.C. §1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App 1, et. seq., 18 U.S.C. §2332d and 18 U.S.C. §2339b, the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017 and the Terrorist Asset-Freezing Act 2010, each as amended.

“Applicable Commitment Fee” means a percentage per annum equal to (a) from the ~~Closing~~First Amendment Effective Date until the first Business Day that immediately follows the

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date on which the Compliance Certificate is required to be delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the ~~Closing~~First Amendment Effective Date, 0.125% per annum, and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Consolidated Secured Net Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Secured Net Leverage Ratio	Applicable Commitment Fee
1	Greater than or equal to 2.00:1.00	0.175%
2	Less than 2.00:1.00 and greater than or equal to 1.00:1.00	0.150%
3	Less than 1.00:1.00	0.125%

Any increase or decrease in the Applicable Commitment Fee resulting from a change in the Consolidated Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that “Pricing Level 1” shall apply without regard to the Consolidated Secured Net Leverage Ratio at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) (after giving effect to the grace period set forth in Section 8.01(c)) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(a) (after giving effect to the grace period set forth in Section 8.01(b)) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered.

“Applicable Intercreditor Arrangements” means (i) the Junior Lien Intercreditor Agreement, (ii) the Pari Passu Intercreditor Agreement and (iii) any other intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are (a) consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing arrangements for the sharing and/or subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (b) reasonably acceptable to the Borrower and the Administrative Agent; provided, that, with respect to this clause (iii)(b), the terms shall be deemed reasonably acceptable to the Administrative Agent and/or Collateral Agent (and the Administrative Agent and/or Collateral Agent shall be automatically and irrevocably deemed to have been directed by the Lenders to enter into such other intercreditor agreement) if such intercreditor agreement is either (A) substantially in the form of (x) Exhibit G-1 as modified solely with immaterial changes or to add new parties or (y) Exhibit G-2 as modified solely with immaterial changes or to add new parties, or (B) posted to the Lenders and not objected to by the Required Lenders within ten (10) Business Days of the posting thereof.

“Applicable Jurisdiction” means (a) as of the Closing Date, the United States, Canada, England and Wales, and Ireland, and (b) after the Closing Date, any other jurisdiction mutually agreed among the Borrower, the Revolving Credit Lenders of the applicable Tranche, as

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applicable, and the Administrative Agent, in each case of this clause (b), acting reasonably and in good faith.

“Applicable Rate” means a percentage per annum equal to (a) from the ~~Closing~~First Amendment Effective Date until the first Business Day that immediately follows the date on which the Compliance Certificate is required to be delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the ~~Closing~~First Amendment Effective Date, 1.00% per annum for SOFR Loans and Alternative Currency Loans, 0.00% per annum for Base Rate Loans and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Consolidated Secured Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Secured Net Leverage Ratio	SOFR Loans and Alternative Currency Loans	Base Rate Loans
1	Greater than or equal to 2.00:1.00	1.50%	0.50%
2	Less than 2.00:1.00 and greater than or equal to 1.00:1.00	1.25%	0.25%
3	Less than 1.00:1.00	1.00%	0.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that “Pricing Level 1” for the table set forth in clause (a) above shall apply without regard to the Consolidated Secured Net Leverage Ratio, at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) (after giving effect to the grace period set forth in Section 8.01(c)) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(a) (after giving effect to the grace period set forth in Section 8.01(b)) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds Loans made under such Facility at such time, and (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund” means any Fund that is not a Disqualified Lender and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender which Affiliate is not a Disqualified Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender and controls such Lender, in each case of this clause (c), which entity or Affiliate thereof is not a Disqualified Lender.

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“~~Arrangers~~Arranger” means each of PNC Capital Markets LLC ~~and Citibank, N.A., in their respective capacities~~in its capacity as exclusive joint lead ~~arrangers and bookrunners~~arranger and bookrunner.

“Asset Sale” means:

(i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of any Borrower Party (including any disposition of property to a Divided LLC or Divided LP pursuant to an LLC Division or LP Division, respectively, or any allocation of assets to any Series LLC or Series LP), or

(ii) the issuance or sale of Equity Interests (other than Preferred Stock and Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 7.01 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary of the Borrower (other than to the Borrower or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions),

(each of the foregoing referred to in this definition as a “Disposition”; the term “Dispose” as a verb has a corresponding meaning).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a) a sale, exchange or other Disposition of cash, Cash Equivalents or Investment Grade Securities of the Borrower Parties for Fair Market Value or otherwise in the ordinary course of business, or of obsolete, damaged, unnecessary, surplus, immaterial, unsuitable or worn out equipment or other assets in the ordinary course of business, or sales, conveyances, transfers or Dispositions of property not material to or no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower Parties (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights that are immaterial or no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower Parties to lapse or become abandoned, or otherwise selling, licensing, transferring or Disposing of any such intellectual property rights that are immaterial or no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower Parties);

(b) any Disposition in compliance with Section 7.03 other than any provision of Section 7.03 that permits dispositions permitted under this Agreement (including under Section 7.04);

(c) any Restricted Payment that is permitted to be made, and is made, pursuant to Section 7.05 (including pursuant to any exceptions provided for in the definition of “Restricted Payment”) or any Permitted Investment;

(d) so long as no Event of Default has occurred and is continuing at such time or would immediately result therefrom, any Disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate Fair Market Value of less than or equal to

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(i) for, a single transaction or series of related transactions, the greater of (x) $~~25,000,000~~38,000,000 and (y) 10.0% of Four Quarter Consolidated EBITDA and (ii) for all such Dispositions made in reliance on this clause (d) in any calendar year, the greater of (x) $~~62,500,000~~95,000,000 and (y) 25.0% of Four Quarter Consolidated EBITDA;

(e) any transfer or Disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary to the Borrower or by any Borrower Party to another Restricted Subsidiary; provided that (1) if the transferor of such property or assets pursuant to this clause (e) is a Loan Party and solely to the extent such transfer, Disposition, issuance or sale is outside the ordinary course of business or is not customary for a public company, then (i) the transferee thereof must either be another Loan Party ~~(excluding however, solely during the continuance of a CarOffer Senior Lien Event, transfers or Dispositions of Non-Cash Assets to CarOffer Senior Lien Event Loan Parties from Loan Parties that are not CarOffer and/or its Subsidiaries (it being understood and agreed that, during the continuance of a CarOffer Senior Lien Event, (x) the Loan Parties shall be permitted under this sub-clause (i) to continue to make transfers and Dispositions of cash and Cash Equivalents to CarOffer Senior Lien Event Loan Parties, and (y) CarOffer Senior Lien Event Loan Parties shall be permitted under this sub-clause (i) to continue to make transfers and Dispositions of assets to other Loan Parties))~~, or (ii) if the transferee is to ~~(A)~~ a Non-Loan Party Subsidiary ~~or (B) solely during the continuance of a CarOffer Senior Lien Event and solely with respect to transfers and Dispositions of Non-Cash Assets, a CarOffer Senior Lien Event Loan Party from a Loan Party that is not CarOffer and/or its Subsidiaries,~~, then, solely with respect to this sub-clause (ii), (X) no Event of Default shall have occurred and be continuing at such time or would immediately result therefrom, (Y) the aggregate Fair Market Value of the property and assets subject to all such transfers and Dispositions shall not exceed ~~(I)~~ with respect to transfers and Dispositions by Loan Parties to Non-Loan Party Subsidiaries ~~(and subject to the following sub-clause (II))~~, the greater of (x) $~~100,000,000~~152,000,000 and (y) 40.0% of Four Quarter Consolidated EBITDA ~~and (II) with respect to transfers and Dispositions of Non-Cash Assets by Loan Parties are that not CarOffer and/or its Subsidiaries to any CarOffer Senior Lien Event Loan Parties during the continuance of a CarOffer Senior Lien Event, when combined with the aggregate Fair Market Value of the property and assets subject to transfers and Dispositions to Non-Loan Party Subsidiaries in reliance on the foregoing sub-clause (I), the greater of (x) $125,000,000 and (y) 50.0% of Four Quarter Consolidated EBITDA~~, and (2~~) (i~~) no Loan Party shall transfer any owned Material Intellectual Property to a Non-Loan Party Subsidiary other than pursuant to a Permitted IP Transfer and License-Back (which shall not be subject to the aforementioned ~~caps) and (ii) solely during the continuance of a CarOffer Senior Lien Event, no Loan Party (other than CarOffer and its Subsidiaries) shall transfer any owned Material Intellectual Property to any CarOffer Senior Lien Event Loan Party other than, when no Event of Default has occurred and is continuing at the time of the consummation of the Permitted IP Transfer and License-Back, pursuant to a Permitted IP Transfer and License-Back (which shall not be subject to the aforementioned caps~~cap), and (Z) such transfer or Disposition may be a Permitted IP Transfer and License-Back (which shall not be subject to the ~~caps~~cap set forth in sub-clause (ii)(Y) above);

(f) the creation of any Lien permitted under this Agreement;

(g) any Dispositions of assets not constituting Collateral (excluding Material Intellectual Property and the Capital Stock of Restricted Subsidiaries which own Material

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Intellectual Property), including the Equity Interests (or Indebtedness or other securities) of Unrestricted Subsidiaries;

(h) the sale, lease, assignment, license, sublicense or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof;

(i) the lease, assignment, license, sublicense or sublease of any real or personal property (other than Material Intellectual Property except for any non-exclusive license or sublicense of any Material Intellectual Property, which shall be permitted by this clause (i)) in the ordinary course of business;

(j) a sale, assignment or other transfer of Qualified Assets, or participations therein, and related assets (i) to a Structured Financing Subsidiary in a Qualified Structured Financing or (ii) to any other Person in a Qualified Factoring Transaction;

(k) a sale, assignment or other transfer of Qualified Assets, or participations therein, and related assets by a Structured Financing Subsidiary in a Qualified Structured Financing;

(l) any Permitted Asset Swap;

(m) (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles, (ii) Intercompany License Agreements, and (iii) exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles in the ordinary course of business of the Borrower Parties;

(n) any transfer in a Sale/Leaseback Transaction of any property acquired or built after the Closing Date (other than Material Intellectual Property); provided that (i) no Event of Default has occurred and is continuing at such time or would immediately result therefrom, and (ii) such sale is for at least Fair Market Value (as determined in good faith by the Borrower on the date on which a definitive agreement for such Sale/Leaseback Transaction was entered into);

(o) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of any Borrower Party, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(p) Dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events;

(q) Dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first

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refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon and excluding any Material Intellectual Property, which Material Intellectual Property can only be transferred or Disposed of in accordance with the express terms of this Agreement relating thereto) for use in a Similar Business;

(s) the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;

(t) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased (or a commitment to purchase has been entered into) within ninety (90) days of such Disposition or (ii) the proceeds of such Disposition are applied within ninety (90) days of such Disposition to the purchase price of such replacement property (which replacement property is purchased (or a commitment to purchase has been entered into) within ninety (90) days of such disposition);

(u) a sale or transfer of equipment receivables, or participations therein, and related assets;

(v) any Dispositions in connection with any Permitted Tax Reorganization;

(w) (i) the Disposition of assets acquired pursuant to any Permitted Investment or other Investment permitted under Section 7.05, which assets are not used or useful to the core or principal business of the Borrower Parties or which Disposition is required by regulatory (including antitrust) authorities; and (ii) the Disposition of assets that are necessary or advisable, as determined in the good faith judgment of the Borrower, in order to obtain the approval of any Governmental Authority (including anti-trust authorities) to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Investment, any Investment permitted under Section 7.05 or acquisition;

(x) any Disposition to effect the formation of any Restricted Subsidiary that is a Divided LLC or a Divided LP and would otherwise not be prohibited hereunder; provided that if such new Restricted Subsidiary to which such Disposition is being made is not a Loan Party, such Disposition must be permitted as an Investment or a Disposition to a Non-Loan Party Subsidiary hereunder;

(y) any Disposition (x) existing on the Closing Date and listed on Schedule 7.04 or (y) made pursuant to binding commitments in effect on the Closing Date and listed on Schedule 7.04;

(z) so long as no Event of Default has occurred and is continuing at such time or would immediately result therefrom, Dispositions of Equity Interests, properties or assets of a Non-Loan Party Subsidiary so long as the aggregate Fair Market Value of all such Dispositions made in reliance on this clause (z) does not exceed the greater of (x) $~~62,500,000~~95,000,000 and (y) 25.0% of Four Quarter Consolidated EBITDA; and

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(aa) so long as no Event of Default has occurred and is continuing at such time or would immediately result therefrom, other sales or Dispositions so long as the aggregate Fair Market Value of all such sales and Dispositions made in reliance on this clause (aa) does not exceed the greater of (i) $~~62,500,000~~95,000,000 and (ii) 25.0% of Four Quarter Consolidated EBITDA.

For the avoidance of doubt, the unwinding of Swap Contracts shall not be deemed to constitute an Asset Sale.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(c)(iii).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is used or may be used for determining the frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Interest Period” pursuant to Section 3.02(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of (a) the ~~Federal Funds~~Overnight Bank Funding Rate in effect as of such date plus 1/2 of 1%, (b) the Prime Lending Rate in effect on such day, and (c) the sum of Daily Simple SOFR in effect on such day plus one percent (1.00%), so long as Daily Simple SOFR is offered, ascertainable and not unlawful (or if such day is not a Business Day, the immediately preceding Business Day). Any change in the Base Rate due to a change in the Prime Lending Rate, the ~~Federal Funds~~Overnight Bank Funding Rate, Daily Simple SOFR or any other component of the Base Rate shall be effective at the opening of business on the day such change occurs. If the Base

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Rate is being used as an alternate rate of interest pursuant to Section 3.02 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency, (ii) Term Benchmark Loan, the Relevant Screen Rate for Dollars, or (iii) Alternative Currency Loan, the Relevant Screen Rate for the applicable Alternative Currency; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to any then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.02(a); provided, in each case, that no Benchmark shall be less than the Floor.

“Benchmark Replacement” means, for any Agreed Currency with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be reasonably determined by the Administrative Agent, in consultation with the Borrower, for the applicable Benchmark Replacement Date:

(1)
where the Benchmark is the Term SOFR Reference Rate, the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment, if applicable;
(2)
where the Benchmark is the EURIBOR Reference Rate:

(A) the sum of: (A) €STR Term RFR and (B) the related Benchmark Replacement Adjustment; or

(B) the sum of: (A) €STR Daily RFR and (B) the related Benchmark Replacement Adjustment; ~~or~~

(1)
where the Benchmark is the Term CORRA Reference Rate, the sum of (A) CORRA Daily RFR and (B) the related Benchmark Replacement Adjustment, if applicable; or
(2)
~~(3)~~ in all cases, including ~~clause~~clauses (1) ~~and clause~~, (2) and (3) above, the sum of: (A) the alternate benchmark rate that has been reasonably selected by the Administrative Agent and the Borrower after giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention, for determining a benchmark rate as a replacement to the then current Benchmark for syndicated credit facilities denominated in such Agreed Currency at such time and (B) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement as so determined would be less than the Floor (which shall be calculated after increasing the Unadjusted Benchmark Replacement by any

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Benchmark Replacement Adjustment), the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; provided, further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters (but excluding, for the avoidance of doubt, any changes to economic terms)) that the Administrative Agent and the Borrower reasonably decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent and the Borrower mutually decide that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent and the Borrower reasonably determine that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent and the Borrower reasonably decide is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date reasonably determined by the Administrative Agent in consultation with the Borrower,

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which date shall promptly follow the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified date, will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred and solely to the extent that the then-current Benchmark has not been replaced with a Benchmark Replacement, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02 and (y) ending at the time that a

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Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02.

“beneficial owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, in each case as in effect on the date hereof, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “beneficial ownership,” “beneficially owns” and “beneficially owned” have a corresponding meaning.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means an “affiliate” (as defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)).

“Blocked Person” means any Person: (a) listed in the annex to, or otherwise subject to the provisions of, the Executive Order; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; or (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any ~~Anti-Terrorism~~Anti-Money Laundering Laws.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Borrower” means, collectively, (i) the “Borrower” specified in the introductory paragraph to this Agreement and (ii) each Co-Borrower (or, as the context requires, any one of them). In the event the Borrower consummates any merger, amalgamation or consolidation in accordance with Section 7.03, the surviving Person in such merger, amalgamation or consolidation shall be deemed to be the “Borrower” for all purposes of this Agreement and the other Loan Documents.

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“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Parties” means the collective reference to the Borrower and its Restricted Subsidiaries, and “Borrower Party” means any one of them.

“Borrowing” means a Revolving Credit Borrowing.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, in lieu of Pittsburgh, Pennsylvania, the Lending Office of the Administrative Agent); provided that for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any (a) Loans determined by reference to Term SOFR or Daily Simple SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day; (b) Loans denominated in Canadian Dollars, the term “Business Day” means any such day on which banks are open for business in Canada; (c) Loans denominated in Euros, the term “Business Day” means any such day that is also a TARGET Day, (d) Loans denominated in Pounds Sterling, the term “Business Day” means any such day that is also an RFR Business Day, and (e) in relation to Loans denominated in an Alternative Currency other than Canadian Dollars, Euros and Pounds Sterling, any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollars” means freely transferable lawful money of Canada (expressed in Canadian dollars).

“Capital Stock” means:

(a) in the case of a corporation or company, corporate stock or share capital;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligation” means at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

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“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“CarOffer” means CarOffer, LLC, a Delaware limited liability company.

~~“CarOffer Senior Lien Event” means at any time that (i) CarOffer and/or any of its Subsidiaries is a Loan Party and (ii) CarOffer or any of its Subsidiaries has incurred Indebtedness as permitted under Section 7.01(b) which is secured by a Lien on the Collateral owned by CarOffer and/or its Subsidiaries on a basis senior to the Initial Revolving Tranche, but, in each case, solely with respect to such Persons that are Loan Parties that provide such senior Lien (such Persons, the “CarOffer Senior Lien Event Loan Parties”) and not any of the other Persons of CarOffer and its Subsidiaries (which, for the avoidance of doubt, shall not be CarOffer Senior Lien Event Loan Parties).~~

~~“CarOffer Senior Lien Event Loan Parties” has the meaning set forth in the definition of “CarOffer Senior Lien Event”.~~

“Cash-Capped Incremental Facility” has the meaning specified in Section 2.14(a)(w).

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or L/C Issuer (as applicable) and the Revolving Credit Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, Cash Equivalents (if reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) or deposit account balances (in the case of L/C Obligations in the respective currency or currencies in which the applicable L/C Obligations are denominated unless otherwise agreed by the Administrative Agent or L/C Issuer benefiting from such collateral) or, if the Administrative Agent or L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support (including by backstop with a letter of credit satisfactory to the applicable L/C Issuer or by being deemed reissued under another agreement acceptable to the applicable L/C Issuer), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer (which documents are hereby consented to by the Lenders).

~~“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.~~

“Cash Consideration” means the aggregate cash consideration paid to sellers in respect of a Permitted Acquisition, excluding (a) any consideration or payment funded with the proceeds from the issuance or sale of Equity Interests of the Borrower or any direct or indirect parent of the Borrower (to the extent directly or indirectly contributed to the Borrower) which is applied to such Permitted Acquisition and (b) any fees, costs or expenses incurred (or taxes paid, payable or incurred) in connection with such Permitted Acquisition; provided that if any cash on the balance

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sheet of a Person subject to a purchase or other acquisition that is not a U.S. Person is paid or distributed to its direct or indirect shareholders, in part, as acquisition consideration in connection therewith, then the aggregate cash consideration with respect to such purchase shall be reduced by such cash amount distributed or paid.

“Cash Equivalents” means:

(1) Dollars, Alternative Currencies, the national currency of any Participating Member State of the European Union (as it is constituted on the Closing Date), and, with respect to any Non-U.S. Subsidiaries, other currencies (including, without limitation, digital currencies) held by such Non-U.S. Subsidiary in the ordinary course of business;

(2) securities issued or directly guaranteed or insured by the government of the United States, the United Kingdom or any Participating Member State of the European Union (as it is constituted on the Closing Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) money market deposits, certificates of deposit, time deposits and eurodollar time deposits with (i) maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 in the case of domestic banks or $100,000,000 (or the equivalent Dollar Amount) in the case of foreign banks or (ii) financial institution that is a member of the Federal Reserve System (or organized in any foreign country recognized by the United States) and whose senior unsecured debt is rated at least P-2, A-2 or F2, short-term, or A2, A or A, long-term, by Moody’s, S&P or Fitch;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;

(5) commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Borrower) rated at least “A-2”, “P-2” or “F2” or the equivalent thereof by Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;

(6) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

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(7) Indebtedness issued by Persons with a rating of “A” or higher from S&P, “A-2” or higher from Moody’s or “A” or higher from Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2”, “P-2” or “F-2” from S&P, Moody’s or Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency);

(8) investment funds investing at least 95.0% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P, Aaa3 (or the equivalent thereof) or better by Moody’s or AAA (or the equivalent thereof) or better by Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency); and

(10) in the case of investments by any Non-U.S. Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Non-U.S. Subsidiary is located or in which such investment is made.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to any Borrower Party.

“Cash Management Bank” means any Person that (a) (i) is at the time it enters into a Cash Management Agreement, an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent, (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 45 days thereafter, an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent and a party to a Cash Management Agreement or (iii) within 45 days after the time it enters into the applicable Cash Management Agreement, becomes an Arranger, Lender or an Affiliate of an Arranger, Lender or an Agent and (b) has provided written notice to the Administrative Agent, which has been acknowledged by the Borrower in writing, of (i) the existence of the Cash Management Agreement (and a description of the Cash Management Services provided thereunder) and (ii) the maximum amount of, and the methodology to be used by such parties in determining, the obligations under such Cash Management Agreement from time to time, which notice shall be substantially in the form of Exhibit N or otherwise reasonably satisfactory to the Borrower and the Administrative Agent.

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“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default); automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, supply chain financial services, foreign exchange facilities (including spot foreign exchange facilities), and merchant services.

“Casualty Event” means any event that gives rise to the receipt by any Borrower Party of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority, in each case, in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“Cause of Action” means any action, claim, cause of action, controversy, demand, right, action, lien, indemnity, interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, and license of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Closing Date, in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. law) or in equity, or pursuant to any other theory of local, state, or federal U.S. or non-U.S. law. For the avoidance of doubt, “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, fraudulent transfer or fraudulent conveyance or voidable transaction law, violation of local, state, or federal or non-U.S. law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any claim pursuant to section 362 or chapter 5 of the title 11 of the United States Code or similar local, state, or federal U.S. or non-U.S. law; (d) any claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of title 11 of the United States Code; (e) any state or foreign law pertaining to actual or constructive fraudulent transfer, fraudulent conveyance, or similar claim; and (f) any “lender liability” or equitable subordination claims or defenses.

~~“CDOR Lookback Day” has the meaning specified in the definition of “CDOR Rate”.~~

~~“CDOR Rate” means, with respect to any Alternative Currency Borrowing denominated in Canadian Dollars and for any Interest Period, the interest rate per annum (the resulting amount rounded upwards, at the Administrative Agent’s reasonable discretion, to the nearest 1/100th of 1%) (the “CDOR Reference Rate”) equal to the arithmetic average rate applicable to Canadian Dollar bankers’ acceptances for the applicable Interest Period appearing on the Bloomberg page BTMM CA, rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1% per annum, at approximately 11:00 a.m. Eastern time, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period; provided that if by such time such rate does not appear on the Bloomberg page BTMM CA, the CDOR Reference Rate on such day shall be~~

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~~the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as reasonably selected by the Administrative Agent, as of 11:00 a.m. Eastern time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day; provided further that any CDOR Reference Rate so determined based on the immediately preceding Business Day shall be utilized for purposes of calculation of the CDOR Rate for no more than three (3) consecutive Business Days (collectively, the “CDOR Lookback Day”).~~

~~“CDOR Reference Rate” has the meaning specified in the definition of “CDOR Rate”.~~

“CG Largest Shareholder Related Parties” means, collectively, the largest holder of Voting Stock in the Borrower as of the Closing Date and any other Person which directly or indirectly is Controlled by such holder.

A “Change of Control” will be deemed to occur if at any time any person or “group” (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the date hereof, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more CG Largest Shareholder Related Parties, acquires “beneficial ownership” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of both (i) more than 50.0% of the Voting Stock (measured by reference to ordinary voting power) of the Borrower (determined on a fully diluted basis) and (ii) more than the percentage of Voting Stock (measured by reference to ordinary voting power) of the Borrower that is at the time beneficially owned, directly or indirectly, by the CG Largest Shareholder Related Parties, taken together. Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), (a) a Person or group shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement and (b) a Change of Control will be deemed to not have occurred at any time if the CG Largest Shareholder Related Parties have, at such time, directly or indirectly, the right or the ability, by voting power, contract or otherwise, to elect, or nominate or designate for election, at least a majority of the seats available for occupancy on the board of directors of the Borrower.

“Closing Date” means September 26, 2022.

“Co-Borrower Joinder Agreement” means a joinder agreement, in substantially the form of Exhibit K hereto or otherwise in a form reasonably acceptable to the Administrative Agent, pursuant to which a Co-Borrower agrees to become an obligor in respect of Borrowings under this Agreement.

“Co-Borrowers” means Wholly Owned Restricted Subsidiaries organized in any Applicable Jurisdiction from time to time designated by the Borrower to the Administrative Agent as “borrowers” with respect to Borrowings in accordance with Section 11.01, and “Co-Borrower” means any one of them.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

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“Collateral” means all of the “Collateral” (or similar term) referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means PNC, acting through such of its Affiliates or branches as it may designate, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent permitted by the terms hereof.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages (if any), collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.12, Section 6.14 or Section 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Secured Obligations.

“Commitment” means a Revolving Credit Commitment.

“Committed Loan Notice” means a notice of (a) Borrowing, (b) a conversion of Loans from one Type to another or (c) a continuation of SOFR Loans or Alternative Currency Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form reasonably approved by the Administrative Agent and the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §§ 1 et. seq.), as amended from time to time, and any successor statute.

“Company Competitor” means any Person that competes with the business of the Borrower and its respective direct and indirect Subsidiaries from time to time.

“Compliance Authority” means (a) any Governmental Authority of the United States (including the U.S. Department of the Treasury, OFAC, and the U.S. Department of State), the European Union, the United Kingdom, or Canada; (b) the United Nations Security Council; and (c) any other Governmental Authority with jurisdiction over the parties to this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form as may be agreed between the Borrower and the Administrative Agent.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, without duplication, the cash interest expense (including that attributable to any Capitalized Lease Obligation), net of cash interest income, with respect to Consolidated Funded Net Indebtedness of such Person and its Restricted Subsidiaries for such period, other than non-recourse Indebtedness, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements (other than in connection with the early termination thereof); excluding, in each case:

(i) deferred financing costs, debt issuance costs, commissions, fees and expenses, and in each case, the amortization thereof, and any other amounts of non-cash

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interest (including as a result of the effects of acquisition method accounting or pushdown accounting),

(ii) interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Obligations or other derivative instruments,

(iii) costs associated with incurring or terminating Swap Contracts and cash costs associated with breakage in respect of hedging agreements for interest rates,

(iv) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any non-recourse Indebtedness and any Qualified Structured Financings,

(v) “additional interest” owing pursuant to a registration rights agreement with respect to any securities,

(vi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions,

(vii) penalties and interest relating to Taxes,

(viii) accretion or accrual of discounted liabilities not constituting Indebtedness,

(ix) interest expense attributable to the Borrower resulting from push-down accounting,

(x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,

(xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with the Transactions, any acquisition or Investment, and

(xii) annual agency fees paid to any trustees, administrative agents and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto) and fees payable to rating agencies with regards to Indebtedness;

provided that (a) when determining Consolidated Cash Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Cash Interest Expense will be calculated by multiplying the aggregate Consolidated Cash Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period,

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the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded.

For purposes of this definition, interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:

(1) increased, in each case (other than with respect to clauses (k), (q), (r), (s)(B) and (u) below) to the extent deducted and not added back or excluded in calculating such Consolidated Net Income (and without duplication), by:

(a) provision for taxes based on income, profits or capital, including federal, state, provincial, territorial, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar credits and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of such Person and its Restricted Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries; plus

(b) Consolidated Interest Expense; plus

(c) Consolidated Depreciation and Amortization Expense; plus

(d) any fees related to letters of credit (including any Letters of Credit); plus

(e) the amount of management, board of directors, monitoring, consulting, transaction and advisory fees (including

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termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any direct or indirect parent or equityholders of the Borrower or any of the Permitted Holders, in each case, to the extent permitted by Section 6.19 or any other provision of this Agreement or any other Loan Document; plus

(f) earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments; plus

(g) all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of any Borrower Party and all losses, charges and expenses related to payments made to holders of options, cash-settled appreciation rights, awards under any successor plans of the Borrower’s option or equity plans or other derivative equity interests in the common equity of such Person or any direct or indirect parent of the Borrower in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(h) all non-cash losses, charges and expenses, including any write-offs or write-downs (including any non-cash compensation, non-cash translation loss and non-cash expense relating to the vesting of warrants); provided that if any such non-cash loss, charge or expense represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to addback such non-cash loss, charge or expense in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to addback such non-cash loss, charge or expense, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(i) all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities; plus

(j) expenses, charges, costs, accruals, reserves and losses related to operating expense reductions, synergies, restructurings, integration, platform consolidations and migrations, transition, insourcing initiatives, operating improvements, cost savings initiatives and other business optimization initiatives, actions or events (including, without limitation, those related to the start-up, pre-opening, opening, closure, reconfiguration and/or consolidation of distribution centers, operations, offices and facilities (including future lease commitments, lease breakage and vacant facilities)) and relocation and reallocation of employees, equipment and other assets and resources; new product design, development and introductions (including intellectual property

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development); strategic initiatives; project start-up costs (including entry into new market/channels, new service offerings, new platforms or new contracts); curtailments or modifications to pension and post-retirement employee benefit plans (including excess pension charges and any settlement of pension liabilities); exiting, winding down or termination of lines of business; settlement costs; costs related to customer disputes, distribution networks or sales channels; the implementation, replacement, development or upgrade of operational, reporting and information technology systems and technology initiatives; carve-out related items and contract termination, retention, recruiting, severance, signing, consulting and transition services arrangements; systems establishment costs; systems, facilities or equipment conversion costs; expenses attributable to the implementation of costs savings initiatives; costs associated with tax projects/audits, expenses relating to any decommissioning or reconfiguration of fixed assets for alternative uses and costs consisting of professional consulting or other fees relating to any of the foregoing; provided that the aggregate amount added back to Consolidated Net Income pursuant to this clause (j) and clause (k) below in calculating Consolidated EBITDA for any Test Period shall not exceed the greater of $~~62,500,000~~95,000,000 and 25% of Consolidated EBITDA for such period (calculated after giving effect to all addbacks and adjustments); plus

(k) Pro Forma Cost Savings; provided that the aggregate amount added back to Consolidated Net Income pursuant to clause (j) above and this clause (k) in calculating Consolidated EBITDA for any Test Period shall not exceed the greater of $~~62,500,000~~95,000,000 and 25% of Consolidated EBITDA for such period (calculated after giving effect to all addbacks and adjustments); plus

(l) [reserved]; plus

(m) the amount of any (i) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) related to any Qualified Structured Financing and (ii) losses on dispositions of motor vehicles, accounts receivable, royalty and other similar rights to payment, or participations therein, or related assets incurred in connection with a Qualified Structured Financing; plus

(n) with respect to any joint venture of such Person or any Restricted Subsidiary thereof that is not a Restricted Subsidiary, an amount equal to (i) such Person’s or such Restricted Subsidiary’s proportionate share of the net income of such joint venture that is excluded from Consolidated Net Income as a result of clause (h)(i) of the definition of Consolidated Net Income and (ii) the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; plus

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(o) [reserved]; plus

(p) [reserved]; plus

(q) at the option of the Borrower, any addbacks and adjustments (including pro forma adjustments) of the type (i) reflected in any quality of earnings report obtained by the Borrower and made available to the Administrative Agent and prepared by an Independent Financial Advisor (including any “big four” accounting firm, nationally recognized consulting firm or any other consulting firm reasonably acceptable to the Administrative Agent) (in each case, without regard to time or amounts), (ii) consistent with or determined on a basis consistent with Regulation S-X and (iii) otherwise approved by the Administrative Agent in writing; plus

(r) the net amount (to the extent positive), if any, by which the consolidated deferred revenues for such period increased, as measured as of the day before the first day of such period and such balance as of the last day of such period (without deduction for the new amount, if any, by which deferred revenues decreased); provided that such deferred revenues shall be calculated (i) without giving effect to the impact of purchasing accounting, (ii) without giving effect to any accounting related changes, (iii) giving effect to any permitted acquisition and intellectual property acquisition or other permitted Investment consummated during such period and (iv) giving effect to any changes in billing policy; plus

(s) (A) all fees, costs and expenses incurred due to the implementation of ASC 606 or any rule under applicable accounting standards and (B) all non-cash losses, charges and accruals (to the extent deducted in determining Consolidated Net Income) and transitional adjustments resulting from the application of ASC 606 or any similar rule under applicable accounting standards; plus

(t) expenses, charges, costs, accruals, reserves and losses related to Capitalized Lease Obligations and financing leases to the extent the corresponding liability is included as Consolidated Funded Net Indebtedness or Consolidated Funded Gross Indebtedness; plus

(u) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to the below for any previous period and not added back; plus

(v) any charges, expenses or losses directly related to litigation; plus

(w) costs of surety bonds, performance bonds or other similar instruments; plus

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(x) costs or expenses, including related taxes, incurred pursuant to any equity incentive plan, management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); and

(2) increased (with respect to losses, deductions and costs and without duplication and to the extent decreasing such Consolidated Net Income for such period) or decreased (with respect to gains or income and without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date and (ii) the amount of any loss, deduction or cost attributable to minority equity interest of third parties in any Restricted Subsidiary that is not a Wholly Owned Subsidiary;

(3) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized or unrealized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies;

(4) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice);

(5) increased (with respect to losses) or decreased (with respect to gains) by any net loss or reduction or net gain or increase in revenue included in Consolidated Net Income attributable to changes in accounting methodology or principles used by any Person, property, business or asset acquired in connection with an Investment permitted hereunder from the methodology or principles used by such Person, property, business or asset immediately prior to such Investment to the methodology used by the Loan Parties following such acquisition or Investment; and

(6) decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by any non-cash gains, charges or adjustments resulting from the application of ASC 606;

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provided, that the Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (1) through (6) above if any such item individually is equal to or less than $1,000,000 for any item in any adjustment clause in this definition and so long as the aggregate amount of items which are not adjusted for as permitted under this proviso, together with the aggregate amount of items not adjusted for in the definition of Consolidated Net Income pursuant to the proviso immediately following clause (y) in such definition of Consolidated Net Income, does not exceed $10,000,000 in any twelve (12) month period.

~~Notwithstanding the foregoing, Consolidated EBITDA (a) for the fiscal quarter ended September 30, 2021, shall be deemed to be $62,544,000, (b) for the fiscal quarter ended December 31, 2021, shall be deemed to be $69,959,000, (c) for the fiscal quarter ended March 31, 2022, shall be deemed to be $57,950,000 and (d) for the fiscal quarter ended June 30, 2022, shall be deemed to be $53,968,000, in each case, as may, at the Borrower’s sole option, be subject to addbacks and adjustments (without duplication) pursuant to clauses (1) through (6) above upon the occurrence of a “pro forma” event or initiative action that occurs before, on or after the Closing Date and which is deemed to have occurred as of the first day of a period that includes any of the foregoing fiscal quarters.~~

“Consolidated Funded Gross Indebtedness” of a Person means (1) all Indebtedness of the type described in clause (a)(i) of the definition of “Indebtedness”, clause (a)(ii) of the definition of “Indebtedness” (but, in each case, excluding surety bonds, performance bonds or other similar instruments), clause (a)(iv) of the definition of “Indebtedness” (including Indebtedness of the type described in clause (d) of the definition of “Permitted Debt”), and clause (b) of the definition of “Indebtedness” (in respect of Indebtedness of the type described in clauses (a)(i) and (a)(ii)) (but, in each case, excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) of such Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but, in each case, (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding, in each case of the foregoing in this clause (1), (I) obligations in respect of letters of credit (including Letters of Credit), bank guarantees, bankers’ acceptances and guarantees on first demand, in each case, except to the extent of amounts thereunder that have not been reimbursed within three (3) Business Days after the due date for payment thereof, and (II) Indebtedness solely among the Borrower Parties, in each case, as of such date. For the avoidance of doubt, (I) it is understood that obligations (a) under Swap Contracts, Cash Management Services, Structured Financings (including, for the avoidance of doubt, Qualified Structured Financing Obligations incurred by any Person in connection therewith), or Factoring Transactions (including, for the avoidance of doubt, Qualified Structured Financing Obligations incurred by any Person in connection therewith) or (b) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Gross Indebtedness and (II) except as otherwise expressly set forth in (and required by) the penultimate sentence of Section 1.10 of this Agreement, Consolidated Funded Gross Indebtedness shall not count any undrawn amounts under the Revolving Credit Commitments or under any other debt commitments of any type.

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“Consolidated Funded Net Indebtedness” of a Person means (1) all Indebtedness of the type described in clause (a)(i) of the definition of “Indebtedness”, clause (a)(ii) of the definition of “Indebtedness” (but, in each case, excluding surety bonds, performance bonds or other similar instruments), clause (a)(iv) of the definition of “Indebtedness” (including Indebtedness of the type described in clause (d) of the definition of “Permitted Debt”), and clause (b) of the definition of “Indebtedness” (in respect of Indebtedness of the type described in clauses (a)(i) and (a)(ii)) (but, in each case, excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) of such Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but, in each case, (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding, in each case of the foregoing in this clause (1), (I) obligations in respect of letters of credit (including Letters of Credit), bank guarantees, bankers’ acceptances and guarantees on first demand, in each case, except to the extent of amounts thereunder that have not been reimbursed within three (3) Business Days after the due date for payment thereof, and (II) Indebtedness solely among the Borrower Parties, less (2) the amount of Adjusted Cash and unrestricted (other than restrictions regarding (a) Liens in favor of the Secured Parties and (b) bankers’ Liens) Cash Equivalents of the Borrower Parties as of such date (which may also include such cash and Cash Equivalents securing the Obligations and/or other Indebtedness secured by a pari passu or junior Lien on the Collateral), in each case, as of such date. For the avoidance of doubt, (I) it is understood that obligations (a) under Swap Contracts, Cash Management Services, Structured Financings (including, for the avoidance of doubt, Qualified Structured Financing Obligations incurred by any Person in connection therewith), or Factoring Transactions (including, for the avoidance of doubt, Qualified Structured Financing Obligations incurred by any Person in connection therewith) or (b) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Net Indebtedness and (II) except as otherwise expressly set forth in (and required by) the penultimate sentence of Section 1.10 of this Agreement, Consolidated Funded Net Indebtedness shall not count any undrawn amounts under the Revolving Credit Commitments or under any other debt commitments of any type.

“Consolidated Funded Secured Indebtedness” means Consolidated Funded Net Indebtedness of the Borrower Parties that is secured by a Lien.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of

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any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, yield, make-whole premium, fees and other charges associated with any Structured Financing or Factoring Transaction, and any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting); plus

(b) consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income of the referent Person and its Restricted Subsidiaries for such period;

provided that (a) when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person (other than any interest expense that would otherwise be included in “Consolidated Interest Expense” on a Pro Forma Basis) will be disregarded.

For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the after-tax net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that (without duplication):

(a) all net after-tax extraordinary, nonrecurring, infrequent, exceptional or unusual gains, losses, income, expenses, charges, costs, accruals and reserves (including any of the foregoing related to any single or one-time event), in each case, as determined in good faith by such Person, will be excluded;

(b) all (i) losses, charges, costs and expenses relating to the Transactions, (ii) transaction fees, costs and expenses, change in control payments, or retention or transaction-related bonuses or payments incurred in connection with any contemplated Equity Issuances, investments, acquisitions ~~(including with respect to the acquisition of additional Capital Stock in CarOffer)~~, dispositions, recapitalizations, mergers, amalgamations, option buyouts and the Incurrence, modification or repayment of Indebtedness permitted to be Incurred under this Agreement (including any Refinancing Indebtedness in respect thereof) or any amendments, forbearance, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions (in each case, whether or not consummated), and (iii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period will be excluded;

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(c) all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;

(d) all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person), will be excluded;

(e) all net after-tax income, loss, expense or charge attributable to the early extinguishment, conversion or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;

(f) all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;

(g) any realized or unrealized currency translation or foreign currency transaction gains and losses related to changes in currency exchange rates or exchanging currency for other currency (including, without limitation, remeasurements of Indebtedness and any net loss or gain resulting from (i) Swap Contracts for currency exchange risk and (ii) intercompany Indebtedness), will be excluded;

(h) (i) the net income for such period of any Person that is not the referent Person or a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are paid in or converted into cash or that, as reasonably determined by a responsible financial or accounting officer of the referent Person or a Restricted Subsidiary of the referent Person, could have been paid in or converted into (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (v) below) cash, with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) without duplication, the net income for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above;

(i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies will be excluded;

(j) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting, including in relation to any acquisition ~~(including with respect to the acquisition of additional Capital Stock in CarOffer)~~ consummated before or after the Closing Date (including in the inventory, property and equipment, software, goodwill,

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intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(k) all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP will be excluded;

(l) all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation, awards under any successor plans of the Borrower’s option or equity plans or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights will be excluded;

(m) any costs or expenses incurred in connection with the payment of dividend equivalent rights to holders of equity-based incentive awards pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(n) accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Transactions within 24 months after the Closing Date will be excluded;

(o) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;

(p) all discounts, commissions, yield, make-whole premiums, fees and other charges (including interest expense) associated with any Qualified Structured Financing or Factoring Transaction will be excluded;

(q) (i) the non-cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(r) expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and (x) actually reimbursed or otherwise paid to the Borrower or a Restricted Subsidiary or (y) so long as such amount for any calculation period is reasonably expected to be received by the Borrower or such Restricted Subsidiary in a subsequent calculation period but only to the extent that such amount is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (r);

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(s) losses, charges and expenses that are covered by indemnification or other reimbursement provisions will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(t) non-cash charges or income relating to increases or decreases of deferred tax asset valuation allowances will be excluded;

(u) any after-tax cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included;

(v) solely for the purpose of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05, and without duplication of provisions under clause (c) of the first paragraph of Section 7.05 with respect to cash dividends or returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than the Borrower or a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than a Guarantor), to the limitation contained in this clause (v));

(w) any Public Company Costs will be excluded;

(x) any (i) one-time non-cash compensation charges, (ii) the costs and expenses related to employment of terminated employees, or (iii) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded; and

(y) any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the Latest Maturity Date, shall be excluded;

provided that the Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (a) through (y) above if any such item individually is equal to or less than $1,000,000 for any item in any adjustment clause in this definition and so long as the aggregate amount of items which are not adjusted for as permitted under this proviso,

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together with the aggregate amount of items not adjusted for in the definition of Consolidated EBITDA pursuant to the proviso immediately following clause (6) in such definition of Consolidated EBITDA, does not exceed $10,000,000 in any twelve (12) month period.

For the purpose of Section 7.05 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances which constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(v) thereof.

For purposes of this definition, the phrase “after-tax” shall mean net of any taxes paid or payable by the applicable Person and its Restricted Subsidiaries and net of any distributions paid pursuant to Section 7.05(13).

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Secured Indebtedness of the Borrower Parties as of such date to (b) Four Quarter Consolidated EBITDA.

“Consolidated Total Assets” means the total consolidated assets of the Borrower Parties, as shown on the most recent consolidated balance sheet of the Borrower Parties, determined on a Pro Forma Basis.

“Consolidated Total Gross Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Gross Indebtedness of the Borrower Parties as of such date to (b) Four Quarter Consolidated EBITDA.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Net Indebtedness of the Borrower Parties as of such date to (b) Four Quarter Consolidated EBITDA.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

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(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Non-U.S. Subsidiary” means any direct or indirect Subsidiary of the Borrower that is (or is a Subsidiary of) a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CORRA” means a rate equal to the Canadian Overnight Repo Rate Average as administered by the CORRA Administrator.

“CORRA Administrator” means the Bank of Canada (or any successor administrator of the Canadian Overnight Repo Rate Average selected by the Administrative Agent in its reasonable discretion).

“CORRA Administrator’s Website” means the Bank of Canada’s website, at https://www.bankofcanada.ca, or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time.

“CORRA Daily RFR” means, for any day (a “CORRA RFR Day”), a rate per annum reasonably determined by the Administrative Agent, for any Alternative Currency Loan denominated in Canadian Dollars, in an amount equal to (the resulting amount rounded upwards, at the Administrative Agent’s reasonable discretion, to the nearest 1/100 of 1%) CORRA for the day (such day, adjusted as applicable as set forth herein, the “CORRA RFR Lookback Day”) that is two (2) Business Days prior to (A) if such CORRA RFR Day is a Business Day, such CORRA RFR Day or (B) if such CORRA RFR Day is not a Business Day, the Business Day immediately preceding such CORRA RFR Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s Website; provided that if the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. If by 5:00 pm (Toronto time) on the second (2nd) Business Day immediately following any CORRA RFR Lookback Day, CORRA in respect of such CORRA RFR Lookback Day has not been published on the CORRA Administrator’s Website and a Benchmark Replacement Date with respect to CORRA Daily RFR has not occurred, then CORRA for such CORRA RFR Lookback Day will be CORRA as published in respect of the first preceding Business Day for which such CORRA was published on the CORRA Administrator’s Website; provided that any CORRA determined pursuant to this sentence shall be utilized for purposes of calculation of CORRA Daily RFR for no more than three (3) consecutive CORRA RFR Days.

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Any change in CORRA Daily RFR due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower.

“CORRA RFR Lookback Day” has the meaning specified in the definition of “CORRA Daily RFR”.

“Corresponding Tenor” means, with respect to any Available Tenor for an applicable Benchmark Replacement, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” has the meaning specified in Section 10.25.

“Covered Party” has the meaning specified in Section 10.25(a).

“Covered Property” means any property (a) required to be reported as blocked property under 31 C.F.R. § 501.603, as amended, (b) owned, directly or indirectly, by, or due to or from, a Sanctioned Person subject to blocking or comprehensive Sanctions Laws and Regulations, (c) in which a Sanctioned Person subject to blocking or comprehensive Sanctions Laws and Regulations otherwise holds any interest; (d) located or originated in, or otherwise subject to restrictions due to its ties to, a Sanctioned Country; or (e) that otherwise could cause any actual or potential violation by the Lenders or the Administrative Agent of any applicable International Trade Law if the Lenders or the Administrative Agent were to obtain an encumbrance on, lien on, pledge, or security interest in such property, or provide services in consideration of such property.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Amount” has the meaning specified in Section 7.05(c)(viii).

“Cure Amount” has the meaning specified in Section 8.03(a).

“Cure Equity” has the meaning specified in Section 8.03(a).

“Cure Right” has the meaning specified in Section 8.03(a).

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in Pounds Sterling (the resulting amount rounded upwards, at the Administrative Agent’s reasonable discretion, to the nearest 1/100 of 1%) SONIA for the day (such day, adjusted as applicable as set forth herein, the “SONIA Lookback Day”) that is two (2) Business Days prior to (i) if such RFR Interest Day is a Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website. If by 5:00 pm (London time) on the second (2nd) Business Day immediately following any ~~Sonia~~SONIA Lookback Day, the RFR in respect of such ~~Sonia~~SONIA Lookback Day has not been published on the ~~applicable RFR~~SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR has not occurred, then the RFR for such ~~Sonia~~SONIA Lookback Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the

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~~RFR~~SONIA Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Interest Days. Any change in Daily Simple RFR due to a change in SONIA shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple SOFR” means, for any day (a “SOFR Interest Day”), an interest rate per annum reasonably determined by the Administrative Agent equal to (the resulting amount rounded upwards, at the Administrative Agent’s reasonable discretion, to the nearest 1/100th of 1%) SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Interest Day if such SOFR Interest Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Interest Day if such SOFR Interest Day is not a Business Day, as such SOFR is published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source identified by the NYFRB or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. Eastern time on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than three (3) consecutive SOFR Interest Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, judicial management, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition set forth in Section 8.01 that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, in each case, as specified in such Section, would be an Event of Default.

“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning specified in Section 10.25(b).

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations

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in respect of Letters of Credit within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing prior to the time such Loan or participation was required to be made or issued that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied or waived, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such Lender notifies the Administrative Agent and the Borrower in writing prior to the time such Loan or participation was to be made or issued that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and with specific details thereof) has not been satisfied or waived) or under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that the Administrative Agent shall request such confirmation upon reasonable request from any L/C Issuer; provided, further, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement. Any determination by the Administrative Agent (or the Required Lenders to the extent that the Administrative Agent is a Defaulting Lender) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Administrative Agent, the Borrower, each L/C Issuer and each Lender, as applicable.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by any Borrower Party in connection with an Asset Sale that is so designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Borrower or any Parent Holding Company, as applicable (other than Excluded Equity), that is issued after the Closing Date

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for cash and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate of the Borrower delivered to the Administrative Agent, on the issuance date thereof, the cash proceeds of which are contributed to the capital of the Borrower (if issued by the Borrower or any Parent Holding Company) and excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Designation Date” has the meaning specified in Section 2.19(f).

“Disposition” or “Dispose” has the meaning specified in the definition of “Asset Sale”.

“Disqualified Lender” means (a) each Person identified as a “Disqualified Lender” on a list delivered to PNC or its counsel by the Borrower or its counsel on or prior to May 25, 2022 (as such list may be updated from time to time after the Closing Date with the Administrative Agent’s reasonable approval (such approval not to be unreasonably withheld, conditioned or delayed)), (b) any Company Competitor identified on a list delivered to the Administrative Agent or its counsel by the Borrower or its counsel from time to time, (c) as to any Person referenced in each of clauses (a) and (b) above (the “Primary Disqualified Lender”), (x) any fund advised, administered or managed by, or related to, any Primary Disqualified Lender or (y) any of such Primary Disqualified Lender’s Affiliates, in each case of this clause (c) either identified in writing to the Administrative Agent or its counsel from time to time or otherwise readily identifiable as such on the basis of such fund’s name or Affiliate’s name, as applicable, but excluding, in the case of clause (b) (and except to the extent specifically identified in writing as being a Disqualified Lender pursuant to clause (a)), any Affiliate thereof that is a bona fide debt investment fund or entity primarily engaged in, or that advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and only to the extent that no personnel involved with the investment in the relevant Company Competitor (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such bona fide debt investment funds or entities or (B) has access to any information (except for information that is publicly available other than by reason of disclosure in violation of (1) Section 10.08 or any other confidentiality agreement by any Agent, any Arranger, any other Secured Party or any of their respective Affiliates or any of their respective Related Parties or (2) any agreement that any Person has with the Borrower, any of its Affiliates or any of its agents, representatives or other Related Parties that any Agent, any Arranger, any other Secured Party or any of their respective Affiliates or any of their respective Related Parties has knowledge of) relating to the Borrower or any of its Subsidiaries and/or any Person that forms part of any of the Borrower’s or any of its Subsidiaries’ business as a result of such bona fide debt investment funds or entities (in each case, other than bona fide investment funds and entities which are primarily engaged in the foregoing activities but whose investment strategies or historical practices include distressed debt and/or “loan to own” investments, which for the avoidance of doubt shall not be excluded from the definition of Disqualified Lenders by virtue of their status as a bona fide debt investment fund or entity)), and (d) any representatives, Related Parties or members of any Agent, any Arranger, any Lender or any other Secured Party or any their respective Affiliates’ or managed or related funds’ deal teams that are engaged primarily as principals in private equity, mezzanine financing or venture capital (or related funds or Affiliates of such Persons); provided that any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment to any Lender or Participant,

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but shall disqualify any such Persons with respect to any subsequent assignments or participations. Notwithstanding the foregoing, any list of Disqualified Lenders shall only be required to be available to any Lender or Participant on the Platform or another similar electronic system to the extent the Borrower desires to prevent any such Disqualified Lender from being a Lender or Participant. For the purpose of clauses (a) and (b) in the previous sentence, such list shall be made available to the Administrative Agent pursuant to Section 10.02 and any additions, deletions or other modifications to the list of Disqualified Lenders shall become effective within two (2) Business Days after delivery to the Administrative Agent; provided that such additions or other modifications shall be deemed to be effective immediately solely in the instance a Lender or Participant receives notice or obtains knowledge of such addition or modification and thereafter consummates (or engages to consummate) with such new or changed Disqualified Lender an assignment or participation.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than (a) solely for Qualified Stock and (b) as a result of a change of control or asset sale; provided that any purchase requirement triggered thereby may not become operative until compliance with, in the case of an asset sale, the provisions of Section 7.04 or, in the case of a change of control, the repayment in full of the Obligations),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of the respective Disqualified Stock; provided that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock, or

(3) is redeemable at the option of the holder thereof, in whole or in part, in each case other than solely for Qualified Stock and prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of the respective Disqualified Stock; provided that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or a direct or indirect parent of the Borrower or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries or a direct or indirect parent of the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy

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its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Divided LLC” means a limited liability company which has been formed upon the consummation of an LLC Division.

“Divided LP” means a limited partnership which has been formed upon the consummation of an LP Division.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a) with respect to any Loan or Letter of Credit denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held); and

(b) with respect to any Loan or Letter of Credit denominated in an Alternative Currency or other currency other than Dollars, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 1.08.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07(b)(iii)).

“EMU” means the economic and monetary union as contemplated in the EU Treaty.

“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

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“Environmental Laws” means any and all Laws relating to pollution, the protection of the Environment, and human health and safety (to the extent relating to exposure to Hazardous Materials), including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities) resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) human exposure to any Hazardous Materials, or (d) the Release or threatened Release of any Hazardous Materials into the Environment, including, in each case, any such liability which any Loan Party has retained contractually.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency that is outside the control of the holder of such Capital Stock (but only until such time such contingent event occurs (if ever)) or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“Equity Offering” means any public or private sale on or after the Closing Date of Capital Stock or Preferred Stock of the Borrower or any direct or indirect parent of the Borrower, as applicable (other than Disqualified Stock), other than (a) public offerings with respect to the Borrower’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8 or successor form thereto, (b) issuances to any Subsidiary of the Borrower, and (c) any such public or private sale that constitutes an Excluded Contribution or Refunding Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of

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Section 4245 of ERISA); (d) the filing of a written notice of intent to terminate or the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of, or the receipt of any notice by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator indicating an intent by the PBGC to institute, proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in “endangered”, “critical”, or “critical and declining” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (j) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan.

“Erroneous Payment” has the meaning assigned to it in Section 9.19(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.19(c).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.19(c).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.19(c).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.19(c).

~~“ESG” has the meaning specified in Section 10.01.~~

~~“ESG Ratings” has the meaning specified in Section 10.01.~~

~~“ESG Amendment” has the meaning specified in Section 10.01.~~

~~“ESG Pricing Provisions” has the meaning specified in Section 10.01.~~

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Treaty” means the Treaty on the European Union.

“EURIBOR” has the meaning specified in the definition of “EURIBOR Rate”.

“EURIBOR Lookback Day” has the meaning specified in the definition of “EURIBOR Rate”.

“EURIBOR Rate” means, with respect to any Alternative Currency Borrowing denominated in Euros and for any Interest Period, the interest rate per annum equal to (the resulting

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amount rounded upwards, at the Administrative Agent’s reasonable discretion, to the nearest 1/100th of 1%) the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as reasonably determined by the Administrative Agent and the Borrower from time to time; in each case, the “EURIBOR Reference Rate”) at approximately 11:00 a.m. (Brussels time) two (2) Business Days prior to the commencement of such Interest Period; provided, that if by such time the EURIBOR Reference Rate in respect of such day has not been so published, or if such day is not a Business Day, then the EURIBOR Reference Rate for such day will be the EURIBOR Reference Rate as published in respect of the first preceding Business Day for which such EURIBOR Reference Rate was published thereon; provided further that any EURIBOR Reference Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the EURIBOR Rate for no more than three (3) consecutive Business Days (any such day, collectively, the “EURIBOR Lookback Day”).

“EURIBOR Reference Rate” has the meaning specified in the definition of “EURIBOR Rate”.

“Euro” and “€” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“€STR” means a rate equal to the Euro Short Term Rate as administered by the €STR Administrator.

“€STR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“€STR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.

“€STR Daily RFR” means, for any day (an “€STR RFR Day”), a rate per annum reasonably determined by the Administrative Agent, for any Alternative Currency Loan denominated in Euros, in an amount equal to (the resulting amount rounded upwards, at the Administrative Agent’s reasonable discretion, to the nearest 1/100 of 1%) €STR for the day (such day, adjusted as applicable as set forth herein, the “€STR Lookback Day”) that is two (2) Business Days prior to (A) if such €STR RFR Day is a Business Day, such €STR RFR Day or (B) if such €STR RFR Day is not a Business Day, the Business Day immediately preceding such €STR RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website; provided that if the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. If by 5:00 pm (Brussels time) on the second (2nd) Business Day immediately following any €STR Lookback Day, €STR in respect of such €STR Lookback Day has not been published on the €STR Administrator’s Website and a Benchmark Replacement Date with respect to €STR Daily RFR has not occurred, then €STR for such €STR Lookback Day will be €STR as published in respect of the first preceding Business Day for which such €STR was published on the €STR Administrator’s

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Website; provided that any €STR determined pursuant to this sentence shall be utilized for purposes of calculation of €STR Daily RFR for no more than three (3) consecutive €STR RFR Days. Any change in €STR Daily RFR due to a change in €STR shall be effective from and including the effective date of such change in €STR without notice to the Borrower.

“€STR Term RFR” means, with respect to Euros for any Interest Period, a rate per annum reasonably determined by the Administrative Agent, for any Alternative Currency Loan denominated in Euros, equal to (the resulting amount rounded upwards, at the Administrative Agent’s reasonable discretion, to the nearest 1/100 of 1%) the €STR Term RFR Forward Looking Rate; provided that if the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.

“€STR Term RFR Forward Looking Rate” means, with respect to Euros for any Interest Period, the forward-looking term rate for a period comparable to such Interest Period based on €STR that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as mutually identified or mutually selected by the Administrative Agent and the Borrower in their reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period mutually determined by the Administrative Agent and the Borrower in their reasonable discretion.

~~“Eurocurrency Rate Lookback Days” means, collectively, the EURIBOR Lookback Day and the CDOR Lookback Day.~~

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars in the London foreign exchange market at or about 11:00 a.m. London time (or New York City time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted), at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Accounts” means, the following deposit, securities and other accounts to the extent used solely for such purposes: (1) payroll, healthcare and other employee wage and benefit accounts, (2) tax accounts, including, without limitation, sales tax accounts, (3) escrow, defeasance and redemption accounts, (4) fiduciary or trust accounts, (5) disbursement accounts, (6) cash collateral accounts subject to Permitted Liens, (7) deposit accounts utilized solely to hold amounts on deposit of any party other than the Borrower, a Guarantor or any Subsidiary thereof and (8) the

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funds or other property held in or maintained for such purposes in any such account described in clauses (1) through (7).

“Excluded Contributions” means the net cash proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by the Borrower after the Closing Date from:

(1) contributions to its common equity capital, and

(2) the sale of Capital Stock (other than Excluded Equity) of the Borrower, in each case that are utilized to make a Restricted Payment pursuant to clause (10) of the second paragraph of Section 7.05. Excluded Contributions will be excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries or a direct or indirect parent of the Borrower (to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Subsidiary or a direct or indirect parent of the Borrower), (iii) any Equity Interest that has already been used or designated (x) as (or the proceeds of which have been used or designated as) Designated Preferred Stock, an Excluded Contribution or Refunding Capital Stock, or (y) to increase the amount available under clause (5)(a) of the second paragraph under Section 7.05 or clause (14) of the definition of “Permitted Investments” or is proceeds of Indebtedness referred to in clause (14)(b) of the second paragraph in Section 7.05 and (iv) any Cure Equity.

“Excluded Property” means, with respect to any Loan Party or any direct or indirect Subsidiary of such Loan Party,

(a) (i) any fee-owned real property not constituting Material Real Property or located in any non-U.S. jurisdiction and any real property leasehold or subleasehold interests and the last day of any term of any lease of real property, (ii) any portion of Material Real Property that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” and (iii) any property that is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes,

(b) (i) motor vehicles, airplanes and other assets or goods subject to certificates of title to the extent a Lien thereon cannot be perfected by filing a UCC financing statement, (ii) Letter-of-Credit Rights (as defined in the UCC) (other than those constituting supporting obligations of other Collateral) to the extent a Lien thereon cannot be perfected by filing a UCC financing statement and (iii) to the extent a Lien thereon cannot be perfected by filing a UCC financing statement, Commercial Tort Claims (as defined in the UCC) with a claim value of less than the greater of (x) $~~25,000,000~~38,000,000 and (y) 10% of Four Quarter Consolidated EBITDA, individually,

(c) if the granting of a pledge or security interest or perfection thereof in the assets owned by or Equity Interests of any existing and subsequently acquired or organized direct or indirect wholly-owned Restricted Subsidiary of the Borrower, would, in each case, result in adverse tax, accounting or regulatory consequences that are not de minimis (including, without

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limitation, under Section 956 of the Code or as a result of any law or regulation in any applicable jurisdiction similar to Section 956 of the Code) to the Borrower or any of their Subsidiaries as reasonably determined by the Borrower, it being understood, for the avoidance of doubt, that the failure of CarGurus Securities Corp. or any successor thereto to remain a Massachusetts Security Corporation as a result of such grant or perfection shall be deemed to be an adverse tax or regulatory consequence,

(d) any goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets, in each case, of or in which pledges or security interests in favor of the Collateral Agent are prohibited by applicable Law, rule or regulation (including, without limitation, any (x) requirement to obtain the consent of any Governmental Authority or third person, unless such consent has been obtained and (y) restrictions in respect of margin stock, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or by any contract binding on such assets at the time of its acquisition and not entered into in contemplation thereof, requires government or third party consents that have not been obtained (provided that there shall be no obligation to obtain such consent) or creates a right of termination in favor of any governmental or other third party or could result in material adverse accounting or regulatory consequences, in each case, as determined by the Borrower in good faith; provided, that any such limitation described in this clause (d) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition,

(e) any governmental or regulatory licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby; provided that (i) any such limitation described in this clause (e) on the security interests granted shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable Law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and such licenses, franchises, charters or authorizations shall be included as Collateral,

(f) Equity Interests in (A) [reserved], (B) any not-for-profit Subsidiary, (C) any captive insurance Subsidiary, (D) any special purpose securitization vehicle (or similar entity), (E) any Structured Financing Subsidiary, (F) any Unrestricted Subsidiary, (G) any Person which is acquired after the date hereof to the extent and for so long as such Equity Interests are pledged in respect of Acquired Indebtedness and such pledge constitutes a Permitted Lien, and (H) any Person that is either (y) not a Wholly-Owned Restricted Subsidiary or (z) an Excluded Subsidiary (other than (i) ~~CarOffer, (ii)~~ subject to clause (c) above, any Massachusetts Security Corporation, (~~iii~~ii) any Excluded Subsidiary which owns Material Intellectual Property, (~~iv~~iii) subject to clause (c)

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above and clause (o) below in this definition, any FSHCO or Controlled Non-U.S. Subsidiary directly owned by a Loan Party which is not, in any such case, an Immaterial Subsidiary, and (~~v~~iv) non-Wholly Owned Restricted Subsidiaries to the extent that (1) the Borrower, directly or indirectly, owns more than 50% of the Capital Stock of such Restricted Subsidiary, (2) such Restricted Subsidiary’s financials are consolidated with the financial statements of the other Borrower Parties (other than any Subsidiary of such Restricted Subsidiary), and (3) (I) a pledge of the Equity Interests in such Restricted Subsidiary is not prohibited by both (Y) any applicable joint venture agreement, shareholder agreement, or organizational agreement, except to the extent that the term in such agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided, that this exclusion shall not apply if (x) if such prohibition was agreed to in order to circumvent the pledge of such Equity Interests under the Loan Documents, (y) the only consent to permit such a pledge is a consent from a Loan Party or a Wholly Owned Subsidiary of a Loan Party or (z) requisite consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate any Loan Party or its Subsidiaries to seek or obtain any such consent) or (Z) applicable Law and (II) a pledge thereof to secure the Obligations (X) would only require the consent of a Loan Party or a Wholly Owned Restricted Subsidiary of a Loan Party (and not the consent of any other party or Person) for any prohibition, breach or default under any such joint venture agreement, shareholder agreement or organizational agreement governing such Equity Interests or such non-Wholly Owned Restricted Subsidiary, (Y) would not give any other party or Person (other than a Loan Party or a Wholly Owned Subsidiary of a Loan Party) to any such joint venture agreement, shareholder agreement or organizational agreement governing such Equity Interests or such non-Wholly Owned Restricted Subsidiary the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under Article 9 of the UCC or other applicable law); provided, that this exclusion shall not apply if such termination right was agreed to in order to circumvent the pledge of such Equity Interests under the Loan Documents, and (Z) would not violate applicable Law),

(g) any lease, license or other agreement or any goods or other property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement in each case permitted to be incurred under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, capital lease or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party or their Wholly Owned Subsidiaries),

(h) (i) “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” and (ii) Margin Stock,

(i) any motor vehicles or other goods or assets sold pursuant to a Qualified Factoring Transaction or Qualified Structured Financing or other factoring or receivables arrangement permitted hereunder,

(j) any goods, chattel paper, investment property, documents of title, instruments, money, intangibles or other assets of (including Equity Interests held by) (i) any Non-U.S. Subsidiary or any direct or indirect subsidiary of a Non-U.S. Subsidiary, (ii) any FSHCO or any direct or indirect Subsidiary of a FSHCO, (iii) any Unrestricted Subsidiary, (iv) any

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not-for-profit Subsidiary, (v) any captive insurance Subsidiary or (vi) any special purpose securitization vehicle (or similar entity or Person), including any Structured Financing Subsidiary,

(k) any lease, license, permit, franchise, charter, authorization, consent or agreement (and the assets subject thereto) to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit, franchise, charter, authorization, consent or agreement or result in the creation of a security interest thereunder or create a right of termination or cancellation in favor of any other party thereto (other than the Borrower or a Guarantor) or otherwise require consent thereunder (provided that there shall be no obligation to obtain such consent); provided that any such limitation described in this clause (k) shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable Law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition,

(l) cash to secure letter of credit reimbursement obligations to the extent such letters of credit are permitted by this Agreement (excluding Cash Collateral securing L/C Obligations under this Agreement),

(m) (i) Excluded Accounts, and (ii) any assets (other than deposit accounts and securities accounts) which can be perfected solely by “control” (control agreements or perfection by “control” shall not be required in any event (other than equity interests and debt instruments which are not otherwise Excluded Property and which are not otherwise covered by perfection exclusions in the Loan Documents)),

(n) any property acquired after the Closing Date that is secured pursuant to Acquired Indebtedness permitted hereunder (not incurred in contemplation of the acquisition by the Borrower or applicable Guarantor) of such property, to the extent that the granting of a security interest in such property would be prohibited under the terms (such prohibition not imposed in contemplation hereof) of such Indebtedness,

(o) Voting Stock in excess of 65.0% of the Voting Stock of any first tier Non-U.S. Subsidiary, Controlled Non-U.S. Subsidiary or of any FSHCO,

(p) [reserved], and

(q) any acquisition agreement in connection with any acquisition or Investment and any rights therein or arising thereunder (except any identifiable cash proceeds or the rights to receive any identifiable cash proceeds pursuant to such acquisition).

Notwithstanding anything contained herein to the contrary, other goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the Borrower mutually agree that the cost or other consequences (including, without limitation, regulatory, accounting or tax consequences) of obtaining or perfecting a security interest in such goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets is excessive in relation to either the value of such goods, chattel paper, investment property,

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documents of title, instruments, money, intangibles and other assets as Collateral or to the practical benefit of the Lenders of the security afforded thereby. Notwithstanding anything herein or the Collateral Documents to the contrary, Excluded Property shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above).

Notwithstanding anything contained herein to the contrary, in no event shall foreign-law governed security documents, filings, consents or corporate or organizational action be required, including with respect to any share pledges and any intellectual property registered in any non-U.S. jurisdiction.

“Excluded Subsidiary” means ~~(i) CarOffer and (ii)~~ any direct or indirect Subsidiary of the Borrower that is (a) an Unrestricted Subsidiary, (b) a joint venture or a Subsidiary that is not a Wholly Owned Restricted Subsidiary of the Borrower, (c) an Immaterial Subsidiary, (d) a FSHCO or Controlled Non-U.S. Subsidiary (or any direct or indirect Subsidiary of a FSHCO or Controlled Non-U.S. Subsidiary), (e) established or created pursuant to clause (14)(g) of the second paragraph of Section 7.05 and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (f) a Non-U.S. Subsidiary, (g) a Subsidiary that is prohibited or restricted by applicable Law (including financial assistance, fraudulent conveyance, preference, thin capitalization or other similar Laws or regulations) from guaranteeing the Facilities, or which would require governmental (including regulatory) or consent, third party approval, license or authorization to provide a guarantee unless, such consent, third party approval, license or authorization has been received, (h) any Subsidiary that is prohibited or restricted from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date for so long as any such Contractual Obligation exists (or, in the case of any newly acquired Subsidiary, in existence) at the time of acquisition thereof but not entered into in contemplation of this exclusion and for so long as any such Contractual Obligation exists) (it being understood that AutoList, Inc. is not subject to any prohibition as of the Closing Date), (i) a Subsidiary with respect to which a guarantee by it of the Facilities would reasonably be expected to result in material adverse tax, accounting or regulatory consequences to the Borrower or any of its Subsidiaries and Affiliates as reasonably determined in good faith by the Borrower, (j) any Structured Financing Subsidiary, (k) not-for-profit subsidiaries, (l) [reserved], (m) Subsidiaries that are special purpose entities, (n) captive insurance subsidiaries, (o) any Massachusetts Security Corporation, (p) any broker-dealer Subsidiaries, (q) any other Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the cost or other consequences of guaranteeing the Facilities (including any adverse tax, accounting or regulatory consequences that are not de minimis) outweigh the benefits to be obtained by the Lenders therefrom, and (r) any other Subsidiary as mutually agreed between the Borrower and the Administrative Agent; provided that if the Borrower so elects in its sole discretion and a Subsidiary executes the Guaranty as a “Subsidiary Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Guaranty, as a “Subsidiary Guarantor” in a manner not prohibited by the terms hereof and thereof). ~~Notwithstanding the foregoing, CarOffer shall not be an “Excluded Subsidiary” solely at any time when all of the following are satisfied (as reasonably determined in good faith by the Borrower): (w) CarOffer is a Wholly Owned Subsidiary of the Borrower, (x) none of the subclauses of clause (ii) of the first sentence of this definition have been satisfied, (y) no adverse consequences could reasonably be expected~~

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~~to result in respect of the Borrower or any of its Subsidiaries from CarOffer being a Subsidiary Guarantor under the Loan Documents with respect to any existing, prospective or new Qualified Factoring Transaction or Structured Financing and (z) the counterparties and/or lenders (or prospective counterparties and/or lenders) to any existing, prospective or new Qualified Factoring Transaction or Structured Financing would not require additional pricing or additional limitations or restrictions on company-favorable provisions under such existing, prospective or new Qualified Factoring Transaction or Structured Financing; provided, however, if (w) CarOffer becomes a Wholly Owned Subsidiary of the Borrower, (x) CarOffer does not otherwise constitute an Excluded Subsidiary by virtue of any of the subclauses of clause (ii) of the first sentence this definition, (y) there is no existing Qualified Factoring Transaction or Structured Financing at such time of determination, and (z) an Event of Default has occurred and is continuing at the time of the consummation of a new Qualified Factoring Transaction or Structured Financing, then CarOffer shall not be an “Excluded Subsidiary” in connection with the consummation of such new Qualified Factoring Transaction or Structured Financing even if (1) adverse consequences could reasonably be expected to result in respect of the Borrower or any of its Subsidiaries from CarOffer being a Subsidiary Guarantor under the Loan Documents with respect to any such new Qualified Factoring Transaction or Structured Financing and/or (2) the counterparties and/or lenders (or prospective counterparties and/or lenders) to any prospective Qualified Factoring Transaction or Structured Financing would require additional pricing or additional limitations or restrictions on company-favorable provisions under such new Qualified Factoring Transaction or Structured Financing; provided further that if, at the time of or at any time after CarOffer becomes a Subsidiary Guarantor or is no longer an Excluded Subsidiary, (x) CarOffer is no longer a Wholly Owned Subsidiary of the Borrower, (y) CarOffer otherwise constitutes an Excluded Subsidiary by virtue of clause (ii) of the first sentence this definition, or (z) so long as no Event of Default has occurred and is continuing at the time of the consummation of a new Qualified Factoring Transaction or Structured Financing, either (i) adverse consequences could reasonably be expected to result in respect of the Borrower or any of its Subsidiaries from CarOffer being a Subsidiary Guarantor under the Loan Documents with respect to any existing, prospective or new Qualified Factoring Transaction or Structured Financing or (ii) the counterparties and/or lenders (or prospective counterparties and/or lenders) to any existing, prospective or new Qualified Factoring Transaction or Structured Financing would require additional pricing or additional limitations or restrictions on company-favorable provisions under such existing, prospective or new Qualified Factoring Transaction or Structured Financing, then CarOffer shall be deemed to no longer be a Subsidiary Guarantor (and shall instead be deemed to be an Excluded Subsidiary) and the Secured Parties agree to take such actions as are necessary or reasonably requested by the Borrower or CarOffer to effectuate CarOffer no longer being a Subsidiary Guarantor (and instead being an Excluded Subsidiary).~~

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor), at the time the guarantee of (or grant of such security interest by, as

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applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which such Lender acquires an interest in a Loan or Commitment (other than any Lender acquiring an interest in a Loan or Commitment pursuant to a request by any Loan Party under Section 3.08) or changes its lending office, except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(h) and (d) any Taxes imposed under FATCA.

“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Existing Loans” has the meaning specified in Section 2.19(a).

“Existing Revolving Tranche” has the meaning specified in Section 2.19(a).

“Existing Tranche” has the meaning specified in Section 2.19(a).

“Extended Loans” has the meaning specified in Section 2.19(a).

“Extended Loans Agent” has the meaning specified in Section 2.19(a).

“Extended Revolving Commitments” has the meaning specified in Section 2.19(a).

“Extended Revolving Tranche” has the meaning specified in Section 2.19(a).

“Extended Tranche” has the meaning specified in Section 2.19(a).

“Extending Lender” has the meaning specified in Section 2.19(b).

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“Extension” has the meaning specified in Section 2.19(b).

“Extension Amendment” has the meaning specified in Section 2.19(c).

“Extension Date” has the meaning specified in Section 2.19(d).

“Extension Election” has the meaning specified in Section 2.19(b).

“Extension Request” has the meaning specified in Section 2.19(a).

“Facility” or “Facilities” means the Revolving Credit Facility and/or the Letter of Credit Sublimit, as the context may require.

“Factoring Transaction” means any transaction or series of transactions that may be entered into by any Borrower Party pursuant to which any Borrower Party may sell, convey, assign or otherwise transfer Qualified Assets (which may include a backup or precautionary grant of security interest in such Qualified Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such Person that is a Subsidiary meets the qualifications in clauses (a)(1) through (a)(3) of the definition of “Structured Financing Subsidiary”.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Borrower or any Parent Holding Company, whose determination will be conclusive for all purposes under the Loan Documents).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement among Governmental Authorities implementing the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, treaty or convention.

~~“Federal Funds Rate” means for any day, the rate per annum (based on a year of 365 (or, in a leap year, 366) days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) reasonably selected by the Administrative Agent, in consultation with the Borrower, for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate reasonably determined by the Administrative Agent,~~

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~~in consultation with the Borrower, at such time If the Federal Funds Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Federal Funds Rate without notice to the Borrower or any other party.~~

“Financial Covenant” has the meaning specified in Section 7.08.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of August 6, 2026, among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“~~Financial Covenant~~First Amendment Effective Date” has the meaning specified in ~~Section 7.08~~the First Amendment.

“First Lien Specified Debt” means Indebtedness in respect of any Revolving Credit Facility (including, for the avoidance of doubt, any New Revolving Facility), any other loans incurred pursuant to any Loan Document, any Specified Refinancing Debt, any Refinancing Indebtedness and/or any Permitted Refinancing of any of the foregoing, in each case, that is secured by a Lien on the Collateral on a pari passu basis with the Initial Revolving Tranche.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“fixed baskets” has the meaning specified in Section 1.02(k).

“Fixed Charges” shall mean, with respect to any Person for any period, the sum of, without duplication:

(a) Consolidated Cash Interest Expense of such Person for such period;

(b) all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary of such Person during such period; and

(c) all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person during such period.

“Floor” means 0.00%.

“Four Quarter Consolidated EBITDA” means, subject to Section 1.02(p), as of any date of determination with respect to any Test Period, Consolidated EBITDA of the Borrower Parties for the Test Period ended on such date on a Pro Forma Basis.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been

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reallocated to other Non-Defaulting Lenders or Cash Collateralized in accordance with the terms hereof).

“FSHCO” means any direct or indirect Subsidiary of the Borrower, substantially all of the assets of which consist of Equity Interests and/or Equity Interests and indebtedness (and/or cash and Cash Equivalents and other assets being held on a temporary basis incidental to the holding of such Equity Interests and/or indebtedness) in one or more Controlled Non-U.S. Subsidiaries and/or one or more other FSHCOs.

“Fund” means any Person (other than a Natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations, including those in effect on the Closing Date or entered into in connection with any

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acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness) or any Excluded Swap Obligation. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation at such time, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Borrower and, as of the Closing Date, the Subsidiaries of the Borrower listed on Schedule 1 and each other Subsidiary of the Borrower that executes and delivers a Guaranty or guaranty supplement pursuant to the Guaranty, Section 6.12 or 6.16, unless any such Subsidiary of the Borrower has ceased to be a Guarantor pursuant to the terms hereof.

“Guaranty” means collectively, the Guaranty made by the Borrower and each Subsidiary Guarantor in favor of the Administrative Agent on behalf of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12 or 6.16.

“Hazardous Materials” means all explosive or radioactive substances or wastes, contaminants, pollutants and hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, or any chemical, material, substance or waste that is prohibited, limited or regulated, or with respect to which standards of liability are imposed, by or pursuant to any Environmental Law.

“Hedge Bank” means any Person that (a) (i) at the time it enters into a Swap Contract, is an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent, irrespective of whether such party ceases to be an Arranger, Lender or an Agent or an Affiliate of any of the foregoing after having entered into such Swap Contract, (ii) within 45 days after the time it enters into a Swap Contract, becomes an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent, irrespective of whether such party ceases to be an Arranger, Lender or an Agent or an Affiliate of any of the foregoing after having entered into such Swap Contract or (iii) in the case of any Person party to a Swap Contract in effect as of the Closing Date, either is an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent as of the Closing Date or becomes an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender within 45 days after the Closing Date and (b) except in the case of the Administrative Agent (or any of its Affiliates) has provided written notice to the Administrative Agent, which has been acknowledged by the Borrower in writing, of (i) the existence of the Swap Contract and (ii) the maximum amount of, and the methodology to be used by such parties in determining, the obligations under such Swap Contract from time to time, which notice shall be substantially in the form of Exhibit N or otherwise reasonably satisfactory to the Borrower and the Administrative Agent.

“Honor Date” has the meaning specified in Section 2.03(d)(i).

“Immaterial Subsidiary” means any Subsidiary of the Borrower that, as of the Test Period most recently ended, does not have (a) assets, when combined with the assets of all other

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Immaterial Subsidiaries (prior to giving effect to pro forma adjustments and after eliminating goodwill and intercompany obligations) in excess of 10.0% of Consolidated Total Assets, or (b) Consolidated EBITDA, when combined with the Consolidated EBITDA of all other Immaterial Subsidiaries (prior to giving effect to pro forma adjustments and after eliminating goodwill and intercompany obligations) in excess of 10.0% of the Consolidated EBITDA of the Borrower Parties for such period; provided that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the most recent, including pro forma if applicable, consolidated financial statements of the Borrower and its Subsidiaries delivered to the Administrative Agent prior to the date hereof.

“Increase Effective Date” has the meaning specified in Section 2.14(c).

“Incremental Amount” has the meaning specified in Section 2.14(a)(z).

“Incremental Arranger” has the meaning specified in Section 2.14(a).

“Incremental Credit Facility” has the meaning specified in Section 2.14(a).

“Incur” or “incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) or any Unrestricted Subsidiary becomes a Restricted Subsidiary shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary or Restricted Subsidiary, as applicable. The term “Incurrence” has a corresponding meaning.

“incurrence-based baskets” has the meaning specified in Section 1.02(k).

“Indebtedness” means, with respect to any Person, without duplication:

(a) the principal amount of indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations, (v) [reserved], or (vi) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (i) the Fair Market Value of such asset on the date such Indebtedness was Incurred or, at the option

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of such Person, at such date of determination, and (ii) the amount of such Indebtedness of such other Person.

The term “Indebtedness” (x) shall not include any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, sublicense, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices and (y) shall not include Indebtedness of any Parent Holding Company appearing on the balance sheet of the Borrower Parties solely by reason of push-down accounting and for which the Borrower Parties have no liability.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i) Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;

(ii) obligations under or in respect of Qualified Structured Financings or Qualified Factoring Transactions and including any Qualified Structured Financing Obligation and any Standard Securitization Undertakings and any Guarantees provided pursuant to a Qualified Structured Financing Guaranty in connection with the foregoing;

(iii) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;

(iv) intercompany liabilities that would be eliminated on the consolidated balance sheet of the Borrower Parties;

(v) prepaid or deferred revenue arising in the ordinary course of business;

(vi) Cash Management Services;

(vii) in connection with the purchase by any Borrower Party of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(viii) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement;

(ix) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory

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or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;

(x) Capital Stock;

(xi) obligations to dissenting shareholders in connection with an acquisition; or

(xii) indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment (without any accompanying guaranty) in an Unrestricted Subsidiary.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Borrower, qualified to perform the task for which it has been engaged or otherwise reasonably acceptable to the Administrative Agent (which shall include any of the “Big Four” accounting firms, BDO, Alvarez & Marsal, FTI and Grant Thornton).

“Information” has the meaning specified in Section 10.08.

“Information Memorandum” means the confidential executive summary, dated May 2022 prepared in connection with the syndication of the Initial Revolving Tranche.

“Initial Revolving Tranche” means the Revolving Tranche established pursuant to Section 2.01(b) on the Closing Date.

“Intellectual Property Security Agreement” means, individually and collectively, the intellectual property security agreement substantially in the form of Exhibit B to the Security Agreement, dated the date of this Agreement, together with each other intellectual property security agreement or Intellectual Property Security Agreement Supplement executed and delivered pursuant to Section 6.12, Section 6.14 or Section 6.16.

“Intellectual Property Security Agreement Supplement” means, collectively, each intellectual property security agreement supplement entered into in connection with, and pursuant to the terms of, any Intellectual Property Security Agreement.

“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement (other than exclusive licenses and exclusive sub-licenses of Material Intellectual Property from a Loan Party to a Non-Loan Party Subsidiary ~~or, solely during the continuance of a CarOffer Senior Lien Event, from a Loan Party (other than~~

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~~CarOffer and/or its Subsidiaries) to any CarOffer Senior Lien Event Loan Party~~), services agreement, or any related agreements, in each case where all the parties to such agreement are one or more of the Loan Parties and/or any of their Restricted Subsidiaries.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit H hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Intercreditor Agreement” has the meaning specified in Section 9.15.

“International Trade Laws” means all Laws relating to export controls, trade embargoes, customs, and anti-boycott measures.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a RFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for an Alternative Currency Loan or a SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan and any RFR Loan, the last Business Day of each March, June, September and December, and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, (a) as to each SOFR Loan and each applicable Alternative Currency Loan (other than any RFR Loan or Term CORRA Rate Loan), the period commencing on the date such related Loan is disbursed or converted to or continued as an Alternative Currency Loan or a SOFR Loan and ending on the date one, three or six months thereafter (or such longer or shorter interest period as may be agreed to by all Lenders of the applicable Tranche) and (b) as to each Term CORRA Rate Loan, the period the commencing on the date such related Loan is disbursed or converted to or continued as an Alternative Currency Loan and ending on the date one or three months thereafter (or such longer or shorter interest period as may be agreed to by all Lenders of the applicable Tranche), in each case, as the Borrower may elect, as selected by the Borrower in a Committed Loan Notice (in each case, subject to the Available Tenors for such Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency); provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the scheduled Maturity Date of the Facility under which such Loan was made.

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“Investment” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances or other payments made to customers, dealers, suppliers and distributors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of the Borrower Parties in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash or other property. If any Borrower Party sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease of any Borrower Party be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.05:

(1) “Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 7.05 and otherwise determining compliance with such covenant) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of any Borrower Party, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by any Borrower Party in respect of such Investment and shall be net of any Investment by such Person in any Borrower Party.

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“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(a) securities issued or directly guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(b) securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries,

(c) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (a) and (b) above and clause (d) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“ISDA CDS Definitions” has the meaning specified in Section 10.01.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance and to which such Letter of Credit is subject).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or, if applicable, a Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other contractual arrangements.

“Judgment Currency” has the meaning specified in Section 10.23.

“Junior Financing” has the meaning specified in clause (3) of the first paragraph of Section 7.05.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit G-1, as the same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time pursuant to the terms thereof.

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“Junior Lien Specified Debt” means Indebtedness in respect of any Revolving Credit Facility (including, for the avoidance of doubt, any New Revolving Facility), any other loans incurred pursuant to any Loan Document, any Ratio Debt, any Ratio Acquisitions Debt, any Specified Refinancing Debt, any Refinancing Indebtedness and/or any Permitted Refinancing of any of the foregoing, in each case, that is secured by a Lien on the Collateral on a junior basis to the Initial Revolving Tranche.

“JV Distribution” means, at any time, 50.0% of the aggregate amount of all cash dividends or distributions received by any Borrower Party as a return on an Investment in a Permitted Joint Venture during the period from the Closing Date through the end of the fiscal quarter most recently ended immediately prior to such date for which financial statements are internally available; provided that no Borrower Party is required to reinvest such dividends or distributions in the Permitted Joint Venture.

~~“KPIs” has the meaning specified in Section 10.01.~~

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Revolving Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its applicable Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the date required under Section 2.03(d)(i) or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (a) each of the L/C Issuers identified on Schedule 1.01(f) in their capacity as an issuer of Letters of Credit hereunder, and (b) any other Lender reasonably acceptable to the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and in each case, applicable Affiliates; provided that any Revolving Credit Lender may provide bank guarantees, bond agreements and other such arrangements under this Agreement, in each case, as agreed in such Revolving Credit Lender’s sole discretion. Each L/C Issuer may cause Letters of Credit to be issued by unaffiliated financial institutions and such Letter of Credit shall be treated as issued by such L/C Issuer for all purposes under the Loan Documents.

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“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but (a) any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn, or (b) any drawing was made thereunder on or before the last day permitted thereunder and such drawing has not been honored or refused by the applicable L/C Issuer, such Letter of Credit shall be deemed to be “outstanding” in the amount of such drawing.

“LCT Election” means the Borrower’s election to exercise its right to designate any transaction of the type described in the definition of “Limited Condition Transaction” as a Limited Condition Transaction pursuant to the terms hereof.

“LCT Test Date” means the date on which the definitive agreement for any such Limited Condition Transaction is entered into.

“Legal Reservations” means:

(a) the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b) the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;

(c) any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Loan Document;

(d) the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e) the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;

(f) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(g) the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging

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may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;

(h) provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence; and

(i) similar principles, rights and defenses under the laws of any relevant jurisdiction.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer.

“Lending Office” means, as to any Lender, the office or offices or branch of such Lender or any of its Affiliates described as such in such Lender’s Administrative Questionnaire, or such other office or offices or as a Lender or any of its Affiliates may from time to time notify the Borrower and the Administrative Agent. Unless the context otherwise requires each reference to a Lender or L/C Issuer shall include its applicable Lending Office.

“Letter of Credit” means any letter of credit issued, renewed, extended or amended hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer, together with a request for L/C Credit Extension in the form from time to time generally and customarily in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means, subject to Section 2.03(a)(ii)(C), the day that is three (3) Business Days prior to the scheduled Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means (i) any Permitted Acquisition (or other Investment) by a Borrower Party, the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing, (ii) an irrevocable repurchase or repayment of Indebtedness, Qualified Structured Financing or Qualified Factoring Transaction not prohibited hereunder, or (iii) any Asset Sales or Dispositions not prohibited hereunder.

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“Liquidity” means, as measured at any time, the sum of (i) (x) the amount of Adjusted Cash of the Borrower Parties, plus (y) unrestricted (other than restrictions regarding (a) Liens in favor of the Secured Parties and (b) bankers’ Liens) Cash Equivalents of the Borrower Parties as of such date (which may also include such cash and Cash Equivalents securing the Obligations and/or other Indebtedness secured by a pari passu or junior Lien on the Collateral), plus (ii) the excess of the Aggregate Commitments (excluding Revolving Credit Commitments of any Defaulting Lenders) as then in effect and then available to be drawn under and pursuant to the terms and conditions of this Agreement (including, without limitation, the conditions in Section 4.02), over the Total Revolving Credit Outstandings (as determined to include any Loans or Letters of Credit requested in writing by the Borrower pursuant to the terms and conditions of this Agreement where the conditions set forth in Section 4.02 have been satisfied but not yet then made by the Lenders or issued by an L/C Issuer), in each case, at such time.

“LLC Conversion” means the conversion of any Restricted Subsidiary of the Borrower that is a U.S. Subsidiary from a corporation into a limited liability company.

“LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other Law.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan, an Extended Revolving Commitment or a Specified Refinancing Revolving Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Intercompany Subordination Agreement, (vi) the Pari Passu Intercreditor Agreement (if any), (vii) the Junior Lien Intercreditor Agreement (if any), (viii) any other intercreditor agreement required to be entered into pursuant to the terms of this Agreement, (ix) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, (x) any Refinancing Amendment, (xi) any Co-Borrower Joinder Agreement, (xii) the Agent Fee Letter, and (xiii) any other agreement between a Loan Party and a Secured Party designated as a “Loan Document” in such agreement.

“Loan Parties” means, collectively, the Borrower and each other Guarantor.

“LP Division” means the statutory division of any limited partnership into two or more limited partnerships pursuant to Section 17-220 of the Delaware Limited Partnership Act or a comparable provision of any other Law.

“Majority Lenders” of any Tranche means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.

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“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Equity Interests of the Borrower (or any successor entity) or any direct or indirect parent of the Borrower on the date of the declaration or making of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration or making of such Restricted Payment.

“Massachusetts Security Corporation” means any Person that qualifies as a Massachusetts “security corporation” under and as defined in Massachusetts General Laws c. 63, § 38B, but only to the extent, and during the time period, it so qualifies.

“Material Acquisition” means any Acquisition in respect of which the aggregate consideration (including, without limitation, the aggregate amount of Indebtedness assumed in connection with such Acquisition) is at least $75,000,000.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, financial condition or results of operations of the Borrower Parties, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under the Loan Documents or (c) a material adverse effect on the rights or remedies of the Agents or the Lenders under the Loan Documents (taken as a whole) (other than due to the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it, or the failure of the Administrative Agent to file UCC financing statements, continuation statements or amendments (or any equivalent thereof) to the extent that the Loan Parties have not breached their representations and warranties or covenants, as applicable, under Sections 6(a) and 8(a) of the Security Agreement (in each case, without giving effect to Schedule 8.01), or the failure of the Administrative Agent to file copyright security agreements with the United States Copyright Office to the extent that such copyright security agreements have been executed and delivered by a Loan Party when and as required by the terms of the Loan Documents).

“Material Intellectual Property” means any intellectual property (and the accompanying IP Rights) owned (or, after a Permitted IP Transfer and License-Back, exclusively licensed in connection with such Permitted IP Transfer and License-Back) by the Loan Parties that is material to the business of the Loan Parties, taken as a whole.

“Material Real Property” means any parcel of real property (other than a parcel with a Fair Market Value (determined at the time of the acquisition thereof) of less than the greater of (x) $~~25,000,000~~38,000,000 and (y) 10% of Four Quarter Consolidated EBITDA and other than a parcel constituting Excluded Property) owned in fee by a Loan Party and located in the United States; provided, however, that one or more parcels owned in fee by a Loan Party and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address, may, in the reasonable discretion of the Administrative Agent, be deemed to be one parcel for the purposes of this definition.

“Material Subsidiary” means any Restricted Subsidiary of the Borrower constituting, or group of Restricted Subsidiaries of the Borrower in the aggregate constituting (as if such Restricted Subsidiaries constituted a single Subsidiary), a “significant subsidiary” in accordance with Rule 1-02 under Regulation S-X.

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“Maturity Date” means the earlier of (a) the fifth anniversary of the ~~Closing~~First Amendment Effective Date and (b) the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.06(a) or ~~8.02~~8.02; provided that the reference to Maturity Date with respect to (i) Revolving Credit Commitments that are the subject of Extension pursuant to Section 2.19 and (ii) Revolving Credit Commitments that are incurred pursuant to Section 2.14 or 2.18 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto.

“maximum fixed repurchase price” means, with respect to any Disqualified Stock or Preferred Stock, (i) the fixed repurchase price for such Disqualified Stock or Preferred Stock as set forth in the certificate of designation or other governing constituent documentation for such Disqualified Stock or Preferred Stock or (ii) if such Disqualified Stock or Preferred Stock does not have a fixed repurchase price, the repurchase price calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Funded Net Indebtedness or Consolidated Funded Gross Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Borrower.

“Maximum Rate” has the meaning specified in Section 10.10.

“Minimum Extension Condition” has the meaning specified in Section 2.19(g).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages in respect of Mortgaged Properties made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Administrative Agent, in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.

“Mortgaged Properties” means the parcels of real property identified on Schedule 5.08 and any other Material Real Property with respect to which a Mortgage is required pursuant to Section 6.12.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party makes or is obligated to make contributions or has or would reasonably be expected to have any liability or obligation to contribute, whether fixed or contingent (including by reason of being or having been an ERISA Affiliate with any other Person).

“Natural Person” means (a) any natural person or (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person.

“Net Short Lender” has the meaning specified in Section 10.01.

“New Loan Commitments” has the meaning specified in Section 2.14(a).

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“New Revolving Commitment” has the meaning specified in Section 2.14(a).

“New Revolving Facility” has the meaning specified in Section 2.14(a).

“New Revolving Loan” has the meaning specified in Section 2.14(a).

“Non-Cash Assets” of any Person means such Person’s assets and property which are not cash or Cash Equivalents.

“Non-Consenting Lender” has the meaning specified in Section 3.08(c).

“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.

“Non-Extending Lender” has the meaning specified in Section 2.19(e).

“Non-Loan Party Sublimit” means, with respect to Indebtedness, Disqualified Stock or Preferred Stock consisting of, at the Borrower’s option, any combination of Extended Tranches, Ratio Debt and/or Ratio Acquisitions Debt and/or Refinancing Indebtedness and/or any Permitted Refinancing of any of the foregoing (or successive Permitted Refinancings thereof), in each case, that is Incurred or issued by Non-Loan Party Subsidiaries, an aggregate principal amount at any time outstanding equal to, when taken together with the aggregate outstanding principal amount of all other Indebtedness Incurred and Disqualified Stock and Preferred Stock issued in reliance on this definition on or prior to the date of Incurrence of any such Indebtedness or issuance of any such Disqualified Stock or Preferred Stock, the greater of (a) $~~62,500,000~~95,000,000 and (b) 25% of Four Quarter Consolidated EBITDA at the time of Incurrence.

“Non-Loan Party Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Borrower or a Guarantor.

“Non-U.S. Lender” means a lender that is not a U.S. Person.

“Non-U.S. Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a U.S. Subsidiary.

“Note” means a Revolving Credit Note.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding; provided that (a) obligations of any Loan Party under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so

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long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements and (c) the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (i) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.

“OFAC” shall have the meaning specified in the definition of Sanctions Laws and Regulations.

“OID” means original issue discount.

“Optional Prepayment Notice” means an Optional Prepayment Notice in substantially the form of Exhibit J or any other form reasonably approved by the Administrative Agent and the Borrower.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other LC” has the meaning specified in Section 2.03(c)(v).

“Other Specified Debt” means Indebtedness in respect of any Revolving Credit Facility, any other loans incurred pursuant to any Loan Document, any Ratio Debt, any Ratio Acquisitions Debt, any Specified Refinancing Debt, any Refinancing Indebtedness and/or any Permitted Refinancing of any of the foregoing, in each case, that is secured by a Lien on assets not constituting Collateral or unsecured.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution,

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delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08).

“Outstanding Amount” means: (a) with respect to the Revolving Credit Loans and Specified Refinancing Revolving Loans on any date, the aggregate outstanding principal Dollar Amount thereof after giving effect to any Borrowings and prepayments or repayments of the Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Specified Refinancing Revolving Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate Dollar Amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum Dollar Amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Bank Funding Rate” means for any day, (a) with respect to any amount denominated in Dollars, the rate comprising both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by Administrative Agent, in consultation with the Borrower, at such time; provided, further, that if the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation (which determination shall be conclusive absent manifest error). Such rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Parent Holding Company” means, to the extent applicable, any direct or indirect parent entity of the Borrower which holds directly or indirectly 100.0% of the Equity Interest of the Borrower and which does not hold Capital Stock in any other Person (except for any other Parent Holding Company).

“Pari Passu Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit G-2, as the same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time pursuant to the terms thereof, with any immaterial changes and material changes thereto in light of the prevailing market conditions, which material

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changes shall be posted to the Lenders not less than ten Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within ten Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s and/or Collateral Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s and/or Collateral Agent’s execution thereof.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(m).

“Participating Member State” means each state as described in any EMU Legislation.

“PATRIOT Act” has the meaning specified in Section 10.22.

“Payment Recipient” has the meaning assigned to it in Section 9.19(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Perfection Exceptions” means that no Loan Party shall be required to (i) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over commodities accounts, securities accounts, deposit accounts, futures accounts, other bank accounts, cash and cash equivalents and accounts related to the clearing, payment processing and similar operations of the Borrower Parties, (ii) perfect the security interest in the following other than by the filing of a UCC financing statement: (1) Letter-of-Credit Rights (as defined in the UCC), (2) Commercial Tort Claims (as defined in the UCC) with a claim value of less than the greater of (x) $~~25,000,000~~38,000,000 and (y) 10% of Four Quarter Consolidated EBITDA, individually, (3) Fixtures (as defined in the UCC), except to the extent that the same are Equipment (as defined in the UCC) or are related to real property covered or intended by the Loan Documents to be covered by a Mortgage pursuant to Section 6.12 (provided, however, no fixture filing shall be required if the applicable Mortgage can serve as a fixture filing in the applicable jurisdiction), and (4) Assigned Agreements (as defined in the Security Agreement), (iii) send notices to account debtors or other contractual third-parties unless an Event of Default has not been cured or waived and is continuing and either acceleration is automatic or the Administrative Agent has exercised its acceleration rights pursuant to Section ~~8.02~~ 8.02 of this Agreement, (iv) enter into any (x) security documents to be governed by the law of any jurisdiction in which assets are located other than the laws of the United States, any state thereof or the District of Columbia or (y) other foreign-law filings, consents or corporate or organizational action, including with respect to any share pledges and any intellectual property registered in any non-U.S. jurisdiction, (v) deliver landlord waivers, estoppels or collateral access letters, (vi) grant a Mortgage in respect of fee owed property other than Material Real Property, (vii) enter into any source code escrow arrangement or register any intellectual property or perfect any Lien with respect to intellectual property governed by or arising under the law of any jurisdiction outside the United States, (viii) take any

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action to comply with the Federal Assignment of Claims Act or any similar statute or (ix) take any action in any non-U.S. jurisdiction.

“Permitted Acquisition” has the meaning specified in clause (39) of the definition of “Permitted Investments”.

“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided that (i) such purchase and sale or exchange must occur within ninety (90) days of each other and (ii) Material Intellectual Property shall not be sold, exchanged, transferred or otherwise disposed of by any Loan Party in any Permitted Asset Swap.

“Permitted Debt” has the meaning specified in Section 7.01.

“Permitted Holders” means (a) each of the top twenty owners of the Borrower as of the Closing Date and their respective Affiliates and related and/or managed funds, (b) managers and members of management of the Borrower or its Subsidiaries that have ownership interests in the Borrower (or such Permitted Parent (other than pursuant to clause (b) of the definition thereof)), (c) any other Person that directly or indirectly has ownership interests in the Borrower (or such Permitted Parent (other than pursuant to clause (b) of the definition thereof)) on the Closing Date or acquires such ownership interests within 60 days following the Closing Date, (d) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof) of which any of the Persons described in clause (a), (b) or (c) above are members; provided that, without giving effect to the existence of such group or any other group, any of the Persons described in clauses (a), (b) and (c), collectively, beneficially own Voting Stock representing 50.0% or more of the total voting power of the Voting Stock of the Borrower, and (e) any Permitted Parent.

“Permitted Investments” means:

(1) any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(2) (i) any Investment in any Loan Party ~~(other than, solely during the continuance of a CarOffer Senior Lien Event, Investments of Non-Cash Assets in any CarOffer Senior Lien Event Loan Party by Loan Parties that are not CarOffer and/or its Subsidiaries (it being understood and agreed that, during the continuance of a CarOffer Senior Lien Event, (x) Loan Parties shall be permitted under this sub-clause (i) to continue to make Investments of cash and Cash Equivalents in the CarOffer Senior Lien Event Loan Parties and (y) CarOffer Senior Lien Event Loan Parties shall be permitted under this clause (i) to continue to make transfers and Dispositions of assets to other Loan Parties), (~~, (ii) any Investment by Non-Loan Party Subsidiaries in any Loan Party or any of their Subsidiaries, (iii) any Investment in any Borrower Party in the ordinary course of business and customary for a public company or which otherwise constitutes a

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Permitted IP Transfer and License-Back, and (iv) any Investments by ~~(1)~~ Loan Parties in Non-Loan Party Subsidiaries ~~and (2) solely during the continuance of a CarOffer Senior Lien Event, Loan Parties that are not CarOffer and/or its Subsidiaries to CarOffer Senior Lien Event Loan Parties in the form of Non-Cash Assets~~, solely with respect to this clause (iv), (Y) in an aggregate outstanding amount of all such Investments made pursuant to this clause (2)(iv) that are at the time outstanding shall not exceed in the aggregate ~~(I) with respect to Investments by Loan Parties in Non-Loan Party Subsidiaries (and subject to the following sub-clause (II)),~~ the greater of (x) $~~100,000,000~~152,000,000 and (y) 40.0% of Four Quarter Consolidated EBITDA ~~and (II) with respect to Investments of Non-Cash Assets by Loan Parties (other than CarOffer and/or its Subsidiaries) in CarOffer Senior Lien Event Loan Parties during the continuance of a CarOffer Senior Lien Event, when combined with the outstanding amount of Investments in Non-Loan Party Subsidiaries made in reliance on the foregoing sub-clause (I), the greater of (x) $125,000,000 and (y) 50.0% of Four Quarter Consolidated EBITDA~~; provided that, ~~(A)~~ no Loan Party shall make any Investment in any Non-Loan Party Subsidiary that is a transfer or Disposition of owned Material Intellectual Property to such Non-Loan Party Subsidiary other than pursuant to a Permitted IP Transfer and License-Back (which shall not be subject to the aforementioned ~~caps) and (B) solely during the continuance of a CarOffer Senior Lien Event, no Loan Party (other than CarOffer and its Subsidiaries) shall make any Investment that is a transfer or Disposition of any owned Material Intellectual Property to CarOffer Senior Lien Event Loan Parties other than pursuant to a Permitted IP Transfer and License-Back (which shall not be subject to the aforementioned caps) and only so long as no Event of Default has occurred and is continuing at the time of the consummation of such Permitted IP Transfer and License-Back or would immediately result from such Permitted IP Transfer and License-Back~~cap), and (Z) with respect to any Permitted IP Transfer and License-Back (which shall not be subject to the ~~caps~~cap in clause (iv)(Y));

(3) any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

(4) [reserved];

(5) any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 7.04 or any other Disposition of assets not constituting an Asset Sale;

(6) any Investment (w) existing (which, for the avoidance of doubt, shall not be required to be documented) on the Closing Date and listed on Schedule 7.05, (y) made pursuant to binding commitments in effect on the Closing Date and listed on Schedule 7.05 or (z) that replaces, refinances, refunds, renews, modifies, amends or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount (other than with respect to any interest, fees, costs, expenses and other non-principal amounts, which may be in excess of such amount)

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that does not exceed the amount (other than with respect to any interest, fees, costs, expenses and other non-principal amounts) replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Closing Date (or, with respect to such Investment for which is evidenced on Schedule 7.05 by an asterisk (*) appearing next to it, the terms of such Investment existing after the Closing Date) or as otherwise permitted under this definition or otherwise under Section 7.05;

(7) loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of the greater of (x) $~~12,500,000~~19,000,000 and (y) 5% of Four Quarter Consolidated EBITDA at the time of making (or, at the option of the Borrower the commitment to make) such Investments;

(8) loans and advances to officers, directors, employees, managers, consultants and independent contractors for business related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;

(9) any Investment (x) acquired by any Borrower Party (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization by the Borrower or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by any Borrower Party with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of any Borrower Party, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;

(10) Swap Contracts and Cash Management Services permitted under Section 7.01(j), including any payments in connection with the termination thereof;

(11) [reserved];

(12) so long as no Event of Default has occurred and is continuing at such time or would immediately result therefrom, additional Investments by any Borrower Party in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed (i) at any time the greater of (x) $~~125,000,000~~190,000,000 and (y) 50.0% of Four Quarter Consolidated EBITDA at the time of making (or, at the option of the Borrower the commitment to make) such Investment plus (ii) any

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amounts reallocated from Sections 7.05(11)(a) and 7.05(11)(b); provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) (other than clause (2)(iv)) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

(13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 6.19(b) (except transactions described in clause (1), (2), (3), (4), (5), (7), (8), (9), (13), (14), (20), (21), (23), (24), (25), (26), (27), and (28) of such Section 6.19(b));

(14) Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Borrower or any direct or indirect parent of the Borrower, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05;

(15) Investments (i) consisting of the leasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons or (ii) in connection with an Intercompany License Agreement;

(16) Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions or in-bound licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;

(17) (x) any Investment in a Structured Financing Subsidiary or any Investment by a Structured Financing Subsidiary in any other Person in connection with a Qualified Structured Financing or Qualified Factoring Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Structured Financing, including any Standard Securitization Undertaking (but excluding, other than as set forth in the following clause (y), any other Guarantee provided by the Borrower or any Restricted Subsidiary in connection with any Structured Financings or Qualified Factoring Transactions), and (y) any Qualified Structured Financing Obligations;

(18) Investments consisting of (v) Liens permitted under Section 7.02, (w) Indebtedness (including guarantees) permitted under Section 7.01 (but excluding intercompany liabilities permitted under clause (iv) of the third paragraph in the definition of “Indebtedness”), (x) mergers, amalgamations, consolidations and transfers of all or substantially all assets permitted under Section 7.03 (other than Section 7.03(d)), (y) Asset Sales permitted under Section 7.04, or (z) Restricted Payments permitted under Section 7.05 (in each case, other than by

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reference to the definition of or conditioned upon such transactions being “Permitted Investments”);

(19) any Permitted Tax Reorganization and any Investment in connection therewith;

(20) (y) guarantees of (i) Indebtedness permitted to be Incurred under Section 7.01 and (ii) obligations relating to such Indebtedness and (z) guarantees (other than guarantees of Indebtedness) and other Contingent Obligations in the ordinary course of business;

(21) advances, loans or extensions of trade credit in the ordinary course of business by any Borrower Party;

(22) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business (excluding, for the avoidance of doubt, Permitted Acquisitions);

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(24) intercompany current liabilities owed to non-Loan Parties, Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries;

(25) Investments in (i) joint ventures of any Borrower Party and any Unrestricted Subsidiary or (ii) in any Restricted Subsidiary to enable such Restricted Subsidiary to make substantially concurrent Investments in such joint ventures of any Borrower Party or any Unrestricted Subsidiary; provided that at the time any such Investment is made (or, at the option of the Borrower, committed to be made), the aggregate outstanding amount of all such Investments made pursuant to this clause (25) that are at the time outstanding shall not exceed the greater of (x) $~~100,000,000~~152,000,000 and (y) 40.0% of Four Quarter Consolidated EBITDA at the time of making (or, at the option of the Borrower the commitment to make) such Investment; provided that the Investments in joint ventures permitted pursuant to this clause (25) may, at the Borrower’s option, be increased by the amount of JV Distributions, without duplication of dividends or distributions increasing amounts available pursuant to clause (c) of the first paragraph of Section 7.05; provided further, that, notwithstanding anything contained in Section 7.05 to the contrary or any other clauses in this definition of “Permitted Investments”, the Borrower Parties shall not be permitted to make any Investments in Unrestricted Subsidiaries other than pursuant to (A) this clause (25), (B) pursuant to clauses (3), (15)(i) (but not, for the avoidance of doubt, the contribution of Material Intellectual Property to an Unrestricted Subsidiary),

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(15)(ii), (17) (and Liens associated therewith as permitted under clause (18) and guarantees associated therewith as permitted under clause (20)), (19), (21), (24), (26), (27), (31), (33), (34) and (40) in this definition of “Permitted Investments”, and (C) to the extent constituting an Investment, transactions permited under (I) Section 6.19(b)(17), (II) Section 7.05(13), (III) Dispositions not constituting Asset Sales pursuant to clause (g) of the definition thereof, or (IV) clause (xii) of the third paragraph in the definition of “Indebtedness”;

(26) to the extent constituting an Investment, advances in respect of transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are in the ordinary course of business;

(27) accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(28) Investments acquired as a result of a foreclosure by any Borrower Party with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(29) Investments resulting from pledges and deposits that are Permitted Liens;

(30) acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Borrower, the Borrower or any Subsidiary of the Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of the Borrower, so long as no cash is actually advanced by any Borrower Party to such officers or employees in connection with the acquisition of any such obligations;

(31) guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by any Borrower Party in the ordinary course of business;

(32) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section 7.05;

(33) non-cash Investments made in connection with tax planning and reorganization activities;

(34) Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such

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Investment when made reduces the amount available under the clause under which the Investment would have been permitted;

(35) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;

(36) Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into or amalgamated or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 7.03 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(37) [reserved];

(38) Investments funded with the proceeds from the issuance or sale of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) (to the extent such proceeds have not otherwise been applied to increase the Cumulative Amount or another basket under Section 7.01 or Section 7.05);

(39) any acquisition of all or substantially all of the assets of any Person or any line of business or division thereof, or a majority ~~(or, with respect to CarOffer, a minority)~~ of the Equity Interests in any Person (including any Investments in a Subsidiary which increases a Borrower’s or a Restricted Subsidiary’s ownership therein to, or in excess of, a majority), by any Restricted Subsidiary if (a) at the time of and immediately after giving pro forma effect to the consummation of such acquisition, no Event of Default has occurred and is continuing or would immediately result therefrom, (b) such investment is in a Similar Business (as determined by the Borrower in its reasonable discretion), (c) such acquisition is not hostile, (d) the Borrower is in Pro Forma Compliance with the Financial Covenant and (e) all actions required to be taken with respect to such acquired or newly formed Restricted Subsidiary (other than any Excluded Subsidiary) or such acquired assets (other than Excluded Property) under Section 6.12 will be taken in accordance therewith (to the extent required); provided that after giving effect to such acquisition, the aggregate Cash Consideration paid to sellers during the term of this Agreement for the acquisition of all Persons that have not become Loan Parties and all assets that are not acquired by a Loan Party, in each case, within the time periods specified in and subject to the terms of Section 6.14 (and any extensions thereof), shall not exceed an amount equal to the greater of (A) $~~125,000,000~~190,000,000 and (B) 50% of Four Quarter Consolidated EBITDA~~; and provided, further, that (i) the foregoing Dollar limitation in this clause (e) shall not apply with respect to any acquisition of any Equity Interests in CarOffer and (ii) none of the foregoing conditions in this clause (39) shall apply to~~

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~~any acquisition of any Equity Interests in CarOffer to the extent the purchase thereof is required under any agreement in existence as of the date of this Agreement between the Borrower and CarOffer~~  (each such transaction hereunder, a “Permitted Acquisition”); and

(40) Investments in the form of deposits made in the ordinary course of business to secure the performance of operating leases and subleases and the payment of utility contracts.

“Permitted IP Transfer and License-Back” means, in the case of any Disposition or other transfer of owned Material Intellectual Property from ~~(a)~~ a Loan Party to a Non-Loan Party Subsidiary ~~or (b) solely during the continuance of a CarOffer Senior Lien Event and only so long as no Event of Default has occurred and is continuing at the time of the consummation of such Permitted IP Transfer and License-Back or would immediately result therefrom, a Loan Party (other than CarOffer and/or its Subsidiaries) to CarOffer Senior Lien Event Loan Parties~~, that concurrently with such Disposition or transfer, the transferee Subsidiary and the transferor Loan Party enter into an exclusive, irrevocable (other than on or after the Termination Date or upon a transaction that would result in the Termination Date occurring), sub-licensable (which may provide a restriction on exclusive sub-licensing), worldwide license pursuant to which the transferee Subsidiary licenses such Material Intellectual Property back to the transferor Loan Party, which license shall (i) contain customary and enforceable collateral assignment provisions in favor of the Collateral Agent, (ii) be governed by the laws of a state in the United States or by another jurisdiction reasonably satisfactory to the Administrative Agent, (iii) if a royalty is to be charged to the transferor Loan Party for such license, such royalty shall be commercially reasonable, and (iv) otherwise be in form and substance reasonably acceptable to the Administrative Agent (which consent under this clause (iv) shall not be withheld, conditioned or delayed so long as such license permits the transferor Loan Party to continue to use such Material Intellectual Property in the ordinary course of business); provided that such Permitted IP Transfer and License-Back may be subject to any exclusive license or exclusive sublicense that was permitted or otherwise not prohibited under this Agreement at the time such exclusive license or exclusive sublicense was provided (and a carve-out to any exclusive license provided back to such Loan Party under this definition is deemed to be included with respect to any such exclusive license or sublicense).

“Permitted Joint Venture” means, with respect to any specified Person, a joint venture in any other Person engaged in a Similar Business in respect of which any Borrower Party beneficially owns at least 35.0% of the shares of Equity Interests of such Person.

“Permitted Liens” means, with respect to any Person:

(1) Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

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(2) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’, airports’, navigation authority’s or other like Liens, in each case for sums not yet overdue by more than sixty (60) days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower or a direct or indirect parent of the Borrower;

(3) Liens for Taxes, assessments or other governmental charges or levies (i) which are not yet overdue for 30 days or not yet due or payable, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property Taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower or a direct or indirect parent of the Borrower;

(4) Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) as to real property of such Person, in addition to any Permitted Liens set forth herein, survey exceptions and matters disclosed in any title insurance policies obtained by such Person subsequent to the Closing Date or in connection with the delivery of a Mortgage pursuant to the terms of this Agreement, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person (including, without limitation, any workers’, mechanics’ or other similar Liens on such property provided that such Lien is bonded or discharged within ninety (90) days after such Person first receives notice of such Lien);

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(6) Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 7.01(a) or (d) and obligations secured ratably thereunder; provided that, in the case of Liens securing Indebtedness permitted to be incurred pursuant to Section 7.01(d), such Lien extends only to the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof; provided, further, that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;

(7) Liens on assets of any Borrower Party existing on the Closing Date (which, for the avoidance of doubt, shall include the underlying obligations existing on the Closing Date without the need for such obligations and the Liens evidencing such obligations being required to be documented on or prior to the Closing Date) and, solely to the extent securing Indebtedness or obligations in excess of $15,000,000 listed on Schedule 7.02 and any modifications, replacements, renewals or extensions thereof; provided that the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;

(8) Liens on assets of, or Equity Interests in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Borrower at the time of such merger, amalgamation or consolidation;

(9) Liens on assets at the time any Borrower Party acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into any Borrower Party; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into any Borrower Party, a Person other than the Borrower or Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of any Borrower Party, as applicable, and any property or assets of such Person or any

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such Subsidiary of such Person shall be deemed acquired by any Borrower Party, as the case may be, at the time of such merger, amalgamation or consolidation;

(10) Liens securing Indebtedness or other obligations of any Borrower Party owing to the Borrower or another Subsidiary Guarantor permitted to be Incurred in accordance with Section 7.01;

(11) Liens securing Swap Contracts Incurred in accordance with Section 7.01;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;

(14) Liens arising from, or from Uniform Commercial Code financing statement filings regarding, operating leases or consignments entered into by any Borrower Party in the ordinary course of business;

(15) Liens in favor of the Borrower or any Subsidiary Guarantor;

(16) (i) Liens on Qualified Assets and related assets, or created in respect of bank accounts into which only the collections in respect of Qualified Assets have been sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Factoring Transaction and/or Qualified Structured Financing, and (ii) Liens on other assets of a Structured Financing Subsidiary securing Indebtedness or other obligations of such Structured Financing Subsidiary;

(17) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other intellectual property rights (including, without limitation, IP Rights); (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property or other intellectual property rights (including, without limitation, IP Rights) in the ordinary course of business of the Borrower Parties; and (iii) exclusive licenses, sublicenses or cross-licenses of intellectual property or other intellectual property rights (including, without limitation, IP Rights) from (x)

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Loan Parties to other Loan Parties, (y) Non-Loan Party Subsidiaries to Loan Parties, and (z) Non-Loan Party Subsidiaries to other Non-Loan Party Subsidiaries;

(20) judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.01(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens Incurred to secure Cash Management Services and other “bank products” (including those described in Sections 7.01(j) and (w));

(23) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (6), (7), (8), (9), (11), (24) or (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8), (9), (11), (24) or (25) of this definition at the time the original Lien became a Permitted Lien, (B) an amount necessary to pay any Refinancing Expenses related to such refinancing, refunding, extension, renewal or replacement and (C) additional Indebtedness that could be incurred pursuant to Section 7.01 (and any amounts so incurred shall be deemed a utilization under the applicable clause and shall reduce the amount available under such clause) and (z) (A) any amounts Incurred under this clause (23) as refinancing indebtedness of clause (24) of this definition hereunder shall be secured to the same extent, including with respect to any subordination provisions, and subject to Applicable Intercreditor Arrangements, and (B) any amounts incurred under this clause (23) as refinancing indebtedness of clause (25) of this definition shall reduce the amount available under such clause (25);

(24) Liens securing Indebtedness permitted to be Incurred pursuant to Section 7.01(o);

(25) other Liens securing Indebtedness and other obligations the principal amount at any one time outstanding of which does not exceed the greater of (x) $~~87,550,000~~133,000,000 and (y) 35.0% of Four Quarter Consolidated EBITDA (measured at the time such Lien is Incurred (or at the Borrower’s option, committed to be Incurred)); provided that, (A) no Event of Default has occurred and is continuing or would immediately result therefrom and

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(B) in the event that the Liens incurred pursuant to this clause (25) are secured by Liens on the Collateral, then such Liens may rank, at the option of the Borrower, either equal in priority or junior in priority to the Liens on the Collateral securing the Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into the Applicable Intercreditor Arrangements;

(26) Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to Section 7.01(u);

(27) Liens on equipment of any Borrower Party granted in the ordinary course of business to any Borrower Party’s client at which such equipment is located;

(28) [reserved];

(29) Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 7.05 (to the extent applicable) to be a prepayment of such Indebtedness;

(30) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(31) Liens (i) of a collection bank arising under 4-208 of the New York Uniform Commercial Code or 4-210 of the Uniform Commercial Code as in effect in any other jurisdiction, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(32) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of any Borrower Party to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of any Borrower Party; or (iii) relating to purchase orders and other agreements entered into with customers of any Borrower Party in the ordinary course of business;

(33) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

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(34) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(35) Liens on vehicles or equipment of any Borrower Party granted in the ordinary course of business;

(36) Liens on assets of Non-Loan Party Subsidiaries securing Indebtedness Incurred by Non-Loan Party Subsidiaries in accordance with Section 7.01; provided that such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of any Loan Party;

(37) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date for any Mortgaged Property and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(38) Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;

(39) (a) Liens solely on any cash earnest money deposits made by any Borrower Party in connection with any letter of intent or other agreement in respect of any Permitted Investment or other Investment permitted by Section 7.05, (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (c) Liens on cash collateral in respect of letters of credit entered into in the ordinary course of business;

(40) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(41) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(42) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(43) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Borrower Party or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

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(44) restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with in all material respects;

(45) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(46) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(47) Liens on cash proceeds of Indebtedness (and related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is incurred in compliance with Section 7.01;

(48) Liens on deposit accounts (and cash maintained therein) of any Borrower Party (other than a Structured Financing Subsidiary) securing Qualified Structured Financing Obligations; provided, however, all amounts maintained in any such deposit account will be deemed to be an Investment by the applicable Borrower Party (other than a Structured Financing Subsidiary) in the related Structured Financing Subsidiary on the date deposited and must be permitted by, and made in compliance with, Section 7.05 (or shall otherwise constitute a Permitted Investment (other than a Permitted Investment pursuant to clause (17) of the definition of Permitted Investment));

(49) ~~Liens on any of the assets owned or held by CarOffer and/or its Subsidiaries (but not assets owned or held by any other Loan Party) securing Indebtedness permitted to be Incurred pursuant to, and subject to the terms of, Section 7.01(b);~~[reserved];

(50) Liens in favor of the Borrower Parties or Governmental Authorities for Taxes, assessments or other governmental charges or levies (which are at least of the following: (i) not yet overdue for 90 days, (ii) not yet due or payable or (iii) not yet outstanding for more than 90 days after the Permitted Tax Reorganization is consummated), in each case, arising in connection with any Permitted Tax Reorganization; and

(51) Liens on cash and Cash Equivalents to secure reimbursement obligations in favor of credit card issuers in the ordinary course of business.

For all purposes hereunder, (w) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (x) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower may, in its sole discretion, classify or

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reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (y) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (6) (solely with respect to Indebtedness Incurred pursuant to the Ratio-Based Incremental Facility) or clause (24) above (giving effect to the Incurrence of such portion of such Indebtedness), the Borrower may, in its sole discretion, classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to clause (6) (solely with respect to Indebtedness Incurred pursuant to the Ratio-Based Incremental Facility) or clause (24) and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition and (z) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (6) (solely with respect to Indebtedness Incurred pursuant to the Ratio-Based Incremental Facility) or clause (24) (giving effect to the Incurrence of such portion of such Indebtedness), any calculation of the Consolidated Secured Net Leverage Ratio ~~or~~, Consolidated Total Net Leverage Ratio or Consolidated Total Gross Leverage Ratio on such date of determination shall not include any such Indebtedness (and shall not give effect to any netting of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of this definition.

“Permitted Parent” means (a) any direct or indirect parent of the Borrower so long as a Permitted Holder pursuant to clause (a), (b), (c) or (d) of the definition thereof holds 50.0% or more of the Voting Stock of such direct or indirect parent of the Borrower, and (b) any Public Company (or Wholly Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clause (a), (b), (c) or (d) of the definition thereof) is deemed to be or become a beneficial owner of Voting Stock of such Public Company representing more than 50.0% of the total voting power of the Voting Stock of such Public Company.

“Permitted Refinancing” means, with respect to any Person, any modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension (“Refinanced” and “Refinancing”) of any Indebtedness, Disqualified Stock or Preferred Stock of such Person; provided that:

(a) the principal amount (or accreted value, if applicable) or maximum fixed repurchase price thereof does not exceed the principal amount (or accreted value, if applicable) or maximum fixed repurchase price, as applicable, of the Indebtedness, Disqualified Stock or Preferred Stock so Refinanced except by an amount equal to accrued and unpaid interest and any premium thereon plus Refinancing Expenses and other reasonable amounts paid, and fees and expenses incurred (including OID and upfront fees), in connection with such Refinancing and by an amount equal to any existing commitments unutilized thereunder plus additional Indebtedness that could be incurred pursuant to Section 7.01 (and any amounts so incurred shall be deemed a utilization under the applicable clause and shall reduce the amount available under such clause);

(b) other than with respect to Indebtedness, Disqualified Stock or Preferred Stock under Section 7.01(d), such Indebtedness, Disqualified Stock or Preferred Stock being Refinanced has a final maturity or repurchase date equal to or later than the final maturity or repurchase date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock or Preferred Stock being Refinanced or has a final maturity or repurchase date later than the Latest Maturity Date;

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(c) if the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on subordination terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to collateral) as those subordination terms contained in the documentation governing the Indebtedness Refinanced, or as may be otherwise acceptable to the Administrative Agent;

(d) if the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced is (i) unsecured (or secured by assets not continuing Collateral), the Indebtedness resulting from such Refinancing is either (x) unsecured (or secured by assets not continuing Collateral) or (y) secured by Liens permitted under Section 7.02 or (ii) secured by Liens on the Collateral, the Indebtedness resulting from such Refinancing is either (x) not secured by Liens on any assets of the Borrower or any Restricted Subsidiary that are not also subject to, or would be required to be subject to pursuant to the Loan Documents, a Lien securing the Obligations (except (1) Liens on property or assets applicable only to periods after the Latest Maturity Date at the time of incurrence and (2) any Liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders) or (y) if such Liens securing such Indebtedness is secured by a Lien on the Collateral on a pari passu basis or junior basis with the Initial Revolving Tranche, a representative acting on behalf of the holders of such Indebtedness has become party to, or is otherwise subject to the provisions of an Applicable Intercreditor Arrangement;

(e) the terms and conditions (including, if applicable, as to collateral) of any such Indebtedness, Disqualified Stock or Preferred Stock being Refinanced (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and optional redemption provisions) are, either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced, (ii) when taken as a whole, not materially more restrictive to the Borrower Parties than those applicable to the Initial Revolving Tranche (taken as a whole) (except for (x) covenants applicable only to periods after the Latest Maturity Date existing at the time of incurrence or issuance of such Indebtedness, Disqualified Stock or Preferred Stock and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the Lenders, without further Lender approval or voting requirement) or (iii) otherwise are customary for similar indebtedness or preferred stock in light of then-prevailing market conditions at the time of incurrence (as determined by the Borrower in good faith), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; provided that, at the Borrower’s option, delivery of a certificate of a Responsible Officer of the Borrower to the Administrative Agent in good faith at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, together with a reasonably detailed description of the material terms and conditions of such Indebtedness, Disqualified Stock or Preferred Stock and drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such three (3)

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Business Day (or shorter) period (including a reasonable description of the basis upon which it objects); and

(f) such Indebtedness, Disqualified Stock or Preferred Stock being Refinanced is Incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being so Refinanced (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged).

“Permitted Tax Reorganization” means any re-organizations and other activities and actions related to tax planning and re-organization, so long as after giving effect thereto the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under the Loan Documents and the security interest of the Collateral Agent in the Collateral and the value of the Guarantees given by the Guarantors, in each case, taken as a whole, will not be and are not materially adversely affected (as reasonably determined in advance by the Borrower in good faith); provided that in no event shall any Disposition or transfer of owned Material Intellectual Property from any Loan Party to any Person other than another Loan Party ~~(excluding, however, solely during the continuance of a CarOffer Senior Lien Event, CarOffer Senior Lien Event Loan Parties)~~ be permitted under this definition unless such transfer is a Permitted IP Transfer and License-Back.

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA and which is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA that is maintained or is contributed to by a Loan Party or under which any Loan Party has or would reasonably be expected to have any liability or obligation to contribute, whether fixed or contingent.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” means “Pledged Debt” (or similar term) as defined in the Security Agreement.

“Pledged Interests” means “Pledged Interests” (or similar term) as defined in the Security Agreement.

“PNC” has the meaning specified in the Preliminary Statements of this Agreement.

“Pounds Sterling” and “£” means freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Primary Disqualified Lender” has the meaning specified in the definition of “Disqualified Lender”.

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“primary obligations” has the meaning specified in the definition of “Contingent Obligations”.

“primary obligor” has the meaning specified in the definition of “Contingent Obligations”.

“Prime Lending Rate” means the base commercial lending rate of the Administrative Agent as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is reasonably determined from time to time by the Administrative Agent as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Administrative Agent to any particular class or category of customers of the Administrative Agent. Each change in the Prime Lending Rate shall be effective on the date that such change is publicly announced or quoted as being effective.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated Secured Net Leverage Ratio ~~and~~, the Consolidated Total Net Leverage Ratio and the Consolidated Total Gross Leverage Ratio, and the calculation of Consolidated Cash Interest Expense, Consolidated Interest Expense, Fixed Charges, Consolidated EBITDA, Consolidated Net Income, Consolidated Total Assets, and Four Quarter Consolidated EBITDA, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any Specified Transactions, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Capital Stock, Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change or implementation of any initiative (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (i) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (ii) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), in each case, as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to Pro Forma Cost Savings and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period; provided, however, that (1) for the avoidance of doubt, pro forma effect will be given to any interest expense

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or deemed interest expense attributable to any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued or, in each case, assumed in anticipation of, or in connection with, any other transaction or series of related transactions for which such computation is required to be made, and (2) to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X.

Any pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X and (2) adjustments calculated to give effect to any Pro Forma Cost Savings.

The Borrower may estimate GAAP results if the financial statements with respect to an acquisition or Investment in a Person to the extent such Person’s financial statements are not maintained in accordance with GAAP, and the Borrower may make such further adjustments as reasonably necessary in connection with consolidation of such financial statements with those of the Loan Parties.

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements, synergies, business optimization initiatives and other operating improvements and revenue enhancements, in each case, related to mergers or other business combinations, acquisitions or other investments, divestitures, restructurings, integration, outsourcing or insourcing initiatives, new contracts, operating improvements, cost savings initiatives, new business, actions or events or any other initiative, action or event (including new contracts, optimization actions and other revenue enhancements), including any of the foregoing consummated prior to the Closing Date, in each case, projected by the Borrower in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or with respect to which substantial steps have been taken or are expected to be taken by the Borrower (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements, synergies, business optimization initiatives and other operating improvements and revenue enhancements are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower (or any successor thereto) or of any direct or indirect parent of the Borrower) and are reasonably anticipated to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken within the first eighteen (18) full fiscal months after the consummation or commencement, as applicable, of any change that is expected to result in such cost savings, operating expense reductions, operating improvements, synergies, business optimization initiatives and other operating improvements and revenue enhancements; provided that no cost savings, operating expense reductions, operating improvements, synergies, business optimization initiatives and other operating improvements and revenue enhancements shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, addback, exclusion or otherwise, for such period.

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“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.17), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time; provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to ~~Section 8.02~~Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

“Public Company Costs” means, as to any Person, costs and expenses for directors’ and officers’ insurance.

“Public Lender” has the meaning specified in Section 6.02.

“Public Side Information” has the meaning specified in Section 6.02.

“QFC” has the meaning specified in Section 10.25(b).

“QFC Credit Support” has the meaning specified in Section 10.25.

“Qualified Assets” means motor vehicles or accounts receivable, revenue stream or other right of payment owed to the Borrower or any Restricted Subsidiary (in each case, whether now existing or arising in the future) that are, or are in the process of becoming, subject to a Qualified Structured Financing or Qualified Factoring Transaction, and any assets related thereto including, without limitation, all collateral securing such motor vehicles, accounts receivable, revenue stream or other right of payment, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such motor vehicles, accounts receivable, revenue stream or other right of payment, proceeds of such motor vehicles, accounts receivable, revenue stream or other right of payment and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving motor vehicles, accounts receivable, revenue stream or other right of payment and any Swap Contracts entered into by the Borrower or any such Subsidiary in connection with such motor vehicles, accounts receivable, revenue stream or other right of payment.

“Qualified Factoring Transaction” means any Factoring Transaction that meets the following conditions:

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(1) such Factoring Transaction is non-recourse to, and does not obligate, any Borrower Party, or their respective properties or assets (other than Qualified Assets) in any way other than pursuant to Standard Securitization Undertakings or Qualified Structured Financing Obligations;

(2) all sales, conveyances, assignments and/or contributions of Qualified Assets by any Borrower Party are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by the Borrower’s Board of Directors);

(3) such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) in the aggregate is economically fair and reasonable to the Borrower and its Restricted Subsidiaries (taken as a whole) at the time such Factoring Transaction is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings;

(4) immediately after giving pro forma effect to the consummation of such Factoring Transaction on the date of such consummation, the Borrower is in Pro Forma Compliance with the Financial Covenant and no Event of Default has occurred and is continuing at the time of such consummation of such Factoring Transaction;

(5) a Responsible Officer of the Borrower shall have delivered a certificate to the Administrative Agent certifying that such transaction satisfies the conditions for a “Qualified Factoring Transaction” (or such conditions have been waived in accordance with the terms of the Agreement), together with true, correct and fully executed (as applicable and available) copies of the material relevant documentation entered into on the date of the consummation of such Factoring Transaction by the Structured Financing Subsidiary pursuant to such Structured Financing (in each case, (i) other than fee letters and other documents containing confidential information and (ii) with respect to such documents required to be delivered, such documents may be redacted for economic and other sensitive information); and

(6) the Borrower shall have delivered to the Administrative Agent a copy of the customary separateness opinion (if any) from the Borrower’s outside counsel delivered to any lenders under the Factoring Transaction (it being understood and agreed that the Administrative Agent and the Lenders shall not be entitled to rely on such opinion).

The grant of a security interest in any accounts receivable of any Borrower Party (other than a Structured Financing Subsidiary) to secure this Agreement shall not be deemed a Qualified Factoring Transaction.

“Qualified Repurchase Obligation” means (i) any obligation of a seller of motor vehicles or receivables in a Qualified Factoring Transaction or Qualified Structured Financing to

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repurchase motor vehicles or receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a motor vehicle or receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (ii) any right of a seller of motor vehicles or receivables in a Qualified Factoring Transaction or Qualified Structured Financing to repurchase motor vehicles or defaulted receivables for the purposes of claiming sales tax bad debt relief.

“Qualified Structured Financing” means any Structured Financing that meets the following conditions:

(1) all sales, conveyances, assignments and/or contributions of Qualified Assets by any Borrower Party to any Structured Financing Subsidiary are made at Fair Market Value in the context of a Structured Financing (as determined in good faith by the Borrower’s Board of Directors);

(2) the financing terms, covenants, termination events and other provisions thereof shall be in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries (taken as a whole) at the time such Structured Financing is first entered into (as determined in good faith by the Borrower’s Board of Directors);

(3) such transactions shall be non-recourse to the Borrower Parties (other than to any Structured Financing Subsidiary) other than for Standard Securitization Undertakings and/or Qualified Structured Financing Obligations;

(4) immediately after giving pro forma effect to the consummation of such Structured Financing, the Borrower is in Pro Forma Compliance with the Financial Covenant and no Event of Default has occurred and is continuing at the time of such consummation of such Structured Financing;

(5) a Responsible ~~Offer~~Officer of the Borrower shall have delivered a certificate to the Administrative Agent certifying that such transaction satisfies the conditions for a “Qualified Structured Financing”, together with true, correct and fully executed (as applicable and available) copies of the material relevant documentation entered into on the date of the consummation of such Structured Financing by the Structured Financing Subsidiary pursuant to such Structured Financing; and

(6) the Borrower shall have delivered to the Administrative Agent a copy of the customary separateness opinion from the Borrower’s outside counsel delivered to the lenders under the Structured Financing (it being understood and agreed that the Administrative Agent and the Lenders shall not be entitled to rely on such opinion).

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The grant of a security interest in any accounts receivable of any Borrower Party (other than a Structured Financing Subsidiary) to secure this Agreement shall not be deemed a Qualified Structured Financing.

“Qualified Structured Financing Guaranty” means the applicable guaranty or other definitive documentation evidencing Qualified Structured Financing Obligations.

“Qualified Structured Financing Obligations” means the obligations of one or more Borrower Parties under any Guarantee entered into in connection with a Qualified Structured Financing or Qualified Factoring Transaction that constitutes credit- or performance-related recourse; provided, that, recourse associated with Standard Securitization Undertakings (whether direct or under a performance guarantee) shall not constitute a Qualified Structured Financing Obligation hereunder; provided, further, that Qualified Structured Financing Obligations offered and provided by any Borrower Party in connection with any Qualified Structured Financing or Qualified Factoring Transaction (i) shall be deemed to be an Investment and must constitute an Investment that is permitted by, and made in compliance with, Section 7.05 (or shall otherwise constitute a Permitted Investment (other than a Permitted Investment pursuant to clause (17) of the definition of Permitted Investment)) (it being understood and agreed that the amount of such Investment shall be the maximum amount of obligations that the applicable Borrower Party may be liable for under the Qualified Structured Financing Guaranty), (ii) must be unsecured other than with respect to Liens for reserve accounts permitted under clause (48) of the definition of Permitted Liens or Liens on the Capital Stock of any Structured Financing Subsidiary; and (iii) shall be limited to 20% of all obligations for credit-related losses under such Qualified Structured Financing and/or Qualified Factoring Transaction (measured at the time of entering into the Qualified Structured Financing Guaranty (and also at the time of any amendment either to such Qualified Structured Financing Guaranty or the applicable Qualified Structured Financing or Qualified Factoring Transaction that increases (x) the commitments thereunder or (y) the maximum amount of obligations that the applicable Borrower Party may be liable for under the Qualified Structured Financing Guaranty) assuming that the commitments under the applicable Qualified Structured Financing or Qualified Factoring Transaction have been fully utilized).

“Qualified Professional Asset Manager” has the meaning specified in Section 9.18(a)(iii).

“Qualified Stock” of any Person means any Equity Interest of such Person that is not Disqualified Stock.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P or (2) any other “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Borrower or any direct or indirect parent of the Borrower as a replacement agency for Fitch, Moody’s or S&P, as the case may be, in each case under this clause (2) reasonably acceptable to the Administrative Agent.

“Ratio Acquisitions Debt” has the meaning specified in Section 7.01(o).

“Ratio Debt” has the meaning specified in the first paragraph of Section 7.01.

“Ratio-Based Incremental Facility” has the meaning specified in Section 2.14(a)(x).

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“Recipient” means the Administrative Agent, any Lender or any L/C Issuer.

“Reference Period” has the meaning given to such term in the definition of “Pro Forma Basis”.

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.18.

“Refinancing Expenses” means, in connection with any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock otherwise permitted by this Agreement, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay (1) accrued and unpaid interest, (2) the increased principal amount of any Indebtedness being refinanced resulting from the in-kind payment of interest on such Indebtedness (or in the case of Disqualified Stock or Preferred Stock being refinanced, additional shares of such Disqualified Stock or Preferred Stock); (3) the aggregate amount of original issue discount on the Indebtedness, Disqualified Stock or Preferred Stock being refinanced; (4) premiums (including tender premiums) and other costs associated with the redemption, repurchase, retirement, discharge or defeasance of Indebtedness, Disqualified Stock or Preferred Stock being refinanced, and (5) all fees and expenses (including underwriting discounts, commitment, ticking and similar fees, expenses and discounts) associated with the repayment of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced and the incurrence of the Indebtedness, Disqualified Stock or Preferred Stock incurred in connection with such refinancing.

“Refinancing Indebtedness” has the meaning specified in Section 7.01(n).

“Refunding Capital Stock” has the meaning specified in Section 7.05(2)(a).

“Register” has the meaning specified in Section 10.07(c).

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in the preceding clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by any Borrower Party in exchange for assets transferred by any Borrower Party will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.

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“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Materials into or through the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials).

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any Alternative Currency (other than Pounds Sterling or Euros), (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Alternative Currency Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Alternative Currency Borrowing denominated in Canadian Dollars, the Adjusted ~~CDOR~~CORRA Rate, (iv) with respect to any Alternative Currency Borrowing denominated in Pounds Sterling, Adjusted Daily Simple RFR, or (v) with respect to any Alternative Currency Borrowing in any Alternative Currency (other than Euros, Canadian Dollars or Pounds Sterling), the applicable Adjusted Alternative Currency Rate with respect to such Alternative Currency.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated Dollars, the Term SOFR Reference Rate, (ii) with respect to any Alternative Currency Borrowing denominated in Euros, the EURIBOR Reference Rate, (iii) with respect to any Alternative Currency Borrowing denominated in Canadian Dollars, the ~~CDOR~~Term CORRA Reference Rate, or (iv) with respect to any Alternative Currency Borrowing denominated in any Alternative Currency (other than Euros, Canadian Dollars or Pounds Sterling), the applicable screen rate as mutually determined by the Administrative Agent and the Borrower in their reasonable discretion, as applicable.

“Replaceable Lender” has the meaning specified in Section 3.08(a).

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“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50.0% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that, for purposes of this definition, the outstanding principal amount of Alternative Currency Loans as of any date of determination shall be determined using the Dollar Amount thereof.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney-in-fact (to the extent empowered by the board of directors/managers of the Borrower), or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning specified in Section 7.05.

“Restricted Subsidiary” means any Subsidiary (whether directly or indirectly owned) of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Borrower.

“Revaluation Date” means (a) with respect to each Alternative Currency Loan denominated in Euros and Canadian Dollars, (i) each date of a borrowing, renewal, and conversion pursuant to the terms of this Agreement and (ii) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; (b) with respect to each RFR Loan, each date such RFR Loan is outstanding; and (c) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment or extension of a Letter of

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Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iii) such additional dates as the Administrative Agent or the applicable L/C Issuer, shall reasonably determine or the Required Lenders, shall reasonably require.

“Revolving Commitment Fee” has the meaning specified in Section 2.09(a).

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(e).

“Revolving Credit Borrowing” means a borrowing under the Revolving Credit Facility consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of SOFR Loans or Alternative Currency Loan (other than an RFR Loan), having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Commitments” means, as to any Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) or New Revolving Commitments to the Borrower established pursuant to Section 2.14 and (b) purchase participations in L/C Obligations, in an aggregate principal amount and/or Dollar Amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, or in any incremental amendment establishing New Revolving Commitments pursuant to Section 2.14, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The Revolving Credit Commitments shall include all Revolving Credit Commitment Increases, New Revolving Commitments and Specified Refinancing Revolving Credit Commitments. The original Dollar Amount of the Revolving Credit Commitments ~~shall be~~was $400,000,000 on the Closing Date and shall be $200,000,000 on the First Amendment Effective Date, as such amount may be further adjusted from time to time in accordance with the terms of this Agreement (including pursuant to Section 2.14).

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments in respect of any Revolving Tranche at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time (and after the termination of all Revolving Credit Commitments, any Lender that holds any Outstanding Amount in respect of Revolving Credit Loans and/or L/C Obligations).

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Tranche” means (a) the Revolving Credit Facility pursuant to which Revolving Credit Loans, New Revolving Loans or Letters of Credit are made under the Revolving

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Credit Commitments and (b) any Specified Refinancing Debt constituting revolving credit facility commitments, in each case, including the extensions of credit made thereunder. Additional Revolving Tranches may be added after the Closing Date pursuant to the terms hereof, e.g., New Revolving Commitments and Extended Revolving Commitments.

“RFR” means, for any RFR Loan denominated in Pounds Sterling, SONIA.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on Adjusted Daily Simple RFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by any Borrower Party whereby any Borrower Party transfers such property to a Person and any Borrower Party leases it from such Person, other than leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.

“Sanctioned Country” means, at any time, a country, region, or territory that itself is the subject of a comprehensive trade-related embargo under any Sanctions Laws and Regulations, (which as of the date of this Agreement consist of Cuba, Iran, North Korea~~, Syria~~  and the Crimea ~~Region~~, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine), as well as the Kherson and Zaporizhzhia regions of Ukraine.

“Sanctioned Person” means, at any time, any Person that is the subject or target of applicable Sanctions Laws and Regulations, including (a) any Person ~~listed in any applicable Sanctions Laws and Regulations-related lists of designated Persons maintained by the U.S. government (including OFAC’s Specially Designated Nationals and Blocked Persons List), the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom or any European Union member state~~identified on any sanctions-related list maintained by any Compliance Authority, (b) any Person located, operating, organized, or ordinarily resident in a Sanctioned Country, ~~and~~ (c) any Person owned or controlled by any Person or Persons described in (a) or (b) above and (d) any Person otherwise the target of Sanctions Laws and Regulations.

“Sanctions Laws and Regulations” means (i) any economic or financial sanctions, trade embargoes or other similar requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and

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Divestment Act of 2010, the Iran Sanctions Act of 1996, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, and any similar law, regulation, or executive order that may be enacted, from time to time, by the United States government and (ii) any ~~applicable~~other Laws relating to economic or financial sanctions ~~or other requirements imposed under similar laws or regulations enacted by the European Union or any member state thereof or the United Kingdom, or~~, sectoral sanctions, or secondary sanctions, administered, enacted or enforced ~~by the respective governmental institutions or agencies of any of the foregoing, including, without limitation, Her Majesty’s Treasury of the United Kingdom, that apply to the Loan Parties or any of their respective Subsidiaries, the Administrative Agent, the Lenders, the L/C Issuers or any of their Affiliates (as any of the foregoing laws may from time to time be amended, renewed, extended or replaced)~~from time to time by any Compliance Authority.

“SEC” means the U.S. Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.

“Section 2.19 Additional Amendment” has the meaning specified in Section 2.19(c).

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Restricted Subsidiary and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower in writing to the Administrative Agent and the relevant Cash Management Bank as an “unsecured cash management agreement” as of the Closing Date or, if later, on or about the time of entering into such Cash Management Agreement.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank, except for any such Swap Contract designated by the Borrower and the applicable Hedge Bank in writing to the Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders (including, for the avoidance of doubt, the L/C Issuers), the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements, each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX, and the beneficiaries of each indemnification Obligation undertaken by any Loan Party under any Loan Document.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

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“Security Agreement” means, collectively, the Security Agreement, dated as of the date hereof, executed by the Loan Parties party thereto, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or 6.16.

“Security Agreement Supplement” means the Security Agreement Supplements, as defined in the Security Agreement.

“Series LLC” means any series of a limited liability company (including any protected or registered series) established in accordance with Section 18-215(b) or 18-218 of the Delaware Limited Liability Company Act or a comparable provision of any other Law.

“Series LP” means any series of a limited partnership (including any protected or registered series) established in accordance with Section 17-218(b) or 17-221 of the Delaware Limited Partnership Act or a comparable provision of any other Law.

“Similar Business” means any business engaged or proposed to be engaged in by the Borrower and its Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the businesses in which the Borrower and its Subsidiaries are engaged following the Closing Date.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on the Adjusted Term SOFR Rate (which shall not include, for the avoidance of doubt, Loans bearing interest pursuant to clause (c) of the definition of “Base Rate”).

“Solvent” means, with respect to any the Borrower and its Restricted Subsidiaries on any date of determination, that on such date (a) the aggregate fair value (determined on a going-concern basis) of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Restricted Subsidiaries, (b) the aggregate present fair salable value (determined on a going-concern basis) of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities of the Borrower and its Restricted Subsidiaries, taken as a whole, as they become absolute and matured in the ordinary course and is sufficient to enable payment of all such obligations of the Borrower and its Restricted Subsidiaries, taken as a whole, due and accruing due, (c) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to their business as contemplated on such date of determination, (d) the Borrower and its Restricted Subsidiaries, taken as a whole, have not and do not intend to, and do not believe that they will, incur debts or other obligations, including current obligations, beyond their coordinated ability to pay such debts and liabilities as they become due (whether at maturity or otherwise) or for any reason become unable to pay their debts or meet their obligations as they generally become due and (e) the Borrower and its Restricted Subsidiaries, taken as a whole, are

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“solvent” within the meaning given to that term and similar terms under Laws applicable to such Persons relating to fraudulent transfers and conveyances, transactions at an undervalue, unfair preferences or equivalent concepts. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or, if a different methodology is prescribed by applicable Laws, as prescribed by such Laws.

“SONIA” means a rate per annum equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Lookback Day” has the meaning specified in the definition of “Daily Simple RFR”.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Event of Default” means any Event of Default under Section 8.01(a), (f) or (g).

“Specified Existing Tranche” has the meaning specified in Section 2.19(a).

“Specified Refinancing Agent” has the meaning specified in Section 2.18(a).

“Specified Refinancing Debt” has the meaning specified in Section 2.18(a).

“Specified Refinancing Revolving Credit Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.

“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes under the Revolving Credit Facility or any revolving credit facility or line of credit), any issuance or redemption of Disqualified Stock or Preferred Stock or Investment (including any proposed Investment or acquisition) that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of any Borrower Party, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Borrower or implementation of any initiative not in the ordinary course of business.

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“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Qualified Factoring Transaction or Qualified Structured Financing, including, without limitation, those relating to the servicing of the assets of a Structured Financing Subsidiary and any Qualified Repurchase Obligations; provided, that, the term “Standard Securitization Undertakings” shall not include any guarantee of payment obligations or credit losses under a Qualified Factoring Transaction or Qualified Structured Financing other than recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings.

“Stated Maturity” means with respect to any security or Indebtedness, Disqualified Stock or Preferred Stock, the date specified in such security or the documentation governing such Indebtedness, Disqualified Stock or Preferred Stock as the fixed date on which the final payment of principal of such security or Indebtedness or the maximum fixed repurchase price of such Disqualified Stock or Preferred Stock is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or Indebtedness, Disqualified Stock or Preferred Stock at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Structured Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, contribute, convey, assign or otherwise transfer Qualified Assets to (a) a Structured Financing Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Structured Financing Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Qualified Assets so sold, contributed, conveyed, assigned or otherwise transferred.

“Structured Financing Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Structured Financing or Qualified Factoring Transaction.

“Structured Financing Subsidiary” means:

(a) a Wholly Owned Restricted Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Structured Financing or Qualified Factoring Transaction with the Borrower and/or one or more of its Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower makes an Investment (or which otherwise owes to the Borrower or one of its Subsidiaries any deferral of part of the purchase price of the Qualified Assets for the purpose of credit enhancement given under the Qualified Structured Financing or Qualified Factoring Transaction) and to which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower sells, conveys, assigns or otherwise transfers Qualified Assets (which may include a backup or precautionary grant of security interest in such Qualified

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Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Qualified Assets of the Borrower and its Subsidiaries or a direct or indirect parent of the Borrower, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or any Parent Holding Company (as provided below) as a Structured Financing Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by any Borrower Party (other than a Structured Financing Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Qualified Structured Financing Obligations), (ii) is recourse to or obligates any Borrower Party (other than a Structured Financing Subsidiary) in any way other than pursuant to Standard Securitization Undertakings or Qualified Structured Financing Obligations, or (iii) subjects any property or asset of any Borrower Party (other than a Structured Financing Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Qualified Structured Financing Obligations,

(2) with which neither the Borrower nor any Restricted Subsidiary (other than a Structured Financing Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and

(3) as soon as practicable to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results; and

(b) any Subsidiary of any Person described in clause (a) above.

Any such designation by the Board of Directors of the Borrower or any Parent Holding Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower or such Parent Holding Company giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.

“Subject Lien” has the meaning specified in Section 7.02.

“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms expressly subordinated in right of payment to the Obligations and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.

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“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than fifty percent (50%) of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than fifty percent (50%) of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) for purposes of Section 6.01, any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP. Unless otherwise specified or the context otherwise requires, a reference to a “Subsidiary” shall be deemed to refer to a direct or indirect Subsidiary of the Borrower.

“Subsidiary Guarantor” means, collectively, all Guarantors other than the Borrower.

“Subsidiary Redesignation” has the meaning specified in Section 6.18(c).

“Super Majority Lenders” means, as of any date of determination, Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that, for purposes of this definition, the outstanding principal amount of Alternative Currency Loans as of any date of determination shall be determined using the Dollar Amount thereof.

“Supplemental Agent” has the meaning specified in Section 9.14(a).

“Supported QFC” has the meaning specified in Section 10.25.

~~“Sustainability Structuring Agent” means PNC Capital Markets LLC.~~

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any

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form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent, in consultation with the Borrower, to be a suitable replacement) is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any loan or borrowing, refers to whether such loan, or the loans comprising such borrowing, bear interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term CORRA Adjustment” means (i) with respect to Term CORRA Rate Loans for an Interest Period of one (1) month, 0.29547% and (ii) with respect to Term CORRA Rate Loans for an Interest Period of three (3) months, 0.32138%.

“Term CORRA Rate” means, with respect to any Alternative Currency Borrowing denominated in Canadian Dollars and for any Interest Period, the interest rate per annum (the resulting amount rounded upwards, at the Administrative Agent’s reasonable discretion, to the nearest 1/100th of 1%) equal to the Term CORRA Reference Rate at approximately 1:00 p.m. (Toronto time) two (2) Business Days prior to the commencement of such Interest Period; provided, that if by such time the Term CORRA Rate in respect of such day has not been so published, then the Term CORRA Rate for such day will be the Term CORRA Rate as published in respect of the first preceding Business Day for which such Term CORRA Rate was published thereon; provided further that any Term CORRA Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Term CORRA Rate for no more than three (3) consecutive Business Days (any such day, collectively, the “Term CORRA Reference Rate Lookback Day”); provided that if the Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Term CORRA Rate Loan” means a Loan that bears interest at a rate based on the Term CORRA Rate.

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“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA, as administered by the Term CORRA Reference Rate Administrator.

“Term CORRA Reference Rate Administrator” means CanDeal Benchmark Administration Services Inc. or TSX Inc. (or any successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term CORRA Reference Rate Lookback Day” has the meaning specified in the definition of “Term CORRA Rate”.

“Term SOFR” means, with respect to any Term SOFR Loan for any Interest Period, the interest rate per annum equal to (the resulting amount rounded upwards, at the Administrative Agent’s reasonable discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period on the day (the “Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Eastern time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. Term SOFR for any applicable SOFR Loan shall be adjusted automatically without notice to the Borrower on and as of the first day of the applicable Interest Period.

~~“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.~~

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate reasonably selected by the Administrative Agent, in consultation with the Borrower).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the date on which (i) the Commitments of all Lenders hereunder have been terminated or expired, (ii) all of the payment Obligations (other than contingent indemnification and expense reimbursement obligations as to which no claim has been asserted by the Person entitled thereto and obligations and all liabilities under any Secured Cash Management Agreement and any Secured Hedge Agreement for which alternative arrangements acceptable to the relevant Hedge Bank have been made with the Loan Party or the Restricted Subsidiary party thereto) have been paid or performed in full and (iii) all Letters of Credit have been terminated, expired, Cash Collateralized in an amount equal to one hundred five percent (105%) of the Dollar Amount of the aggregate Outstanding Amount of all ~~LC~~L/C Obligations or otherwise backstopped with a letter of credit reasonably satisfactory to the applicable L/C Issuer.

“Test Period” means, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period have been delivered or were required to be delivered pursuant to Section 6.01(a) or Section 6.01(b) or, at the option of the

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Borrower, are internally available (as determined in good faith by the Borrower) and, solely to the extent such reasonable prior written request has been made by the Administrative Agent to the Borrower at such time, have been (or will be promptly) delivered to the Administrative Agent upon the Administrative Agent’s reasonable prior written request; it being understood and agreed that prior to the first delivery (or required delivery) of financial statements pursuant to Section 6.01(a) or Section 6.01(b), “Test Period” means the period of four consecutive fiscal quarters ended as of June 30, 2022.

“Threshold Amount” means the greater of (x) $~~100,000,000~~152,000,000 and (y) 40.0% of Four Quarter Consolidated EBITDA.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.

“Trade Date” has the meaning specified in Section 10.07(b)(i).

“Tranche” means any Revolving Tranche.

“Transaction Commitment Date” has the meaning specified in Section 1.02(i).

“Transaction Costs” has the meaning given to such term in the definition of “Transactions”.

“Transactions” means (a) the Borrower obtaining the Facilities hereunder (including, the borrowing of the Loans hereunder on the Closing Date) and (b) the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition or in connection with the negotiation, execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including to fund any original issue discount, upfront fees or legal fees and to grant and perfect any security interests (this clause (b), the “Transaction Costs”).

“Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted ~~CDOR~~CORRA Rate, the Base Rate, Adjusted Daily Simple RFR or another Adjusted Alternative Currency Rate as permitted hereunder.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender and (b) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Credit Lender shall have failed to make Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(d).

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unpaid Amount” has the meaning specified in Section 7.05(2)(c).

“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower (other than a Borrower or any direct or indirect parent of a Borrower) which is designated after the Closing Date as an Unrestricted Subsidiary pursuant to Section 6.18(a) or Section 6.18(b) and which has not been re-designated as a Restricted Subsidiary in a Subsidiary Redesignation pursuant to Section 6.18(c) and (b) any Subsidiary of an Unrestricted Subsidiary. Notwithstanding the foregoing, solely as of the time any such Restricted Subsidiary becomes an Unrestricted Subsidiary (but not at any other time), such Unrestricted Subsidiary shall not have (a) assets, when combined with the assets of all other Unrestricted Subsidiaries (prior to giving effect to pro forma adjustments and after eliminating goodwill and intercompany obligations), in excess of 15.0% of Consolidated Total Assets (which definition, solely for this purpose, shall include the Borrower Parties together

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with the Unrestricted Subsidiaries), or (b) Consolidated EBITDA, when combined with the Consolidated EBITDA of all other Unrestricted Subsidiaries (prior to giving effect to pro forma adjustments and after eliminating goodwill and intercompany obligations), in excess of 15.0% of the Consolidated EBITDA (which definition, solely for this purpose, shall include the Borrower Parties together with the Unrestricted Subsidiaries).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.25.

“U.S. Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(h)(ii)(B)(3).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness or, as applicable and as determined by the Borrower in good faith, liquidation preference of such Disqualified Stock or Preferred Stock; provided that, AHYDO Catch-up Payments and the effects of any reductions in scheduled amortization or other scheduled payments as a result of the prepayment of the applicable Indebtedness shall be disregarded.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100.0% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

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“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02
Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)
The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)
References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.
(d)
The term “including” is by way of example and not limitation.
(e)
The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)
Any reference herein to any Person shall be construed to include such Person’s successors and assigns.
(g)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(h)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(i)
With respect to any (x) Investment or acquisition, merger, amalgamation or similar transaction, any Asset Sale or any Disposition not constituting an Asset Sale, in each case

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that has been definitively agreed to or publicly announced, (y) redemption, repayment, repurchase, defeasance or refinancing of Qualified Structured Financing, Qualified Factoring Transaction, Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of repayment (or similar notice), which may be conditional, has been delivered, and (z) [reserved], in each case for purposes of determining:
(1)
whether any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock that is being Incurred in connection with such Investment, acquisition, merger, amalgamation or similar transaction, Disposition or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is permitted to be incurred in compliance with Article II or Section 7.01, as applicable;
(2)
whether any Lien being Incurred in connection with such Investment, acquisition, merger, amalgamation or similar transaction, Disposition or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock or to secure any such Indebtedness is permitted to be Incurred in accordance with Section 7.02 or the definition of “Permitted Liens”;
(3)
whether any other transaction or action undertaken or proposed to be undertaken in connection with such Disposition, Investment, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock (including any Dispositions, fundamental changes or designations of Restricted Subsidiaries or Unrestricted Subsidiaries) complies with the covenants or agreements contained in this Agreement;
(4)
any calculation of the ratios, baskets or financial metrics, including Consolidated Cash Interest Expense, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Secured Net Leverage Ratio, Consolidated Total Assets, Consolidated Total Net Leverage Ratio, Consolidated Total Gross Leverage Ratio, Four Quarter Consolidated EBITDA, Fixed Charges and/or Pro Forma Cost Savings and baskets determined by reference to Consolidated EBITDA, Consolidated Net Income, Consolidated Total Assets or Four Quarter Consolidated EBITDA, and whether a Default or Event of Default exists in connection with the foregoing;
(5)
whether any Default or Event of Default (or any specified Default or Event of Default) or Specified Event of Default has occurred, is continuing or would result from such Investment, Disposition, acquisition, merger, amalgamation or similar transaction, or repayment, repurchase or refinancing of Indebtedness;
(6)
whether any representations and warranties (or any specified representations and warranties) are true and correct; and

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(7)
whether any condition precedent to the Incurrence of Indebtedness (including Acquired Indebtedness), Disqualified Stock, Preferred Stock or Liens, in each case, that is being Incurred in connection with such Investment, Disposition, acquisition, merger, amalgamation or similar transaction, or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is satisfied, at the option of the Borrower, the date that the definitive agreement (or other relevant definitive documentation) for or public announcement of such Investment or acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing, or Incurrence of Indebtedness is entered into or the date of any notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness is given to the holders of such Indebtedness (the “Transaction Commitment Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA”. For the avoidance of doubt, if the Borrower elects to use the Transaction Commitment Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in (i) the Consolidated Cash Interest Expense, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Secured Net Leverage Ratio, Consolidated Total Assets, Consolidated Total Net Leverage Ratio, Consolidated Total Gross Leverage Ratio, Four Quarter Consolidated EBITDA, Fixed Charges and/or Pro Forma Cost Savings of the Borrower and (ii) the applicable exchange rate utilized in calculating compliance with any Dollar-based provision of this Agreement, from the Transaction Commitment Date to the date of consummation of such Investment, Disposition, acquisition, merger, amalgamation or similar transaction, or repayment, repurchase or refinancing of Indebtedness, will not be taken into account for purposes of determining (A) whether any Indebtedness or Lien that is being incurred in connection with such Investment, Disposition, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness is permitted to be incurred, (B) compliance by any Borrower Party with any other provision of the Loan Documents or (C) whether such Investment, Disposition, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness or any other transaction undertaken in connection therewith, is permitted to be incurred, (b) for purposes of determining compliance with any provision which requires that no Default, Event of Default, Specified Event of Default or specified Default or Event of Default, as applicable, has occurred, is continuing or would result from any such Investment, Disposition, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness, as applicable, such condition shall be deemed satisfied so long as no Default, Event of Default, Specified Event of Default or specified Default or Event of Default, as applicable, exists on the Transaction Commitment Date; provided that, for the avoidance of doubt, at the time of the consummation of such transaction, no Specified Event of Default shall have occurred and be continuing, (c) for purposes of determining whether the bring down of representations and warranties (or specified representations and warranties) in connection with any such Investment, Disposition, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness, as applicable, are true and correct, such condition shall be deemed satisfied

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so long as such representation and warranties, as applicable, are true and correct in all material respects on the Transaction Commitment Date, and (d) until such Investment, Disposition, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness is consummated or such definitive agreements (or other relevant definitive documentation) are terminated (or conditions in any conditional notice can no longer be met or public announcements with respect thereto are withdrawn), such Investment, Disposition, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such Investment, Disposition, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Commitment Date and on or prior to the date of consummation of such Investment, Disposition, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements (or other relevant definitive documentation) are entered into or public announcement is made and deemed to be outstanding thereafter for purposes of calculating any baskets or ratios under the Loan Documents after the date of such agreement and before the date of consummation of such Investment, Disposition, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness; provided that, if financial statements for one or more subsequent fiscal periods shall have become available, the Borrower may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Commitment Date. To the extent that this Section 1.02(i) and/or Section 1.14 permits the Borrower to, and the Borrower intends to, consummate any transaction by determining the applicable conditions required for the consummation thereof as of the Transaction Commitment Date (rather than the date of consummation of the applicable transaction), then at least three (3) Business Days (or such shorter period agreed to by the Administrative Agent) prior to the consummation of the applicable transaction, the Borrower shall deliver to the Administrative Agent a certificate from a Responsible Officer certifying that the applicable transaction is permitted hereunder.

(j)
For the purposes of Sections 6.12, 7.03, 7.04 and 7.05, an allocation of assets to a division of a Restricted Subsidiary that is a limited liability company, or an allocation of assets to a series of a Restricted Subsidiary that is a limited liability company, shall be treated as a transfer of assets from one Restricted Subsidiary to another Restricted Subsidiary.
(k)
If at any time any action or transaction meets the criteria of one or more than one of the categories of exceptions, thresholds or baskets set forth in any Section of Article VII or any definition used therein, the Borrower may divide, classify and/or designate such action or transaction (or any portion thereof), and later (on one or more occasions) may re-divide, re-classify and/or re-designate such action or transaction (or any portion thereof), as consummated in reliance on one or more of such exceptions, thresholds and baskets within such Section of Article VII or any definition used therein as the Borrower may determine in its sole discretion from time to time,

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including by re-dividing, re-classifying and/or re-designating any action or transaction originally consummated in reliance on one or more fixed exceptions, thresholds or baskets (“fixed baskets”) as consummated in reliance on any available incurrence-based exception, threshold or basket (“incurrence-based baskets”) available at the time of such re-division, re-classification and/or re-designation (for the avoidance of doubt, which determination shall be made without duplication of such applicable action or transaction to be re-divided, re-classified and/or re-designated) and if any ratio or financial test set forth in any applicable incurrence-based basket would be satisfied at any time after consummation of such action or transaction, such re-division, re-classification and/or re-designation shall be deemed to have automatically occurred if not elected by the Borrower (provided that all Indebtedness consisting of Obligations under this Agreement Incurred on or after the Closing Date shall be deemed to have been Incurred pursuant to Section 7.01(a) and the Borrower shall not be permitted to reclassify all or any portion of Indebtedness Incurred pursuant to Section 7.01(a)).
(l)
If any fixed baskets are intended to be utilized together with any incurrence-based baskets in any action or transaction, (i) compliance with or satisfaction of any applicable financial ratios or tests for such action or transaction (or any portion thereof) to be consummated under any incurrence-based baskets shall first be calculated without giving effect to amounts being utilized pursuant to any fixed baskets, but giving full Pro Forma Effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed baskets, any incurrence and repayments of Indebtedness) and all other permitted pro forma adjustments, and (ii) thereafter, incurrence of the portion of such action or transaction to be consummated under any fixed baskets shall be calculated. No effect shall be given to any concurrent or substantially simultaneous borrowing under any Revolving Credit Facility in the calculation of any incurrence-based baskets.
(m)
All references to “in the ordinary course of business” of any Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of such Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrower and its Subsidiaries in the United States or any other jurisdiction in which any Borrower or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of such Borrower or such Subsidiary, as applicable, or any similarly situated businesses of the United States or any other jurisdiction in which any Borrower or any Subsidiary does business, as applicable.
(n)
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the applicable calculation is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

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(o)
All references to “knowledge” of any Loan Party or a Restricted Subsidiary means the actual knowledge of a Responsible Officer of such Loan Party or Restricted Subsidiary.
(p)
Notwithstanding anything to the contrary in this Agreement or any Loan Document, with respect to any fixed basket, carve-out or other provision in any Loan Document that is based on a percentage of Consolidated EBITDA or Four Quarter Consolidated EBITDA (excluding, however, the add-backs to Consolidated Net Income set forth in the definition of “Consolidated EBITDA”), the ultimate amount of capacity with respect such applicable percentage shall automatically (and without any action, consent or approval of any Person) always be set at the highest level or amount that Consolidated EBITDA or Four Quarter Consolidated EBITDA, as applicable, has been during the term of this Agreement and shall not be adjusted to reflect any subsequent decreases.
(q)
Any reference to a “currency” or “currencies” herein shall include any digital currency replacing (or otherwise evidencing in a different or digital form) such currency.
Section 1.03
Accounting Terms.
(a)
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time and except as otherwise expressly provided herein. Notwithstanding anything to the contrary above or elsewhere in this Agreement, unless the Borrower elects otherwise, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board of Accounting Standards Update (“ASU”) No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall continue to be accounted for as operating leases (and not be treated as financing or capital lease obligations or Indebtedness) for purposes of all financial definitions, calculations and deliverables under this Agreement or any other Loan Document (including the calculation of Capitalized Lease Obligation, Consolidated Cash Interest Expense, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Four Quarter Consolidated EBITDA and Indebtedness) (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU or any other change in accounting treatment or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be recharacterized as financing or capital lease obligations or otherwise accounted for as liabilities in financial statements.
(b)
If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders, such consent not to be unreasonably withheld, conditioned or delayed); provided that, until so amended, (i) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein or (ii) the Borrower

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may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.
(c)
Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.
Section 1.04
Rounding. Any financial ratios required to be maintained by the Borrower, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05
References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight savings or standard, as applicable).
Section 1.07
Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
Section 1.08
Currency Equivalents Generally.
(a)
Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in clause (b) or clause (c) of this Section 1.08) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined based on the Exchange Rate.
(b)
For purposes of determining the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Total Gross Leverage Ratio and Consolidated EBITDA and Fixed Charges as used in Section 7.05(c)(i), amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of (i) testing the Financial Covenant and Restricted Payments capacity under Section 7.05(c)(i), at the Exchange Rate as of the last day of the fiscal quarter for which such measurement is being made, and (ii) calculating the Consolidated Secured Net Leverage Ratio (other than for purposes of determining compliance with Section 7.08) ~~and~~, the Consolidated Total Net Leverage Ratio and the Consolidated Total Gross Leverage Ratio, at the Exchange Rate as of the date of determination, and will, in the case of

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Indebtedness, Consolidated Funded Net Indebtedness and Consolidated Funded Gross Indebtedness, be the weighted average exchange rates used for determining Consolidated EBITDA for the relevant period; provided that if any Borrower Party has entered into any currency Swap Contracts in respect of any borrowings, the Dollar Amount of such borrowings shall be determined by first taking into account the effects of that currency Swap Contract.
(c)
The Administrative Agent shall determine the Dollar Amount of each Revolving Credit Loan denominated in an Alternative Currency and L/C Obligation in respect of Letters of Credit denominated in an Alternative Currency based on the Alternative Currency Equivalent on each applicable Revaluation Date and any such determination shall be effective until the next applicable Revaluation Date to occur.
(d)
Each such determination shall be based on the Exchange Rate on the date of the related Borrowing request for purposes of the initial such determination for any Revolving Credit Loan.
(e)
Notwithstanding anything to the contrary in this Agreement, (i) any representation or warranty that would be untrue or inaccurate, (ii) any undertaking that would be breached, (iii) any basket that would be exceeded, or (iv) any event that would constitute a Default or an Event of Default, in each case, solely as a result of fluctuations in applicable currency exchange rates, shall not be deemed to be untrue, inaccurate, breached, exceeded or so constituted, as applicable, solely as a result of such fluctuations in currency exchange rates.
(f)
Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a SOFR Loan or Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, SOFR Loan, Alternative Currency Loan or Letter of Credit is denominated in an Alternative Currency such amount shall be the relevant Dollar Amount of such Alternative Currency (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.
(g)
Notwithstanding anything herein or in any other Loan Document to the contrary, no provision set forth in this Agreement or any other Loan Document shall prohibit the Borrower from accepting cryptocurrencies as a form of payment for services rendered or assets provided.
Section 1.09
Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated Dollar Amount of such Letter of Credit in effect at such time after giving effect to any expiration periods applicable thereto; provided, however, that (i) if any presentation of drawing documents shall have been made on or prior to the expiration date of such Letter of Credit and the applicable L/C Issuer shall not yet have honored such drawing or given notice of dishonor, the amount of such Letter of Credit that is the subject of such drawing shall be treated as still outstanding and (ii) with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the Dollar Amount of such Letter of Credit

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shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.10
Pro Forma Calculations. Notwithstanding anything to the contrary herein (subject to Section 1.02(i)), the Consolidated Cash Interest Expense, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Secured Net Leverage Ratio, Consolidated Total Assets, Consolidated Total Net Leverage Ratio, Consolidated Total Gross Leverage Ratio, Four Quarter Consolidated EBITDA, Fixed Charges and/or Pro Forma Cost Savings of the Borrower shall be calculated (including, in each case, for purposes of Section 2.14) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period (including, with respect to any proposed Investment or acquisition pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement) for which committed financing is obtained or is sought to be obtained, the relevant determination or calculation may be made with respect to an event occurring or intended to occur subsequent to such four-quarter period); provided that notwithstanding the foregoing, when calculating the Consolidated Secured Net Leverage Ratio for purposes of (i) the Applicable Rate, (ii) the Applicable Commitment Fee and (iii) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with the Financial Covenant, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect. Notwithstanding anything to the contrary contained herein, for purposes of calculating any leverage ratio herein in connection with the incurrence of any Indebtedness or the issuance of any Disqualified Stock or Preferred Stock there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness or the issuance of any Disqualified Stock or Preferred Stock. Notwithstanding anything in this Agreement to the contrary but subject to the immediately succeeding sentence, in calculating the Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio and/or Consolidated Total ~~Net~~Gross Leverage Ratio, the Borrower shall treat any revolving facility then being established (or the amount of any increase thereof) as fully drawn and, if such Consolidated Secured Net Leverage Ratio ~~and/or~~, Consolidated Total Net Leverage Ratio and/or Consolidated Total Gross Leverage Ratio, as applicable, is satisfied with respect thereto at such time, any subsequent borrowing or other incurrence thereunder, not in excess of the aggregate amount attributable to such revolving facility and included in such calculation, shall not be deemed as an incurrence of additional Indebtedness at such subsequent time. Except as expressly otherwise provided in the immediately preceding sentence, when calculating any test, financial ratio, basket or covenant under this Agreement or any other Loan Document (including, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Total Gross Leverage Ratio or any other leverage ratio), no undrawn amounts under any revolving credit facility, working capital facility or line of credit (other than any revolving credit commitments being incurred and tested on a Pro Forma Basis at such applicable time for purposes of incurring such revolving credit commitments at such time under any such leverage ratio test in ~~the Credit~~this Agreement, but not in any other instance or circumstance) shall be included as Indebtedness, Consolidated Funded Net Indebtedness ~~or~~, Consolidated Funded Secured Indebtedness or Consolidated Funded Gross Indebtedness thereunder.

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Section 1.11
Calculation of Consolidated Total Assets Basket. If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.
Section 1.12
Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with an Incremental Credit Facility, Refinancing Indebtedness, Ratio Debt or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.
Section 1.13
Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Adjusted ~~CDOR~~CORRA Rate, the Adjusted EURIBOR Rate, the Adjusted Term SOFR Rate, Adjusted Daily Simple RFR, Daily Simple RFR, Daily Simple SOFR, the Base Rate, the ~~CDOR~~Term CORRA Rate, the EURIBOR Rate, the Term SOFR Reference Rate, any other Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Adjusted ~~CDOR~~CORRA Rate, the Adjusted EURIBOR Rate, the Adjusted Term SOFR Rate, Adjusted Daily Simple RFR, Daily Simple RFR, Daily Simple SOFR, the Base Rate, the ~~CDOR~~Term CORRA Rate, the EURIBOR Rate, the Term SOFR Reference Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto that are unrelated to the Obligations, in each case, that is not in violation or contravention of this Agreement or any other Loan Document in a manner adverse to any Borrower Party or any of its Affiliates.
Section 1.14
Limited Condition Transaction. Solely for the purpose of (i) measuring the relevant ratios and baskets (including, for the avoidance of doubt, any basket measured as a percentage of Four Quarter Consolidated EBITDA and, for the avoidance of doubt including with respect to the incurrence of any Indebtedness (including any Incremental Credit Facilities), Liens, the making of any acquisitions or other Investments, prepayment of Subordinated Indebtedness or asset sales, in each case, in connection with a Limited Condition Transaction) or (ii) determining compliance with the representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Transaction, if the Borrower makes an LCT Election, the applicable date of determination in determining whether any such Limited

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Condition Transaction is permitted shall be deemed to be the LCT Test Date, and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred as of such applicable date of determination, ending prior to the LCT Test Date on a Pro Forma Basis, the Borrower could have taken such action on the relevant LCT Test Date in compliance with any such ratio or basket (other than for the purposes of calculating actual compliance (and not pro forma compliance or compliance on a Pro Forma Basis) with Section 7.08), such ratio or basket shall be deemed to have been complied with. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated and tested on a Pro Forma Basis assuming such Limited Condition Transaction and other pro forma events in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated; provided that the consummation of any Limited Condition Transaction shall be subject to the absence of any Specified Event of Default. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date (including with respect to the incurrence of any Indebtedness) are not satisfied as a result of fluctuations in any such ratio or basket (including due to fluctuations in Consolidated EBITDA calculated on a Pro Forma Basis, including the target of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been unsatisfied as a result of such fluctuations; however, if any ratios or baskets improve as a result of such fluctuations, such improved baskets or ratios may be utilized.
Article II

THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01
The Loans.
(a)
Reserved.
(b)
The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars or in one or more Alternative Currencies (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time on and after the Closing Date on any Business Day until and excluding the Business Day preceding the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Commitments under the Revolving Credit Facility and (ii) the aggregate Pro Rata Share of the Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower

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may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans (in the case of Revolving Credit Loans denominated in Dollars), SOFR Loans or Alternative Currency Loans, as further provided herein. To the extent that any portion of the Revolving Credit Facility has been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Section 2.03) shall be allocated pro rata among the Revolving Tranches.
Section 2.02
Borrowings, Conversions and Continuations of Loans.
(a)
Each Borrowing, each conversion of Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to another, and each continuation of SOFR Loans or Alternative Currency Loans (other than Alternative Currency Loans bearing interest based on Adjusted Daily Simple RFR), shall be made upon irrevocable notice by the Borrower to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than (i) 1:00 p.m. (New York City time) four (4) Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans or Loans bearing interest based on Adjusted Daily Simple RFR to, or continuation of, Alternative Currency Loans (other than a Borrowing on the Closing Date, which may be made one Business Day prior to the requested date of such Borrowing), (ii) 1:00 p.m. (New York City time) three (3) Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans or Loans bearing interest based on Adjusted Daily Simple RFR to, or continuation of, SOFR Loans (other than a Borrowing on the Closing Date, which may be made one Business Day prior to the requested date of such Borrowing), and (iii) 11:00 a.m. (New York City time) on the requested date of any Borrowing of Base Rate Loans or the last day of the preceding Interest Period with respect to the conversion of any Loans to Base Rate. Each notice pursuant to this Section 2.02(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.

Each Borrowing of, conversion to or continuation of Alternative Currency Loans (other than Alternative Currency Loan bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans shall be (i) in a principal amount of $1,000,000 (or the equivalent Dollar Amount), or (ii) a whole multiple of $1,000,000 (or the equivalent Dollar Amount) in excess thereof. Except as provided in Section 2.03(d), each Borrowing of, or conversion to, Base Rate Loans or Loans bearing interest based on Adjusted Daily Simple RFR shall be (i) in a principal amount of $1,000,000 (or the equivalent Dollar Amount), or (ii) a whole multiple of $100,000 (or the equivalent Dollar Amount) in excess thereof.

Each Committed Loan Notice shall specify (i) the identity of the Borrower requesting a Credit Extension, (ii) whether such Borrower is requesting a Borrowing, a conversion of Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to another, or a continuation of Alternative Currency Loans (other than Alternative Currency Loans bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Tranche of Specified Refinancing Revolving Loans or Revolving Credit Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect

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thereto, and (vii) the currency in which the Revolving Credit Loans to be borrowed are to be denominated (which shall be Dollars or an Alternative Currency). If, with respect to any Alternative Currency Loans (other than Alternative Currency Loans bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans, the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Tranche of Specified Refinancing Revolving Loans or Revolving Credit Loans shall be made as, or converted to, Alternative Currency Loans (other than Alternative Currency Loans bearing interested based on Adjusted Daily Simple RFR) or SOFR Loans, as applicable, with an Interest Period of one month. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Alternative Currency Loans (other than Alternative Currency Loans bearing interested based on Adjusted Daily Simple RFR) or SOFR Loans, as applicable. If the Borrower requests a Borrowing of, conversion to, or continuation of Alternative Currency Loans (other than Alternative Currency Loans bearing interested based on Adjusted Daily Simple RFR) or SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

Notwithstanding anything contained herein to the contrary and for the avoidance of doubt, (x) Pounds Sterling may only be borrowed as Daily Simple RFR Loans, (y) Canadian Dollars may only be borrowed as Alternative Currency Loans accruing interest based on the Adjusted ~~CDOR~~CORRA Rate and (z) Euros may only be borrowed as Alternative Currency Loans accruing interest based on the Adjusted EURIBOR Rate.

(b)
Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Pro Rata Share of the applicable Tranche of Revolving Credit Loans or Specified Refinancing Revolving Loans, and if no timely notice of a conversion or continuation of Alternative Currency Loans (other than Alternative Currency Loans bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to or continuation of Alternative Currency Loans (other than Alternative Currency Loans bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans with an Interest Period of one month as described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. (New York City time) in the case of Loans denominated in Dollars, and not later than the applicable time specified by the Administrative Agent in the case of any Revolving Credit Loan denominated in an Alternative Currency, in each case, on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with

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respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.
(c)
Except as otherwise provided herein, a SOFR Loan and Alternative Currency Loans bearing interest based on the Adjusted EURIBOR Rate or Adjusted ~~CDOR~~CORRA Rate may be continued or converted only on the last day of the applicable Interest Period for such Loan unless the Borrower pays the amount due under Section 3.06 in connection therewith. During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loans may be requested as, converted to or continued as SOFR Loans or Alternative Currency Loans.
(d)
Upon request, the Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Alternative Currency Loans (other than Alternative Currency Loans bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans. The determination of the foregoing interest rates by the Administrative Agent shall be conclusive in the absence of demonstrable error.
(e)
After giving effect to all Borrowings, all conversions of Revolving Credit Loans from one Type to another, and all continuations of Revolving Credit Loans of the same Type, there shall not be more than ten Interest Periods in effect.
(f)
The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing, which for the avoidance of doubt does not limit such Lender’s obligations under Section 2.17.
(g)
No Loan denominated in any currency may be converted into a Loan denominated in a different currency.
Section 2.03
Letters of Credit.
(a)
The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein,
(A)
each L/C Issuer agrees, in reliance upon (among other things) the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or an Alternative Currency for the account of any Borrower Party (provided that the Borrower hereby irrevocably agrees to reimburse the applicable L/C Issuer for amounts drawn on any Letters of Credit issued for the account of any Borrower Party on a joint and several basis with such Restricted Subsidiary and shall be a co-applicant for each such Letter of Credit issued for the account of a Restricted Subsidiary, but in no event shall any Controlled Non-U.S. Subsidiary, any FSHCO or any direct or indirect Subsidiary of a Controlled Non-U.S. Subsidiary or FSHCO be responsible for any amounts drawn on any Letters of Credit issued for the account of the Borrower or a Subsidiary) and to amend or renew Letters of

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Credit previously issued by it, in accordance with Section 2.03(c), and (2) to honor drawings under the Letters of Credit; and
(B)
the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower Party; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension (w) the Total Revolving Credit Outstandings in respect of any Revolving Tranche would exceed the Aggregate Commitment under such Revolving Tranche, (x) the Total Revolving Credit Outstandings would exceed the Aggregate Commitment under the Revolving Credit Facility, (y) the aggregate Pro Rata Share of the Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender’s Revolving Credit Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, that no L/C Issuer identified on Schedule 1.01(f) shall have any obligation to make an L/C Credit Extension if, after giving effect thereto, the L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed the amount set forth opposite such L/C Issuer’s name on Schedule 1.01(f). Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or been terminated or that have been drawn upon and reimbursed. All Letters of Credit shall be denominated in Dollars or an Alternative Currency.
(ii)
No L/C Issuer shall be under any obligation to issue any Letter of Credit (and, in the case of clause (B) and (C) unless the applicable requisite consents specified therein have been obtained, no L/C Issuer shall issue any Letter of Credit) if:
(A)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;
(B)
subject to Section 2.03(a)(ii)(C) below and Section 2.03(c)(iii), the expiry date of such requested Letter of Credit would occur after the earlier of (x) three Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day) and (y) more than 12 months after the date of issuance or the then-current expiry date, unless the applicable L/C Issuer, in its sole discretion, has approved such expiry date;

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(C)
the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date and/or (ii) the applicable L/C Issuer has approved such expiry date and such requested Letter of Credit has been Cash Collateralized by the applicant requesting such Letter of Credit in accordance with Section 2.16 at least three Business Days prior to the Letter of Credit Expiration Date;
(D)
the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer in place at the time of such request;
(E)
such Letter of Credit is in an initial stated amount of less than $5,000 (or the equivalent Dollar Amount) or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion;
(F)
such Letter of Credit is denominated in a currency other than Dollars or an Alternative Currency;
(G)
the proceeds of any Letter of Credit would be made available directly or knowingly indirectly by any Loan Party to any Person (i) to fund any activity or business of or with any Sanctioned Person, or any dealing or investment in or with any country or territory that, at the time of such funding, is a Sanctioned Country, in each case, in violation of applicable Sanctions Laws and Regulations or (ii) in any manner that would result in a violation of any applicable Sanctions Laws and Regulations by any party to this Agreement;
(H)
such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
(I)
any Revolving Credit Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations pursuant to Section 2.17(a)(iv) or the delivery of Cash Collateral in accordance with Section 2.16 with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure under such Tranche.
(iii)
No L/C Issuer shall be under any obligation to amend any Letter of Credit if such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof.
(iv)
Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term

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“Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.
(b)
The foregoing benefits and immunities shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to indirect, special, consequential, punitive or exemplary damages claims which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.
(c)
Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.
(i)
Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of an irrevocable Letter of Credit Application, including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer (it being understood that such draft language for each such Letter of Credit must be in English or, if agreed to in the sole discretion of the applicable L/C Issuer, accompanied by an English translation certified by the Borrower to be a true and correct English translation), appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 2:00 p.m. (New York City time) at least five Business Days (or such shorter period as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day not later than 30 days prior to the Maturity Date, unless the Administrative Agent and the applicable L/C Issuer otherwise agree); (B) the amount thereof and the currency in which such Letter of Credit is to be denominated; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate or other documents to be presented by such beneficiary in case of any drawing thereunder; (G) the Person for whose account the requested Letter of Credit is to be issued (which must be a Borrower Party); and (H) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable L/C Issuer may reasonably request.
(ii)
Promptly following delivery of any Letter of Credit Application to the applicable L/C Issuer, the applicable L/C Issuer will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application and, if the Administrative Agent has not received a copy of such Letter of

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Credit Application, then the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of any Borrower Party (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit and each increase by amendment to the undrawn amount thereof, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the Revolving Credit Facility multiplied by the amount of such Letter of Credit.
(iii)
If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).
(iv)
Promptly upon request thereof by the Borrower or the Administrative Agent and after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also (A) deliver to the Borrower, the applicable Borrower Party a true and complete copy of such Letter of Credit or amendment and the pertinent details of such Letter of Credit or amendment to the Administrative Agent and (B) the Administrative Agent in turn will notify each Revolving Credit Lender of such issuance or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein.
(v)
Notwithstanding anything to the contrary set forth above, the issuance of any Letters of Credit by any L/C Issuer under this Agreement shall be subject to such reasonable additional letter of credit issuance procedures and requirements as may be required by such L/C Issuer’s internal letter of credit issuance policies and procedures, in its sole discretion, as in effect at the time of such issuance, including requirements with respect to the prior receipt by such L/C Issuer of customary “know your customer” information regarding a prospective account party or applicant that is not the Borrower hereunder, as well as regarding any beneficiaries of a requested Letter of Credit.

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Additionally, if (a) the beneficiary of a Letter of Credit issued hereunder is an issuer of a letter of credit not governed by this Agreement for the account of any Borrower Party (an “Other LC”), and (b) such Letter of Credit is issued to provide credit support for such Other LC, no amendments may be made to such Other LC without the consent of the applicable L/C Issuer hereunder.
(d)
Drawings and Reimbursements; Funding of Participations.
(i)
Upon receipt from the beneficiary of any Letter of Credit of any drawing under such Letter of Credit, the applicable L/C Issuer shall, within the period determined by applicable Law or rules specified in such Letter of Credit (as applicable), examine drawing document(s). After such examination of drawing document(s), the applicable L/C Issuer shall notify the Borrower in writing of the date and the amount of a draft presented under any Letter of Credit; provided, that, any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such L/C Issuer and the Lenders for any drawing under such Letter of Credit as required hereunder. Each L/C Issuer shall notify the Borrower on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”) and the Dollar Amount thereof, and the Borrower shall reimburse such L/C Issuer through the Administrative Agent in Dollars in an amount equal to the Dollar Amount of such drawing no later than on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit) after the Borrower shall have received notice of such payment, with interest on the amount so paid or disbursed by such L/C Issuer to the extent not reimbursed prior to 3:00 p.m. (New York time) on the applicable Honor Date, from and including the date paid or disbursed to but excluding the date such L/C Issuer was reimbursed by the Borrower therefor (so long as reimbursed prior to 3:00 p.m. (New York time) on such date) at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Rate as in effect from time to time for Revolving Credit Loans that are maintained as Base Rate Loans. If the Borrower fails to so reimburse such L/C Issuer on such next Business Day, the L/C Issuer will notify the Administrative Agent thereof and the Administrative Agent shall promptly notify each Revolving Credit Lender under the applicable Revolving Tranche of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, in the case of an Unreimbursed Amount, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans in Dollars to be disbursed on such date in an amount equal to the Dollar Amount of such Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of the Revolving Loans but subject to the amount of the unused portion of the Revolving Credit Commitments under such Revolving Tranche and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)
Each Revolving Credit Lender (including each Lender acting as an L/C Issuer) under the applicable Revolving Tranche shall upon any notice pursuant to

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Section 2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, at the Administrative Agent’s Office in an amount equal to, and in Dollars, its applicable Pro Rata Share of the Unreimbursed Amount not later than 3:00 p.m. (New York Time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each Revolving Credit Lender under such Revolving Tranche that so makes funds available shall be deemed to have made a Base Rate Loan under such Revolving Tranche to the Borrower in such amount. The Administrative Agent shall promptly remit the funds so received to the applicable L/C Issuer.
(iii)
With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied (other than the condition in Section 4.02(c), which shall be deemed to be satisfied) or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Loans. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed a payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)
Until each Revolving Credit Lender under the applicable Revolving Tranche funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s applicable Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.
(v)
Each applicable Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not participations) pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)
If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the

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time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the ~~Federal Funds~~Overnight Bank Funding Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such principal amount, the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(d)(vi) shall be conclusive absent manifest error.
(e)
Repayment of Participations.
(i)
If, at any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its applicable Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)
If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its applicable Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the ~~Federal Funds~~Overnight Bank Funding Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(f)
Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)
any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

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(ii)
the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)
any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft, certificate or other drawing document that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, administrator, administrative receiver, judicial manager, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)
any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or
(vi)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against the Borrower’s obligations hereunder.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the instructions of the Borrower or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g)
Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of bad faith,

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gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms that is not due to such Person’s negligence or material breach as determined by a court of competent jurisdiction in a final and nonappealable judgment or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such L/C Issuer’s bad faith, willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may, in its sole discretion, either accept documents that appear on their face to be in order and make payment upon such documents, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)
Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its applicable Pro Rata Share, a Letter of Credit fee in Dollars which shall accrue for each Letter of Credit on the Dollar Amount thereof in an amount equal to the Applicable Rate then in effect for SOFR Loans multiplied by the daily maximum amount then available to be drawn under such Letter of Credit; provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective applicable Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each calendar quarter, in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, the date of termination or expiration of the applicable Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any

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quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)
Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account for each Letter of Credit issued by such L/C Issuer a fronting fee in Dollars at a rate equal to 0.125% per annum of the maximum daily amount available to be drawn under each such Letter of Credit on a quarterly basis in arrears and based on the Dollar Amount thereof. Such fronting fee shall be due and payable on the last Business Day of each calendar quarter beginning with the last Business Day of the first full calendar quarter to end after the Closing Date in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, administration, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.
(j)
Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)
Reporting. To the extent that any Letters of Credit are issued by an L/C Issuer other than the Administrative Agent, each such L/C Issuer shall furnish to the Administrative Agent a report detailing the L/C Obligations outstanding under all Letters of Credit issued by it, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such L/C Issuer; provided that in no event shall such reports be furnished at intervals less than 31 days (and in no event shall any such report be provided earlier than the fifth Business Day after the end of any calendar month in respect of a calendar month period).
(l)
Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Tranches of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to this Section 2.03) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unused Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and to the extent any Letters of Credit are not able to be reallocated pursuant to this clause (l) and there are outstanding Revolving Credit Loans under the non-terminating Tranches, the Borrower agrees to repay all such Revolving Credit Loans (or such lesser amount as is necessary to reallocate all Letters of Credit

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pursuant to this clause (l)) or (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.16 but only up to the amount of such Letter of Credit not so reallocated. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such Maturity Date.
(m)
Letters of Credit Issued for Account of Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable L/C Issuer (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable L/C Issuer hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
(n)
Applicability of ISP and UCP. Unless otherwise expressly agreed in writing by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued by such L/C Issuer, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and such L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.
(o)
Resignation and Removal of a L/C Issuer. Any L/C Issuer may resign as a L/C Issuer upon sixty (60) days’ prior written notice to the Administrative Agent, the Lenders and the Borrower and upon such L/C Issuer no longer having any commitments to issue Letters of Credit. Any L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the L/C Issuer being replaced (provided that no consent will be required if the L/C Issuer being replaced has no Letters of Credit or reimbursement obligations with respect thereto outstanding) and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of a L/C Issuer. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement or resignation, (i)

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any successor L/C Issuer shall have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement or resignation of a L/C Issuer hereunder, the replaced or resigning L/C Issuer shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.
Section 2.04
[Reserved].
Section 2.05
Prepayments.
(a)
Optional.
(i)
Voluntary Prepayments. The Borrower may, upon providing an Optional Prepayment Notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Loans in whole or in part without premium or penalty (except as set forth in Section 3.06); provided that (1) such notice must be received by the Administrative Agent not later than (A) 12:00 p.m. (New York City time) three Business Days prior to any date of prepayment of Alternative Currency Loans or SOFR Loans and (B) 11:00 a.m. (New York City time) on the date of prepayment of Base Rate Loans (or such shorter period as the Administrative Agent shall agree); (2) any prepayment of Alternative Currency Loans (other than Alternative Currency Loans bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans shall be (x) in a principal amount of $3,000,000 (or the equivalent Dollar Amount), or (y) a whole multiple of $1,000,000 (or the equivalent Dollar Amount) in excess thereof; and (3) any prepayment of Base Rate Loans or RFR Loans shall be (x) in a principal amount of $1,000,000 (or the equivalent Dollar Amount), or (y) a whole multiple of $500,000 (or the equivalent Dollar Amount) in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such Optional Prepayment Notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid, the Type(s) of Loans to be prepaid and, if Alternative Currency Loans (other than Alternative Currency Loans bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such Optional Prepayment Notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility). If such Optional Prepayment Notice is given by the Borrower, subject to clause (ii) below, the Borrower shall make such prepayment and the payment amount specified in such Optional Prepayment Notice shall be due and payable on the date specified therein. Each prepayment of the principal of, and interest on, any Revolving Credit Loans denominated in an Alternative Currency, shall be made in the relevant Alternative Currency.
(ii)
Revocation of Notice. Notwithstanding anything to the contrary contained in this Agreement, any Optional Prepayment Notice provided under Section 2.05(a)(i) may state that it is conditioned upon the occurrence or non-occurrence of any

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event specified therein (including the effectiveness of other credit facilities), in which case such Optional Prepayment Notice may be revoked or extended by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(iii)
Reserved.
(b)
Mandatory.
(i)
Reserved.
(ii)
Reserved.
(iii)
Reserved.
(iv)
Reserved.
(v)
Revolving Credit Prepayment. If for any reason the Total Revolving Credit Outstandings or the sum of outstanding Specified Refinancing Revolving Loans at any time exceed the Aggregate Commitments or the sum of the other commitments under the applicable Revolving Tranche in respect thereof (including after giving effect to any reduction in the Revolving Credit Commitments pursuant to Section 2.06), in each case, as applicable, the Administrative Agent shall give the Borrower written notice thereof and the Borrower shall upon receiving such written notice immediately prepay the Loans under the applicable Revolving Tranche and/or Cash Collateralize the L/C Obligations related thereto in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Loans under the applicable Revolving Tranche the sum of the Total Revolving Credit Outstandings or the sum of outstanding Specified Refinancing Revolving Loans, as the case may be, exceed the aggregate Revolving Credit Commitments or the commitments to make Specified Refinancing Revolving Loans, as the case may be, then in effect.
(vi)
Reserved.
(vii)
Other Requirements. All prepayments under this Section 2.05 shall be subject to Section 3.06. Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Alternative Currency Loans (other than Alternative Currency Loans bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b) (it being agreed, for clarity, that interest shall continue to accrue on the Loans so prepaid until the amount so deposited is actually applied to prepay such Loans). Upon the occurrence and during

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the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).
(viii)
Reserved.
(c)
Reserved.
(d)
All Loans shall be repaid, whether pursuant to this Section 2.05 or otherwise, in the currency in which they were made.
Section 2.06
Termination or Reduction of Commitments.
(a)
Optional. The Borrower may, upon written notice by the Borrower to the Administrative Agent, terminate the unused portion of the Letter of Credit Sublimit or the unused Revolving Credit Commitments under any Revolving Tranche, or from time to time permanently reduce the unused portion of the Letter of Credit Sublimit or the unused Revolving Credit Commitments under any Revolving Tranche; provided that (i) any such notice shall be received by the Administrative Agent three Business Days (or such shorter period as the Administrative Agent shall agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 (or the equivalent Dollar Amount) or any whole multiple of $100,000 (or the equivalent Dollar Amount) in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Commitments under any Tranche of the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Credit Outstandings would exceed the Aggregate Commitments under the Revolving Credit Facility or (y) the Total Revolving Credit Outstandings with respect to such Tranche would exceed the Revolving Credit Commitments under such Tranche or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not Cash Collateralized hereunder would exceed the Letter of Credit Sublimit. Any such notice of termination or reduction of commitments pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. For the avoidance of doubt, upon the occurrence of the Termination Date, this Agreement shall automatically terminate and the Administrative Agent shall comply with Section 9.01(c) and Section 9.11.
(b)
Mandatory.
(i)
Reserved.
(ii)
Upon the incurrence by any Borrower Party of any Specified Refinancing Debt constituting revolving credit facilities, the Revolving Credit Commitments of the Lenders under the Tranche of Revolving Credit Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100.0% of the Commitments under such revolving credit facilities.

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(iii)
If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.
(iv)
The aggregate Revolving Credit Commitments with respect to any Tranche of the Revolving Credit Facility shall automatically and permanently be reduced to zero on the Maturity Date with respect to such Tranche of the Revolving Credit Facility.
(c)
Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the applicable Lenders of the applicable Facility of any termination or reduction of the Commitments under the Letter of Credit Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of Commitments under a Facility or a Tranche thereof, the Commitment of each Lender under such Facility or Tranche thereof shall be reduced by such Lender’s ratable share of the amount by which such Facility or Tranche thereof is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.08). All facility fees accrued until the effective date of any termination of the Aggregate Commitments and unpaid, shall be paid on the effective date of such termination. For the avoidance of doubt, to the extent that any portion of the Revolving Credit Loans have been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, any prepayments of revolving Loans made pursuant to this ~~Section 2.06~~Section 2.06 (other than any prepayments of revolving Loans made pursuant to ~~Section 2.06(b)(ii)~~Section 2.06(b)(ii)) shall be allocated ratably among the Revolving Tranches.
Section 2.07
Repayment of Loans.
(a)
Reserved.
(b)
The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Tranche the aggregate principal amount of all of its Revolving Credit Loans of such Tranche outstanding on such date.
(c)
All Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.
Section 2.08
Interest.
(a)
Subject to the provisions of the following sentence, (i) each SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date, as the case may be, for each Interest Period at a rate per annum equal to the sum of (A) the Adjusted Term SOFR Rate for such Interest Period plus (B) the Applicable Rate for SOFR Loans under such Facility; (ii) each Alternative Currency Loan (other than any Alternative Currency Loan bearing interest based on Adjusted Daily Simple RFR) under a Facility shall bear interest on an outstanding principal amount thereof from the applicable borrowing or conversion date, as the case may be, for each Interest Period at a rate per annum equal to the sum of (A) the applicable Adjusted Alternative Currency Rate for such Interest Period plus (B) the Applicable Rate for Alternative Currency Loans under such Facility; (iii) each RFR Loan under a

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Facility shall bear interest on an outstanding principal amount thereof from the applicable borrowing or conversion date, as the case may be, at a rate per annum equal to (A) the Adjusted Daily Simple RFR plus (B) the Applicable Rate for Alternative Currency Loans under such Facility; and (iv) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under such Facility. During the continuance of a Specified Event of Default, the Borrower shall pay interest on all overdue principal, overdue interest and other overdue Obligations arising under the Loan Documents at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that this sentence shall not apply to amounts owing to Defaulting Lenders. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(b)
Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Loan (other than Revolving Credit Loans bearing interest based on the Base Rate that are repaid or prepaid without any corresponding termination or reduction of the Revolving Credit Commitments other than as set forth in Section 2.14(e)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(c)
Interest on each Loan shall be payable in the currency in which each Loan was made.
(d)
All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.
Section 2.09
Fees. In addition to certain fees described in Sections 2.03(h) and (i):
(a)
Revolving Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of each Tranche of the Revolving Credit Facility, a nonrefundable commitment fee equal to the Applicable Commitment Fee multiplied by the actual daily amount by which the aggregate Revolving Credit Commitments under such Tranche exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans under such Tranche and (B) the Outstanding Amount of L/C Obligations under such Tranche, subject to adjustment as provided in Section 2.17 (the “Revolving Commitment Fee”). The Revolving Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the last Business Day of the first full calendar quarter to end following the Closing Date, and on the Maturity Date. For the avoidance of doubt, the Revolving Commitment Fee payable hereunder shall accrue and be payable in Dollars.
(b)
Reserved.

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(c)
Other Fees. The Borrower shall pay to the Lenders, the ~~Arrangers~~Arranger, the Administrative Agent and the Collateral Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified (including, without limitation, as set forth in the Agent Fee Letter).
Section 2.10
Computation of Interest and Fees.
(a)
All computations of interest for (i) Base Rate Loans based on clause (b) in the definition of “Base Rate” and (ii) Daily Simple RFR Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which generally accepted market practice differs from the foregoing, in accordance with such generally accepted market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be prima facie evidence thereof for all purposes, absent manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate hereunder.
(b)
If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, (i) the Consolidated Secured Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of such ratio would have resulted in higher interest and/or fees for any period, then within fifteen (15) Business Days of such restatement of or other adjustment to the financial statements of the Borrower or such other determination that the Consolidated Secured Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and a proper calculation of such ratio would have resulted in higher interest and/or fees for any period, the Borrower shall deliver to the Administrative Agent an updated calculation of the Consolidated Secured Net Leverage Ratio for the applicable period and the Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and with any such written demand by the Administrative Agent being excused), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. Except in any case where a demand is excused as provided above, any additional interest and fees under this Section 2.10(b) shall not be due and payable until a written demand is made for such payment by the Administrative Agent and accordingly, any nonpayment of such interest and fees as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and none of such additional amounts shall be deemed overdue or accrue interest at the Default Rate, in each case at any time prior to the date that is five Business Days following such written demand.
Section 2.11
Evidence of Indebtedness.

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(a)
The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of United States Treasury Regulations Section 5f.103-1(c) and Proposed United States Treasury Regulations Section 1.163-5(b) (or any amended or successor version), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the written request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which execution and delivery the Administrative Agent shall record in the Register, which, to the extent consistent with the records in the Register, shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)
In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)
Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its accounts or records pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.
Section 2.12
Payments Generally; Administrative Agent’s Clawback.
(a)
General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to payments in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. (New York City time) on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower

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hereunder in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency and in immediately available funds not later than the applicable time specified by the Administrative Agent on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the equivalent Dollar Amount. The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility or Tranche thereof (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Alternative Currency Loans (other than Alternative Currency Loans bearing interest at the Adjusted Daily Simple RFR) or SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(b)
Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans or Alternative Currency Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 3:00 p.m. (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower agrees to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the ~~Federal Funds~~Overnight Bank Funding Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans under the applicable Facility. If both the Borrower and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.

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(i)
Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the ~~Federal Funds~~Overnight Bank Funding Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive absent demonstrable error.

(c)
Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.
(d)
Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.
(e)
Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)
Insufficient Funds. At any time that payments are not required to be applied in the manner required by Section 8.04, if insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due

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hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
(g)
Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
Section 2.13
Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary or through the exercise of any right of setoff) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such sub-participations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the application of Cash Collateral provided for in Section 2.16, (B) the assignments and participations described in Section 10.07, (C) (i) the prepayment of Revolving Credit Loans in accordance with Section 2.14(e) in connection with a Revolving Credit Commitment Increase or (ii) any Specified Refinancing Debt in accordance with Section 2.18, (D)

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any Extension described in Section 2.19, or (E) any applicable circumstances contemplated by Section 2.05(b), 2.14, 2.17, 2.18, or 3.08.
Section 2.14
Incremental Facilities.
(a)
The Borrower may, from time to time after the Closing Date, upon notice by the Borrower to the Administrative Agent and the Person appointed by the Borrower to arrange an incremental Facility (each, an “Incremental Credit Facility”) (such Person (who may be (i) the Administrative Agent, if it so agrees, or (ii) any other Person appointed by the Borrower after consultation with the Administrative Agent), the “Incremental Arranger”) specifying the proposed Borrower (which may include a Co-Borrower), the proposed amount thereof and the proposed currency denomination thereof, request (A) an increase in the Commitments under any Revolving Tranche (which shall be on the same terms as, and become part of, the Revolving Tranche proposed to be increased) (each, a “Revolving Credit Commitment Increase”), or (B) the addition of one or more new revolving credit facilities to the Facilities, in each case, in such currency or currencies as the Borrower identifies in such notice (each, a “New Revolving Facility” and, any advance made by a Lender thereunder, a “New Revolving Loan”; and the commitments thereof, the “New Revolving Commitment”; and together with the Revolving Credit Commitment Increase, the “New Loan Commitments”), in an amount not to exceed the sum of:
(w)
(i) the greater of (A) $~~250,000,000~~380,000,000 and (B) 100.0% of Four Quarter Consolidated EBITDA minus (ii) the amount of any Indebtedness previously incurred in reliance on this clause (w) as Incremental Credit Facilities pursuant to Section 2.14 (and not redesignated as incurred under (1) any other provision of the Incremental Amount in accordance with this Agreement, (2) Ratio Debt in the first paragraph of Section 7.01 or (3) any other provision of this Agreement) (the “Cash-Capped Incremental Facility”),
(x)
an unlimited amount so long as (i) with respect to an Incremental Credit Facility secured by a Lien on the Collateral on a pari passu basis with the Initial Revolving Tranche or secured by a Lien on the Collateral on a junior basis with the Initial Revolving Tranche, the Consolidated Secured Net Leverage Ratio on a Pro Forma Basis does not exceed 3.25:1.00 or (ii) with respect to an Incremental Credit Facility which is unsecured, the Consolidated Total Net Leverage Ratio on a Pro Forma Basis does not exceed 4.50:1.00 (collectively, the “Ratio-Based Incremental Facility”), plus
(y)
an amount equal to the sum of (i) (A) all voluntary prepayments of any long-term Indebtedness that is (1) secured by a Lien on the Collateral on a pari passu basis with the Initial Revolving Tranche, (2) secured by a Lien on the Collateral on a junior basis with the Initial Revolving Tranche or (3) unsecured, and so long as such long-term Indebtedness in the case of clauses (2) or (3) was originally incurred under the Cash-Capped Incremental Facility and (B) all repurchases and/or cancellations of any long-term Indebtedness that is (1) secured by a Lien on the Collateral on a pari passu basis with the Initial Revolving Tranche, (2) secured by a Lien on the Collateral on a junior basis with the Initial Revolving Tranche or (3) unsecured, and so long as such long-term Indebtedness in the case of clauses (2) or (3) was originally incurred under the Cash-Capped Incremental Facility, in an amount equal to the par value for such repurchase, plus (ii) (A) all voluntary

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prepayments of any revolving credit loans that are (1) secured by a Lien on the Collateral on a pari passu basis with the Initial Revolving Tranche s (including, for the avoidance of doubt, any New Revolving Loans that are secured by a Lien on the Collateral on a pari passu basis with the Initial Revolving Tranche) (including any payments made pursuant to Section 2.05(a) or Section 3.08(a)), (2) secured by a Lien on the Collateral on a junior basis with the Initial Revolving Tranche or (3) unsecured, and so long as such revolving credit loans were not in the case of clauses (2) or (3), originally incurred under the Ratio-Based Incremental Facility, to the extent accompanied by a corresponding, permanent reduction in the applicable revolving credit commitment and (B) all repurchases and/or cancellations of any revolving credit loans that are (1) secured by a Lien on the Collateral on a pari passu basis with the Initial Revolving Tranche (including, for the avoidance of doubt, any New Revolving Loans that are secured by a Lien on the Collateral on a pari passu basis with the Initial Revolving Tranche), (2) secured by a Lien on the Collateral on a junior basis with the Initial Revolving Tranche or (3) unsecured, and so long as such revolving credit loans were not in the case of clauses (2) or (3), originally incurred under the Ratio-Based Incremental Facility, in an amount equal to the par value for such repurchase, in each case under this clause (y), to the extent not funded with the proceeds of long-term Indebtedness (it being agreed and understood, for the avoidance of doubt, that Indebtedness incurred pursuant to any revolving credit facility (including the Revolving Credit Facility) shall not constitute long-term Indebtedness for such purpose) (the “Prepayment-Based Incremental Facility”), and
(z)
in the case of any New Revolving Facility that effectively extends the maturity date of any First Lien Specified Debt, Junior Lien Specified Debt or Other Specified Debt, an amount equal to the portion of such First Lien Specified Debt, Junior Lien Specified Debt or Other Specified Debt that will be replaced by such New Revolving Facility (the “Effective Extension Incremental Facility”) (such sum of clauses (w) through (z), at any such time and subject to Section 1.02(i), the “Incremental Amount”).

Any such request for an increase shall be in a minimum amount of the lesser of (x) $5,000,000 or, in the case of any New Loan Commitments denominated in an Alternative Currency, the equivalent Dollar Amount, and (y) the entire amount of any increase that may be requested under this Section 2.14; provided, that for purposes of any New Loan Commitments established pursuant to this Section 2.14, any Ratio Debt and any Ratio Acquisitions Debt:

(B)
unless the Borrower elects otherwise, (x) the Borrower shall be deemed to have used amounts under the Ratio-Based Incremental Facility (to the extent compliant therewith) prior to using amounts under the Effective Extension Incremental Facility, the Prepayment-Based Incremental Facility or the Cash-Capped Incremental Facility and (y) the Borrower shall be deemed to have used the Prepayment-Based Incremental Facility and Effective Extension Incremental Facility prior to utilization of the Cash-Capped Incremental Facility,
(C)
New Loan Commitments pursuant to this Section 2.14, Ratio Debt and Ratio Acquisitions Debt may be incurred substantially concurrently under the Ratio-Based Incremental Facility (to the extent compliant therewith), the Effective

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Extension Incremental Facility, the Prepayment-Based Incremental Facility and the Cash-Capped Incremental Facility or any combination of any of the foregoing, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions by, unless the Borrower elects otherwise, first, calculating the incurrence under the Ratio-Based Incremental Facility (without inclusion of (x) any amounts incurred substantially concurrently pursuant to the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility or the Effective Extension Incremental Facility, (y) any amounts incurred substantially concurrently under any fixed basket under Section 7.01 or (z) any revolving credit loans incurred substantially concurrently with such single transaction or series of related transactions) and then calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility) and then calculating the incurrence under the Cash-Capped Incremental Facility,
(D)
all or any portion of Indebtedness originally designated as incurred under the Prepayment-Based Incremental Facility or the Cash-Capped Incremental Facility shall automatically cease to be deemed incurred under the Prepayment-Based Incremental Facility or the Cash-Capped Incremental Facility and shall instead be deemed incurred under the applicable Ratio-Based Incremental Facility referred to in Section 2.14(a)(x)(i) or 2.14(a)(x)(ii) above (giving effect to whether such Indebtedness originally designated as incurred under the Prepayment-Based Incremental Facility or the Cash-Capped Incremental Facility is secured or unsecured) from and after the first date on which the Borrower would be permitted to incur all or such portion, as applicable, of the aggregate principal amount of such Indebtedness under the applicable Ratio-Based Incremental Facility (for the avoidance of doubt, which determination shall be made without duplication of such Indebtedness originally designated as incurred under the Prepayment-Based Incremental Facility or the Cash-Capped Incremental Facility) (which, for the avoidance of doubt, shall have the effect of increasing the Prepayment-Based Incremental Facility and/or the Cash-Capped Incremental Facility, as applicable, by all or such portion, as applicable, of the aggregate principal amount of such Indebtedness); and
(E)
solely for the purpose of cash netting in calculating the Consolidated Secured Net Leverage Ratio to determine the availability under the Ratio-Based Incremental Facility at the time of incurrence, any cash proceeds of any New Loan Commitments established pursuant to this Section 2.14, any Ratio Debt and any Ratio Acquisitions Debt, in each case, incurred at such test date shall be excluded for purposes of calculating Adjusted Cash or Cash Equivalents.

The Borrower may designate any Incremental Arranger of any New Loan Commitments with such titles under the New Loan Commitments as the Borrower may deem appropriate.

(b)
For the avoidance of doubt, the Borrower will not be obligated to approach any Lender to participate in any New Loan Commitments. Any Lender approached to participate in any New Loan Commitments may elect or decline, in its sole discretion, to participate in such increase or new facility. The Borrower may also invite additional Eligible Assignees and, with the consent of the Administrative Agent and each L/C Issuer (to the extent the consent of any of the

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foregoing would be required to assign Revolving Credit Loans to any Eligible Assignee, which consent shall not be unreasonably withheld, delayed or conditioned) to become Lenders pursuant to a joinder agreement to this Agreement. Neither the Administrative Agent nor the Collateral Agent (in their respective capacities as such) shall be required to execute, accept or acknowledge any joinder agreement pursuant to this Section 2.14 and such execution shall not be required for any such joinder agreement to be effective; provided that, with respect to any New Loan Commitments, the Borrower must provide to the Administrative Agent the documentation providing for such New Loan Commitments.
(c)
If (i) a Revolving Tranche is increased in accordance with this ~~Section 2.14~~Section 2.14 or (ii) a New Revolving Facility is added in accordance with this Section 2.14, the Incremental Arranger and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase or New Revolving Facility among the applicable Lenders. The Incremental Arranger shall promptly notify the applicable Lenders of the final allocation of such increase or New Revolving Facility and the Increase Effective Date. In connection with (i) any increase in a Revolving Tranche or (ii) any addition of a New Revolving Facility, in each case, pursuant to this Section 2.14, this Agreement and the other Loan Documents may be amended in writing (which may be executed and delivered by the Borrower and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation)) in order to establish the New Revolving Facility or to effectuate the increases to the Revolving Tranche and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein pursuant to the documentation relating to such New Revolving Facility.
(d)
With respect to any Revolving Credit Commitment Increase or addition of a New Revolving Facility pursuant to this Section 2.14, (i) no Event of Default (subject to Section 1.02(i)) would exist immediately after giving effect thereto (except in the case that the proceeds of any Incremental Credit Facility are being used to finance a Limited Condition Transaction, in which case instead (x) no Event of Default shall exist or would result therefrom on the Transaction Commitment Date and (y) no Specified Event of Default shall have occurred and be continuing or would exist after giving effect thereto at the time such acquisition is consummated), (ii) in the case of any increase of the Revolving Tranche, (1) the final maturity shall be the same as the Maturity Date, (2) no amortization or mandatory commitment reduction prior to the Maturity Date shall be required and (3) the terms and documentation applicable to the Revolving Credit Facility shall apply; (iii) [reserved]; (iv) to the extent reasonably requested by the Incremental Arranger and expressly set forth in the documentation relating to such New Loan Commitments, the Incremental Arranger shall have received legal opinions, resolutions, officers’ certificates, reaffirmation agreements and/or subsequent ranking agreements or amendment agreements to, confirmations of and/or lower ranking Collateral Documents, as applicable, consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, Section 6.14 and/or Section 6.16 with respect to the Borrower and each material Subsidiary Guarantor that is organized in a jurisdiction for which counsel to the Administrative Agent advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion); and (v) shall be denominated in Dollars, Euros, Pound Sterling, Canadian Dollars or another currency reasonably acceptable to the Administrative Agent. Subject to the foregoing, the conditions precedent to each such increase or New Loan Commitment shall be solely those

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agreed to by the Lenders providing such increase or New Loan Commitment, as applicable, and the Borrower.

Notwithstanding the foregoing, (x) to the extent any covenants and events of default (excluding pricing, rate floors, discounts, fees, optional prepayment and redemption terms (but subject to the following paragraph)) of any Revolving Credit Commitment Increase or New Revolving Facility are materially more favorable (with respect to the lenders thereunder) than the comparable terms hereunder (with respect to the Lenders under the Initial Revolving Tranche), such terms shall have covenants and defaults shall be no more restrictive to the Borrower Parties, when taken as a whole, than those under the Initial Revolving Tranche, taken as a whole (except for covenants or other provisions (A) that are incorporated into this Agreement (or any other applicable Loan Document) for the benefit of the applicable Lenders (to the extent applicable to such Lender) without further amendment voting requirements if reasonably satisfactory to the Borrower and the Administrative Agent, (B) applicable only to periods after the latest final maturity of the applicable Facility, (C) as are incorporated into this Agreement (or any other applicable Loan Document) for the benefit of the applicable Lenders (to the extent applicable to such Lender) (which may be accomplished without further amendment requirements) or (D) that reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower in good faith)), and (y) such terms other than the terms described in clause (x) above may be, in consultation with the Incremental Arranger, incorporated into this Agreement (or any other applicable Loan Document) for the benefit of the applicable Lenders (to the extent applicable to such Lender) without further amendment voting requirements if reasonably satisfactory to the Borrower, the Incremental Arranger and the Administrative Agent; provided that, at the Borrower’s option, delivery of a certificate of a Responsible Officer of the Borrower to the Administrative Agent (for dissemination to the Lenders) in good faith at least three Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Incremental Credit Facility, together with a reasonably detailed description of the material terms and conditions of such Incremental Credit Facility or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in the applicable clauses (i), (ii) or (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement with regards to the Administrative Agent unless the Administrative Agent provides notice to the Borrower of its objection during such three Business Day (or shorter) period (including a reasonable description of the basis upon which it objects). To the extent the Borrower establishes a New Revolving Facility, then the Administrative Agent and the Borrower shall be permitted to amend this Agreement to require borrowings, repayments, participations and commitment reductions on a pro rata basis among Revolving Tranches (except for (A) payments of interest and fees at different rates on the Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of any Revolving Credit Loan, and (C) repayments made in connection with a permanent repayment and termination of the Revolving Credit Loans or Revolving Credit Commitments of Revolving Credit Loans after the effective date of such New Revolving Facility).

(e)
On the Increase Effective Date with respect to an increase to an Existing Revolving Tranche, (x) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the increase to the Revolving Credit Commitments (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and

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without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding L/C Obligations such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in L/C Obligations will equal the Pro Rata Share of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the Increase Effective Date be prepaid from the proceeds of Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.06. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(f)
Any New Revolving Facility,
(A)
shall not be Guaranteed by any Subsidiary that is not a Loan Party or does not become a Loan Party substantially concurrently with the incurrence of such New Revolving Facility,
(B)
shall not be secured by any assets other than assets that constitute Collateral, and
(C)
at the option of the Borrower, shall be secured by a lien on the Collateral on a pari passu basis with the Initial Revolving Tranche, secured by a lien on the Collateral on a junior basis to the Initial Revolving Tranche or unsecured; provided that, (1) any New Revolving Facility may be payment subordinated or be structured as “last-out” in the payment waterfall in a manner reasonably satisfactory to the Administrative Agent and the Borrower, (2) if such New Revolving Facility is incurred under the Effective Extension Incremental Facility, (x) such New Revolving Facility may be secured by a lien on the Collateral on a pari passu basis with the Initial Revolving Tranche only to the extent such New Revolving Facility effectively extends the maturity date of First Lien Specified Debt, and (y) such New Revolving Facility may be secured by a lien on the Collateral only to the extent such New Revolving Facility effectively extends the maturity date of First Lien Specified Debt or Junior Lien Specified Debt, and (3) if such New Revolving Facility is secured by a lien on all or any portion of the Collateral, such New Revolving Facility shall be subject to Applicable Intercreditor Arrangements, and
(D)
the New Revolving Facility shall, for purposes of mandatory prepayments, be treated substantially the same as (and in any event no more favorably than) the Initial Revolving Tranche, as the case may be, unless the Borrower otherwise elects (but in any event no more favorably than the Initial Revolving Tranche).
(g)
If the Incremental Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Arranger herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or

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appropriate to carry out the provisions of this Section 2.14 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein. Any amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14, including, without limitation, any amendments necessary in connection with a Revolving Credit Commitment Increase necessary to provide that such Incremental Credit Facilities are fungible for U.S. federal income tax purposes.
(h)
To the extent any New Revolving Facility shall be denominated in an Alternative Currency, this Agreement and the other Loan Documents shall be amended to the extent necessary or appropriate to provide for the administrative and operational provisions applicable to such Alternative Currency, in each case as are reasonably satisfactory to the Administrative Agent.
Section 2.15
Reserved.
Section 2.16
Cash Collateral.
(a)
Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, promptly deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 105% of the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent or the applicable L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 105% of all Fronting Exposure of such Defaulting Lender after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender.
(b)
All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, deposit accounts at the Administrative Agent or the Collateral Agent (or other financial institution selected by any of them). The Borrower, and to the extent provided by any Lender, such Lender, hereby grant to (and subject to the control of) the Administrative Agent and the Collateral Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Revolving Credit Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

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(c)
Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Section 2.03, 2.05, 2.06, 2.17, ~~8.02~~ 8.02 or 8.04 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.
(d)
Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure (after giving effect to such release) or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.04) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.17
Defaulting Lenders.
(a)
Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)
That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)
Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any

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L/C Issuer as a result of any non-appealable judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).
(iv)
During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the Pro Rata Share of each non-Defaulting Lender under a Revolving Tranche shall be determined without giving effect to the Commitment under such Revolving Tranche of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender under a Revolving Tranche to acquire, refinance or fund participations in Letters of Credit issued under such Revolving Tranche shall not exceed the positive difference, if any, of (1) the Commitment under such Revolving Tranche of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans under such Revolving Tranche of that Revolving Credit Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(b)
If the Borrower, the Administrative Agent and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded

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and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their ratable shares (without giving effect to the application of Section 2.17(a)(iv)) in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Section 2.18
Specified Refinancing Debt.
(a)
The Borrower may, from time to time after the Closing Date, add one or more new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the commitments in respect of such new revolving credit facilities, the “Specified Refinancing Revolving Credit Commitment”) pursuant to procedures reasonably specified by any Person appointed by the Borrower, as agent under such Specified Refinancing Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Specified Refinancing Agent”) and reasonably acceptable to the Borrower, to refinance (including by extending the maturity) (i) all or any portion of any Revolving Tranches then in effect under this Agreement or (ii) all or any portion of any Revolving Credit Commitment Increase or New Revolving Facility incurred under Section 2.14, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) may not have obligors or Liens that are more extensive than those which applied to the Indebtedness being refinanced (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); (ii) (x) shall not be secured by any assets other than assets that constitute Collateral, and (y) at the option of the Borrower, shall be secured by a lien on the Collateral on a pari passu basis with the Initial Revolving Tranche, secured by a lien on the Collateral on a junior basis to the Initial Revolving Tranche or unsecured; provided that, if such Specified Refinancing Debt is secured by a lien on all or any portion of the Collateral, such Specified Refinancing Debt shall be subject to Applicable Intercreditor Arrangements; (iii) [reserved]; (iv) [reserved]; (v) shall have such pricing and optional prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof; (vi) to the extent constituting revolving credit facilities, shall not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date; (vii) [reserved]; (viii) in the case of Specified Refinancing Revolving Credit Commitments, shall provide that each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Section 2.03) and participations in Letters of Credit pursuant to Section 2.03 shall be allocated pro rata among the Revolving Tranches; (ix) subject to clauses (v) and (vi) above, shall have covenants and events of default (excluding pricing, rate floors, discounts, fees, optional prepayment and redemption terms) that are, taken as a whole, are determined by the Borrower to either (A) not be more restrictive to the Borrower Parties than those applicable to then outstanding Commitments (taken as a whole) (except for covenants and events of default applicable only to periods after the Maturity Date and existing at the time of incurrence or issuance of such Specified Refinancing Debt) or (B) otherwise are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (as determined by the Borrower in good faith); provided that, at the Borrower’s option, delivery of a certificate of a Responsible Officer of the Borrower to the Specified Refinancing Agent in good faith at least three Business Days (or such shorter period as may be agreed by the Specified Refinancing Agent) prior to the incurrence of such

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Specified Refinancing Debt, together with a reasonably detailed description of the material terms and conditions of such Specified Refinancing Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (a), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Specified Refinancing Agent provides notice to the Borrower of its objection during such three Business Day (or shorter) period (including a reasonable description of the basis upon which it objects)~~)~~; and the net cash proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (or less than the pro rata prepayment of outstanding Loans made by the Revolving Credit Lenders that will be lenders of the Specified Refinancing Debt, as approved by such Revolving Credit Lenders; provided that in the case of Revolving Credit Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to Section 2.05 and 2.06, as applicable, and the payment of fees, expenses and premiums, if any, payable in connection therewith; provided, however, that such Specified Refinancing Debt shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (plus an amount equal to Refinancing Expenses). Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent and each L/C Issuer in the case of Specified Refinancing Revolving Credit Commitments, the Borrower may also invite additional Eligible Assignees or other Persons to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Specified Refinancing Agent. For the avoidance of doubt, any allocations of Specified Refinancing Debt shall be made at the Borrower’s sole discretion, and the Borrower will not be obligated to allocate any Specified Refinancing Debt to any Lender.
(b)
The effectiveness of any Refinancing Amendment shall be subject to conditions as are mutually agreed with the participating Lenders providing such Specified Refinancing Debt and to the extent reasonably requested by the Specified Refinancing Agent, receipt by the Specified Refinancing Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Borrower and the Guarantors, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, 6.14 and/or Section 6.16 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion). The Lenders hereby authorize the Specified Refinancing Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Specified Refinancing Agent and the Borrower in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.18.
(c)
Each class of Specified Refinancing Debt incurred under this Section 2.18 shall be in an aggregate principal amount that is (x) not less than $5,000,000 (or the equivalent Dollar Amount) and (y) an integral multiple of $1,000,000 (or the equivalent Dollar Amount) in

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excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower in respect of a Revolving Tranche pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Credit Commitments.
(d)
The Specified Refinancing Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Specified Refinancing Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Specified Refinancing Agent and the Borrower, to effect the provisions of or consistent with this Section 2.18. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of a Revolving Tranche shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly. If the Specified Refinancing Agent is not the Administrative Agent, the actions authorized to be taken by the Specified Refinancing Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.18 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.
Section 2.19
Extension of Revolving Credit Commitments.
(a)
The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of one or more Tranches existing at the time of such request (each, an “Existing Revolving Tranche” or an “Existing Tranche”, and the Revolving Credit Commitments of such Existing Revolving Tranche, the “Existing Loans”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Revolving Tranche”, and each an “Extended Tranche”, and the Revolving Credit Commitments, of such Extended Tranches, the “Extended Revolving Commitments”, and collectively, the “Extended Loans”) and to provide for other terms consistent with this Section 2.19; provided that (i) any such request shall be made by the Borrower to certain Lenders specified by the Borrower with Revolving Credit Commitments with a like maturity date (whether under one or more Tranches) on a pro rata basis (based on the aggregate Revolving Credit Commitments) and (ii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower in its sole discretion. In order to establish any Extended Tranche, the

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Borrower shall provide a notice to the Administrative Agent (in such capacity, the “Extended Loans Agent”) (who shall provide a copy of such notice to each of the requested Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms shall be substantially similar to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except that (y) all or any of the final maturity dates of such Extended Tranches shall be delayed to later dates than the final maturity dates of the Specified Existing Tranche and (z) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A); provided that, notwithstanding anything to the contrary in this Section 2.19 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions applicable to Revolving Credit Commitments set forth in Section 10.07. No requested Lender shall have any obligation to agree to have any of its Existing Loans converted into an Extended Tranche pursuant to any Extension Request and the commitment of any L/C Issuer to issue or maintain Letters of Credit shall not be extended pursuant to an extension of any Existing Revolving Tranche pursuant to this Section 2.19 without its written consent. Any Extended Tranche shall constitute a separate Tranche of Loans from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date). On the Extension Date applicable to any applicable Revolving Tranche under the Revolving Credit Facility, the Borrower shall prepay the Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders) outstanding on such Extension Date applicable to the relevant Revolving Tranche (and pay any additional amounts required pursuant to Section 3.06) to the extent necessary to keep the outstanding Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders), as the case may be, applicable to the non-extending Revolving Credit Lenders under such Revolving Tranche in accordance with any revised Pro Rata Share of a Revolving Credit Lender in respect of the extended Revolving Credit Facility arising from any non ratable Extension to the Revolving Credit Commitments under this Section 2.19.
(b)
The Borrower shall provide the applicable Extension Request at least ten Business Days (or such shorter period as the Extended Loans Agent may agree in its sole discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Extended Loans Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election. In connection with any extension of Loans pursuant to this Section 2.19 (each, an “Extension”), the Borrower and Extended Loans Agent shall agree to such procedures regarding timing, rounding, lender revocation and other administrative adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension, in each case acting reasonably to accomplish the purposes of this Section 2.19. The Borrower may amend, revoke or replace an Extension Request pursuant to procedures reasonably

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acceptable to the Extended Loans Agent at any time prior to the date on which Lenders under the applicable Existing Tranche are requested to respond to the Extension Request.
(c)
Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in clause (y) and clause (z) of Section 2.19(a), and which, in each case, except to the extent expressly contemplated by the last sentence of this Section 2.19(c) and notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Loan Parties, the Extended Loans Agent, and the Extending Lenders. Subject to the requirements of this Section 2.19 and without limiting the generality or applicability of Section 10.01 to any Section 2.19 Additional Amendments (as defined below), any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.19 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.19 Additional Amendments do not become effective prior to the time that such Section 2.19 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.19 Additional Amendments to become effective in accordance with Section 10.01; provided, further, that (i) such Extended Tranche shall not be Guaranteed by any Subsidiary that is not a Loan Party or does not become a Loan Party substantially concurrently with the establishment of such Extended Tranche (except as permitted by clause (2) of the immediately succeeding proviso), (ii) such Extended Tranche shall not be secured by any assets other than assets that constitute Collateral (except for assets of Non-Loan Party Subsidiaries securing Indebtedness permitted by clause (2) of the immediately succeeding proviso) and (iii) at the option of the Borrower, such Extended Tranche shall be secured by a lien on the Collateral on a pari passu basis with the Initial Revolving Tranche, secured by a lien on the Collateral on a junior basis to the Initial Revolving Tranche, secured by a Lien on assets not constituting Collateral (to the extent constituting assets of Non-Loan Party Subsidiaries securing Indebtedness permitted by clause (2) of the immediately succeeding proviso) or unsecured; provided that (1) if such Extended Tranche is secured by a lien on all or any portion of the Collateral, such Extended Tranche shall be subject to Applicable Intercreditor Arrangements and (2) the aggregate principal amount of such Indebtedness Incurred by Non-Loan Party Subsidiaries in respect of such Extended Tranche shall not exceed the Non-Loan Party Sublimit as of the date of Incurrrence (subject to Section 1.02(i)). Notwithstanding anything to the contrary in Section 10.01, any such Extension Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Borrower and the Extended Loans Agent, to effect the provisions of this Section 2.19; provided that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.19 Additional Amendment. The Lenders hereby authorize the Extended Loans Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish any Extended Loans and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Extended Loans Agent and the Borrower in connection with the establishment of such Extended Loans, in each case on terms consistent with and/or to effect the provisions of this Section 2.19.

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(d)
Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date).
(e)
If, in connection with any proposed Extension Amendment, any requested Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Extended Loans Agent and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Extended Loans Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Loans on the terms set forth in such Extension Amendment; provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned (including any amounts payable pursuant to Section 3.06) shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this Section 2.19, if the Non-Extending Lender does not execute and deliver to the Extended Loans Agent a duly completed Assignment and Assumption by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption on behalf of such Non-Extending Lender.
(f)
Following any Extension Date, with the written consent of the Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Loans deemed to be an Extended Loan under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to the Borrower and the Extended Loans Agent at least ten Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion); provided, further, that no greater amount shall be paid by or on behalf of the Borrower or any of its Affiliates to any such Non-Extending Lender as consideration for its extension into such Extended Tranche than was paid to any Extending Lender as consideration for its Extension into such Extended Tranche. Following a Designation Date, the Existing Loans held by such Lender so elected to be extended will be deemed to be Extended Loans of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche.

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(g)
With respect to all Extensions consummated by the Borrower pursuant to this Section 2.19, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Sections 2.05(a) and (b) and (ii) no Extension Request is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and may be waived by the Borrower) of Existing Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05(a) and (b) and 2.07) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.19.
Section 2.20
Reserved.
Section 2.21
Alternative Currencies.
(a)
The Borrower may from time to time request that Revolving Credit Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Revolving Credit Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.
(b)
Any such request shall be made to the Administrative Agent not later than 11:00 a.m. ten Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Credit Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant L/C Issuer. Each such Revolving Credit Lender (in the case of any such request pertaining to Revolving Credit Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Credit Loans or the issuance of Letters of Credit, as the case may be, in the requested currency.
(c)
Any failure by any Revolving Credit Lender or any L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding paragraph (b) shall be deemed to be a refusal by such Revolving Credit Lender or L/C Issuer, as the case may be, to permit Revolving Credit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders that would be obligated to make Revolving Credit Loans denominated in such requested currency consent to making

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Revolving Credit Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Revolving Credit Loans; and if the Administrative Agent and the relevant L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain the requisite consent to any request for an additional currency under this Section 2.21, the Administrative Agent shall promptly so notify the Borrower.
Article III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
Section 3.01
Taxes.
(a)
Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all such deductions or withholdings for Indemnified Taxes have been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the Administrative Agent (for amounts paid to the Administrative Agent in its own right) or Lender receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.
(b)
In addition but without duplication, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)
Without duplication of amounts paid pursuant to Section 3.01(a) or Section 3.01(b), the Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error.
(d)
Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to

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the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(m) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)
Within 30 days after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)
If any Recipient determines, in its sole reasonable discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)
[Reserved].
(h)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably

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requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(h)(ii)(A), (ii)(B), (ii)(D), and (ii)(E) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)
Without limiting the generality of the foregoing,
(A)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) copies of executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;
(B)
any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
copies of executed IRS Form W-8ECI (or any successor form);
(3)
in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation”

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described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or
(4)
to the extent a Non-U.S. Lender is not the beneficial owner (e.g., where the Non-U.S. Lender is a partnership or a participating Lender), copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)
any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower or the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;
(D)
each Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to (i) comply with their obligations under FATCA and (ii) determine whether such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(E)
the Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) executed copies of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch

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withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.

Each Recipient agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the Borrower and the Administrative Agent or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.01(h).

(i)
The agreements in this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(j)
For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer, and the term “applicable Law” includes FATCA.
Section 3.02
Alternate Rate of Interest.
(a)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to any setting of the then-current applicable Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) ~~or~~, (3) or (4) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent and the Borrower has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Tranche of objection to (i) with respect to a Benchmark Replacement determined in accordance with clause (2) or (3) of the definition of “Benchmark Replacement”, the related Benchmark Replacement Adjustment, and (ii) with respect to a Benchmark Replacement determined in accordance with clause (~~3~~4) of the definition of “Benchmark Replacement”, such Benchmark Replacement.

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(b)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent and the Borrower will have the right to mutually make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify in writing the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.02(d) and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Lenders, pursuant to this Section 3.02 (in each case, subject to any reasonableness requirements or qualifiers or Borrower consent, approval or consultation rights set forth in this Section 3.02), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent demonstrable error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.02.
(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, in consultation with the Borrower or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent and the Borrower may mutually modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent and the Borrower may mutually modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of Alternative Currency Loans (other than RFR Loans) or SOFR Loans, conversion to or continuation of Alternative Currency Loans (other than RFR Loans) or SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing

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of or conversion to Base Rate Loans in Dollars. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
Section 3.03
Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR, Daily Simple SOFR, the ~~CDOR~~Term CORRA Rate, the EURIBOR Rate or Daily Simple RFR (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Adjusted Term SOFR Rate, Daily Simple SOFR or an Adjusted Alternative Currency Rate (whether denominated in Dollars or an Alternative Currency), or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or an Alternative Currency in the applicable interbank market, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue SOFR Loans or Alternative Currency Loans, as applicable, in the affected currency or currencies or to convert Base Rate Loans to SOFR Loans, shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans, the interest rate on which is determined by reference to Daily Simple SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily Simple SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such written notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (A) if applicable and such Lender’s SOFR Loans are denominated in Dollars, prepay or convert all of such Lender’s SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily Simple SOFR component of the Base Rate) or (B) if applicable and such Lender’s Alternative Currency Loans are denominated in an Alternative Currency, prepay all of such Lender’s relevant Alternative Currency Loans, as applicable (the interest rate with respect to such Alternative Currency Loans shall be determined by an alternative rate mutually acceptable to the Borrower and the applicable Revolving Credit Lenders), in each case, for SOFR Loans and Alternative Currency Loans (other than any Alternative Currency Loan bearing interest based on Adjusted Daily Simple RFR), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Alternative Currency Loans or SOFR Loans to such day, or for SOFR Loans and Alternative Currency Loans (including any Alternative Currency Loan bearing interest based on Adjusted Daily Simple RFR) promptly after such demand, if such Lender may not lawfully continue to maintain such Alternative Currency Loans or SOFR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Section 3.04
[Reserved].

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Section 3.05
Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements.
(a)
If any Lender (for purposes of this Section 3.05, the term “Lender” shall include the Administrative Agent, any L/C Issuer or any Lender and any corporation or bank controlling the Administrative Agent, any L/C Issuer or any Lender and the office or branch where the Administrative Agent, the L/C Issuer and any Lender (as so defined) makes or maintains any SOFR Loans or Alternative Currency Loans) reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, (i) there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to Term SOFR, the ~~CDOR~~Term CORRA Rate, the EURIBOR Rate or Daily Simple RFR or (as the case may be) issuing or participating in Letters of Credit, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing or (ii) any Lender shall be subject to any Taxes (other than (x) Indemnified Taxes and (y) Excluded Taxes of the type in clauses (b) through (d) of such definition of “Excluded Taxes”) on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then within fifteen (15) days after written demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent, unless disputed in good faith by the Borrower), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(b)
If any Lender reasonably determines that the introduction of any Law regarding capital adequacy and liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then within fifteen (15) days after written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent, unless disputed in good faith by the Borrower), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.
(c)
The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including Term SOFR, the ~~CDOR~~Term CORRA Rate, the EURIBOR Rate or Daily Simple RFR funds or deposits, additional interest on the unpaid principal amount of each SOFR Loan or Alternative Currency Loan equal to the actual costs of such reserves or liquidity allocated to such Loan by such Lender (as reasonably determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the SOFR Loans or Alternative Currency Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by

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such Lender (as reasonably determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such written notice.
(d)
For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.
Section 3.06
Funding Losses. Upon reasonable written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:
(a)
any continuation, conversion, payment or prepayment of any SOFR Loan or any Alternative Currency Loan bearing interest based on a rate with an Interest Period, in any such case, on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)
any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan or pursuant to a conditional notice) to prepay, borrow, continue or convert any SOFR Loan or any Alternative Currency Loan bearing interest based on a rate with an Interest Period, in any such case, on the date or in the amount notified by the Borrower;
(c)
any failure by the Borrower to make any payment of any Loan or any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) in a different currency from such Loan or Letter of Credit drawing; or
(d)
any mandatory assignment of such Lender’s SOFR Loans or Alternative Currency Loans bearing interest based on a rate with an Interest Period, in any such case, pursuant to Section 3.08 on a day other than the last day of the Interest Period for such Loans, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding anticipated profits).

The Borrower shall also pay any customary administrative fees, if any, charged by such Lender in connection with the foregoing. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower

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and shall be conclusive absent demonstrable error. Unless such amount is being disputed in good faith by the Borrower, the Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

A Lender shall not be entitled to any compensation pursuant to this Section to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.

Section 3.07
Matters Applicable to All Requests for Compensation.
(a)
A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Section 3.03 or 3.05, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)
If any Lender requests compensation under Section 3.05, or the Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03, then such Lender or the L/C Issuer, as applicable, will, if requested by the Borrower and at the Borrower’s expense, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.05, as applicable, in the future and (ii) would not, in the judgment of such Lender or such L/C Issuer, as applicable, be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office or such L/C Issuer. The provisions of this clause (b) shall not affect or postpone any Obligations of the Borrower or rights of such Lender pursuant to Sections 3.01 and 3.05.
(c)
If any Lender requests compensation by the Borrower under Section 3.05, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue SOFR Loans or Alternative Currency Loan, or to convert Base Rate Loans into SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.07(e) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(d)
If the obligation of any Lender to make or continue any SOFR Loan or Alternative Currency Loan, or to convert Base Rate Loans into SOFR Loans shall be suspended pursuant to Section 3.07(c) hereof, (i) such Lender’s SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such SOFR Loans (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law) and (ii) such Lender’s applicable Alternative Currency Loans shall, at the Borrower’s

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election, either (1) be converted into Base Rate Loans denominated in Dollars in an equivalent Dollar Amount of the amount of such outstanding Alternative Currency Loan or (2) be prepaid in full immediately in the case of an RFR Loan, or at the end of the applicable Interest Period, in the case of other Alternative Currency Loans (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law), and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03 or 3.05 hereof that gave rise to such conversion no longer exist:
(i)
to the extent that such Lender’s SOFR Loans or Alternative Currency Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans or Alternative Currency Loans shall be applied instead to its Base Rate Loans; and
(ii)
(x) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as SOFR Loans or Alternative Currency Loans shall be made or continued instead as Base Rate Loans in an equivalent Dollar Amount as such SOFR Loans or Alternative Currency Loans, as applicable, and (y) all Base Rate Loans of such Lender that would otherwise be converted into SOFR Loans or Alternative Currency Loans shall remain as Base Rate Loans.
(e)
If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03 or 3.05 hereof that gave rise to the conversion of such Lender’s SOFR Loans or Alternative Currency Loans pursuant to this Section 3.07 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans or Alternative Currency Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted in an equivalent Dollar Amount, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans or Alternative Currency Loans (as applicable), to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans or Alternative Currency Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
(f)
A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.
Section 3.08
Replacement of Lenders Under Certain Circumstances.
(a)
If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.05 (other than with respect to Other Taxes) as a result of any condition described in such Sections or any Lender ceases to make SOFR Loans or Alternative Currency Loans as a result of any condition described in Section 3.03, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.08) (collectively, a “Replaceable Lender”), then the Borrower may, on three Business Days’ prior written notice from the Borrower to the Administrative Agent and such Lender (for the avoidance of doubt, such notice shall be deemed provided on the same day that an

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amendment or waiver is posted to the Lenders for consent), either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non-Consenting Lender, all of its rights and obligations under this Agreement with respect to the Facility or Facilities for which its consent is required) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or (ii) so long as no Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrower owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other replacement Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (ii) in the case of any such replacement as a result of the Borrower having become obligated to pay amounts described in Section 3.01 or 3.05, such replacement would eliminate or reduce payments pursuant to Section 3.01 or 3.05, as applicable, in the future. Any Lender being replaced pursuant to this Section 3.08(a) shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (for return to the Borrower). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest, fees and premiums in respect thereof) so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within two Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender. In connection with the replacement of any Lender pursuant to this Section 3.08(a), the Borrower shall pay to such Lender such amounts as may be required pursuant to Section 3.06.
(b)
Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing

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of a backstop standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a cash collateral account in amounts and pursuant to arrangements consistent with the requirements of Section 2.16) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(c)
In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders or Majority Lenders of the applicable class (or, in the case of any amendment or modification that requires the consent of all affected Lenders, in lieu of the Required Lenders or Majority Lenders, as applicable, a majority (in principal amount) of such affected Lenders), as applicable, have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non-Consenting Lender”; provided, that the term “Non-Consenting Lender” shall also include any Lender that (x) rejects (or is deemed to reject) an Extension under Section 2.19, which Extension has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such Extension and (y) does not elect to become a lender in respect of any Specified Refinancing Debt pursuant to Section 2.18.
(d)
Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation or removal of the Administrative Agent.
Article IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01
Conditions to the Initial Credit Extension on the Closing Date. The obligation of each Lender and each L/C Issuer to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or due waiver in accordance with Section 10.01 of each of the following conditions precedent:
(a)
Loan Documents. The Administrative Agent shall have received all of the following (subject to Section 6.16), each of which shall be originals or facsimiles or “pdf” files (followed promptly by originals to the extent requested in writing) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), each in form and substance reasonably satisfactory to the Administrative Agent:
(i)
Executed counterparts of (A) this Agreement from the Borrower, (B) the Guaranty from the Borrower and each Subsidiary Guarantor and (C) the Intercompany Subordination Agreement.

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(ii)
The Security Agreement, duly executed by the Borrower and each Subsidiary Guarantor, together with:
(A)
to the extent required to be pledged under the terms of the Security Agreement, certificates, if any, representing the Pledged Interests, accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Pledged Debt indorsed in blank (or instrument of transfer, as applicable);
(B)
copies of proper UCC-1 financing statements, duly prepared for filing in the state of organization or formation of each Loan Party (and each Loan Party hereby authorizes the filing of each such UCC-1 financing statements) that the Collateral Agent may deem reasonably necessary in order to perfect the Liens on the Collateral of each Loan Party created under the Security Agreement, covering the Collateral described in the Security Agreement; and
(C)
evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary in order to perfect the Liens created thereby (subject to the Perfection Exceptions) shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent but only to the extent required for such action to be taken pursuant to the Security Agreement (including receipt of duly executed payoff letters, customary lien searches and UCC-3 termination statements).
(iii)
An Intellectual Property Security Agreement, duly executed by the Administrative Agent and each Loan Party that owns intellectual property that is Collateral and that is required to be pledged in accordance with the Security Agreement.
(iv)
A Note executed by the Borrower in favor of each Lender, to the extent such Lender requested a Note at least one (1) Business Day prior to the Closing Date.
(v)
A Solvency Certificate executed by a Responsible Officer of the Borrower (immediately after giving effect to the Transactions occurring on the Closing Date) substantially in the form attached hereto as Exhibit M.
(b)
Committed Loan Notice. The Administrative Agent shall have received a Committed Loan Notice and a Letter of Credit Application, if applicable, in each case relating to the initial Credit Extension on the Closing Date, if any.
(c)
Legal Opinions. The Administrative Agent shall have received a customary legal opinion, dated as of the Closing Date (addressed to the Administrative Agent, the Collateral Agent, and the Lenders as of the Closing Date) of Goodwin Procter LLP, as New York counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
(d)
Secretary’s Certificate. The Administrative Agent shall have received (i) a certificate from each Loan Party, signed by an Responsible Officer of such Loan Party, and attested to by the secretary or any assistant secretary of such Loan Party, together with (x) copies of the

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certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Loan Party, (y) the resolutions of such Loan Party referred to in such certificate, and (z) a signature and incumbency certificate to the officers of such persons executing the Loan Documents, in each case, each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent and (ii) certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization or formation of each Loan Party (in each case, to the extent applicable).
(e)
Material Adverse Effect. Since December 31, 2021, there shall not have been a Material Adverse Effect with respect to the Borrower Parties (taken as a whole).
(f)
KYC; PATRIOT Act. The Borrower shall have provided, or caused to be provided, the documentation and other information relating to the Loan Parties reasonably requested in writing at least ten Business Days prior to the Closing Date by the Administrative Agent as they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and in relation to each Loan Party or any Subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, in each case at least three Business Days prior to the Closing Date (or such shorter period as the Administrative Agent shall otherwise agree).
(g)
Representations and Warranties and No Default or Event of Default. (i) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”)) on and as of the date of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”)) as of such earlier date and (ii) no Default or Event of Default shall be existing immediately after giving effect to the proposed Credit Extension or the application of the proceeds therefrom on the Closing Date.
(h)
Fees and Expenses. All fees and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to any other written agreement with the ~~Arrangers~~Arranger, to the extent invoiced at least two Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree) shall have been paid.
(i)
Insurance. Subject to Section 6.16, the Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents as of the Closing Date, has been obtained and is in effect and that the Administrative Agent has been named as lender’s loss payee and/or additional insured (or the equivalent, if any, in any Applicable Jurisdiction), as applicable, under each insurance policy with respect to such insurance as to which the Administrative Agent is required to be so named under Section 6.07 of this Agreement.
(j)
Officer Certification. A certificate of a Responsible Officer of the Borrower certifying that, as of the Closing Date, the conditions set forth in Section 4.01(e) and Section 4.01(g) have been satisfied.

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Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, the Administrative Agent and each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 4.02
Conditions to Certain Credit Extensions Occurring After the Closing Date. The obligation of each Lender to honor any Request for Credit Extension (for the avoidance of doubt and notwithstanding anything to the contrary in this Agreement or any other Loan Document, other than any Credit Extension or Borrowing with respect to any Revolving Credit Commitment Increase or addition of any New Revolving Facility, which shall, in each case, be subject to Section 2.14) after the Closing Date (other than a Committed Loan Notice requesting a (x) conversion of Loans to the other Type or (y) continuation of SOFR Loans or Alternative Currency Loans) is subject to the satisfaction (or waiver) of the following conditions precedent:
(a)
Representations and Warranties. Subject in the case of any Borrowing to the provisions in Section 1.02(i), the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”)) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”)) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, prior to such proposed Credit Extension.
(b)
No Default. Subject in the case of any Borrowing to the provisions in Section 1.02(i), no Default or Event of Default shall exist, or would immediately result from such proposed Credit Extension or from the application of the proceeds therefrom on the date of funding of such proposed Credit Extension.
(c)
Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for a Credit Extension covered by this Section 4.02 (other than a Committed Loan Notice requesting a (x) conversion of Loans to the other Type or (y) continuation of SOFR Loans or Alternative Currency Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.

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Article V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants, in each case after giving effect to the Transactions, to the Administrative Agent, Collateral Agent and the Lenders on the Closing Date, and on each other date thereafter on which a Credit Extension is made, that:

Section 5.01
Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (subject, in the case of clause (c), to the Legal Reservations and Section 5.03) (a) is a Person duly organized, formed or incorporated, amalgamated or continued, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except, in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (b)(ii) (other than with respect to the Borrower), (c) and (d), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.02
Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with any material contract that such Person is a party to except to the extent that any such conflict under this clause (b) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (c) result in the creation or imposition of any Lien (other than Permitted Liens) on any Collateral of such Person or (d) violate any Law or any writ, judgment, order or decree of any Governmental Authority except to the extent that any such violation under this clause (d) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.03
Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party, or for the consummation of the Transactions on the Closing Date, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection of the Liens created under the Collateral Documents required to be perfected hereunder, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements and filings in the United States Patent and Trademark Office and the United States Copyright Office and

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Mortgages, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.04
Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party (to the extent such concept is applicable in the relevant jurisdiction and subject, in each case, to the Legal Reservations and Section 5.03) that is party thereto. Subject to the Legal Reservations, this Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
Section 5.05
Financial Statements; No Material Adverse Effect.
(a)
The audited consolidated financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 6.01(a) (i) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates thereof and (ii) their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; provided, that the Borrower and the Restricted Subsidiaries make no representation or warranty with respect to any historical financial statements delivered in connection with any permitted acquisition or acquisitions of intellectual property from third parties.
(b)
The unaudited consolidated financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to year-end audit adjustments; provided, that the Borrower and the Restricted Subsidiaries make no representation or warranty with respect to any historical financial statements delivered in connection with any permitted acquisition or acquisitions of intellectual property from third parties.
(c)
[Reserved].
(d)
Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
Section 5.06
Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower Party, or against any of their properties or revenues, as to which there is a reasonable probability of an adverse determination and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

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Section 5.07
Use of Proceeds. The proceeds of the Revolving Credit Loans and the Letters of Credit will be used in accordance with Section 6.11; provided that, for the avoidance of doubt, the proceeds of any New Loan Commitment may be used for any purpose agreed to by the lenders thereof to the extent not otherwise in violation of this Agreement.
Section 5.08
Ownership of Property; Liens.
(a)
Each Loan Party and each of the Restricted Subsidiaries has fee simple or other comparable valid title to, or leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for (i) minor defects in title that do not materially interfere with its ability to conduct its business, taken as a whole, or to utilize such property for its intended purposes, (ii) Permitted Liens and (iii) Liens permitted by Section 7.02, and except where the failure to have such title or interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any real property necessary for the ordinary conduct of the Borrower’s business, taken as a whole.
(b)
Set forth on Schedule 5.08 hereto is a complete and accurate list, in all material respects, of all Material Real Property owned by any Loan Party as of the Closing Date, showing as of the Closing Date, the street address (to the extent available), county or other relevant jurisdiction, state and record owner. As of the Closing Date, no Loan Party owns any Material Real Property except as listed on Schedule 5.08.
Section 5.09
Environmental Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)
the Borrower Parties and their respective operations and properties are in compliance with all applicable Environmental Laws and Environmental Permits;
(b)
Hazardous Materials have not been Released on any property currently or, to the knowledge of the Borrower, formerly owned or operated by any Borrower Party, except for such Releases that were in compliance with, or would not reasonably be expected to give rise to liability of any Borrower Party under, any Environmental Law;
(c)
none of the Borrower Parties is undertaking, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to Release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;
(d)
all Hazardous Materials Released, generated, used, treated, handled or stored by any Borrower Party at, or transported by any Borrower Party to or from, any property currently or, to the knowledge of the Borrower, formerly owned or operated by any Borrower Party have been disposed of in a manner not reasonably expected to result in liability to any Borrower Party; and
(e)
none of the Borrower Parties has received written notice of or is subject to any claim, action, proceeding or suit with respect to any actual or alleged Environmental Liability.

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Section 5.10
Taxes. The Borrower Parties have filed or have caused to be filed all Tax returns and reports required to be filed, and have paid all Taxes (including in their capacity as withholding agents) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 5.11
ERISA Compliance. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect:
(a)
(i) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax- qualified status.
(b)
There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan.
(c)
(i) No ERISA Event has occurred and neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Plan or Multiemployer Plan, (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80.0% as of the most recent valuation date, (vi) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (viii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that would reasonably be expected to cause the

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PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan.
Section 5.12
Subsidiaries; Capital Stock. As of the Closing Date, after giving effect to the Transactions, there are no Restricted Subsidiaries of the Borrower other than those disclosed in Schedule 5.12, and all of the outstanding Capital Stock in such Restricted Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non-assessable (other than for those Restricted Subsidiaries that are limited liability companies and limited partnerships and to the extent such concepts are not applicable in the relevant jurisdiction) and are owned free and clear of all Liens except for Permitted Liens.
Section 5.13
Margin Regulations; Investment Company Act.
(a)
None of the Loan Parties is engaged, nor will any such Loan Party engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB. No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; provided that this sentence shall not be included in any representation or warranty in connection with the establishment of any New Loan Commitments unless otherwise agreed by the Borrower and the applicable lenders under any such facility.
(b)
None of the Loan Parties is, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.
Section 5.14
Disclosure. As of the Closing Date, no Information Memorandum nor any other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood and agreed that (i) that actual results may differ significantly from such forecasts and that such variances may be material, (ii) any financial or business projections furnished by the Borrower or the Restricted Subsidiaries are not to be viewed as facts and subject to significant uncertainties and contingencies, many of which are beyond the control of such Loan Parties and their Restricted Subsidiaries, and (iii) no assurance is given by the Borrower or any of its Restricted Subsidiaries that the results or forecast in any such projections will be realized.
Section 5.15
Compliance with Laws. The Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs,

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injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. It is understood and agreed that this Section 5.15 shall not limit Section 5.19.
Section 5.16
Intellectual Property; Licenses, Etc. To the knowledge of the Borrower, the Borrower and each Subsidiary Guarantor owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its respective business, as currently conducted, except to the extent such failure to own, license or possess, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not be deemed to constitute a representation that the Borrower and the Subsidiary Guarantors do not infringe or violate the IP Rights held by any other Person. Except as set forth on Schedule 5.16, to the knowledge of the Borrower, the conduct of the business of the Borrower or Subsidiary Guarantors as currently conducted does not infringe upon or violate any IP Rights held by any other Person, except for such infringements and violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and no claim or litigation alleging any such infringement or violation is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.17
Solvency. On the Closing Date, after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
Section 5.18
Validity, Priority and Perfection of Security Interests in the Collateral. Subject to the Perfection Exceptions, the Legal Reservations, Section 5.03 and Section 6.16, each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, winding-up, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and (a) when financing statements and other filings in the appropriate form are filed or registered, as applicable, in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document), the Liens created by the Collateral Documents shall constitute fully perfected Liens and, solely with respect to Equity Interests (other than with respect to Equity Interests of any Person that is a non-U.S. Subsidiary or which constitute Excluded Property), fully perfected Liens, in each case, so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right,

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title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.
Section 5.19
Sanctions; OFAC.
(a)
Sanctions Laws and Regulations. Each of the Borrower and each of its respective Subsidiaries is (i) in compliance in all material respects with applicable Sanctions Laws and Regulations and (ii) in compliance, in all material respects, with applicable anti-money laundering laws and regulations. No Borrowing or Letter of Credit, or use of proceeds therefrom, will violate or result in the violation of any applicable Sanctions Laws and Regulations, the PATRIOT Act, or any applicable anti-money laundering laws and regulations by any party hereto. No Loan Party nor any of its Subsidiaries is (x) in receipt of any notice or communication from any Compliance Authority that alleges, or otherwise pertains to, an actual or potential violation of any Sanctions Laws and Regulations, (y) to the knowledge of a Loan Party or any of its Subsidiaries, the target or subject of any investigation, or has received any request for information, involving any allegation relating to a violation of any Sanctions Laws and Regulations by a Governmental Authority or (z) pledging any Covered Property as Collateral hereunder.
(b)
OFAC. None of (I) the Borrower or any other Loan Party and (II) the Non-Loan Party Subsidiaries or any director, officer or, to the knowledge of the Borrower, manager, agent or employee of the Borrower or any of their respective Restricted Subsidiaries, in each case, (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order, (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such person in any manner that violates Section 2 of the Executive Order, (iii) is a Sanctioned Person ~~or~~, (iv) does business in or with, or derives any of its income, directly or indirectly, from any Sanctioned Person or any Sanctioned Country in violation of applicable Sanctions Laws and Regulations, or (v) is located, organized or resident in a Sanctioned Country. The Borrower will not directly or knowingly indirectly use the proceeds of the Loans or Letters of Credit, or otherwise make available such proceeds to any Person, (x) for the purpose of financing activities or transactions of or with any Sanctioned Person, or dealings or investments in or with any Sanctioned Country, or otherwise in violation of applicable Sanctions Laws and Regulations, or (y) in any manner that would constitute or give rise to a violation of applicable Sanctions Laws and Regulations by any party hereto.
(c)
~~Anti-Terrorism~~Anti-Money Laundering Laws, International Trade Laws, Etc. Without limiting the foregoing, no Loan Party nor any of its Subsidiaries (i) is in violation of any ~~Anti-Terrorism Laws~~Anti-Money Laundering Laws or International Trade Laws, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any ~~Anti-Terrorism~~Anti-Money Laundering Laws or International Trade Laws, or (iii) is a Blocked Person. No Loan Party or any of its Subsidiaries (x) unlawfully conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (y) unlawfully deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order or other ~~Anti-Terrorism Laws.~~Anti-Money Laundering Laws. No Loan Party nor any of its Subsidiaries is (1) in receipt of any notice or communication from any Compliance Authority that alleges, or otherwise pertains to, an actual or potential violation of any Anti-Money Laundering Laws or International Trade Laws, (2) to the knowledge

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of a Loan Party or any of its Subsidiaries, is the target or subject of any investigation or (3) has received any request for information, involving any allegation relating to a violation of any Anti-Money Laundering Laws or International Trade Laws by a Governmental Authority.
Section 5.20
Anti-Corruption Laws. No part of the proceeds of any Loan or Letters of Credit will, directly or, to the knowledge of Borrower, indirectly, be used for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the ~~United States~~U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other ~~similar law~~applicable Law relating to corruption or bribery that applies to any Loan Party or any of its Subsidiaries (the “Anti-Corruption Laws”). The Borrower has implemented and maintained in effect policies and procedures reasonably designed to promote compliance by the Borrower, its respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, and the Borrower, its respective Subsidiaries and their respective officers, directors and, to the knowledge of the Borrower, employees and agents are in compliance in all material respects with Anti-Corruption Laws. No Loan Party nor any of its Subsidiaries is (x) in receipt of any notice or communication from any Compliance Authority that alleges, or otherwise pertains to, an actual or potential violation of any Anti-Corruption Laws, (y) to the knowledge of a Loan Party or any of its Subsidiaries, is the target or subject of any investigation or (z) has received any request for information, involving any allegation relating to a violation of any Anti-Corruption Laws by a Governmental Authority.
Section 5.21
Labor Matters. No Loan Party nor any Restricted Subsidiary is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Loan Party or any Restricted Subsidiary, or to the knowledge of the Borrower, threatened in writing against any of them before the National Labor Relations Board and no grievance or arbitration proceeding that is so pending against any Loan Party or any Restricted Subsidiary or, to the knowledge of the Borrower, threatened in writing against any of them, (b) no strike or work stoppage, or other material labor dispute in existence or, to the knowledge of the Borrower, threatened in writing involving any Loan Party or any of the Restricted Subsidiaries and (c) to the knowledge of the Borrower, no union representation question existing with respect to the employees of any Loan Party or any of the Restricted Subsidiaries and, to the knowledge of the Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.
Article VI

AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

Section 6.01
Financial Statements. Deliver to the Administrative Agent for prompt distribution by the Administrative Agent to each Lender:

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(a)
Annual Financial Statements. Within five (5) days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, within 120 days after the end of each fiscal year of the Borrower) (which period for delivery may be extended by the Administrative Agent in its sole discretion by up to 30 days), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case, starting with the fiscal year ending December 31, 2022, in unaudited comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent certified public accountant of nationally recognized standing or other independent certified public accountant reasonably acceptable to the Administrative Agent (it being agreed that any “big four” accounting firm, BDO and Grant Thornton are deemed reasonably acceptable to the Administrative Agent) which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” exception and without exception as to the scope of such audit (other than any such exception that is expressly solely with respect to, or expressly resulting from, (i) an upcoming maturity date under the Facilities or other Indebtedness, (ii) any actual or potential inability to satisfy a financial maintenance covenant, including the Financial Covenant, or (iii) with respect to matters disclosed to the Administrative Agent via e-mail on June 16, 2022) (it being understood and agreed that such report and opinion may include an explanatory note or emphasis of the matter paragraph), together with a customary management’s discussion and analysis of financial information.
(b)
Quarterly Financial Statements. Within five (5) Business Days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower) (commencing with the fiscal quarter ending September 30, 2022), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP (except as noted therein), subject only to normal year-end audit adjustments and the absence of footnotes, together with a customary management’s discussion and analysis of financial information.
(c)
Budget. Promptly after the same has been submitted to and reviewed by the Board of Directors of the Borrower in each fiscal year, a detailed consolidated budget of the Borrower and its Restricted Subsidiaries for such fiscal year (including a projected consolidated balance sheet and related projected statements of income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget).
(d)
Unrestricted Subsidiaries. Concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b) above, a reconciliation statement or other statement

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reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, (A) [reserved], (B) (i) in the event that the Borrower delivers to the Administrative Agent an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the applicable jurisdiction, in each case), within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a) and such report and opinion does not contain any “going concern” exception and without exception as to the scope of such audit (other than any such qualification, exception, explanatory note or explanatory paragraph expressly permitted to be contained therein under clause (a) of this Section 6.01) (but which may contain an explanatory note or emphasis of matter paragraph) and (ii) in the event that the Borrower delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the applicable jurisdiction, in each case), within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this Section 6.01 with respect to such fiscal quarter to the extent that it contains the information required by such clause (b), (C) any financial statements required to be delivered pursuant to Sections 6.01(a) and 6.01(b) shall not be required to contain all purchase accounting adjustments relating to the Transactions or any other transactions permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements, and (D) following the consummation of an acquisition in the applicable period or the period thereafter, the obligations in clauses (a) and (b) of this Section 6.01 with respect to the target of such acquisition may be satisfied by, at the option of the Borrower, (x) furnishing management accounts for the target of such acquisition or (y) omitting the target of such acquisition from the required financial statements of the Borrower and its Subsidiaries for the applicable period and the period thereafter (and, solely with respect to this clause (y), only so long as the applicable rules and regulations of the SEC permit such treatment in the Borrower’s consolidated financial statements).

Section 6.02
Certificates; Other Information. Deliver to the Administrative Agent for prompt distribution by the Administrative Agent to each Lender:
(a)
Compliance Certificate. Commencing with the fiscal quarter of the Borrower ending September 30, 2022, not later than five Business Days (or, with respect to the fiscal quarter ending September 30, 2022, fifteen Business Days) after the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b) or (ii) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (in either case, delivered pursuant to the last paragraph of Section 6.01), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes).
(b)
Reports. Promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the

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Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.
(c)
SEC Correspondence. Promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied by causing such information to be publicly available on the SEC’s EDGAR website, another publicly available reporting service or the applicable regulator’s website.
(d)
Other Information. Promptly (i) such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary thereof as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request. Notwithstanding anything to the contrary in this Section 6.02, none of the Borrower Parties will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (provided such binding agreement was not entered into in contemplation of the requirements of this clause (d)) or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event the Borrower does not provide information in reliance on this sentence, the Borrower shall provide notice to the Administrative Agent that such information is being withheld to the extent the Borrower is able to do so without violating the applicable obligation or waiving privilege and the Loan Parties shall use their commercially reasonable efforts to communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege.

Documents required to be delivered pursuant to Section 6.01(a), (b), or (c) or Section 6.02(b), (c) or (d) (or to the extent any such documents are included in materials (including any forecast or forward-looking statements in lieu of the budget in Section 6.01(c)) otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no responsibility to monitor compliance by the Borrower, and each Lender shall be solely responsible for timely accessing posted documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the ~~Arrangers~~Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who wish only to receive information that (i) is publicly available, (ii) is not material with respect to the Borrower Parties or their respective securities for purposes

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of applicable foreign, United States federal and state securities laws with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities or (iii) constitutes information of a type that would be publicly available if the Borrower Parties were public reporting companies (as determined by the Borrower in good faith) (such information, “Public Side Information”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” or “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC SIDE” or “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC SIDE” or “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the ~~Arrangers~~Arranger, the L/C Issuers and the Lenders to treat the Borrower Materials as only containing Public Side Information (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC SIDE” or “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Borrower Materials that are not marked “PUBLIC SIDE” or “PUBLIC” shall be deemed to contain material non-public information (within the meaning of United States federal and state securities laws) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information”. Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and (b) and Compliance Certificates delivered pursuant to Section 6.02(a) shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information”.

Section 6.03
Notices. Promptly, after a Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:
(a)
of the occurrence of any Default or Event of Default (it being understood that any delivery of a notice of Default or Event of Default shall automatically cure any Default or Event of Default then existing with respect to any failure to deliver such notice); provided, that no such notice shall be required if the Default or Event of Default shall have been cured within 30 days after its occurrence;
(b)
of the institution of any material litigation not previously disclosed by the Borrower to the Administrative Agent, or any material development in any material litigation, in either case as to which there is a reasonable probability of an adverse determination and that would, if adversely determined, be reasonably expected to have a Material Adverse Effect; and
(c)
(i) of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect; and (ii) of (A) any documents described in Section 101(k)(1) of ERISA that the Borrower or any ERISA Affiliate has received with respect to any Multiemployer Plan with respect to which there is any reasonable likelihood of a Material Adverse Effect or (B) any notices described in Section 101(l)(1) of ERISA that the Borrower or any ERISA Affiliate has received with respect to any Multiemployer Plan with respect to which there is any reasonable likelihood of the imposition of liability that would reasonably be expected to have a Material Adverse Effect; provided, however, that, in the case of (A) and (B), if the

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Borrower has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower shall, promptly after any reasonable request therefor by the Administrative Agent or any Lender, make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Upon receipt of any such notice, the Administrative Agent shall promptly distribute the same to each Lender.

Section 6.04
Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all Taxes (including in its capacity as withholding agent) imposed upon it or its income, profits, properties or other assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by any Borrower Party; except to the extent the failure to pay, discharge or satisfy the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 6.05
Preservation of Existence, Etc.
(a)
Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04,
(b)
take all commercially reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and
(c)
use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by any Borrower Party of, any registered copyrights, patents, trademarks, trade names and service marks that any Borrower Party reasonably determines are not useful to its business or no longer commercially desirable.
Section 6.06
Maintenance of Properties. Except as otherwise permitted by Section 7.03 or Section 7.04 or if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.
Section 6.07
Maintenance of Insurance. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of

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the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Borrower Parties (for the avoidance of doubt, such coverage shall not include flood insurance except to the extent required by applicable law). Subject to Section 6.16, the Borrower shall use commercially reasonable efforts to ensure that at all times the Collateral Agent, for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies (other than directors and officers policies and workers compensation) maintained by the Borrower and each Subsidiary Guarantor and the Collateral Agent, for the benefit of the Secured Parties, shall be named as loss payee and mortgagee with respect to the property insurance maintained by the Borrower and each Subsidiary Guarantor; provided that, unless a Specified Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the Borrower or applicable Subsidiary Guarantor, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Borrower any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Borrower and its Subsidiaries, and (C) the Collateral Agent agrees that the Borrower and/or its Subsidiaries shall have the sole right to adjust or settle any claims under such insurance.
Section 6.08
Compliance with Laws.
(a)
Comply with all applicable Laws (including, without limitation, ERISA) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except, in each case of the foregoing, if the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(b)
Comply in all material respects with all of the PATRIOT Act, Anti-Corruption Laws, ~~Anti-Terrorism~~Anti-Money Laundering Laws, International Trade Laws, OFAC and Sanctions Laws and Regulations, in each case, that are applicable to it or to its business or property.
Section 6.09
Maintenance of Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the Borrower or, if applicable, the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that Non-U.S. Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).
Section 6.10
Inspection Rights. Permit representatives of the Administrative Agent to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which any Borrower Party is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs,

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finances and accounts with its directors, managers, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided that, (i) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10, (ii) unless an Event of Default has occurred and is continuing, the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (iii) such exercise shall be at the Borrower’s expense; provided, further, that when an Event of Default is continuing the Administrative Agent (or any of its respective representatives) may do any of the foregoing at the expense of the Borrower at any time and from time to time during normal business hours and upon reasonable advance written notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower Parties will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (provided such binding agreement was not entered into in contemplation of the requirements of this Section 6.10) or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event the Borrower does not provide any document information in reliance on this sentence, the Borrower shall provide notice to the Administrative Agent that such document or information is being withheld to the extent the Borrower is able to do so without violating the applicable obligation or waiving privilege and the Loan Parties shall use their commercially reasonable efforts to communicate the applicable documents or information in a way that would not violate the applicable obligation or risk waiver of such privilege.
Section 6.11
Use of Proceeds.
(a)
[Reserved].
(b)
The proceeds of the Revolving Credit Loans on the Closing Date shall be used (i) to pay Transaction Costs, and (ii) for working capital and other general corporate purposes (including, without limitation, the financing of permitted acquisitions and other permitted Investments).
(c)
[Reserved].
(d)
The proceeds of all other Borrowings made after the Closing Date (including any Revolving Credit Loans or Letters of Credit issued) shall be used for (i) working capital, capital expenditures and other general corporate purposes (including, without limitation, the financing of permitted acquisitions (including, without limitation, Permitted Acquisitions) and other permitted Investments and to pay fees, costs and expenses in connection therewith) and (ii) any other purpose not prohibited by this Agreement.
Section 6.12
Covenant to Guarantee Obligations and Give Security. Upon the formation or acquisition of any new U.S. Subsidiary that is a Wholly Owned Subsidiary (including, without limitation, pursuant to an LLC Division or LP Division, or the creation of new Series LLC or

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Series LP) by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary (including a Non-U.S. Subsidiary or a FSHCO ceasing to be an Excluded Subsidiary) shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), and upon the acquisition of any property (other than Excluded Property and real property that is not Material Real Property) by any Loan Party, which property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the terms of the Collateral Documents or other Loan Documents), the Borrower shall, at the Borrower’s expense:
(a)
in connection with such formation or acquisition of a U.S. Subsidiary, within 90 days after such formation or acquisition (or such longer period as the Collateral Agent may agree in its reasonable discretion), (A) cause each such U.S. Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Collateral Agent and the Administrative Agent a guaranty or guaranty supplement, in customary form or such other form reasonably satisfactory to the Administrative Agent, and a joinder or supplement to the applicable Collateral Documents, in customary form or such other form reasonably satisfactory to the Administrative Agent, and (B) (if not already so delivered) deliver certificates representing the Pledged Interests of each such U.S. Subsidiary (if any) held by the applicable Loan Party accompanied by undated stock powers or other appropriate instruments of transfer in customary form or such other form reasonably satisfactory to the Administrative Agent, executed in blank and instruments evidencing the Pledged Debt owing by such U.S. Subsidiary to any Loan Party indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the Security Agreement; provided that any Excluded Property shall not be required to be pledged as Collateral,
(b)
within 90 days after such formation or acquisition of any such property or any request therefor by the Collateral Agent (or such longer period, as the Collateral Agent may agree in its reasonable discretion) duly execute and deliver, and cause each such U.S. Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Collateral Agent one or more Mortgages with respect to any Material Real Property (and other documentation and instruments referred to in Section 6.14 below) (provided that the Borrower shall have 120 days after any such formation, acquisition or request to execute, deliver or record Mortgages and only the Loan Party acquiring interests in such property shall be required to deliver any Mortgage), Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent, to the extent applicable, with the Security Agreement, the Intellectual Property Security Agreement, the Mortgages and the other Collateral Documents (and Section 6.14)), securing payment of all the Obligations (provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property (as of the date of the acquisition of such property) subject thereto and shall not secure the Obligations in respect of Letters of Credit or the Revolving Credit Facility in those states that impose a mortgage tax on paydowns or re-advances applicable thereto) of the applicable Loan Party, as the case may be, under the Loan Documents and establishing Liens on all such properties or property; provided that such properties or property

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shall not be required to be pledged as Collateral, and no Security Agreement Supplements, Intellectual Property Security Agreement Supplements or other Collateral Documents shall be required to be delivered in respect thereof, to the extent that any such properties or property constitute Excluded Property,
(c)
within 90 days after such request, formation or acquisition (or such longer period as the Collateral Agent may agree in its reasonable discretion), take, and cause such U.S. Subsidiary that is not an Excluded Subsidiary and each applicable Loan Party to take, whatever action (including the recording of Mortgages with respect to any Material Real Property (solely with respect to the Loan Party acquiring such Material Real Property)); provided that the Borrower shall have 120 days after any such request to record Mortgages or file fixture UCC financing statements and give notices and delivery of stock and membership interest certificates or foreign equivalents representing the applicable Capital Stock as may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it), subject to the Legal Reservations and Section 5.03, valid and enforceable Liens on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, supplements to other Collateral Documents and security agreements delivered pursuant to this Section 6.12, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions, enforceable against all third parties in accordance with their terms,
(d)
within 90 days after the request of the Collateral Agent (or such longer period as the Collateral Agent may agree in its reasonable discretion), deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, Organization Documents, resolutions and a signed copy of one or more customary opinions, addressed to the Collateral Agent for the benefit of the Secured Parties, of counsel for the Loan Parties (or the Collateral Agent, as applicable) reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions (limited, in the case of any opinions of local counsel to Loan Parties constituting material Subsidiary Guarantors in jurisdictions in which any Mortgaged Property is located, to opinions relating to Material Real Property (and any other Mortgaged Properties located in the same jurisdiction as any such Material Real Property)) (provided that the Borrower shall have 120 days after any such request to deliver to Collateral Agent for the benefit of the Secured Parties local counsel real estate opinions relating to Mortgages or Mortgaged Properties),
(e)
within 120 days after the request of the Collateral Agent, or such longer period as the Collateral Agent may agree in its reasonable discretion, deliver to the Collateral Agent with respect to each Material Real Property that is the subject of such request and subject to a Mortgage, the following:
(1)
an ALTA policy or policies of title insurance (or marked up unconditional commitments or pro formas for such insurance) in an amount equal to the then Fair Market Value of such Mortgaged Property and fixtures at the time of acquisition of such Mortgaged Property, issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free

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of any other Liens except Permitted Liens, together with such endorsements as the Collateral Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates,
(2)
American Land Title Association/National Society of Professional Surveyors form surveys (or such other survey customary in the applicable jurisdiction), for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer of the title insurance policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located; provided that new or updated surveys will not be required if an existing survey, ExpressMap or other similar documentation is available or if the applicable title company agrees to accept a customary “no change survey affidavit” with respect to such existing survey and survey coverage is available for the title insurance policies without the need for such new or updated surveys,
(3)
to the extent applicable, a completed standard “life of loan” flood hazard determination form,
(4)
together with each Mortgage, evidence that each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized representative of each party thereto on or before such date in a form suitable for filing and recording in the applicable recording office, and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent; provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property (as of the date of the acquisition of such property) subject thereto and shall not secure the Obligations in respect of Letters of Credit or the Revolving Credit Facility in those states that impose a mortgage tax on pay-downs or re-advances applicable thereto, and
(5)
evidence of payment of title insurance premiums and expenses and any fixture filings (which shall only be required if the applicable Mortgage cannot serve as a fixture filing in the applicable jurisdiction) in appropriate county land office(s), provided that, if at any point any Material Real Property shall be mortgaged under the Loan Documents, notwithstanding anything herein to the contrary, no such Mortgage shall be executed and delivered unless the Administrative Agent has received a notice from the Borrower for the relevant property at least forty-five (45) days in advance of execution and each Lender has confirmed to the Administrative Agent in writing its satisfactory completion of flood compliance and due diligence (such written confirmation not to be unreasonably conditioned, withheld or delayed),

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(f)
at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents and security agreements, in each case, with respect to guaranteeing and/or securing Obligations consistent with the terms hereof, in each case (i) to the extent required under the Loan Documents and (ii) subject to the Perfection Exceptions.

Each of the parties hereto acknowledges and agrees that if there is any Material Real Property subjected to a Mortgage or deed of trust securing the Obligations, any increase, extension or renewal of any of the Revolving Credit Commitments or Loans (including the provision of Revolving Credit Commitment Increase and Extended Revolving Commitments) or any other incremental or additional credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Loans, or (iii) the issuance, renewal or extension of Letters of Credit, shall be subject to and conditioned upon: (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Material Real Property subjected to a mortgage or deed of trust securing the Obligations as required herein and as otherwise reasonably required by the Administrative Agent and (2) the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance have been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).

For the avoidance of doubt, nothing in this Section 6.12 or in Section 6.14 shall be deemed to require any Borrower Party to grant security interests or take steps with respect to perfection thereof to the extent such steps are not required in the Collateral Documents entered into on the Closing Date (or after the Closing Date in accordance with Section 6.16).

Section 6.13
Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, (a) comply, and take commercially reasonable efforts to cause all lessees operating or occupying its properties to comply, with all Environmental Laws and Environmental Permits; (b) obtain, maintain and renew all applicable Environmental Permits necessary for its operations and properties; and (c) to the extent required of Borrower or any Restricted Subsidiary under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up Hazardous Materials from any of its properties, in accordance with the requirements of applicable Environmental Laws; provided, however, that no Borrower Party shall be required to undertake any such cleanup, removal, remedial, corrective or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
Section 6.14
Further Assurances. Promptly upon request by the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, and subject to the limitations described in Section 6.12, (i) correct any material defect or error that may be discovered in any

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Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents. Notwithstanding anything to the contrary in any Loan Documents, (a) neither the Borrower nor any other Loan Party shall be required to make any filings or take any other actions to perfect, evidence or create the Lien on and security interest in any intellectual property except for filings in the United States Patent and Trademark Office or the United States Copyright Office and the filing of UCC financing statement, (b) neither the Borrower nor any other Loan Party shall be required to reimburse the Administrative Agent or the Collateral Agent for any costs incurred in connection with any filings or actions to perfect, evidence or create the Lien on and security interest in any intellectual property other than in connection with such filings in the United States Patent and Trademark Office or the United States Copyright Office and the filing of such UCC financing statements. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under applicable anti-money-laundering laws, the PATRIOT Act and the Beneficial Ownership Regulation.
Section 6.15
[Reserved].
Section 6.16
Post-Closing Undertakings. Within the time periods specified on Schedule 6.16 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.16 hereto.
Section 6.17
No Change in Line of Business; Fiscal Year.
(a)
Not engage in any material lines of business substantially different from those lines of business conducted by the Borrower Parties on the date hereof or any business reasonably related, similar, complementary, synergistic, incidental or ancillary thereto or reasonable extensions, developments or expansions thereof, which, for the avoidance of doubt, includes Qualified Factoring Transactions, Qualified Structured Financings and all transactions related thereto.
(b)
Not make any change in the fiscal year of the Borrower other than with the written consent of the Administrative Agent (not to be unreasonably withheld, conditioned, denied or delayed); provided, that, without the consent of the Administrative Agent, such changes may be made with respect to the financial records of an acquired Person pursuant to any acquisition and the assets or equity acquired in an acquisition. The Borrower and the Administrative Agent are hereby authorized by the Lenders to make any technical amendments or modifications to this Agreement contained herein that are reasonably necessary in order to reflect such change in fiscal year.

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Section 6.18
Unrestricted Subsidiaries.
(a)
The Borrower may designate any Subsidiary of the Borrower (other than a Borrower or any direct or indirect parent of a Borrower) that at the time of determination shall be designated by the Board of Directors of the Borrower or any Parent Holding Company in the manner provided, and subject to the restrictions set forth in, clause (b) below.
(b)
The Board of Directors of the Borrower or any Parent Holding Company may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of the Borrower, but excluding the Borrower or any direct or indirect parent of the Borrower) to be an Unrestricted Subsidiary; provided, that immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing as a result of such designation (and any resulting Investment therein). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s or the applicable Restricted Subsidiary’s investment therein.
(c)
The Board of Directors of the Borrower or any Parent Holding Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary (a “Subsidiary Redesignation”). Any Indebtedness of such Subsidiary and any Liens encumbering its assets at the time of such designation shall be deemed newly incurred or established, as applicable, at such time the Fair Market Value of the Borrower’s or such Restricted Subsidiaries’ investment therein at the time of redesignation shall constitute a return on any investment therein.

Notwithstanding the foregoing, (i) no Restricted Subsidiary of the Borrower may be designated as an Unrestricted Subsidiary if such Subsidiary owns Material Intellectual Property~~.~~, (ii) no Unrestricted Subsidiary nor any of its Subsidiaries shall own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Borrower, any Parent Holding Company or any Restricted Subsidiary that is not a Subsidiary of such Unrestricted Subsidiary and (iii) no Unrestricted Subsidiary nor any of its Subsidiaries shall be a “Restricted Subsidiary” under, provide any guarantee or credit support (or otherwise be a co-obligor) in respect of, or incur any Lien on its assets to secure, any Indebtedness or obligations of any Loan Party or be directly or indirectly liable for any Indebtedness of any Loan Party.

For the avoidance of doubt, the Borrower may not be designated as an Unrestricted Subsidiary at any time; provided, however, that any Co-Borrower that has ceased to be a Co‑Borrower pursuant to Section 11.03 prior to the effectiveness of such designation may be designated as an Unrestricted Subsidiary (provided that such designation is otherwise permitted hereunder).

Section 6.19
Transactions with Affiliates.
(a)
Not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower involving aggregate

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consideration in excess of, or if the Fair Market Value of the applicable transaction is in excess of (as applicable), the greater of (x) $~~25,000,000~~38,000,000 and (y) 10% of Four Quarter Consolidated EBITDA (measured at the time such transaction is entered into (or, at the option of the Borrower, committed to be entered into)) (each of the foregoing, an “Affiliate Transaction”), unless:
(i)
such Affiliate Transaction is on terms (taken as a whole) that are not materially less favorable to the relevant Borrower Party than those that could have been obtained in a comparable transaction by such Borrower Party with an unrelated Person on an arm’s length basis (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower); and
(ii)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the greater of (x) $~~62,500,000~~95,000,000 and (y) 25% of Four Quarter Consolidated EBITDA (measured at the time such transaction is entered into (or, at the option of the Borrower, committed to be entered into)), the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower or any Parent Holding Company, approving such Affiliate Transaction, together with a certificate signed by a Responsible Officer of the Borrower certifying that the Board of Directors of the Borrower or any Parent Holding Company determined or resolved that such Affiliate Transaction complies with Section 6.19(a)(i).
(b)
The foregoing provisions will not apply to the following:
(1)
(a) transactions between or among the Borrower and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (b) any merger, amalgamation or consolidation of the Borrower or any Parent Holding Company; provided that in the case of a merger, amalgamation or consolidation of the Borrower, such entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital Stock of the Borrower) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;
(2)
(a) Restricted Payments permitted by Section 7.05 and (b) Permitted Investments (other than Permitted Investments under clause (13) of the definition thereof);
(3)
transactions in which any Borrower Party, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to such Borrower Party from a financial point of view or meets the requirements of Section 6.19(a)(i);
(4)
payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;

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(5)
any agreement or arrangement as in effect as of the Closing Date or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement or arrangement is not materially disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders when taken as a whole as compared to the original agreement or arrangement as in effect on the Closing Date) or any transaction or payments contemplated thereby;
(6)
any agreement with any Permitted Holder, equityholder, director or employee of any Borrower Party or any direct or indirect parent thereof with respect to the reimbursement of out-of-pocket expenses or indemnification payment obligations;
(7)
the existence of, or the performance by any Borrower Party of its obligations under the terms of any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date or any acquisition, Investment, similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by any Borrower Party of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise materially disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Closing Date or entered into in connection with the Transactions;
(8)
transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower Parties or are on terms at least as favorable (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) as might reasonably have been obtained at such time from an unaffiliated party;
(9)
any transaction effected as part of a Qualified Structured Financing or a Qualified Factoring Transaction;
(10)
the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower;

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(11)
payments by any Borrower Party to or on behalf of the Permitted Holders, any equityholder or their respective designees made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to agreements with such Persons or (y) approved by a majority of the Board of Directors of the Borrower or any Parent Holding Company in good faith or a majority of the disinterested members of the Board of Directors of the Borrower or any Parent Holding Company in good faith;
(12)
any contribution to the capital of the Borrower (other than Disqualified Stock) or any investments by a Permitted Holder or an equityholder or a direct or indirect parent of the Borrower in Equity Interests (other than Disqualified Stock) of the Borrower (and payment of reasonable out-of-pocket expenses incurred by a Permitted Holder, an equityholder or a direct or indirect parent of the Borrower in connection therewith);
(13)
any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because any Borrower Party owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Borrower or any of its Subsidiaries (other than any Borrower Party) shall have a beneficial interest or otherwise participate in such Person;
(14)
transactions between any Borrower Party and any Person that would constitute an Affiliate Transaction solely because such Person is a director or such Person has a director who is also a director of the Borrower or any direct or indirect parent of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent of the Borrower, as the case may be, on any matter involving such other Person;
(15)
the entering into of any tax sharing agreement or arrangement and any payments pursuant thereto, in each case to the extent permitted by clause (13), (14)(a) or (14)(e) of the second paragraph under Section 7.05;
(16)
[reserved];
(17)
pledges of Equity Interests of Unrestricted Subsidiaries;
(18)
the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Borrower or any Parent Holding Company or of a Restricted Subsidiary, as appropriate, in good faith;

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(19)
(i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by any Borrower Party with current, former or future officers, directors, employees, managers, consultants and independent contractors of any Borrower Party (or of any direct or indirect parent of the Borrower to the extent such agreements or arrangements are in respect of services performed for any Borrower Party), (ii) any subscription agreement or similar agreement pertaining to the repurchase or redemption of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of any Borrower Party or of any direct or indirect parent of the Borrower and (iii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors (or their respective Affiliates, estates or immediate family members) of any Borrower Party or any direct or indirect parent of the Borrower (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of the Borrower or of a Restricted Subsidiary or any direct or indirect parent of the Borrower;
(20)
investments by Affiliates in Indebtedness or Preferred Stock of the Borrower or any of its Subsidiaries and transactions with Affiliates solely in their capacity as holders of Indebtedness or Preferred Stock of the Borrower or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;
(21)
the existence of, or the performance by any Borrower Party of their obligations under the terms of, any registration rights agreement or shareholder’s agreement to which they are a party or become a party in the future;
(22)
investments by a Permitted Holder or an equityholder or a direct or indirect parent of the Borrower in securities of the Borrower or debt securities or Preferred Stock of any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by a Permitted Holder or an equityholder or a direct or indirect parent of the Borrower in connection therewith);
(23)
transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

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(24)
any lease entered into between any Borrower Party, as lessee, and any Affiliate of the Borrower, as lessor, in the ordinary course of business;
(25)
(i) intellectual property licenses or sublicenses and (ii) intercompany intellectual property licenses or sublicenses and research and development agreements in the ordinary course of business;
(26)
transactions pursuant to, and complying with, Section 7.01 (to the extent such transaction complies with Section 6.19(a)) or Section 7.03;
(27)
intercompany transactions undertaken in good faith for the purpose of improving the tax efficiency of the Borrower Parties and not for the purpose of circumventing any covenant set forth herein; or
(28)
transactions and activities necessary or advisable to effectuate a Permitted Tax Reorganization.
Article VII

NEGATIVE COVENANTS

Until the Termination Date the Borrower shall not, and the Borrower shall not permit any Restricted Subsidiary to:

Section 7.01
Indebtedness. Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and the Borrower will not permit any of its Non-Loan Party Subsidiaries (or any Restricted Subsidiary which will become a Non-Loan Party Subsidiary as a result of such issuance) to issue any shares of Preferred Stock; provided, however, that the Borrower and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Non-Loan Party Subsidiary may issue shares of Preferred Stock, in each case, in an unlimited amount, so long as, subject to Section 1.02(i), after giving Pro Forma Effect to the Incurrence of such Indebtedness, (I) the Consolidated Total Net Leverage Ratio does not exceed 4.50:1.00 and (II) no Specified Event of Default has occurred and is continuing; provided that such Indebtedness, Disqualified Stock or Preferred Stock (1) has a Stated Maturity that is no earlier than the Latest Maturity Date and (2) in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Maturity Date applicable to the Initial Revolving Tranche and (such Indebtedness Incurred and Disqualified Stock and Preferred Stock issued, “Ratio Debt”); provided, further, that (i) the aggregate principal amount of Indebtedness (including Acquired Indebtedness) Incurred and Disqualified Stock or Preferred Stock issued pursuant to the foregoing by Non-Loan Party Subsidiaries shall not exceed the Non-Loan Party Sublimit as of the date of Incurrence (subject to Section 1.02(i)), and (ii) clauses (1) and (2) of this paragraph shall not apply to Indebtedness incurred by a Non-Loan Party Subsidiary.

The foregoing limitations will not apply to (collectively, “Permitted Debt”):

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(a)
Indebtedness arising under the Loan Documents, including any refinancing thereof in accordance with Section 2.18;

~~(b) Indebtedness of CarOffer and its Subsidiaries that is secured by a Lien on any of the Collateral owned or held by CarOffer and/or its Subsidiaries (but not the Collateral owned or held by any other Loan Party) on a pari passu basis with, or on a senior basis (at the sole option of the Borrower or CarOffer) to, the Initial Revolving Tranche, secured by a lien on property or assets not constituting Collateral (including, without limitation, any property or assets of CarOffer at a time when CarOffer is an Excluded Subsidiary) or unsecured, so long as after giving Pro Forma Effect to the Incurrence of such Indebtedness, (x) the Consolidated Secured Net Leverage Ratio does not exceed 2.00:1.00 and (y) no Specified Event of Default (or, solely in an instance where such Indebtedness is secured by a Lien on the Collateral owned by CarOffer and/or its Subsidiaries that are Loan Parties on a basis senior to the Initial Revolving Tranche, instead no Event of Default) has occurred and is continuing; and if such Indebtedness is secured on a pari passu or senior basis, the Secured Parties hereby agree to enter into Applicable Intercreditor Arrangements and take such other actions necessary or reasonably requested by the Borrower or CarOffer;~~

(b)
[reserved];
(c)
Indebtedness and Disqualified Stock of the Borrower Parties and Preferred Stock of its Restricted Subsidiaries (other than Indebtedness described in clause (a) above) that is existing (which, for the avoidance of doubt, shall not be required to be documented) on the Closing Date and, solely to the extent in excess of $15,000,000, listed on Schedule 7.01 and for the avoidance of doubt, including all Capitalized Lease Obligations existing on the Closing Date listed on Schedule 7.01 and Permitted Refinancings thereof;
(d)
Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by any Borrower Party, Disqualified Stock issued by any Borrower Party and Preferred Stock issued by any of its Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock arising from the conversion of the obligations of any Borrower Party under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of any Borrower Party, in an aggregate principal amount or maximum fixed repurchase price, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (d), not to exceed the greater of (x) $~~62,500,000~~95,000,000 and (y) 25.0% of Four Quarter Consolidated EBITDA, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (d) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (d) shall cease to be deemed Incurred or outstanding pursuant to this clause (d) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which any Borrower Party, as the case may be, could have Incurred such Indebtedness, Disqualified Stock or Preferred Stock as Ratio Debt);

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(e)
Indebtedness Incurred by any Borrower Party constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;
(f)
the Incurrence of Indebtedness, Disqualified Stock or Preferred Stock arising from agreements of the Borrower or its Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Borrower in accordance with this Agreement, other than guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(g)
Indebtedness or Disqualified Stock of the Borrower owing to a Restricted Subsidiary; provided that (i) such Indebtedness or Disqualified Stock owing to a Non-Loan Party Subsidiary shall be subordinated in right of payment to the Borrower’s Obligations with respect to this Agreement pursuant to the Intercompany Subordination Agreement; and (ii) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or an issuance of such Disqualified Stock not permitted by this clause (g);
(h)
shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);
(i)
Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary or the Borrower owing to the Borrower or another Restricted Subsidiary; provided that (x) if the Borrower or a Subsidiary Guarantor Incurs such Indebtedness, Disqualified Stock or Preferred Stock owing to a Non-Loan Party Subsidiary, such Indebtedness, Disqualified Stock or Preferred Stock shall be subordinated in right of payment to the Borrower’s Obligations with respect to this Agreement pursuant to the Intercompany Subordination Agreement, (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness, Disqualified Stock or Preferred Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in

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each case, to be an Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock not permitted by this clause (i); and (z) any such Indebtedness provided by a Loan Party to a Non-Loan Party Subsidiary must be permitted by, and made in compliance with, Section 7.05 (or shall otherwise constitute a Permitted Investment) (in each case, without giving effect to clauses (18)(w) and (20)(y)(i) of the definition of “Permitted Investments”);
(j)
Swap Contracts and Cash Management Services Incurred (including, without limitation, in connection with any Qualified Structured Financing), other than for speculative purposes;
(k)
obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by any Borrower Party;
(l)
Indebtedness or Disqualified Stock of any Borrower Party and Preferred Stock of any of its Restricted Subsidiaries in an aggregate principal amount or maximum fixed repurchase price that, when aggregated with the principal amount or maximum fixed repurchase price of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed, at any one time outstanding, the sum of (i) the greater of (x) $~~87,550,000~~133,000,000 and (y) 35.0% of Four Quarter Consolidated EBITDA, plus (ii) at the Borrower’s option and only so long at least 50% of the aggregate commitments under the Revolving Tranches have been drawn as Loans or are otherwise being utilized as participation interests in Letters of Credit at such time, the unutilized portions of clauses (5) and (11)(a) of Section 7.05 and the aggregate principal amount of any such incurrence or issuance shall reduce the amount available under such baskets set forth in Section 7.05, plus (iii) in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (l) or any portion thereof, any Refinancing Expenses; provided that after giving Pro Forma Effect to the Incurrence of such Indebtedness, no Specified Event of Default has occurred and is continuing;
(m)
any guarantee by any Borrower Party of Indebtedness, Disqualified Stock, Preferred Stock or other obligations of any Borrower Party so long as the Incurrence of such Indebtedness, Disqualified Stock, Preferred Stock or other obligations by any Borrower Party is permitted under the terms of this Agreement; provided that any such guarantee provided by a Loan Party with respect to a Non-Loan Party Subsidiary must be permitted by, and made in compliance with, Section 7.05 (or shall otherwise constitute a Permitted Investment) (in each case, without giving effect to clauses (18)(w) and (20)(y)(i) of the definition of “Permitted Investments”);
(n)
the Incurrence by any Borrower Party of Indebtedness or Disqualified Stock or the issuance of Preferred Stock of a Restricted Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount or maximum fixed repurchase price (or if issued with original issue discount an aggregate issue price) that is less than or equal to, Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as Ratio Debt or permitted under clause (c), clause (d), clause (l), this clause (n), clause (o), clause (t), clause (cc), or clause (ii) of this paragraph (provided that any amounts Incurred under this clause (n) as Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to subclause (y) of any of

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these clauses (to the extent such clauses have a subclause (y)) shall reduce the amount available under such subclause (y) of such clause (as applicable) so long as such Refinancing Indebtedness remains outstanding) or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so refund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Stock or Preferred Stock, plus any Refinancing Expenses (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:
(1)
has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired;
(2)
in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired, or if earlier the date that is no earlier than the Latest Maturity Date;
(3)
to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively;
(4)
shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Loan Party Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Guarantor or (y) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;
(5)
to the extent such Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal to or junior to the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired;
(6)
in the event any such Refinancing Indebtedness is secured by Collateral, such Indebtedness shall be subject to Applicable Intercreditor Arrangements; and
(7)
the aggregate outstanding principal amount of Indebtedness Incurred and Disqualified Stock or Preferred Stock issued pursuant to this clause (n) by Non-Loan Party Subsidiaries that refunds, refinances, replaces, redeems, repurchases or retires Indebtedness Incurred as Ratio Debt (or Refinancing Indebtedness in respect thereof) shall not exceed the Non-Loan Party Sublimit as of the date of Incurrence (subject to Section 1.02(i)), plus Refinancing Expenses;

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(o)
(1) Indebtedness, Disqualified Stock or Preferred Stock (i) of the Borrower or any Restricted Subsidiaries Incurred or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person or any similar Investment and (ii) of any Person that is acquired by any Borrower Party or merged into or consolidated or amalgamated with any Borrower Party in accordance with the terms of this Agreement and (2) Indebtedness Incurred or Disqualified Stock or Preferred Stock issued or, in each case, assumed in anticipation of, or in connection with, an acquisition of any assets (including Capital Stock), business or Person or any Investment in an aggregate amount equal to an unlimited amount; provided, however, that after giving Pro Forma Effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, subject to Section 1.02(i), (i) no Default or Event of Default has occurred and is continuing, (ii) the Borrower is in compliance with the Financial Covenant on a Pro Forma Basis (after giving effect to any step-up in the Financial Covenant level pursuant to Section 7.08 in connection with any Material Acquisition occurring during the applicable fiscal quarter being tested or any of the three immediately preceding fiscal quarters), and (iii) the Consolidated Total Net Leverage Ratio on a Pro Forma Basis does not exceed 4.50:1.00 (such Indebtedness, Disqualified Stock and Preferred Stock issued, “Ratio Acquisitions Debt”); provided, that (y) the aggregate outstanding principal amount of Indebtedness Incurred and Disqualified Stock or Preferred Stock issued pursuant to this clause (o) by Non-Loan Party Subsidiaries shall not exceed the Non-Loan Party Sublimit as of the date of Incurrence (subject to Section 1.02(i)) and (z) such Indebtedness, Disqualified Stock or Preferred Stock (A) has a Stated Maturity that is no earlier than the Latest Maturity Date, and (B) in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Latest Maturity Date applicable to the Revolving Credit Facility;
(p)
Indebtedness of any Borrower Party arising from netting services, overdraft protection or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(q)
Indebtedness of any Borrower Party supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;
(r)
[reserved];
(s)
Indebtedness, Disqualified Stock or Preferred Stock of any Borrower Party consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(t)
Indebtedness, Disqualified Stock or Preferred Stock of Non-Loan Party Subsidiaries in an aggregate principal amount or maximum fixed repurchase price, as applicable, not to exceed the greater of (x) $~~62,500,000~~95,000,000 and (y) 25.0% of Four Quarter Consolidated EBITDA at the time of Incurrence plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (t) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (t) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (t) but shall be deemed Incurred or issued and outstanding as

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Ratio Debt from and after the first date on which such Non-Loan Party Subsidiary could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt);
(u)
Indebtedness, Disqualified Stock or Preferred Stock of a joint venture to any Borrower Party and to the other holders of Equity Interests or participants of such joint venture, so long as (i) the percentage of the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture and (ii) the Indebtedness, Disqualified Stock or Preferred Stock of such joint venture to a Borrower Party constitutes an Investment that is permitted by, and made in compliance with, Section 7.05 (or shall otherwise constitute a Permitted Investment) (in each case, without giving effect to clauses (18) and (20) of the definition of “Permitted Investments”);
(v)
Disqualified Stock or Preferred Stock issued by a Structured Financing Subsidiary in connection with a Qualified Structured Financing or Qualified Factoring Transaction;
(w)
Indebtedness owed on a short-term basis to banks and other financial institutions in the ordinary course of business of the Borrower Parties with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Borrower and its Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of credit card programs, automatic clearinghouse arrangements and similar arrangements;
(x)
Indebtedness, Disqualified Stock or Preferred Stock consisting of Indebtedness, Disqualified Stock or Preferred Stock issued by any Borrower Party to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower to the extent permitted under Section 7.05;
(y)
customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
(z)
Indebtedness Incurred by any Borrower Party in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;
(aa)
Indebtedness by and among the Borrower and any Restricted Subsidiary in connection with a Permitted Tax Reorganization;
(bb)
(i) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii) Indebtedness Incurred by any Borrower Party as a result of leases entered into by

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any Borrower Party or any direct or indirect parent of the Borrower in the ordinary course of business;
(cc)
the Incurrence by any Borrower Party of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued on behalf, or representing guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by, joint ventures; provided that the aggregate principal amount or maximum fixed repurchase price, as applicable, of Indebtedness Incurred or guaranteed or Disqualified Stock or Preferred Stock issued or guaranteed pursuant to this clause (cc) does not exceed, at any time outstanding, the greater of (x) $~~62,500,000~~95,000,000 and (y) 25.0% of Four Quarter Consolidated EBITDA at the time of Incurrence, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (cc) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (cc) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (cc) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which any Borrower Party could have Incurred or guaranteed such Indebtedness or issued or guaranteed such Disqualified Stock or Preferred Stock as Ratio Debt);
(dd)
[reserved];
(ee)
Indebtedness, Disqualified Stock or Preferred Stock consisting of obligations of any Borrower Party under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Investment or other Investment permitted under Section 7.05;
(ff)
unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;
(gg)
so long at least 50% of the aggregate commitments under the Revolving Tranches have been drawn as Loans or are otherwise being utilized as participation interests in Letters of Credit at such time, Indebtedness of any Borrower Party in an aggregate principal amount not greater than the aggregate amount of Restricted Payments that could be made at the time of such Incurrence pursuant to clause (c) of the first paragraph under Section 7.05 and clauses (9) and (10) of the second paragraph under Section 7.05; provided that the Incurrence of Indebtedness in reliance on amounts available for making Restricted Payments pursuant to Section 7.05 shall reduce the amount available under any such applicable clause by an amount equal to the outstanding principal amount of such Indebtedness;
(hh)
Indebtedness Incurred by any Borrower Party with respect to trade letters of credit;
(ii)
unsecured Indebtedness or unsecured Disqualified Stock of any Borrower Party and unsecured Preferred Stock of any of its Restricted Subsidiaries in an aggregate principal amount or maximum fixed repurchase price that, when aggregated with the principal amount or maximum fixed repurchase price of all other unsecured Indebtedness, unsecured Disqualified Stock and unsecured Preferred Stock then outstanding and Incurred pursuant to this clause (ii), does not exceed, at any one time outstanding, the sum of (i) the greater of (x) $~~125,000,000~~190,000,000 and

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(y) 50.0% of Four Quarter Consolidated EBITDA, plus (ii) in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (ii) or any portion thereof, any Refinancing Expenses; provided that after giving Pro Forma Effect to the Incurrence of such Indebtedness, no Specified Event of Default has occurred and is continuing (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (ii) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (ii) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which any Borrower Party, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt); and
(jj)
convertible Indebtedness securities (including, without limitation, Disqualified Stock) that (i) are unsecured; (ii) have a Stated Maturity that is no earlier than six (6) months after the Latest Maturity Date; and (iii) have no scheduled cash amortization or scheduled cash principal payments or require any mandatory cash redemptions or mandatory cash payments of principal prior to the six (6) months after the Latest Maturity Date, in each, other than customary payments upon a change of control or fundamental change event (it being understood that conversion of any such Indebtedness (including, without limitation, any cash payments in connection with fractional shares) shall not be considered a cash redemption or cash payment); provided that, after giving Pro Forma Effect to the Incurrence of such Indebtedness, (x) no Default or Event of Default has occurred and is continuing and (y) the Consolidated Total Net Leverage Ratio does not exceed 5.50:1.00.

Any Borrower Party may Incur Indebtedness or issue Disqualified Stock, and any Restricted Subsidiary may issue Preferred Stock, permitted by this Section 7.01 including through use of the same basket or other exception used to originally incur the Indebtedness being satisfied and discharged, to satisfy and discharge Indebtedness permitted to be incurred hereunder in the form of senior unsecured notes, at the same time as such senior unsecured notes are outstanding, so long as the net proceeds of such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, are promptly deposited with the trustee to satisfy and discharge such Indebtedness in accordance with the indenture governing such Indebtedness.

Notwithstanding the foregoing, (i) if any Loan Party Incurs any Indebtedness owing to a Non-Loan Party Subsidiary, such Indebtedness shall be subordinated in right of payment to the Borrower’s Obligations with respect to this Agreement pursuant to the Intercompany Subordination Agreement, and (ii) the aggregate outstanding principal amount of Indebtedness Incurred pursuant to clauses (a) – (jj) of this Section 7.01 may not exceed an amount that would cause the Consolidated Total Gross Leverage Ratio, after giving Pro Forma Effect to the Incurrence of any additional Indebtedness to be Incurred pursuant to clauses (a) – (jj) of this Section 7.01, to exceed 6.25:1.00.

For purposes of determining compliance with this Section 7.01, (i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred or issued as Ratio Debt, the Borrower shall, in its sole discretion, at the time of Incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 7.01; provided that (A) all Indebtedness under this Agreement Incurred on or after the

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Closing Date shall be deemed to have been Incurred pursuant to Section 7.01(a) and the Borrower shall not be permitted to reclassify all or any portion of Indebtedness Incurred pursuant to Section 7.01(a) and (ii) in the event that the Borrower shall classify Indebtedness Incurred on the date of determination as Incurred in part as Ratio Debt or as having been incurred under the Ratio-Based Incremental Facility and in part pursuant to one or more other clauses of this Section 7.01, Consolidated Funded Net Indebtedness and Consolidated Funded Gross Indebtedness shall not include any such Indebtedness Incurred pursuant to one or more such other clauses of this Section 7.01, and shall not give effect to any discharge of any Indebtedness from the proceeds of any such Indebtedness being disregarded for purposes of the calculation of the Consolidated Funded Net Indebtedness or Consolidated Funded Gross Indebtedness on such date of determination that otherwise would be included in Consolidated Funded Net Indebtedness or Consolidated Funded Gross Indebtedness. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of maximum fixed repurchase price and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness will not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 7.01. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.01.

For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, the Dollar-equivalent principal amount or maximum fixed repurchase price, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower Dollar-equivalent), in the case of revolving credit debt or debt financing to fund an acquisition, or first issued in the case of Disqualified Stock or Preferred Stock; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is Incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or maximum fixed repurchase price, as applicable, of such Refinancing Indebtedness does not exceed the principal amount or maximum fixed repurchase price, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, being refinanced (plus any Refinancing Expenses).

The principal amount or maximum fixed repurchase price, as applicable, of any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, if Incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced,

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shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.

Section 7.02
Limitations on Liens. Create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any Borrower Party, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness unless:
(a)
in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and
(b)
in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Financing) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.

Any Lien created for the benefit of the Secured Parties pursuant to the preceding clause (b) shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

No reference herein to Liens permitted hereunder (including Permitted Liens), including any statement or provision as to the acceptability of any Liens (including Permitted Liens), shall in any way constitute or be construed as to provide for an implied subordination of any rights of the Agents, the Lenders or other Secured Parties hereunder or arising under any of the other Loan Documents in favor of such Liens.

Section 7.03
Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to an LLC Division or LP Division, or an allocation of assets to a Series LLC or Series LP), except that so long as no Event of Default would result therefrom:
(a)
any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (A) the Borrower shall be a person organized under the laws of the United States, any state thereof or the District of Columbia, and the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent and (B) the surviving person shall provide any documentation and other information about such person as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the PATRIOT Act, or (ii) any one or more other Restricted Subsidiaries; provided that when any Subsidiary Guarantor is merging, amalgamating or consolidating with another Restricted

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Subsidiary that is not a Subsidiary Guarantor either (A) the Subsidiary Guarantor shall be the continuing or surviving Person or (B) such merger, amalgamation or consolidation shall be deemed to constitute either an Investment or Disposition, as elected by the Borrower, and such Investment must be a Permitted Investment, other Investment permitted under Section 7.05 or Indebtedness of a Restricted Subsidiary which is not a Subsidiary Guarantor in accordance with Section 7.01, respectively or such Disposition must be a Disposition permitted hereunder;
(b)
(i) any Restricted Subsidiary that is not a Subsidiary Guarantor may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Subsidiary Guarantor and (ii) any Restricted Subsidiary may liquidate or dissolve, or any Borrower Party may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby) change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any liquidation or dissolution of a Restricted Subsidiary that is (A) a Co-Borrower, such Subsidiary shall at or before the time of such dissolution cease to be a Co-Borrower under this Agreement in accordance with Section 11.03 or (B) a Loan Party, such Subsidiary shall at or before the time of such liquidation or dissolution transfer its assets to the Borrower or another Restricted Subsidiary that is a Loan Party in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Co-Borrower or a Guarantor will remain a Co-Borrower or a Guarantor unless such Co-Borrower or Guarantor is otherwise permitted to cease being a Co-Borrower or a Guarantor hereunder);
(c)
any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to any Restricted Subsidiary; provided that if the transferor in such a transaction is (A) a Co-Borrower, such Subsidiary shall at or before the time of such dissolution cease to be a Co-Borrower under this Agreement in accordance with Section 11.03 or (B) a Loan Party, then either (i) the transferee must either be the Borrower or a Subsidiary Guarantor ~~(other than, solely during the continuance of a CarOffer Senior Lien Event, CarOffer Senior Lien Event Loan Parties)~~ or (ii) to the extent such Disposition of assets is to a Non-Loan Party Subsidiary, ~~and/or during the continuance of a CarOffer Senior Lien Event, a CarOffer Senior Lien Event Loan Party, as applicable,~~ (1) such Disposition shall be deemed to constitute either an Investment or Disposition to a Non-Loan Party Subsidiary~~, and/or, during the continuance of a CarOffer Senior Lien Event, a CarOffer Senior Lien Event Loan Party, as applicable~~, and (2) either (I) such Investment must be either (y) a Permitted Investment or (z) permitted Indebtedness in accordance with Section 7.01, in the case of this clause (ii)(2)(I), to a Non-Loan Party Subsidiary~~, and/or during the continuance of a CarOffer Senior Lien Event, a CarOffer Senior Lien Event Loan Party, as applicable~~, or (II) such Disposition must be a Disposition permitted hereunder; provided, however, that the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to (1) any other Co-Borrower located in the same jurisdiction as the disposing party or, so long as there is at least one other Borrower organized under the laws of the United States, any state thereof or the District of Columbia, or (2) any other Loan Party in the same jurisdiction as the disposing party, in the United States (or any state thereof or the District of Columbia) or in another jurisdiction reasonably acceptable to the Administrative Agent;

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(d)
any Restricted Subsidiary may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect a Permitted Investment or other Investment permitted under Section 7.05; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.12, (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment or other Investment permitted under Section 7.05, (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder and (iv) to the extent such Restricted Subsidiary is a Co-Borrower, it shall cease to be a Co-Borrower in accordance with Section 11.03;
(e)
any Restricted Subsidiary may enter into an Intercompany License Agreement;
(f)
subject to the foregoing provisions of clauses (a) – (d) above and clause (g) below, the Borrower and any Restricted Subsidiary may effect a Permitted Tax Reorganization;
(g)
any Restricted Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Disposition (whether in one transaction or in a series of transactions) of all or substantially all of its assets (whether now owned or hereafter acquired) permitted pursuant to Section 7.04 (other than Dispositions permitted by this Section 7.03); provided that if such Restricted Subsidiary is a Co-Borrower, it shall cease to be a Co-Borrower in accordance with Section 11.03; and
(h)
any Permitted Investment may be structured as a merger, consolidation or amalgamation; provided that, to the extent such merger, consolidation or amalgamation is between the Borrower and any other Person, the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent and shall otherwise satisfy the requirements set forth in clauses (A) and (B) in the first proviso in Section 7.03(a); provided further that this clause (h) shall not limit clause (d) above.

For the avoidance of doubt, notwithstanding anything else contained herein, any LLC Conversion shall be permitted under this Agreement and each other Loan Document so long as (i) the resulting entity shall as a matter of law have assumed and become liable for all obligations and liabilities of the Person which is the subject thereof and (ii) with respect to any Loan Party, (x) concurrently therewith, the resulting entity shall have executed and delivered all necessary documentation as reasonably required by the Administrative Agent to be joined hereto and to the other Loan Documents as party in the same capacity as was the converted entity and to continue and evidence the grant, enforceability, perfection and like priority of the Administrative Agent’s Liens on the Collateral, none of which shall be impaired by such transaction and (y) the Borrower shall have caused to be prepared and delivered to the Administrative Agent an opinion of counsel to be in form and substance reasonably acceptable to the Administrative Agent regarding the execution, delivery, performance and enforceability of the Loan Documents and the validity, enforceability, perfection and priority of the Collateral Agent’s Liens on the Collateral.

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Section 7.04
Asset Sales.
(a)
Cause or make any Asset Sale, unless:
(A)
(x) any Borrower Party, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale by the Borrower in good faith) of the assets sold or otherwise disposed of and (y) no Event of Default shall have occurred and be continuing at the time of, or would immediately result from, such Asset Sale; and
(B)
except in the case of a Permitted Asset Swap, if the property or assets sold or otherwise disposed of have, in the aggregate, a Fair Market Value in excess of the greater of (x) $~~50,000,000~~76,000,000 and (y) 20% of Four Quarter Consolidated EBITDA calculated at the time of such disposition, at least 75.0% of the consideration therefor received by any Borrower Party, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets; provided, that the amount of the following shall be deemed “cash” or Cash Equivalents for purposes of making the foregoing determination:
(1)
any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Borrower) of any Borrower Party (other than liabilities that are by their terms subordinated to the Obligations) that are extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies any Borrower Party, as the case may be, from further liability;
(2)
any notes or other obligations or other securities or assets received by any Borrower Party from such transferee that are converted by any Borrower Party into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days of the receipt thereof; and
(3)
any Designated Non-Cash Consideration received by any Borrower Party in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this subclause (3) that is at that time outstanding, not to exceed the greater of (x) $~~112,500,000~~171,000,000 and (y) 45.0% of Four Quarter Consolidated EBITDA, calculated at the time of the receipt of such Designated Non-Cash Consideration (or, at the election of the Borrower, as of the date of effectiveness with respect to a binding commitment to effect such asset sale) (with the Fair Market Value of each

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item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

provided, however, the Borrower Parties shall not be permitted to transfer, sell or otherwise Dispose of any Material Intellectual Property or Capital Stock of Restricted Subsidiaries that own Material Intellectual Property in reliance on this Section 7.04(a).

(b)
~~Notwithstanding  anything herein to the contrary,  the Loan Parties (other than CarOffer and  its Subsidiaries) shall not transfer, convey or otherwise Dispose of any of their Non-Cash Assets to any anticipated CarOffer Senior Lien Event Loan Party in anticipation  of, or  in connection with or in contemplation of, a CarOffer Senior Lien Event in reliance  on any  such transfer being permitted hereunder as a result of any anticipated CarOffer Senior Lien Event Loan Parties being Loan Parties.~~[Reserved.]
Section 7.05
Restricted Payments.
(1)
declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Borrower (other than (A) dividends or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, any Borrower Party receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(2)
purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger, amalgamation or consolidation;
(3)
make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Borrower or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) so long as Liquidity is no less than $100,000,000 immediately after giving effect to such payment, redemption, repurchase, defeasance, acquisition or retirement, Subordinated Indebtedness of the Borrower or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 7.01(g) or (i)) in a principal amount, individually for any such Indebtedness, greater than the Threshold Amount (collectively, the “Junior Financing”); or

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(4)
make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless at the time of such Restricted Payment:

(b)
with respect to any Restricted Payment of the type described in clause (c) below, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(c)
[reserved];
(d)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower Parties after the Closing Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication,
(i)
(x) 100% of Four Quarter Consolidated EBITDA (subject to Section 1.10) of the Borrower and its Restricted Subsidiaries for the period (taken as one accounting period) from the first date of the first fiscal quarter in which the Closing Date occurs to the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements are available (which may be internal financial statements and, solely to the extent such reasonable prior written request has been made by the Administrative Agent to the Borrower at such time, which have been (or will be promptly) delivered to the Administrative Agent upon the Administrative Agent’s reasonable prior written request), less (y) 150% of Fixed Charges of the Borrower and its Restricted Subsidiaries for such period (provided that notwithstanding the foregoing, the aggregate amount in respect of this clause (i) shall at no time be less than zero), plus
(ii)
100.0% of the aggregate net proceeds of Cash Equivalents and cash (including, in the event that the Borrower has received cryptocurrencies in connection with the issuance or sale of Equity Interests, the net proceeds of cash and Cash Equivalents received by the Borrower from the conversion of such cryptocurrencies to cash and/or Cash Equivalents), in each case, received by the Borrower after the Closing Date from the issue or sale of Equity Interests of the Borrower (other than Excluded Equity and contributions from any Restricted Subsidiary), including such Equity Interests issued upon exercise of warrants or options, plus
(iii)
100.0% of the aggregate amount of contributions to the capital of the Borrower received in Cash Equivalents and cash (including, in the event that the Borrower has received cryptocurrencies as a capital contribution, the net proceeds of cash and Cash Equivalents received by the Borrower from the conversion of such cryptocurrencies to cash and/or Cash Equivalents) (other than Excluded Equity and any contributions from any Restricted Subsidiaries), plus
(iv)
[reserved], plus

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(v)
100.0% of the aggregate amount received by any Borrower Party in Cash Equivalents and cash (including, in the event that any Borrower Party has received cryptocurrencies pursuant to transaction referenced in the following clauses (A)-(C), the net proceeds of cash and Cash Equivalents received by such Borrower Party from the conversion of such cryptocurrencies to cash and/or Cash Equivalents) received after the Closing Date by any Borrower Party from:
(A)
the sale or other disposition (other than to any Borrower Party) of Restricted Investments made after the Closing Date by the Borrower Parties and from repurchases and redemptions of such Restricted Investments from the Borrower Parties by any Person (other than any Borrower Party) and from repayments of loans or advances that constituted Restricted Investments,
(B)
the sale (other than to any Borrower Party or an employee stock ownership plan or trust established by any Borrower Party (other than to the extent such employee stock ownership plan or trust has been funded by any Borrower Party)) of the Equity Interests of an Unrestricted Subsidiary, or
(C)
any distribution or dividend from an Unrestricted Subsidiary or joint venture that is not a Restricted Subsidiary of the Borrower, plus
(vi)
[reserved], plus
(vii)
[reserved]; plus
(viii)
the greater of (x) $~~125,000,000~~190,000,000 and (y) 50.0% of Four Quarter Consolidated EBITDA (collectively, this clause (c), the “Cumulative Amount”).

Notwithstanding anything to the contrary, this Section 7.05 will not prohibit:

(1)
the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;
(2)
(a)
the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower or any direct or indirect parent of the Borrower, or Junior Financing of any Borrower or any Subsidiary Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Borrower or any direct or indirect parent of the Borrower or contributions to the equity capital of the Borrower (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);

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(b)
the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Restricted Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by any Borrower Party) of Refunding Capital Stock; and
(c)
if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted pursuant to this covenant and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Borrower or any direct or indirect parent of the Borrower) in an aggregate amount no greater than the Unpaid Amount (with the payment of such Unpaid Amount being treated as a payment under the applicable provision);
(3)
the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Junior Financing of the Borrower or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof;
(4)
[reserved];
(5)
the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Borrower or any direct or indirect parent of the Borrower to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of the Borrower or any direct or indirect parent of the Borrower held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (5), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause (5) shall not exceed the greater of (x) $~~125,000,000~~190,000,000 and (y) 50.0% of Four Quarter Consolidated EBITDA in any calendar year (in each case, less any amounts reallocated to Section 7.01(l)(B) and with unused amounts under this clause (5) permitted to be carried forward to the next two immediately succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed;

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(a)
the cash proceeds received by the Borrower from the issuance or sale of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower), in each case, to any future, present or former employees, officers, directors, managers, consultants or independent contractors of the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower that occurs on or after the Closing Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the immediately preceding paragraph; plus
(b)
the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) after the Closing Date; plus
(c)
the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower that are foregone in return for the receipt of Equity Interests; less
(d)
the amount of cash proceeds described in subclause (a), (b) or (c) of this clause (5) previously used to make Restricted Payments pursuant to this clause (5) (provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by subclauses (a), (b) and (c) above in any calendar year);

provided, further, that cancellation of Indebtedness owing to any Borrower Party from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of any Borrower Party or any direct or indirect parent of the Borrower, in connection with a repurchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provisions of this Agreement;

(6)
[reserved];
(7)
[reserved];
(8)
[reserved];
(9)
the declaration and payment of dividends on the Borrower’s common Equity Interests (or the payment of dividends to any direct or indirect parent of the Borrower to fund the payment by any direct or indirect parent of the Borrower of dividends on such entity’s common Equity Interests) of an

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aggregate amount per annum not to exceed 7.0% of Market Capitalization (less any amounts reallocated pursuant to Section 7.01(gg));
(10)
Restricted Payments that are made with Excluded Contributions (less any amounts reallocated pursuant to Section 7.01(gg));
(11)
(a) Restricted Payments of the type described in clauses (1) or (2) of the definition thereof in an aggregate amount not to exceed the greater of (x) $~~65,000,000~~95,000,000 and (y) 25.0% of Four Quarter Consolidated EBITDA, less any amounts reallocated pursuant to clause (12) of the definition of Permitted Investments and/or Section 7.01(l)(B)~~)~~; and (b) Restricted Payments of the type described in clause (3) of the definition thereof in an aggregate amount not to exceed the greater of (x) $~~125,000,000~~190,000,000 and (y) 50.0% of Four Quarter Consolidated EBITDA, less any amounts reallocated pursuant to clause (12) of the definition of Permitted Investments;
(12)
Restricted Payments constituting any part of a Permitted Tax Reorganization;
(13)
for so long as the Borrower or any of its Subsidiaries are members of a group filing a consolidated, combined, affiliated or unitary income tax return with any other direct or indirect parent of the Borrower, Restricted Payments, directly or indirectly, to such direct or indirect parent of the Borrower in amounts required for such parent entity to pay federal, foreign, state and local income Taxes (and franchise or other similar Taxes imposed in lieu of income Taxes) imposed on such entity to the extent such Taxes are attributable to the Borrower and its Subsidiaries; provided, however, that (A) the amount of such payments does not, in the aggregate, exceed the amount that the Borrower and its Subsidiaries that are members of such consolidated, combined, affiliated or unitary group would have been required to pay in respect of such Taxes in respect of such year if the Borrower and its Subsidiaries paid such Taxes directly on a separate company basis or as a standalone consolidated, combined affiliated or unitary income (or similar) tax group (reduced by any such Taxes paid directly by the Borrower or any Restricted Subsidiary to the relevant taxing authority for such tax year) and (B) the cash distribution made pursuant to this clause (13) in respect of any Taxes attributable to any Unrestricted Subsidiaries of the Borrower may be made only to the extent that any such Unrestricted Subsidiaries have made cash payments for such purposes to any Borrower Party;
(14)
the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to any direct or indirect parent of the Borrower, in the amount required for such entity to, if applicable:
(a)
pay amounts equal to the amounts required for any direct or indirect parent of the Borrower to pay fees and expenses (including Taxes), customary salary, bonus and other benefits payable to, and indemnities provided to or on behalf of, officers, employees, directors, managers, consultants

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or independent contractors of other direct or indirect parent of the Borrower, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of the Borrower or any direct or indirect parent of the Borrower, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Borrower and its Subsidiaries;
(b)
pay, if applicable, amounts equal to amounts required for any direct or indirect parent of the Borrower to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Borrower (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, any Borrower Party Incurred in accordance with Section 7.01 (except to the extent any such payments have otherwise been made by any such guarantor);
(c)
pay fees and expenses incurred by any direct or indirect parent of the Borrower related to (i) the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under this Agreement, (ii) any debt or Equity Offering (whether successful or unsuccessful) of such parent entity (or any debt or Equity Offering from which such parent does not receive any proceeds) and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by any Borrower Party (or any acquisition of or investment in any business, assets or property that will be contributed to any Borrower Party as part of the same or a related transaction) permitted by this Agreement;
(d)
make payments (i) [reserved] or (ii) to or on behalf of a Permitted Holder or an equityholder or any direct or indirect parent of Borrower for any other financial, advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions, which payments in the case of clause (ii) are (x) made pursuant to agreements with a Permitted Holder or an equityholder or any direct or indirect parent of Borrower or (y) approved in respect of such activities by a majority of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower in good faith;
(e)
pay franchise, margin, registration and excise taxes, and other fees, taxes and expenses in connection with any ownership of the Borrower or any of its Subsidiaries or required to maintain their organizational existences or to otherwise remain in good standing in applicable jurisdictions;
(f)
make payments for the benefit of any Borrower Party to the extent such payments could have been made by any Borrower Party because such payments (x)(i) would not otherwise be Restricted Payments or (ii) would be Restricted Payments that would be permitted to be made by any

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Borrower Party pursuant to this covenant; provided that any payment made pursuant to this clause (f)(x)(ii) shall, if applicable, reduce capacity under the Restricted Payment exception or basket that would have been utilized if such payment were made directly by any Borrower Party and (y) would be permitted by Section 6.19; and
(g)
make Restricted Payments to any direct or indirect parent of the Borrower to finance, or to any direct or indirect parent of the Borrower for the purpose of paying to any other direct or indirect parent of the Borrower to finance, any Investment that, if consummated by any Borrower Party, would be a Permitted Investment or other Investment permitted by Section 7.05 (other than this clause (g)); provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such direct or indirect parent of the Borrower causes (i) all property acquired (whether assets or Equity Interests) to be contributed to any Borrower Party or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 7.03) of the Person formed or acquired into any Borrower Party in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 6.12;
(15)
(i) repurchases or redemptions of Equity Interests of the Borrower or any direct or indirect parent of the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by any Borrower Party in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests of the Borrower or any direct or indirect parent of the Borrower and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower; provided that no cash is actually advanced pursuant to this subclause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;
(16)
purchases of motor vehicles or receivables pursuant to a Qualified Repurchase Obligation in connection with a Qualified Factoring Transaction or Qualified Structured Financing and the payment or distribution of Structured Financing Fees;
(17)
payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Agreement;

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(18)
the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to any Borrower Party by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);
(19)
the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Borrower or any direct or indirect parent of the Borrower;
(20)
AHYDO Catch-up Payments;
(21)
the making of payments, directly or indirectly (i) [reserved] or (ii) to or on behalf of a Permitted Holder or an equityholder or any direct or indirect parent of Borrower for any other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions, which payments in the case of clause (ii) are (x) made pursuant to agreements with a Permitted Holder or an equityholder or any direct or indirect parent of Borrower or (y) approved in respect of such activities by a majority of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower in good faith; and
(22)
any Restricted Payment, so long as immediately after giving effect to the making of such Restricted Payment the Consolidated Secured Net Leverage Ratio is less than or equal to 3.25:1.00.

For purposes of clauses (13) and (14) above, taxes shall include all interest and penalties with respect thereto and all additions thereto.

As of the Closing Date, all of the Borrower’s Subsidiaries will be Restricted Subsidiaries. The Borrower will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary, or any Unrestricted Subsidiary to become a Restricted Subsidiary, except pursuant to the definition of “Unrestricted Subsidiary” and in accordance with Section 6.19. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

For purposes of this Section 7.05, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Borrower may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 7.05 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

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Section 7.06
Burdensome Agreements. Create or otherwise cause to suffer to exist or become effective, or permit any of its Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or consensual restriction on the ability of the Borrower (solely with respect to clause (c)) or any Restricted Subsidiary (with respect to clauses (a) – (c)) to:
(a)
(i) pay dividends or make any other distributions to any Loan Party on its Capital Stock; or (ii) pay any Indebtedness owed to any Loan Party;
(b)
make loans or advances to any Loan Party; or
(c)
create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)
contractual encumbrances or restrictions of any Borrower Party in effect on the Closing Date, including pursuant to this Agreement and the other Loan Documents, related Swap Contracts and Indebtedness permitted pursuant to Section 7.01(c);
(2)
contractual agreements entered into in connection with any contemplated sale or disposition of Equity Interests or assets of the Borrower Parties that are not permitted under this Agreement or that would cause a Change of Control to occur, but solely in the instance the consummation of such sale or disposition will only occur on or after the Termination Date;
(3)
applicable law or any applicable rule, regulation or order;
(4)
any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into any Borrower Party or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into any Borrower Party or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (4), if a Person other than any Borrower Party is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by any Borrower Party, as the case may be, at the time of such merger, amalgamation or consolidation;

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(5)
customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary;
(6)
restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(7)
customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;
(8)
purchase money obligations for property acquired and Capitalized Lease Obligations, to the extent such obligations impose restrictions of the nature discussed in clause (c) in the first paragraph of this Section 7.06 on the property so acquired;
(9)
customary provisions contained in leases, sub-leases, licenses, sublicenses, cross-licenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in clause (c) in the first paragraph of this Section 7.06 on the property subject to such lease, sub-lease, license, sublicense, cross-license, contract or other similar agreement;
(10)
any encumbrance or restriction effected in connection with a Qualified Factoring Transaction or Qualified Structured Financing that, in the good faith determination of the Borrower, is necessary or advisable to effect such Qualified Factoring Transaction or Qualified Structured Financing, as applicable;
(11)
any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of any Borrower Party that is Incurred subsequent to the Closing Date pursuant to Section 7.01, provided that (i) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrower’s ability to make anticipated principal or interest payments under this Agreement (as determined by the Borrower or a direct or indirect parent of the Borrower in good faith) or would materially and adversely affect any Agents’ or Lenders’ rights and remedies with respect to the Collateral or the proceeds thereof or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower in good faith);

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(12)
any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 7.01 and 7.02 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;
(13)
any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of any Borrower Party in any manner material to any Borrower Party or (y) materially affect the Borrower’s ability to make future principal or interest payments under this Agreement, in each case, as determined by the Borrower in good faith;
(14)
customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture;
(15)
[reserved]; and
(16)
any encumbrances or restrictions of the type referred to in Section 7.06(a), (b) and (c) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in the immediately preceding clauses (1) through (15) above; provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 7.06, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to any Borrower Party to other Indebtedness Incurred by the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 7.07
Massachusetts Security Corporation. With regard to any Subsidiary of a Loan Party that is a Massachusetts Security Corporation, conduct, transact or otherwise engage in any operating or business activities other than investment activities that would not be expected to result in the loss of the Massachusetts Security Corporation’s qualification as a Massachusetts security corporation under Massachusetts General Laws c. 63, § 38B.
Section 7.08
Financial Covenant. Permit the Consolidated Secured Net Leverage Ratio, as of the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2022, to be greater than 3.50:1.00; provided that upon the consummation of a

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Material Acquisition, the Consolidated Secured Net Leverage Ratio permitted by this Section 7.08 for any fiscal quarter of the Borrower for which such Material Acquisition is consummated and each of the immediately succeeding three fiscal quarters of the Borrower shall be automatically increased to 4.00:1.00 (the “Financial Covenant”). Notwithstanding the foregoing, if the Financial Covenant level is increased to 4.00:1.00 for any four fiscal quarter period (an “Increase Period”) in accordance with the preceding sentence as a result of a Material Acquisition, then immediately following such Increase Period, the Financial Covenant shall and must automatically step down to 3.50:1.00 for at least one fiscal quarter even if there is a subsequent Material Acquisition.
Article VIII

EVENTS OF DEFAULT AND REMEDIES
Section 8.01
Events of Default. Any of the following shall constitute an “Event of Default”:
(a)
Non-Payment. The Borrower or any other Loan Party fails to (i) pay when due and as required to be paid herein, any amount of principal of any Loan or, with respect to any L/C Obligation, reimburse the amount of any drawing on any Letter of Credit or deposit funds as Cash Collateral in respect to L/C Obligations in accordance with the terms hereof, or (ii) pay within five Business Days after the same becomes due and payable, any interest on any Loan, any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or
(b)
Specific Covenants. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of (i) Sections 6.01(a), 6.01(b), 6.02(a), 6.05(a) (solely with respect to the existence of the Borrower) or 6.03(a), or in any Section of Article VII (subject to, in the case of the Financial Covenant, the cure rights contained in Section 8.03) or (ii) Section 6.19 to the extent such failure continues for ten (10) Business Days after written notice thereof by the Administrative Agent to the Borrower; or
(c)
Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) written notice thereof by the Administrative Agent to the Borrower or (ii) the date any Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof; or
(d)
Representations and Warranties. Any representation, warranty, certification or statement of material fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made after the earlier of (i) written notice thereof by the Administrative Agent to the Borrower or (ii) the date any Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof; or
(e)
Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by

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scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than the Threshold Amount; or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), in each case, prior to its Stated Maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that is either (I) senior to any Obligations or (II) secured solely by the property or assets (and the proceeds thereof) for which such Indebtedness was incurred or issued, in each case of clause (I) and clause (II), that becomes due as a result of the sale or transfer or other Disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts (or the same remedy of the holders of such Indebtedness is to convert) into Equity Interests (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Disqualified Stock or Preferred Stock) in accordance with its terms; provided, further, that, such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to ~~Section 8.02~~Section 8.02; or
(f)
Insolvency Proceedings, Etc. The Borrower or any Material Subsidiary institutes, resolves to institute or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, resolves to appoint, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law (including, without limitation, for the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer) relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or

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(g)
Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary admits in writing its inability to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction; or
(h)
Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) equal to or greater than the Threshold Amount (to the extent not paid and not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage or (ii) an enforceable indemnity to the extent that such Loan Party or Restricted Subsidiary shall have made a claim for indemnification and the applicable indemnifying party shall not have disputed such claim) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal, bond or otherwise, is not in effect; or
(i)
ERISA. (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which an ERISA Event or ERISA Events or an Unfunded Pension Liability or Unfunded Pension Liabilities results or would reasonably be expected to result in liability to any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or could reasonably be expected to result in liability to any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
(j)
Invalidity of Certain Loan Documents. Any material provision of any Collateral Document and/or any Guaranty (in each case, subject to the Legal Reservations and the Perfection Exceptions), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) or the occurrence of the Termination Date, ceases to be in full force and effect (in each case, other than as a result of (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it, or the failure of the Administrative Agent to file UCC financing statements, continuation statements or amendments (or any equivalent thereof) to the extent that the Loan Parties have not breached their representations and warranties or covenants, as applicable, under Sections 6(a) and 8(a) of the Security Agreement (in each case, without giving effect to Schedule 8.01), or the failure of the Administrative Agent to file copyright security agreements with the United States Copyright Office to the extent that such copyright security agreements have been executed and delivered by a Loan Party when and as required by the terms of the Loan Documents, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms hereof or thereof)) (except that any such failure to be in full force and effect with respect to the documents referred to in clause (ix) of the definition of “Loan Documents” shall constitute an Event of Default only if the Borrower receives notice thereof and the Borrower fails to remedy the relevant failure in all material respects within three Business

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Days of receiving said notice other than as a result of omissions by the Administrative Agent or any Lender or their respective Related Parties); or any Loan Party contests in writing the validity or enforceability of any provision of this Agreement, any Collateral Document and/or any Guaranty; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document or Guaranty (other than as a result of the occurrence of the Termination Date), or purports in writing to revoke or rescind any Collateral Document or Guaranty or the perfected Liens created thereby (except as otherwise expressly provided in this Agreement or the Collateral Documents); or
(k)
Change of Control. There occurs any Change of Control.

Notwithstanding anything to the contrary in this Agreement, no Event of Default or breach of any representation or warranty in Article V or any covenant in Article VI or VII shall constitute a Default or Event of Default if such Event of Default or breach of such representation or warranty in Article V or such covenant in Article VI or VII would not have occurred but for a fluctuation (or other adverse change) in Exchange Rates, and no action taken and reported to the Administrative Agent and the Lenders shall provide the basis for any Event of Default more than two (2) years after the date on which such action was reported to the Administrative Agent and the Lenders.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (I) the Loan Parties and the Secured Parties (including, without limitation, those Secured Parties who are not party to this Agreement but who receive any benefits or rights under this Agreement or any other Loan Document) hereby agree to (and shall be bound by) those agreements and provisions set forth in Schedule 8.01 to this Agreement, which, for the avoidance of doubt, shall be applicable at all times to this Agreement, the other Loan Documents and otherwise, and (II) with respect to any conflict between any provisions set forth in Schedule 8.01 of this Agreement and any other provisions set forth in any Loan Document, the provisions set forth in Schedule 8.01 of this Agreement shall govern and control.

Section 8.02
Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:
(a)
declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)
require that the Borrower to Cash Collateralize the L/C Obligations (in an amount equal to one hundred five percent (105%) of the Dollar Amount of the aggregate Outstanding Amount of all ~~LC~~L/C Obligations); and/or

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(d)
exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;

provided, however, that upon the occurrence of any Event of Default under Section 8.01(f) or (g) with respect to the Borrower or any other Loan Party, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03
Right to Cure.
(a)
Notwithstanding anything to the contrary contained in Section 8.01 or ~~8.02~~8.02, in the event that the Borrower fails to comply with the requirements of the Financial Covenant with respect to any fiscal quarter at any time when the Borrower is required to comply with such Financial Covenant pursuant to the terms thereof, then from the first day of such fiscal quarter until the expiration of the fifteenth Business Day following the date the Compliance Certificate is required to be delivered in respect of such fiscal quarter pursuant to Section 6.02(a) (the last day of such period being the “Anticipated Cure Deadline”), the Borrower shall have the right in its sole discretion (the “Cure Right”) to direct the application of any common Capital Stock or Qualified Stock (or preferred equity or convertible preferred equity reasonably acceptable to the Administrative Agent) issued for cash, or any contribution to its equity (which shall be in the form of common equity or Qualified Stock or otherwise in form reasonably acceptable to the Administrative Agent) and the proceeds received therefrom in the form of common Capital Stock or Qualified Stock (or preferred equity or convertible preferred equity reasonably acceptable to the Administrative Agent) or any contribution to its equity (which shall be in the form of common equity or Qualified Stock or otherwise in a form reasonably acceptable to the Administrative Agent), in each case, received, issued or contributed since the first day of such fiscal quarter until the Anticipated Cure Deadline (“Cure Equity”), and upon the designation by the Borrower of such cash (the “Cure Amount”), pursuant to the exercise by the Borrower of such Cure Right, the calculation of Consolidated EBITDA as used in the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:
(i)
Consolidated EBITDA for such fiscal quarter (and for any subsequent period that includes such fiscal quarter) shall be increased, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of amounts available under Section 7.05) or determining the Applicable Commitment Fee or Applicable Rate); provided that (1) the receipt or designation by the Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect on a consolidated basis under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs or determining the Applicable Commitment Fee or Applicable Rate, and (2) no Cure Amount shall reduce Indebtedness on a Pro Forma Basis

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for the fiscal quarter for which the Cure Right was exercised for purposes of calculating the Financial Covenant (whether as a result of a prepayment of the Loans or via netting of such Cure Amount)); and
(ii)
if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred (and any other Default as a result thereof, including the failure to meet any condition requiring no Default or Event of Default based solely on the basis of any actual or purported Event of Default under the Financial Covenant) shall be deemed cured for the purposes of this Agreement; and
(iii)
no Default or Event of Default shall be deemed to exist from the end of the applicable fiscal quarter until the Anticipated Cure Deadline, and the Lenders (i) shall not be permitted to accelerate Loans held by them, to terminate the Revolving Credit Commitments held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the Financial Covenant, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline and (ii) shall not be obligated to make any Credit Extension under the Revolving Credit Facility until such Cure Amount has been received by the Borrower.
(b)
Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be no more than two consecutive fiscal quarters in respect of which the Cure Right is exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the Facilities and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the Financial Covenant.
(c)
On or prior to the day that is fifteen (15) Business Days after the day on which financial statements are required to be delivered for such fiscal quarter pursuant to Section 6.01(b) (or (a) in the case of the fourth quarter of any Fiscal Year), the Borrower may (in its sole discretion), with or without the use of proceeds from a prior or concurrent Cure Amount, repay Revolving Credit Loans (without any requirement to have any corresponding reduction in the Revolving Credit Commitments) such that the Total Revolving Credit Outstandings have been reduced to an amount that causes the outstanding Consolidated Funded Secured Indebtedness to fall to a level where the Financial Covenant will have been satisfied (after giving pro forma effect to such repayment and reduction) for such fiscal quarter and such repayment shall have the same effect as an equity cure in the immediately preceding paragraphs and shall not count against the caps on use of the Cure Right in such paragraphs. No Lender shall be required, from the date on which the Compliance Certificate is delivered with respect to the applicable fiscal quarter in which the Borrower fails to comply with the Financial Covenant until such Cure Equity is received in accordance with the terms of this Section 8.03 (or the Total Revolving Credit Outstandings have been reduced to an amount that would have the Financial Covenant be satisfied (after giving effect to any such repayment or reduction) for such quarter in accordance with this clause (c)) or such failure is waived in accordance with Section 10.01, to make any Revolving Credit Loan or issue,

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amend, extend the expiry date thereof or increase the amount of any Letter of Credit under this Agreement.
Section 8.04
Application of Funds. After the exercise of remedies provided for in ~~Section 8.02~~ Section 8.02 (or after the Loans have automatically become immediately due and payable and the ~~LC~~L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order (it being agreed that during the occurrence and continuance of an Event of Default, amounts received on account of the Obligations may, in the Administrative Agent’s discretion, also be applied as follows):
(a)
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04, Section 10.05 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Administrative Agent and the Collateral Agent in their respective capacity as such;
(b)
second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);
(c)
third, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (c) held by them;
(d)
fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (d) held by them;
(e)
fifth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and the L/C Borrowings, that portion of the Obligations of the Borrower Parties then owing in respect of regularly scheduled payments or termination payments (whether as a result of the occurrence of any event of default or other termination event) under the Secured Hedge Agreements and that portion of the Obligations of the Borrower Parties then owing under the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16, ratably among the Lenders, the L/C Issuers, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to

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the respective amounts described in this clause (e) held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(d) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (e) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit without any pending drawing, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 8.04;
(f)
sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents or the Borrower Parties under Secured Hedge Agreements and the Secured Cash Management Agreements that are then due and payable to the Administrative Agent and the other Secured Parties, and not otherwise paid pursuant to clause (e) above, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and
(g)
last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing and expense reimbursement obligations for which no claim has been made by the Person entitled thereto), to the Borrower or as otherwise required by Law; provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.

If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired without any pending drawing, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be; provided that, if the Administrative Agent is a Cash Management Bank or a Hedge Bank, such written notice and additional supporting documentation shall not be required. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agent and Collateral Agent shall have no liability for any determinations made by it in this Section 8.04, in each case except to the extent resulting from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, the Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Loan Party and each Secured Party also agrees that the Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof,

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and the Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

Article IX

ADMINISTRATIVE AGENT AND OTHER AGENTS
Section 9.01
Appointment and Authorization of Agents.
(a)
Each Lender and L/C Issuer hereby irrevocably appoints PNC and its successors and permitted assigns to act on its behalf as Administrative Agent hereunder and under the other Loan Documents (subject to the provisions in Section 9.09), and designates and authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. Furthermore, the Administrative Agent and the Collateral Agent are irrevocably authorized by the Lenders and other Secured Parties to (i) enter into any Collateral Document, or (ii) make or consent to any filings or take any other actions in connection therewith. The Administrative Agent may perform any of its duties through its officers, directors, agents, employees, or affiliates. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions, in each case, other than Section 9.05, Section 9.09, Section 9.11, Section 9.13, Section 9.14, Section 9.15 and this sentence of this Section 9.01(a). Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties; additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby.
(b)
Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

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(c)
The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) and Section 10.04 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Article IX shall, where applicable, be read as including a reference to the Collateral Agent. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize (i) the Administrative Agent and Collateral Agent, as applicable, to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and (ii) the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver, and to perform its obligations under, any and all documents (including releases, payoff letters and similar documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any intercreditor agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders (including in its capacities as a Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement).
Section 9.02
Delegation of Duties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Administrative Agent, as determined by a final non-appealable judgment by a court of competent jurisdiction. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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Section 9.03
Liability of Agents.
(a)
No Agent-Related Person shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction), (ii) liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and ~~8.02~~8.02) or (B) in the absence of its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents as determined by the final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein, (iii) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, (iv) responsible for or have any duty to ascertain or inquire into the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder, (v) responsible for or have any duty to ascertain or inquire into the value or the sufficiency of any Collateral or (vi) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into monitor or enforce, compliance with the provisions relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or a Net Short Lender or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restriction on any exercise of rights or remedies of, any Disqualified Lender or a Net Short Lender.
(b)
As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), neither the Administrative Agent nor the Collateral Agent, as applicable, shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each L/C Issuer; provided, however, that neither the Administrative Agent nor the Collateral Agent, as applicable, shall be required to take any action that (i) the Administrative Agent or the Collateral

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Agent, as applicable, in good faith believes exposes it to liability unless the Administrative Agent or the Collateral Agent, as applicable, receives an indemnification satisfactory to it from the Lenders and the L/C Issuers with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent or the Collateral Agent, as applicable, may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Neither the Administrative Agent nor the Collateral Agent, as applicable, shall have any duty to disclose, except as expressly set forth herein and in the other Loan Documents, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent or the Collateral Agent, as applicable, to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)
Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Lender.
Section 9.04
Reliance by Agents.
(a)
Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, Internet or intranet website posting or other distribution statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with, and rely upon (and be fully protected in relying upon), advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent

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shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)
For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.
Section 9.05
Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any L/C Issuer as a result of any determination of the outstanding Revolving Credit Commitments, any of the component amounts thereof or any portion thereof attributable to each Lender or L/C Issuer, or any Exchange Rate or Dollar-equivalent in the absence of its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction.
Section 9.06
Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit

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analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.
Section 9.07
Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent-Related Person (including, for the avoidance of doubt, any such Agent-Related Person in its capacity as L/C Issuer); provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent-Related Person to the extent such Indemnified Liabilities are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence, bad faith or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or

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legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto; provided, further, that failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Administrative Agent.
Section 9.08
Agents in Their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity (unless otherwise expressly indicated or unless the context otherwise requires).
Section 9.09
Successor Agents.
(a)
The Administrative Agent or Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to the Borrower and the Lenders; provided that, if at the time of such resignation, there is a successor Administrative Agent or Collateral Agent, as applicable, satisfactory to each of the resigning Agent, the incoming Agent and the Borrower, each, in its sole discretion, then the resigning Agent, the incoming Agent and the Borrower may agree to waive or shorten the 30 day notice period. If the Administrative Agent or Collateral Agent or a controlling Affiliate of the Administrative Agent or the Collateral Agent is subject to an Agent-Related Distress Event, the Borrower may remove such Agent from such role upon ten days’ written notice to the Lenders. Upon receipt of any such notice of resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to the consent of the Borrower at all times other than during the existence of a Specified Event of Default (which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal, as applicable, of the Administrative Agent or Collateral Agent, as applicable, the Administrative Agent or Collateral Agent (other than to the extent subject to an Agent-Related Distress Event or if the Administrative Agent is being removed as a result of it being a Disqualified Lender), as applicable, may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral

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Agent,” as applicable, shall mean such successor administrative agent or such successor collateral agent, as applicable, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is 30 days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal, the retiring Administrative Agent’s or Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed, for the avoidance of doubt any agency fees for the account of the retiring agent shall cease to accrue from (and shall be payable on) the date that a successor Agent is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.09 and (iii) the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor or upon the expiration of the 30-day period following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than as specifically set forth in clause (i) above of this Section 9.09(a) but the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable. At any time the Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Administrative Agent or Collateral Agent may be removed as the Administrative Agent or Collateral Agent hereunder at the request of the Borrower and the Required Lenders.

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(b)
Any resignation by or removal of PNC as Administrative Agent and/or Collateral Agent pursuant to this Section 9.09 shall also constitute its resignation or removal as an L/C Issuer, in which case the resigning or removed L/C Issuer (x) shall not be required to issue any further Letters of Credit and (y) shall maintain all of its rights as L/C Issuer with respect to any Letters of Credit issued by it, prior to the date of such resignation or removal. Upon the acceptance of a successor’s appointment as Administrative Agent and/or Collateral Agent hereunder or upon the expiration of the 30-day period following the retiring Administrative Agent’s and/or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, (i) such successor (if any) shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer (if any) shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make (or the Borrower shall enter into) other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
Section 9.10
Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel to the extent provided for herein and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts, in each case, due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or

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composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11
Collateral and Guaranty Matters. Except with respect to the exercise of setoff rights in accordance with Section 10.09 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Secured Parties in accordance with the terms thereof. Each Secured Party agrees that it shall not, and hereby waives any right to, take or institute any actions or proceedings, judicial or otherwise, for any such right or remedy under any Loan Document against any Loan Party or any past, present, or future Subsidiary of any Loan Party concerning any Collateral, or any other property of any Loan Party or any past, present or future Loan Party other than through the Administrative Agent or the Collateral Agent, as applicable; provided, that, for the avoidance of doubt, this sentence may be enforced against any Secured Party by the Required Lenders, any Agent or the Borrower (or any of its Affiliates) and each Secured Party expressly acknowledges that this sentence shall be available as a defense of the Borrower (or any of its Affiliates) in any such action, proceeding or remedial procedure. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations, to have agreed to the foregoing provisions. Each of the Lenders (including in their capacities as potential or actual Hedge Banks party to a Secured Hedge Agreement and potential or actual Cash Management Banks party to a Secured Cash Management Agreement) and each L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall to the extent requested by the Borrower or, solely in the case of clause (d) below, to the extent provided for under this Agreement:
(a)
release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (and following such release shall execute any appropriate release documentation to document or evidence such release at the Borrower’s reasonable request and sole expense) (i) upon the Termination Date, (ii) that is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction or series of related transactions not prohibited hereunder or under any other Loan Document, in each case to a Person that is not a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) that constitutes or becomes Excluded Property as a result of an occurrence not prohibited hereunder or (v) owned by a Subsidiary Guarantor or Co-Borrower upon release of such Subsidiary Guarantor or Co-Borrower from its obligations under its Guaranty or hereunder, as applicable, pursuant to (and subject to) clause (c) below;
(b)
release or subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property that is permitted by clauses (1), (4), (5), (6) (only with regard to Section 7.01(d)), (8), (9), (11) (solely with respect to cash deposits), (12), (13), (16), (17) (other than with respect to self-insurance arrangements), (18) (solely to the extent constituting Excluded Property), (21), (22), (23) (solely to the extent relating to a lien of the type allowed pursuant to clauses (6) (only with regard to Section 7.01(d)), (8), (9), (11) (solely with respect to cash deposits) of the definition thereof), (25) (solely to the extent relating to a lien of the type allowed pursuant to clause

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(6) of the definition of “Permitted Liens” and securing obligations under Indebtedness of the type allowed pursuant Section 7.01(d)), (26) (solely to the extent the Lien of the Collateral Agent on such property is not, pursuant to such agreements, permitted to be senior to or pari passu with such Liens), (27), (29) (solely with respect to cash deposits), (34), (39) (only for so long as required to be secured for such letter of intent or investment), (45), (46) and (47) of the definition thereof;
(c)
release any Guarantor or any Co-Borrower (other than CarGurus, Inc.) from its obligations under the applicable Guaranty or hereunder, as applicable, if such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that that no such release shall occur if such Guarantor or Co‑Borrower continues to be a guarantor or co-borrower, as applicable, in respect of any Specified Refinancing Debt; and provided, further, that no Guarantor or Co-Borrower shall be released from its obligations under the Guaranty solely as a result of a transaction resulting in such Guarantor or Co-Borrower both becoming an Excluded Subsidiary and ceasing to constitute a Wholly Owned Restricted Subsidiary that is a U.S. Subsidiary unless (i) after giving Pro Forma Effect to such release and the consummation of such transaction, the Borrower is deemed to have made a new Investment in such Person (as if such Person was then newly-acquired) and such Investment is either a Permitted Investment or permitted under Section 7.04 or Section 7.05 or as expressly permitted under any other provision of any other Loan Document and (ii) such transaction involved a good faith Disposition of such Guarantor or Co-Borrower’s Capital Stock to a bona fide unaffiliated third party for fair market value and for a bona fide business purpose (in each case, as determined in good faith by the Borrower); and
(d)
establish, enter into (or amend, renew, extend, supplement, restate, waive or otherwise modify) Applicable Intercreditor Arrangements as expressly contemplated by this Agreement (including, without limitation, those consistent with either (x) the terms of Exhibits G-1 or G-2 (which shall be deemed satisfactory to the Administrative Agent and Collateral Agent) or (y) any other terms set forth in this Agreement, in each case, to the extent the Indebtedness being incurred and secured in connection therewith is not prohibited from being incurred under Section 7.01 and 7.02 of this Agreement, which the Administrative Agent and Collateral Agent shall be required to enter into upon the delivery a certificate described in the following paragraph).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Additionally, upon reasonable request of the Borrower, the Collateral Agent will return possessory Collateral held by it that is released from the security interests created by the Collateral Documents pursuant to this Section 9.11; provided that in each case of this Section 9.11, upon the Collateral Agent’s reasonable request, the Borrower shall have delivered to the Administrative Agent and Collateral Agent a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with

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this Agreement and the other Loan Documents and that such release is not prohibited hereby; provided, that in the event that the Collateral Agent loses or misplaces any possessory collateral delivered to the Collateral Agent by the Borrower, upon reasonable request of the Borrower, the Collateral Agent shall provide a loss affidavit to the Borrower, in the form customarily provided by the Collateral Agent in such circumstances.

Section 9.12
Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “documentation agent,” “joint lead arranger,” “joint bookrunner” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such; provided that each Arranger shall be entitled to any express rights given to that Arranger under any Loan Document. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 9.13
Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Secured Cash Management Agreements or Secured Hedge Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent under the Loan Documents, and shall be deemed to have appointed the Collateral Agent to serve as collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
Section 9.14
Appointment of Supplemental Agents and Incremental Arrangers; Specified Refinancing Agents.
(a)
It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan

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Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by them in their sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent, as applicable, in each case, (i) that is not a Disqualified Lender and (ii) when any such appointment is occurring due to any reason (other than the Administrative Agent or Collateral Agent taking permitted enforcement actions against the Loan Parties during the occurrence and continuance of an Event of Default or the Administrative Agent or the Collateral Agent filing litigation and bringing a court proceeding against the Loan Parties during the occurrence and continuance of an Event of Default) with the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed); provided that no such consent of the Borrower shall be required to the extent the Person to which the Administrative Agent or Collateral Agent desires to so appoint both (A) is an Eligible Assignee and (B) would not require the consent of the Borrower under Section 10.07(b) if such appointment was instead a Lender assignment under Section 10.07 (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
(b)
In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent and the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Supplemental Agent, as the context may require.
(c)
Except to the extent any prior written consent of the Borrower is required pursuant to Section 9.14(a), in which case solely upon obtaining the Borrower’s prior written consent, should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him, her or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Agent pursuant to the procedures of this Section 9.14.

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(d)
In the event that the Borrower appoints or designates any Incremental Arranger or Specified Refinancing Agent pursuant to Sections 2.14 and 2.18, as applicable, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to an agent or arranger with respect to New Loan Commitments or Specified Refinancing Debt, as applicable, shall be exercisable by and vest in such Incremental Arranger or Specified Refinancing Agent to the extent, and only to the extent, necessary to enable such Incremental Arranger or Specified Refinancing Agent to exercise such rights, powers and privileges with respect to the New Loan Commitments or Specified Refinancing Debt, as applicable, and to perform such duties with respect to such New Loan Commitments or Specified Refinancing Debt, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Incremental Arranger or Specified Refinancing Agent shall run to and be enforceable by either the Administrative Agent or such Incremental Arranger or Specified Refinancing Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Incremental Arranger or Specified Refinancing Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Incremental Arranger or Specified Refinancing Agent, as the context may require. Each Lender and L/C Issuer hereby irrevocably appoints any Incremental Arranger or Specified Refinancing Agent to act on its behalf hereunder and under the other Loan Documents pursuant to Sections 2.14 and 2.18, as applicable, and designates and authorizes such Incremental Arranger or Specified Refinancing Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Incremental Arranger or Specified Refinancing Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto.
Section 9.15
Intercreditor Agreement. The Administrative Agent and the Collateral Agent are irrevocably authorized and instructed by the Lenders and other Secured Parties, to the extent required by the terms of the Loan Documents, without any further consent of any Lender or any other Secured Party, to enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive, or otherwise modify any Pari Passu Intercreditor Agreement, Junior Lien Intercreditor Agreement and any other Applicable Intercreditor Arrangements with the collateral agent or other representative of the holders of Indebtedness that is to be secured by a Lien on the Collateral that is not prohibited (including with respect to priority as may be designated by the Loan Parties to the extent such priority is permitted by the Loan Documents) under this Agreement and subject to the Liens on the Collateral securing the Obligations to the provisions thereof (any of the foregoing, an “Intercreditor Agreement”). Each Lender and other Secured Party hereby agrees (a) that the Administrative Agent and the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether such other Liens are not prohibited and (b) any Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agree that it will take no actions contrary to the provisions of, if entered into and if applicable, the Intercreditor Agreement.

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Section 9.16
Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.
Section 9.17
Credit Bidding. Each Lender and L/C Issuer hereby irrevocably authorizes the Administrative Agent (and the Collateral Agent at the direction of the Administrative Agent), at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any other Debtor Relief Laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets

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or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section 9.18
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto, for the benefit of, the Agents and not for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is

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applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code with such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments, and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Agents, in their sole discretion, and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Agents are not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agents under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.19
Erroneous Payments.
(a)
If the Administrative Agent notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business

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Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent in its sole discretion) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the ~~Federal Funds~~Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

Without limiting the immediately preceding paragraph, each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)
(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender, L/C Issuer or Secured Party shall (and shall cause any other Payment Recipient to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.19(a).
(b)
Each Lender, L/C Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(c)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such

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Lender or L/C Issuer at any time, (i) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer, (iv) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement solely with respect to any such Erroneous Payments Deficiency Assignment (and not to any other assignment, transfer or participation), and (v) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion and subject to the Borrower’s consent rights as set forth in Section 10.07, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, L/C Issuer or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment).
(d)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the

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amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party, or realized as proceeds of the Collateral and applied, for the purpose of making a payment of any Obligations.
(e)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(f)
Each party’s obligations, agreements and waivers under this Section 9.19 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)
Notwithstanding anything herein or in any other Loan Document, the Borrower and the other Loan Parties (and their respective Subsidiaries) shall have no liabilities or obligations directly or indirectly arising out of this Section 9.19 in respect of any Erroneous Payment (other than having consented to the assignment referenced in Section 9.19(c) above); provided, that the foregoing shall not limit the terms of Sections 10.04 and 10.05 (but for the avoidance of doubt, it is understood and agreed that, if a Loan Party has paid principal, interest or any other amounts owed to a Secured Party, Section 10.04 and Section 10.05 shall not require any such Loan Party to pay additional amounts that are, by way of Section 10.04 and Section 10.05, effectively duplicative of such previously paid amounts).
Article X

MISCELLANEOUS
Section 10.01
Amendments, Etc. Except as otherwise expressly set forth in this Agreement or the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent at the instruction of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and no acknowledgment by the Administrative Agent shall be required (provided that the Administrative Agent receives prior written notice of such amendment or waiver) (other than with respect to any amendment or waiver contemplated in clauses (a) through (j) below which shall only require the consent of the Lenders specified therein and clause (h) below, which shall only require the consent of the Persons set forth therein), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)
extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to ~~Section~~

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~~8.02~~Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of (or amendment to the terms of) any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)
postpone any date scheduled for, or reduce the amount of, any payment of principal of, or interest on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under Section 2.19), it being understood that the waiver of any obligation to pay interest at the Default Rate shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;
(c)
reduce the principal of, or the rate of interest specified herein on (except as contemplated by the penultimate paragraph of this Section 10.01), or change the currency of, any Loan or L/C Borrowing (it being understood that a waiver of any Default or Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of Consolidated Secured Net Leverage Ratio shall not constitute a reduction in any rate of interest or any fees based thereon; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)
[reserved];
(e)
change any provision of this Section 10.01, or the definition of Required Lenders or Super Majority Lenders, or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 10.01(e) or modifications in connection with amendments with respect to a New Revolving Facility), without the written consent of each Lender;
(f)
other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(g)
other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender;
(h)
(i) unless in writing and signed by an L/C Issuer in addition to the Borrower and the Lenders required above, affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application or other Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) unless in writing and signed by all of the Revolving Credit Lenders, modify Section 2.21 or the definition of “Alternative Currency”; (iii) unless in writing and signed by the Administrative Agent and the Collateral Agent in their

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respective capacities as such, in addition to the Borrower and the Lenders required above, directly and adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iv) amend, or waive the rights or privileges under, any fee letter (including the Agent Fee Letter) except in a writing executed only by the parties thereto and (v) amend, waive or otherwise modify Section 10.07(g) without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender than it is to, other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding anything to the contrary herein, any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 10.01 if such Lenders were the only Lenders hereunder at the time;
(i)
amend or otherwise modify the provisions of Section 2.12(a), 2.13 or 8.04, in each case, in a manner that would by its terms alter the pro rata sharing or application of payments required thereby without the written consent of each Lender directly and adversely affected thereby; provided, that modifications to Section 2.12(a), 2.13 or 8.04 to the extent necessary in connection with any (x) any Refinancing Amendment, (y) any incremental amendment establishing New Revolving Commitments pursuant to Section 2.14 or (z) Extension Amendment or Section 2.19 Additional Amendment, in each case, shall only require approval (to the extent any such approval is otherwise required) of the Required Lenders; or
(j)
contractually subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien on all or substantially all of the Collateral, as the case may be, except (i) Indebtedness that is expressly permitted by this Agreement (as this Agreement is in effect as of the Closing Date) to be senior to the Obligations and/or be secured by a Lien that is senior to the Lien securing the Obligations or (ii) any “debtor in-possession” facility, without the written consent of the Super Majority Lenders.

This Section 10.01 shall be subject to any contrary provision of Section 2.14, Section 2.18, Section 2.19 and Section 3.02. In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) amendments and modifications in connection with the transactions provided for by Section 2.14, Section 2.18 and Section 2.19 that benefit existing Lenders may be effected without such Lenders’ consent, (b) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity or omission, defect or inconsistency of a technical nature, in each case, in any provision of the Loan Documents, then the

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Administrative Agent and the Borrower shall be permitted to amend such provision ~~and~~, (c) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Collateral Document, the Guaranty, or enter into any new agreement or instrument, to be consistent with this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document~~.~~ and (d) with the consent of the Borrower, the Administrative Agent may amend or amend and restate this Agreement and the other Loan Documents without the consent of any Lender, if (i) upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), (ii) the Commitments of such Lender shall have terminated, (iii) such Lender shall have no other commitment or other obligation hereunder, and (iv) such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.

~~Notwithstanding anything to the contrary herein, after the Closing Date, the Borrower, in consultation with the Sustainability Structuring Agent, shall be entitled to either (a) establish specified Key Performance Indicators (“KPIs”) with respect to certain Environmental, Social and Governance (“ESG”) targets of the Borrower and its Subsidiaries or (b) establish external ESG ratings (“ESG Ratings”) targets to be mutually and reasonably agreed between the Borrower and the Sustainability Structuring Agent. The Sustainability Structuring Agent, the Administrative Agent and the Borrower may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating either the KPIs or ESG Ratings and other related provisions (the “ESG Pricing Provisions”) into this Agreement; provided that such amendment shall become effective on the fifth (5th) Business Day after the date notice of such amendment is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Upon effectiveness of any such ESG Amendment, based on either the Borrower’s performance against the KPIs or its obtainment of the target ESG Ratings, certain adjustments to the Applicable Commitment Fee and Applicable Rate may be made; provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or increase of more than (a) 1.00 basis point in the Applicable Commitment Fee and/or (b) 5.00 basis points in the Applicable Rate. If KPIs are utilized, the pricing adjustments will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles (as published and maintained by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) and is to be agreed between the Borrower and the Sustainability Structuring Agent (each acting reasonably). Following the effectiveness of the ESG Amendment, any modification agreed to by the Sustainability Structuring Agent, the Administrative Agent and the Borrower to the ESG Pricing Provisions which does not have the effect of reducing the Applicable Commitment Fee or Applicable Rate to a level not otherwise permitted by this paragraph shall become effective on the fifth (5th) Business Day after the date notice of such modification is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such modification from Lenders comprising the Required Lenders.~~

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~~The Sustainability Structuring Agent will (i) assist the Borrower in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrower in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.~~

Notwithstanding anything to the contrary herein, in connection with any determination as to whether the Required Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Credit Lender as of the Closing Date) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) the notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or other Loan Parties or any instrument issued or guaranteed by any of the Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and the other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than five percent (5%) of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivative Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrower or other Loan Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transaction, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrower or other Loan Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or

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requested by such Lender and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than five percent (5%) of the components of such index. In connection with any such determination, each Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation).

Section 10.02
Notices; Electronic Communications.
(a)
General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
if to the Borrower, any other Loan Party, the Administrative Agent, the Collateral Agent or an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); provided that notices to the Administrative Agent or the Collateral Agent may not be telephonic; and
(ii)
if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)
Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent may (in its discretion) or the Borrower may (in its discretion) agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Administrative Agent otherwise prescribes (with the Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)
Change of Address, Etc. Each of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and each L/C Issuer may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform

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and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
(e)
Reliance by Administrative Agent, Collateral Agent, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof except to the extent such reliance is deemed to be gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, the Administrative Agent, Collateral Agent, L/C Issuer or Lender in a final non-appealable judgment of a court of competent jurisdiction. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower solely to the extent required by Section 10.05 (and subject to the limitations and exclusions set forth therein). All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03
No Waiver; Cumulative Remedies; Enforcement.
(a)
No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
(b)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them, and the right to realize upon any of the Collateral or to enforce any Guarantee of the Obligations shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with ~~Section 8.02~~ Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (ii) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, or (iii) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13) and Section 9.11; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section

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~~8.02~~8.02. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale, in each case, in accordance with Section 9.17.

Notwithstanding anything to the contrary herein, each Lender agrees that it shall not, and hereby expressly and irrevocably waives any right to, take or institute any actions or proceedings, judicial or otherwise, for any right or remedy or assert any other Cause of Action against any Loan Party (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings or any other Cause of Action, or otherwise commence any remedial procedures, against the Borrower and/or any of their respective Subsidiaries or parent companies with respect to any Collateral or any other property of any such Person, without the prior written consent of the Required Lenders.

Section 10.04
Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the other Agents for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable and documented out-of-pocket expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (limited, in the case of legal fees, to the reasonable, documented out-of-pocket fees, disbursements and other charges of one primary counsel to the Agents taken as a whole and, if reasonably necessary, one local counsel to the Agents taken as a whole in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Lenders)), and (b) to pay or reimburse the Administrative Agent, the other Agents and each Lender (including, for the avoidance of doubt, each L/C Issuer) for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable and documented out-of-pocket costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (limited, in the case of legal fees, to the reasonable fees, documented out-of-pocket disbursements and other charges of one primary counsel to the Administrative Agent, the other Agents and the Lenders taken as a whole, and, if reasonably necessary, of one local counsel to such Persons take as a whole in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Lenders) and, in the event of any actual or reasonably perceived conflict of interest, one additional counsel in each reasonably relevant material jurisdiction for each Lender or group of similarly affected Lenders or Agents taken as a whole subject to such conflict) but excluding the fees and

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expenses of any other third-party advisors retained without the Borrower’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed); provided, however, subject to the other limitations and qualifiers set forth in this Section 10.04, if any such third-party advisor is retained during the continuance of an Event of Default, no such prior written consent of the Borrower shall be required and the Borrower shall be required to reimburse the Administrative Agent for such reasonable and documented out-of-pocket fees and expenses of such third-party advisor. Subject in all respects to the limitations set forth in Section 6.12 and elsewhere in this Agreement, the foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees, and other out-of-pocket expenses reasonably and actually incurred by any Agent. All amounts due under this Section 10.04 shall be paid within 30 days (or such longer period as the Administrative Agent may agree to in its sole discretion) after invoiced and written demand therefor (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent invoiced at least two Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If the Borrower fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of the Borrower by the Administrative Agent after any applicable grace periods have expired, in its sole discretion and the Borrower shall immediately reimburse the Administrative Agent, as applicable. This Section 10.04 shall not apply with respect to Taxes other than any Taxes arising from any non-Tax cost or expense.
Section 10.05
Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Arranger, each Agent-Related Person, each Lender, each L/C Issuer, each of their respective Affiliates and each partner, director, officer, employee, advisor (other than third-party advisors retained without the Borrower’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed)), counsel, agent and representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (but (x) limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of (i) one primary counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Indemnitees, and (iii) if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and (y) excluding the fees and expenses of any other third-party advisors retained without the Borrower’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed); provided, however, subject to the other limitations and qualifiers set forth in this Section 10.05, if any such third-party advisor is retained during the continuance of an Event of Default, no such prior written consent of the Borrower shall be required and the Borrower shall be required to reimburse the Administrative Agent for such reasonable and documented out-of-pocket fees and expenses of such third-party advisor) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating

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to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (y) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or its Subsidiaries and any other Environmental Liability of Borrower or any of its Subsidiaries ((x) and (y), collectively, the “Indemnified Liabilities”), in all cases; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or related expenses resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing, as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision, (B) a material breach of the Loan Documents by such Arranger, Agent- Related Person, Lender, L/C Issuer (or any of their respective Affiliates, partners, directors, officers, employees, counsel, agents and representatives), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision or (C) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, any Arranger or any other Agent or any L/C Issuer, in each case in their respective capacities as such) that did not involve actions or omissions of the Borrower or its Subsidiaries or any of their respective Affiliates. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. The Borrower shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is a party and indemnity has been sought hereunder by such Indemnitee, unless such settlement (i) includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such indemnity and (ii) does not include any statement as to or any admission of fault, culpability

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or a failure to act by or on behalf of any Indemnitee or any injunctive relief or other non-monetary remedy. Should any investigation, litigation or proceeding be settled, or if there is a judgment in any such investigation, litigation or proceeding, the Borrower shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided that the Borrower shall not be liable for any settlement effected without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). All amounts due under this Section 10.05 shall be payable within 30 days (or such longer period as any Agent may agree to in its sole discretion) after invoiced and written demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower under this Section 10.05 to such person for any losses, claims, damages, liabilities and expenses to the extent such person is not entitled to payment of such amounts in accordance with this Section 10.05 as determined in a final, non-appealable judgment of a court of competent jurisdiction.
Section 10.06
Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent, to any L/C Issuer or any Lender, in each case in their capacities as such, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the ~~Federal Funds~~Overnight Bank Funding Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.07
Successors and Assigns.
(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Lender or Natural Person) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the

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parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it); provided that:
(i)
(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility and in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (or equivalent) (or such lesser amount or multiple as is acceptable to the Administrative Agent and the Borrower), unless each of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, the Borrower otherwise consents (in each case, which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities (or tranche of any Facilities) on a non-pro rata basis;
(iii)
no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.07 and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided that (x) the Borrower shall have absolute consent rights with regards to any proposed assignment to a Disqualified Lender, (y) investment objectives of any proposed lender or its affiliates, shall be a reasonable basis for the Borrower to withhold consent, and (z) it shall be reasonable for Borrower to withhold consent to any Person (including any person that manages or advises funds) that invests (directly or indirectly, including through affiliates) in distressed debt or “special situations” or “opportunities” or that is not a “Disqualified Lender” but is known by the Borrower to be an Affiliate of a Disqualified Lender regardless of whether such Person is identifiable as an Affiliate of a Disqualified Lender on the basis of such Affiliate’s name or otherwise) shall be required for any

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assignment unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment (in each case, other than in the case of a proposed assignment to any Disqualified Lender); (2) [reserved]; or (3) such assignment is in respect of the Revolving Credit Facility and made from a Revolving Credit Lender to an Affiliate of such Revolving Credit Lender or another Revolving Credit Lender (in each case, other than any Disqualified Lender) or an Approved Fund (in each case, other than any Disqualified Lender); provided that the Borrower shall be deemed to have consented to any assignment unless the Borrower objects thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof, (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto (provided that the Administrative Agent shall acknowledge any such assignment, which acknowledgment shall not be withheld, delayed or conditioned under any circumstance) and (C) the consent of each L/C Issuer of the applicable Revolving Tranche (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Revolving Credit Facility of such Revolving Tranche;
(iv)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 for each assignment (or group of affiliated or related assignments), which, for the avoidance of doubt, no such fee shall be owed or due by any Loan Party or any of its Subsidiaries and shall instead be owed by the assignee (except (w) such fee shall be payable by the Borrower to the extent set forth in Section 3.08, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments, (y) no processing and recordation fee shall be payable for assignments among Approved Funds or among any Lender and any of its Approved Funds and (z) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment). Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent an Administrative Questionnaire and all “know your customer” documents reasonably requested by the Administrative Agent or the Borrower pursuant to anti-money laundering rules and regulations;
(v)
no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (B) to any Natural Person, (C) to any Disqualified Lender, or (D) to the Borrower or any their Subsidiaries and any such assignment in violation of this clause (v) shall be, at the Borrower’s option, declared (and shall thereafter automatically be) null and void; provided, that in connection with such assignments, each Lender shall make an inquiry to the Administrative Agent as to whether a potential assignee or prospective participant is a Disqualified Lender and upon such inquiry by any Lender to the Administrative Agent, the Administrative Agent shall be permitted to disclose to such inquiring Lender whether such specific potential assignee

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or prospective participant is on the list of Disqualified Lender s; provided further that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and shall not be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or have any liability with respect to or arising out of any assignment or participation to or disclosure of confidential information to, a Disqualified Lender; provided, further, that the Administrative Agent shall not disclose (verbally or in writing) the list of entities that are Disqualified Lenders to any person, but may, upon the request or inquiry by any Lender, whether a particular potential assignee or participant is a Disqualified Lender (provided, that, such Lender agrees to keep such information confidential and each Lender party to this Agreement (on or after the Closing Date) expressly acknowledges that the Disqualified Lenders list shall be treated as “Information” subject to the restrictions of Section 10.08 except to the extent disclosure of a particular Disqualified Lender’s status is required in connection with a potential assignment to such particular Disqualified Lender);
(vi)
[reserved];
(vii)
the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower evidencing such Loans to the Borrower or the Administrative Agent; and
(viii)
in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any L/C Issuer or Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (including the obligation to provide documentation under Section 3.01(h)), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and

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Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.02, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note (or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Lender) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d). In connection with obtaining the Borrower’s consent to assignments in accordance with this clause (b), the Borrower shall be permitted to designate up to three additional individuals who shall be copied on any consent requests (or receive separate notice of such proposed assignments) from the Administrative Agent; provided that a failure to so copy such individuals shall not render such assignments invalid or ineffective.

(c)
The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrower, any Agent and any Lender (but only to entries with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c), Section 10.07(m) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations).
(d)
Any Lender may at any time, without the consent of, or (subject to clause (iv) below) notice to, the Borrower, the Administrative Agent or the L/C Issuers, sell participations to any Person (other than a Natural Person, a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender or a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells

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such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document unless otherwise agreed by the Borrower; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (in the case of any amendment, waiver or other modification described in clause (a), (b) or (c) of such proviso, that directly and adversely affects such Participant). Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.02 and 3.05 (subject to the requirements and the limitations of such Sections (it being understood that the documentation required under Section 3.01(h) shall be delivered solely to the participating Lender) and Section 3.08) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(e)
A Participant (i) agrees to be subject to the provisions of Section 3.08 as if it were an assignee pursuant to Section 10.07(b) and (ii) shall not be entitled to receive any greater payment under Section 3.01, 3.02 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a change in any Law after the Participant becomes a Participant.
(f)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Lender or a Natural Person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a FRB or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.02 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including under Section 3.01, 3.02 or 3.05), except to the extent that the SPC’s right to a greater payment results from a change in any Law after the grant to the SPC takes place. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any

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amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)
Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(i)
Reserved.
(j)
Reserved.
(k)
Reserved.
(l)
Notwithstanding anything to the contrary herein, any L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer willing to accept its appointment as successor L/C Issuer, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders agreeing to accept such appointment a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the L/C Issuer. If an L/C Issuer resigns as L/C Issuer,

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it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding, as of the effective date of such resignation and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)). Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
(m)
The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement or any Loan Document complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the United States Treasury Regulations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c) and proposed United States Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent ~~demonstrable~~manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no obligation to maintain the Participant Register.
(n)
In the event that a transfer by any of the Secured Parties of its rights and/or obligations under this Agreement (and/or any relevant Loan Document) occurred or was deemed to occur by way of novation, the Borrower and any other Loan Parties explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender and the other Secured Parties.
(o)
Notwithstanding anything to the contrary herein, if any Loans are assigned or any participations are purchased or otherwise acquired, without the Borrower’s consent (including, without limitation, in violation of Section 10.07(b) or (d)), to any Disqualified Lender, then: (i) the Borrower may, at its sole option, expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent (provided that the Administrative Agent shall provide appropriate cooperation to effect this Section 10.07(o)), (I) (x) terminate any commitment of such Disqualified Lender and repay any applicable outstanding Loans (in the case of Loans, at a price equal to the least of (A) par, (B) the amount that the applicable Disqualified Lender paid to acquire such Loans or participation and (C) the average trading price for such Loans over the immediately prior five trading days), without premium, penalty, prepayment fee, breakage or

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accrued interest, and/or (y) require such Disqualified Lender to assign its rights and obligations to one or more Eligible Assignees at the price indicated in the immediately preceding clause (x), without premium, penalty, prepayment fee, accrued interest or breakage (which assignment shall not be subject to the processing and recordation fee described in Section 10.07(b)(iv)) or (II) (x) force the termination of any participation with respect to any Participant which is a Disqualified Lender or terminate any commitment of a Lender which has sold a participation to a Participant which is a Disqualified Lender and repay any applicable outstanding Loans of such Lender (in the case of Loans, at a price equal to the least of (A) par, (B) the amount that the applicable Disqualified Lender paid to acquire such participation in such Loans and (C) the average trading price for such Loans over the immediately prior five trading days), without premium, penalty, prepayment fee, breakage or accrued interest, and/or (y) require such Participant which is a Disqualified Lender to assign its rights and obligations to one or more Eligible Assignees at the price indicated in the immediately preceding clause (x), without premium, penalty, prepayment fee, accrued interest or breakage (which assignment shall not be subject to the processing and recordation fee described in Section 10.07(b)(iv)), (ii) no such Disqualified Lender shall (x) receive any information or reporting provided by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders, (iii) for purposes of voting, any Loans, Commitments or participations held by such Disqualified Lender shall be deemed not to be outstanding and such Disqualified Lender shall have no voting or consent rights with respect to “Required Lender” or class votes or consents, in each case notwithstanding Section 10.01, (iv) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Disqualified Lender shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected class so approves and (v) such Disqualified Lender shall not be entitled to any expense reimbursement or indemnification rights ordinarily afforded to Lenders or Participants hereunder or in any Loan Document and such Disqualified Lender shall be treated in all other respects as a Defaulting Lender. For the sake of clarity, the provisions in this Section 10.07(o) shall not apply to any Person that is an assignee of any Disqualified Lender so long as such assignee is not a Disqualified Lender.
Section 10.08
Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, limited partners, managed accounts, investors, lenders, directors, officers, employees, trustees, representatives and agents, including accountants, legal counsel and other advisors and service providers on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority or self-regulatory authorities exercising examination or regulatory authority), to the extent not prohibited by applicable Law, to promptly notify the

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Borrower in writing prior to such disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower) or if the Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) is advised of the confidential nature of such information and agrees to be bound by the terms of this Section (including as may be customarily and reasonably agreed in any confidential information memorandum or other marketing material), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that no such disclosure shall be made to any such Person that is a Disqualified Lender by (i) the Administrative Agent, Collateral Agent, PNC Bank (in its capacity as a Lender and L/C Issuer) or their respective Affiliates or (ii) any Lender (or its Affiliates) who has knowledge that such Person is on the list of Disqualified Lenders (it being understood that prior to disclosing such information to a prospective Eligible Assignee or Participant, such Lender shall first ask the Administrative Agent if such Person is on the list of Disqualified Lenders) or any Person which the Borrower has declined to consent to the assignment of any Loans or Commitments; (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Agent or Lender or any Affiliate of any Agent or Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Agent or Lender); (k) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 ((or as may otherwise be reasonably acceptable to the Borrower) or if the contractual counterparty (or prospective contractual counterparty) in any swap, hedge, or similar agreement or to any such contractual counterparty’s (or prospective contractual counterparty’s) professional advisor is advised of the confidential nature of such information and agrees to be bound by the terms of this Section), to any contractual counterparty (or prospective contractual counterparty) in any swap, hedge, or similar agreement or to any such contractual counterparty’s (or prospective contractual counterparty’s) professional advisor (other than a Disqualified Lender (except, solely in the case of clause (d) of the definition of Disqualified Lender, if applicable, (x) a limited number of senior employees of such Person who are required, in accordance with industry regulations or such Person’s internal policies and procedures, to act in a supervisory capacity and (y) such Person’s internal legal, compliance, risk management, credit or investment committee members)); (l) in connection with establishing a “due diligence” defense in connection with any legal, judicial, administrative proceeding or other process; or (m) to the extent such Information becomes available to such Person on a non-confidential basis from a source other than the Borrower or on the Borrower’s behalf and not in violation of this Agreement or, to the knowledge of the applicable disclosing Agent or Lender, any confidentiality agreement or obligation owed to the Borrower. In addition, after the Borrower has filed its Form 8-K (or other filing with the SEC) publicly disclosing the existence of the Revolving Credit Facility hereunder (including, without limitation, the size of, and the Agents and ~~Arrangers~~Arranger for, the Revolving Credit Facility), customary tombstones used in pitchbooks (or similar lists) by the Administrative Agent or its Affiliates (as opposed to public announcements) providing the

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Borrower’s name, the size of the Revolving Credit Facility, and the Agents and ~~Arrangers~~Arranger for the Revolving Credit Facility shall not require prior notice thereof to, or approval by, the Borrower.

For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Agent, each Lender and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning the Borrower or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information, (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws, and (iv) with respect to any Information provided by, or on behalf of, the Borrower, its Affiliates or any of its or their respective officers, directors, employees, attorneys, accountants, auditors, agents, representatives, consultants or advisors, promptly upon the request of the Borrower, it will (and it will make its Affiliates and its and their respective officers, directors, employees, attorneys, accountants, auditors, agents, representatives, consultants and advisors) return or destroy all such Information; provided that it may keep one copy for archival purposes as may be required by applicable Law but only for so long as such retention is required by such applicable Law.

Notwithstanding the foregoing, nothing in this Section 10.08 shall prohibit any Person from voluntarily communicating, disclosing or providing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory or self-regulatory organization without any notification to any Person.

Section 10.09
Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, after obtaining the prior written consent of the Required Lenders or the Administrative Agent (acting at the written direction of the Required Lenders), without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party and other than payroll, tax withholding or trust fund accounts, or other Excluded Accounts at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document (or Security Agreement), now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document (or other Security Agreement) and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit

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or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Controlled Non-U.S. Subsidiary or FSHCO (or other Excluded Property) constitute security for payment of the Obligations of the Borrower, it being understood that (a) the Capital Stock of any Controlled Non-U.S. Subsidiary or FSHCO that is directly owned by the Borrower or a U.S. Subsidiary of the Borrower does not constitute such an asset, and may be pledged, but only to the extent not constituting Excluded Property and (b) proceeds of Excluded Property shall constitute security for payment of the Obligations (unless such proceeds would constitute Excluded Property).
Section 10.10
Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.11
Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.
Section 10.12
Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede

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any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto as of the date hereof.
Section 10.13
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification and expense reimbursement obligations as to which no claim has been asserted by the Person entitled thereto or other obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been Cash Collateralized in an amount equal to one hundred five percent (105%) of the Dollar Amount of the aggregate Outstanding Amount of all ~~LC~~L/C Obligations~~)~~  or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made).
Section 10.14
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.15
Governing Law; Jurisdiction; Etc.
(a)
Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES

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THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)
Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)
Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.15(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
Section 10.16
Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 10.17
Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM,

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DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 10.18
Binding Effect. When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and permitted assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, except as permitted by Section 7.03.
Section 10.19
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrower and its Subsidiaries and any Agent or any Arranger or Lender (or their respective Affiliates) is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Arranger or any Lender (or their respective Affiliates) has advised or is advising the Borrower and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents and the ~~Arrangers~~Arranger are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Agents and the ~~Arrangers~~Arranger on the other hand, (C) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, Arranger and Lender is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of their respective Affiliates, or any other Person and (B) none of the Agents or ~~Arrangers~~Arranger or Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the ~~Arrangers~~Arranger and Lenders and/or their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Agents, the ~~Arrangers~~Arranger or the Lenders has any obligation to disclose any of such interests and transactions to the Borrower or their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents, the ~~Arrangers~~Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Section 10.20
Affiliate Activities. The Borrower acknowledges that each Agent and each Arranger (and their respective Affiliates) are full service securities firms engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Borrower and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the transactions contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of the Borrower and its Affiliates or (iii) have other relationships with the Borrower and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this clause.
Section 10.21
Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document, any Assignment and Assumption, any Committed Loan Notice or any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.22
USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a request by the Administrative Agent, the Collateral Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and Beneficial Ownership Regulation.
Section 10.23
Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum of the Obligations due to any party hereunder or any or any holder

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of the Obligations owing hereunder (the “Applicable Creditor”) in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Applicable Creditor could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum of Obligations due from it to the Applicable Creditor hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor to whom such Obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum of Obligations originally due to the Applicable Creditor in such currency, the Applicable Creditor agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).
Section 10.24
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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Section 10.25
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 10.25, the following terms have the following meanings:

“Covered Entity” means any of the following:

(i)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Article XI

CO-BORROWER ARRANGEMENTS
Section 11.01
Addition of Co-Borrowers. From time to time on or after the Closing Date, the Borrower may designate one or more Wholly Owned Restricted Subsidiaries as a “Co-Borrower” with respect to any designated Tranche under any Revolving Credit Facility; provided that such Restricted Subsidiary designated after the Closing Date shall not become a Co-Borrower hereunder unless and until each of the following has occurred or is satisfied, as applicable:
(a)
the Administrative Agent, the Collateral Agent and the Revolving Credit Lenders shall have received a Beneficial Ownership Certification and all other documentation and other information about such Co-Borrower as has been reasonably requested in writing by such Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and Beneficial Ownership Regulation;
(b)
such Co-Borrower shall (i) be organized in an Applicable Jurisdiction, (ii) be treated as a corporation for U.S. federal income tax purposes and (iii) not, by its designation as a Co-Borrower, cause a material adverse tax consequence for the Lenders in the aggregate (as compared to the position of the Lenders in the aggregate before the designation of such Co-Borrower);
(c)
no Default or Event of Default shall exist, or would result from such proposed Restricted Subsidiary being designated as a Co-Borrower;
(d)
the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”)) on and as of the date of designation of any Co-Borrower, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”));
(e)
such Co-Borrower shall have delivered to the Administrative Agent a duly authorized, executed and delivered counterpart signature page to a Co-Borrower Joinder Agreement and, if applicable, intercreditor arrangements, intercompany subordination agreements and a guaranty or guaranty supplement pursuant to the Guaranty; provided that such Co-Borrower Joinder Agreement and such guaranty or guaranty supplement will incorporate any provisions specific to the designated Co-Borrower’s jurisdiction of organization and applicable Laws of such jurisdiction of organization;
(f)
the Co-Borrower shall have delivered to the Administrative Agent and Collateral Agent executed counterparts of a joinder or supplement to the applicable Collateral

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Documents pursuant to Section 6.12 or other security agreements executed and delivered pursuant to Section 6.12, Section 6.14 or Section 6.16, together with other deliverables reasonably required pursuant to such Section as applied to such Co-Borrower (it being understood and agreed that the Administrative Agent and the Borrower may waive or modify any such requirements to the extent they deem in their mutual discretion such changes are necessary or appropriate under the circumstances taking into account the designated Co-Borrower’s jurisdiction of organization and applicable Laws);
(g)
the Administrative Agent shall have received an opinion of local counsel and/or New York counsel, as applicable and depending on the circumstances and relevant market standard, in each case, addressed to the Administrative Agent, the Collateral Agent, the Lenders and if applicable, each L/C Issuer (in each case, where, and as, consistent with generally accepted market practice);
(h)
the Administrative Agent shall have received a copy of a resolution of the Board of Directors, if required by applicable Law, of such Co-Borrower: (i) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party; (ii) authorizing a specified person or persons to execute the Loan Documents and any related documents to which it is a party on its behalf; and (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Committed Loan Notice or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party; and
(i)
the Administrative Agent shall have received a certificate of a Responsible Officer of the Co-Borrower certifying that (i) its Organization Documents and each copy document relating to it specified in clause (h) above, is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of such Co-Borrower Joinder Agreement and (ii) each of the conditions set forth in clauses (c) and (d) above have been satisfied.
Section 11.02
Status of Co-Borrowers. Once a Co-Borrower has become a Co-Borrower in accordance with Section 11.01, it shall be a “Borrower” under the Revolving Credit Facility and will have the right to directly request Revolving Credit Loans in accordance with Article II hereof until the Maturity Date, or the date on which such Co-Borrower terminates its obligations under this Agreement in accordance with Section 11.03 or the date on which such Co-Borrower is released from its obligations under the Loan Documents in accordance with this Agreement, including Section 9.11 hereof. Each of the Co-Borrowers and the applicable Borrower shall hereby accept joint and several liability hereunder with respect to the Obligations under the applicable Tranche of the applicable Facility under the Loan Documents.
Section 11.03
Resignation of Co-Borrowers. A Co-Borrower (other than, for the avoidance of doubt, CarGurus, Inc., unless there is another Borrower at such time which is a Person organized under the laws of the United States, any state thereof or the District of Columbia) may elect to terminate its eligibility to request Borrowings and to cease to be a Co-Borrower hereunder upon the occurrence of, and such resignation shall effective upon, all of the following:

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(a)
such resigning Co-Borrower shall have paid in full in cash all of its direct Obligations under the Revolving Credit Facility or such other Co-Borrowers have assumed such amounts (solely with respect to any such assumption, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent); and
(b)
such resigning Co-Borrower shall have delivered to the Administrative Agent and the Collateral Agent a notice of resignation in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that such resignation shall not, to the extent applicable, have any impact on such Person’s obligations as a Subsidiary Guarantor and such obligations, to the extent applicable, shall continue to be effective in accordance with the Guaranty and the other provisions and undertakings hereunder related thereto. For the avoidance of doubt, the Co-Borrower shall not be required to adhere to the above in connection with a release pursuant to Section 9.11.

[Signature Pages ~~Follow~~Intentionally Omitted.]

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ANNEX B

Commitments and Pro Rata Shares

[Please See Attached]

SCHEDULE 2.01 TO CREDIT AGREEMENT

Commitments and Pro Rata Shares

	Lender	Revolving Credit Commitment	Pro Rata Share
1.	PNC Bank, National Association	$92,500,000	46.250000000%
2.	Citibank, N.A.	$50,000,000	25.000000000%
3.	Bank of America, N.A.	$40,000,000	20.000000000%
4.	Goldman Sachs Bank USA	$17,500,000	8.750000000%
	Total:	$200,000,000.00	100.000000000%

ANNEX C

Administrative Agent’s Office; Certain Addresses for Notices

[Please See Attached]

SCHEDULE 10.02 TO CREDIT AGREEMENT

Administrative Agent’s Office, Certain Addresses for Notices

IF TO A LOAN PARTY:

CarGurus, Inc.

1001 Boylston Street, 16th Floor

Boston, MA 02115

Attn: General Counsel; Treasury Dept.

Email: legal@cargurus.com; treasury@cargurus.com

With a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP
One Oxford Centre, Thirty-Second Floor

Pittsburgh, PA 15219

Attn: Matthew N. Riehle

Email: matthew.riehle@morganlewis.com

Phone: 1 (412) 560-7485

IF TO THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT:

PNC Bank, National Association
500 First Avenue
Pittsburgh, PA 15219
Mail Stop: P7-PFSC-04-I
Attn: Agency Services
Phone: (412) 762 6442
Telecopy: (412) 762 8672

With copies to (which shall not constitute notice):

PNC Bank, National Association

2 International Place, 29th Floor

Boston, MA 02110-4105

Attn: T.J. O’Malley

Email: terence.omalley@pnc.com

Phone: (617) 542-4964

and

Choate, Hall & Stewart LLP
2 International Place

Boston, MA 02110

Attn: John Ventola

Email: jventola@choate.com

Phone: (617)-248-5085

IF TO THE BELOW L/C ISSUERS:

PNC Bank, National Association

500 First Avenue
Pittsburgh, PA 15219
Mail Stop: P7-PFSC-04-I
Attn: Agency Services
Phone: (412) 762 6442
Telecopy: (412) 762 8672

With a copy to (which shall not constitute notice):

PNC Bank, National Association

2 International Place, 29th Floor

Boston, MA 02110-4105

Attn: T.J. O’Malley

Email: terence.omalley@pnc.com

Phone: (617) 542-4964

ANNEX D

Form of Committed Loan Notice

[Please See Attached]

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:______, __

To: PNC Bank, National Association, as Administrative Agent
500 First Avenue

Mail Stop: P7-PFSC-04-I

Pittsburgh, PA 15219

Attention: Agency Services

Telecopy Number: (412)-762-8672

Telephone Number: (412)-807-6442

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 26, 2022 (as amended by the First Amendment to Credit Agreement, dated as of August 6, 2026, and as may be further amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement”), among CarGurus, Inc., a Delaware corporation (the “Borrower”), each Lender from time to time party thereto, each L/C Issuer party thereto and PNC Bank, National Association, as Administrative Agent, Collateral Agent and an L/C Issuer. Capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.

The undersigned, being a Responsible Officer of the Borrower (solely in his or her capacity as such and not individually), pursuant to and in compliance with Section 2.02 of the Credit Agreement, hereby irrevocably requests (select one):

☐ A Borrowing of Loans☐A conversion of Revolving Credit Loans1☐A continuation of Alternative Currency Loans (other than Alternative Currency Loans bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans

1. On (a Business Day) __________________2

2. On behalf of ________________3

_______________________________________________

1.
Replace with Specified Refinancing Revolving Loans if applicable.
2.
A Committed Loan Notice must be delivered by (i) 1:00 p.m. (New York City time) four (4) Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans or Loans bearing interest based on Adjusted Daily Simple RFR to, or continuation of, Alternative Currency Loans (other than a Borrowing on the Closing Date, which may be made one Business Day prior to the requested date of such Borrowing), (ii) 1:00 p.m. (New York City time) three (3) Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans or Loans bearing interest based on Adjusted Daily Simple RFR to, or continuation of, SOFR Loans (other than a Borrowing on the Closing Date, which may be made one Business Day prior to the requested date of such Borrowing), and (iii) 11:00 a.m. (New York City time) on the requested date of any Borrowing of Base Rate Loans or the last day of the preceding Interest Period with respect to the conversion of any Loans to Base Rate.
3.
Identify the Borrower requesting the Credit Extension.

3. In the principal amount of ______________4

4. In the following Agreed Currency and of the following Type (select one and insert Interest Period below, if applicable): 5

☐ Loans in U.S. Dollars bearing interest based on the Base Rate

☐ Loans in U.S. Dollars bearing interest based on the Adjusted Term SOFR Rate with an Interest Period of ______________6

☐ Loans in Euros bearing interest based on the Adjusted EURIBOR Rate with an Interest Period of ______________

☐ Loans in Canadian Dollars bearing interest based on the Adjusted CORRA Rate with an Interest Period of ______________7

☐ Loans in Pounds Sterling bearing interest based on the Adjusted Daily Simply RFR

[The undersigned hereby authorizes and directs PNC to disburse the proceeds from the requested Borrowing of Loans described above as set forth on Exhibit A attached hereto.]8

The Borrowing requested herein complies with the Credit Agreement, including the proviso to the first sentence of Section 2.01(b) of the Credit Agreement [and Sections 4.02(a) and (b) of the Credit Agreement].9

[Signature Pages Follow]

_______________________________________________

4.
Each Borrowing of, conversion to or continuation of Alternative Currency Loans (other than Alternative Currency Loan bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans shall be (i) in a principal amount of $1,000,000 (or the equivalent Dollar Amount), or (ii) a whole multiple of $1,000,000 (or the equivalent Dollar Amount) in excess thereof. Except as provided in Section 2.03(d) of the Credit Agreement, each Borrowing of, or conversion to, Base Rate Loans or Loans bearing interest based on Adjusted Daily Simple RFR shall be (i) in a principal amount of $1,000,000 (or the equivalent Dollar Amount), or (ii) a whole multiple of $100,000 (or the equivalent Dollar Amount) in excess thereof.
5.
If, with respect to any Alternative Currency Loans (other than Alternative Currency Loans bearing interest based on Adjusted Daily Simple RFR) or SOFR Loans, the Borrower fails to specify a Type of Loan or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Tranche of Specified Refinancing Revolving Loans or Revolving Credit Loans shall be made as, or converted to, Alternative Currency Loans (other than Alternative Currency Loans bearing interested based on Adjusted Daily Simple RFR) or SOFR Loans, as applicable, with an Interest Period of one month.
6.
Any Interest Period selected hereunder (other than as to Adjusted CORRA Rate Loans) may be one, three or six months (or such longer or shorter interest period as may be agreed to by all Lenders of the applicable Tranche). If the Borrower fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month
7.
Any Interest Period selected hereunder with respect to Adjusted CORRA Rate Loans may be one or three months (or such longer or shorter interest period as may be agreed to by all Lenders of the applicable Tranche). If the Borrower fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
8.
To be included only in the case of Borrowing of Loans.
9.
To be included for borrowings after the Closing Date. For the avoidance of doubt, not to be included in connection with a continuation of Alternative Currency Loans or SOFR Loans.

BORROWER:

CARGURUS, INC.
a Delaware corporation

By: ____________________________

Name:

Title:

Exhibit A

Flow of Funds